Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re	:	Chapter 11

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CANO HEALTH, INC., et al.,	:	Case No. 24–10164 (KBO)

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Debtors.[1]	:	(Jointly Administered)

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NOTICE OF FILING OF FIRST SUPPLEMENT TO PLAN SUPPLEMENT IN CONNECTION WITH FOURTH AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF CANO HEALTH, INC. AND ITS AFFILIATED DEBTORS

PLEASE TAKE NOTICE that beginning on February 4, 2024, Cano Health, Inc. and certain of its subsidiaries, as debtors and debtors in possession (collectively, the “Debtors”) each commenced a voluntary case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

PLEASE TAKE FURTHER NOTICE that on May 21, 2024, the Debtors filed the Fourth Amended Joint Chapter 11 Plan of Reorganization of Cano Health, Inc. and its Affiliated Debtors [Docket No. 864] (including any exhibits and schedules thereto and as may be modified, amended, or supplemented from time to time in accordance with the terms thereof, the “Plan”).2

[1]

The last four digits of Cano Health, Inc.’s tax identification number are 4224. A complete list of the Debtors in the Chapter 11 Cases may be obtained on the website of the Debtors’ claims and noticing agent at https://www.veritaglobal.net/CanoHealth. The Debtors’ mailing address is 9725 NW 117th Avenue, Miami, Florida 33178.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

PLEASE TAKE FURTHER NOTICE that on May 21, 2024, the Bankruptcy Court entered the Order (I) Approving Proposed Disclosure Statement and Form and Manner of Notice of Disclosure Statement Hearing, (II) Establishing Solicitation and Voting Procedures, (III) Scheduling Confirmation Hearing, (IV) Establishing Notice and Objection Procedures for Confirmation of Proposed Plan, and (V) Granting Related Relief [Docket No. 865] (the “Disclosure Statement Order”) that, among other things, (a) approved the Disclosure Statement for the Fourth Amended Joint Chapter 11 Plan of Reorganization of Cano Health, Inc. and its Affiliated Debtors [Docket No. 866] and certain dates and deadlines related to confirmation of the Plan, (b) authorized the Debtors to solicit votes on the Plan, and (c) scheduled a hearing on confirmation of the Plan for June 28, 2024 at 9:30 a.m. (Prevailing Eastern Time), before the Honorable Karen B. Owens, United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware, 824 N. Market Street, 6th Floor, Courtroom 3, Wilmington, DE 19801 (the “Confirmation Hearing”).

PLEASE TAKE FURTHER NOTICE that, on June 14, 2024, in accordance with the Plan and the Disclosure Statement Order, the Debtors filed the Notice of Filing of Plan Supplement in Connection with Fourth Amended Joint Chapter 11 Plan of Reorganization of Cano Health, Inc. and its Affiliated Debtors [Docket No. 1023] (as may be amended, modified, or supplemented from time to time, the “Plan Supplement”).

PLEASE TAKE FURTHER NOTICE that, the Debtors hereby files this first supplement to the Plan Supplement (the “First Supplement”) and amend, or amend and restate, the Plan Supplement documents set forth below:

Exhibit	Plan Supplement Document	Amendment
Exhibit C	First Amendment to the Assumption Schedule[3]	An amendment to the Assumption Schedule identifying those discrete Contracts that have been added to or removed from the Assumption Schedules is attached hereto as Exhibit C.

Exhibit D	First Amendment to the Rejection Schedule[4]	An amendment to the Rejection Schedule identifying those discrete Contracts that have been added to or removed from the Rejection Schedules is attached hereto as Exhibit D.

Exhibit E	Senior Executive Employment Agreements	Replaced in its entirety with the document attached hereto as Exhibit E. A redline showing the changes against the last-filed version is attached hereto as Exhibit E-1.

Exhibit H	GUC Warrant Agreement	Replaced in its entirety with the document attached hereto as Exhibit H. A redline showing the changes against the last-filed version is attached hereto as Exhibit H-1.

Exhibit J-4	1L Exit Facility Loans Disclosure	See below.

PLEASE TAKE FURTHER NOTICE that the documents, schedules, and other information contained in this First Supplement are integral to and comprise part of the Plan. These documents have not yet been approved by the Bankruptcy Court. If the Plan is approved, the documents contained in the First Supplement and the Plan Supplement will be approved by the Bankruptcy Court pursuant to the order confirming the Plan.

PLEASE TAKE FURTHER NOTICE that the documents, schedules, and other information contained in this First Supplement and the Plan Supplement are not final and remain subject to continuing negotiations among the Debtors and other interested parties. Except as expressly amended or amended and restated as set forth herein, the forms of Plan Supplement documents remain as originally filed. The Debtors reserve all rights to further amend, modify, or supplement the Plan Supplement (including the First Supplement), and any of the documents contained therein, in accordance with the terms of the Plan. If material amendments or modifications are made to any of these documents, the Debtors will file a redline with the Bankruptcy Court prior to the Confirmation Hearing marked to reflect the same.

[3]

Counterparties to any contracts or leases that are proposed to be assumed pursuant to the Plan have been served with separate notice of the deadline to object to such assumption and the related cure amount.

[4]	Counterparties to any contracts or leases that are proposed to be rejected pursuant to the Plan have been served with separate notice of the deadline to object to such rejection.

PLEASE TAKE FURTHER NOTICE that the Plan Supplement and the First Supplement may be viewed free of charge by visiting the website maintained by the Debtors’ claims, noticing, and solicitation agent, Verita,5 at https://www.veritaglobal.net/CanoHealth. In addition, a copy of the Plan Supplement may also be obtained by contacting Verita (i) by e-mail via https://www.veritaglobal.net/CanoHealth/Inquiry or (ii) by telephone at 1-888-251-2679 (Domestic) or 310-751-2609 (International). You may also obtain a copy of the Plan Supplement for a fee via PACER at http://www.deb.uscourts.gov.

[5]	June 11, 2024, Kurtzman Carson Consultants LLC (KCC) changed its name to KCC dba Verita Global (“Verita”). There has not been any change in the company’s ownership structure.

Dated: June 20, 2024

 Wilmington, Delaware

/s/ Michael J. Merchant
RICHARDS, LAYTON & FINGER, P.A.
Mark D. Collins (No. 2981)
Michael J. Merchant (No. 3854)
Amanda R. Steele (No. 5530)
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Telephone: (302) 651-7700
E-mail: collins@rlf.com merchant@rlf.com steele@rlf.com

-and-

WEIL, GOTSHAL & MANGES LLP
Gary T. Holtzer (admitted pro hac vice)
Jessica Liou (admitted pro hac vice)
Kevin Bostel (admitted pro hac vice)
Matthew P. Goren (admitted pro hac vice)
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
E-mail: gary.holtzer@weil.com jessica.liou@weil.com kevin.bostel@weil.com matthew.goren@weil.com

Attorneys for Debtors and Debtors in Possession

Exhibit C

First Amendment to the Assumption Schedule

Cano Health, Inc.

Amendments to Assumption Schedule – The Assumption Schedule is hereby amended to incorporate the below changes. Underlined text indicates an addition and strike-through text indicates deletion from the Assumption Schedule.

Counterparty Name	Title / Description of Agreement	Counterparty Address	Proposed Cure
Aetna Network Services, LLC	Payor Agreement	261 N. University Drive, Mail Code 02 PLN - 210, Plantation, FL, 33324	$16,293.18

Medica HealthCare Plans, Inc.	Network Risk Agreement ~~Payor Agreement~~ with Cano Health, LLC	4000 Ponce de Leon Blvd, Suite 650, Coral Gables, FL, 33146	$—

~~METROPOLITAN LIFE INSURANCE CO/ TRAIL PLAZA~~	~~Lease Agreement~~	~~925 SOUTH FEDERAL HIGHWAY SUITE 700, BOCA RATON, FL, 33432~~	~~$934.78~~

~~METROPOLITAN LIFE INSURANCE CO/ TRAIL PLAZA~~	~~Lease Agreement for 1068 SW 67th Ave, Miami, Florida~~	~~925 SOUTH FEDERAL HIGHWAY SUITE 700, BOCA RATON, FL, 33432~~	~~$935.00~~

Preferred Care Network, Inc.	~~Payor Agreement~~ Medicare Advantage Network Risk Agreement with an effective date of September 1, 2015, as amended (PCN – Cano Health, LLC Agreement)	9100 S. Dadeland Blvd, Suite 1250, Miami, FL, 33156	$—

~~Preferred Care Network, Inc.~~	~~Payor Agreement~~	~~9100 S. Dadeland Blvd, Suite 1250, Miami, FL, 33156~~	~~$—~~

~~Preferred Care Partners / Network~~	~~Payor Agreement~~	~~9100 S. Dadeland Blvd, Suite 1250, Miami, FL, 33156~~	~~$—~~

Preferred Care Partners, Inc.	~~Payor Agreement~~ Medicare Advantage Network Risk Agreement with an effective date of September 1, 2015, as amended (PCP – Cano Health, LLC Agreement)	9100 S. Dadeland Blvd, Suite 1250, Miami, FL, 33156	$—

~~Preferred Care Partners, Inc.~~	~~Payor Agreement~~	~~9100 S. Dadeland Blvd, Suite 1250, Miami, FL, 33156~~	~~$—~~

~~United DSNP~~	~~Payor Agreement~~	~~1311 W President George Bush Hwy, Ste 100, Mail Route: TX023-1000, Richardson, TX, 75080-9870~~	~~$—~~

~~United Health Care~~	~~Payor Agreement~~	~~1311 W President George Bush Hwy, Ste 100, Mail Route: TX023-1000, Richardson, TX, 75080-9870~~	~~$—~~

~~United Healthcare Insurance Company, United Healthcare of Florida Inc., and Other Entities that are United’s Affiliates~~	~~Amendment to the Provider Agreement~~	~~3100 SW 145th Avenue, Miramar, FL, 33027~~	~~$—~~

~~United Healthcare of Florida, Inc.~~	~~Offset Agreement~~	~~1311 W President George Bush Hwy, Ste 100, Mail Route: TX023-1000, Richardson, TX, 75080-9870~~	~~$—~~

~~United HealthCare Services, Inc.~~	~~Billing and Collection Agreement~~	~~1311 W President George Bush Hwy, Ste 100, Mail Route: TX023-1000, Richardson, TX, 75080-9870~~	~~$—~~

~~UnitedHealthcare Insurance Company on Behalf of Itself, UnitedHealthcare of Florida, Inc., and the other entities that are United’s Affiliates~~	~~MediCare Advantage Network Risk Agreement~~	~~9009 Corporate Lake Dr., Ste. 200, Tampa, FL, 33634~~	~~$—~~

1

Counterparty Name	Title / Description of Agreement	Counterparty Address	Proposed Cure

~~UnitedHealthcare Insurance Company, Contracting on Behalf of itself, UnitedHealthcare of Florida, Inc., and Other Entities that are United’s Affiliates~~	~~Amendment to Participation Agreement for Veterans Affairs Community Care Program~~	~~780 Shiloh Road, Plano, TX, 75074~~	~~$ —~~

~~UnitedHealthcare Insurance Company, Contracting on Behalf of itself, UnitedHealthcare of Florida, Inc., and Other Entities that are United’s Affiliates~~	~~Offset Agreement~~	~~780 Shiloh Road, Plano, TX, 75074~~	~~$—~~

~~UnitedHealthcare Insurance Company, Contracting on Behalf of itself, UnitedHealthcare of Florida, Inc., and Other Entities that are United’s Affiliates~~	~~Offset Agreement~~	~~780 Shiloh Road, Plano, TX, 75074~~	~~$—~~

~~UnitedHealthcare Insurance Company, Contracting on Behalf of itself, UnitedHealthcare of Florida, Inc., and Other Entities that are United’s Affiliates~~	~~Offset Agreement~~	~~780 Shiloh Road, Plano, TX, 75074~~	~~$—~~

~~UnitedHealthcare of Florida, Inc.~~	~~Agreement~~	~~13621 NW 12th Street, Sunrise, FL, 33323~~	~~$—~~

~~UnitedHealthcare of Florida, Inc.~~	~~Amendment to MediCare Advantage Network Risk Agreement Effective on October 1, 2018~~	~~3000 Bayport Drive, Ste. 1170, Tampa, FL, 33607~~	~~$—~~

~~UnitedHealthcare of Florida, Inc., and Other Entities that are United’s Affiliates~~	~~Assignment and Assumption Agreement~~	~~3000 Bayport Drive, Ste. 1170, Tampa, FL, 33607~~	~~$—~~

2

Exhibit D

First Amendment to the Rejection Schedule

In re Cano Health, Inc., et al.

Amendments to Rejection Schedule – The Rejection Schedule is hereby amended to add the following Contracts:

Counterparty Name	Title / Description of Agreement	Counterparty Address
Preferred Care Network, Inc.	Medicare Advantage Network Risk Agreement by and between Preferred Care Partners, Inc. and DGM MSO, LLC with an effective date of November 1, 2015, as amended	9100 S. Dadeland Blvd, Suite 1250, Miami, FL, 33156

Preferred Care Partners, Inc.	Medicare Advantage Network Risk Agreement by and between Preferred Care Partners, Inc. and DGM MSO, LLC with an effective date of November 1, 2015, as amended	9100 S. Dadeland Blvd, Suite 1250, Miami, FL, 33156

Preferred Care Partners, Inc. Preferred Care Network, Inc., United Healthcare of Florida, Inc.	Offset Agreement by and between Preferred Care Partners, Inc. Preferred Care Network, Inc., United Healthcare of Florida, Inc., Cano Health, LLC, Cano Belen LC., Cano Medical Center of West Florida, DGM, and Care Management Resources, LLC effective as of November 1, 2023	9100 S. Dadeland Blvd, Suite 1250, Miami, FL, 33156

Preferred Care Partners, Inc. Preferred Care Network, Inc., United Healthcare of Florida, Inc.	Offset Agreement by and between Preferred Care Partners, Inc. Preferred Care Network, Inc., United Healthcare of Florida, Inc., Cano Health, LLC, Cano Belen LC., Cano Medical Center of West Florida, DGM, and Care Management Resources, LLC effective as of February 1, 2023	9100 S. Dadeland Blvd, Suite 1250, Miami, FL, 33156

Preferred Care Partners, Inc., Medica Healthcare Plans, Inc, UnitedHealthcare Insurance Company	Offset Agreement by and between Preferred Care Partners, Inc., Medica Healthcare Plans, Inc, UnitedHealthcare Insurance Company, Physicians Partners Group Merger, LLC, Cano Health, LLC, and Cano Medical Center of West Florida, LLC effective as of July 1, 2018	9100 S. Dadeland Blvd, Suite 1250, Miami, FL, 33156

1

Exhibit E

Senior Executive Employment Agreements

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made by and among Cano Health, LLC (the “Company”), [Cano Health, Inc., a Delaware corporation]1 (the “Parent”), and David Armstrong (the “Executive”), effective as of [•], 2024 (the “Effective Date”).

WHEREAS, upon the Effective Date the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, on the terms and conditions contained herein;

WHEREAS, the Executive, the Company and the Parent previously entered into that certain Amended and Restated Employment Agreement, effective as of January 1, 2024 (the “Prior Employment Agreement”); and

WHEREAS, in connection with the Parent’s and its subsidiaries’ Fourth Amended Joint Chapter 11 Plan of Reorganization of Cano Health, Inc. and Its Affiliated Debtors, dated May 21, 2024 [Docket No. 864] (including any exhibits, schedules, and supplements thereto and as may be amended, restated, supplemented, or otherwise modified from time to time, the “Plan”), the Prior Employment Agreement will be deemed rejected as of the Effective Date and the Parent, the Company and the Executive have agreed to enter into a new post-emergence employment agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment.

(a) Term. The Company shall employ the Executive, and the Executive shall be employed by the Company, pursuant to the terms of this Agreement commencing on the Effective Date and, unless the Executive’s employment terminates sooner in accordance with the provisions of Section 3, continuing until the 2nd anniversary of the Effective Date (the “Initial Term”); provided that the employment period (the “Term”) shall be renewed automatically for successive periods of 1 year (each 1-year successive period a “Renewal Term”), unless the Company delivers to the Executive, or the Executive delivers to the Company, written notice of the Company’s or the Executive’s, as applicable, election not to renew the Term for the following Renewal Term (a “Non-Renewal Notice”) in accordance with Section 3(f).

(b) Position and Duties. The Executive shall serve as the Company’s Chief Compliance Officer and General Counsel and shall perform the duties customarily performed by the chief compliance officer and general counsel of a privately held company, as well as such other additional duties as may from time to time be prescribed by the Company’s Chief Executive Officer (the “CEO”) or the Parent’s Board of Directors (the “Board”), in their respective discretion. The Executive shall devote the Executive’s full working time and best efforts to the Company’s business and affairs. Notwithstanding the foregoing, the Executive may engage in religious, charitable, or other community service activities, as long as such activities do not interfere or conflict with the Executive’s performance of his duties to the Company under this Agreement.

[1]	Note to Draft: Will be the ultimate top corporation.

2. Compensation and Related Matters.

(a) Base Salary. As of the Effective Date, the Executive’s base salary shall be paid at the annualized gross rate of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00), less taxes, withholdings, and deductions that are authorized or required by law. The Executive’s base salary shall be subject to periodic review by the CEO or the Board or the Compensation Committee of the Board (the “Compensation Committee”), provided that the Executive’s base salary may be increased, but not decreased, below the initial base salary of $350,000.00. The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for executive officers.

(b) Incentive Compensation. The Executive shall be eligible to receive cash incentive compensation as determined by the Compensation Committee or the Board, taking into consideration the CEO’s recommendation, if applicable, from time to time (“Incentive Compensation”). For the period commencing on the Effective Date and ending on December 31, 2024, the Executive shall be eligible to receive cash incentive compensation (the “Stub Incentive Compensation”) based upon the achievement of certain performance targets, which amount and targets, in each case, shall be determined by the Board in consultation with the CEO. For each fiscal year beginning with the fiscal year ending December 31, 2025, the Executive’s target annual Incentive Compensation shall be 50% of the Base Salary (referred to herein as the “Target Bonus”), subject to increase as determined by the CEO or the Board or the Compensation Committee in their sole discretion. Except as may be set forth in any applicable Incentive Compensation plan and subject to any required approval of the Board or the Compensation Committee, including pursuant to applicable law, rule, regulation, national securities exchange listing standards or requirements, or the Charter of the Compensation Committee, the actual amount to be paid to the Executive as Incentive Compensation, if any, shall be determined in the sole discretion of the CEO, the Board, and/or the Compensation Committee, applying corporate performance targets and other criteria substantially similar to the targets and other criteria applied when determining incentive compensation for the Company’s other executive officers, which criteria shall include, without limitation, corporate financial performance and individual performance measurements or evaluations. Except as may be provided by the Board or the Compensation Committee, or as may otherwise be set forth in any applicable Incentive Compensation plan or this Agreement, the Executive will not be deemed to have earned, and will not be paid, any Incentive Compensation in respect of a bonus for a fiscal period unless the Executive is actively employed by the Company on the date on which the Company is paying its other senior executives under such bonus program.

(c) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.

(d) Other Benefits. The Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans. The Company, however, retains the right to modify, amend, and discontinue benefits in its sole discretion.

(e) Paid Time Off. The Executive shall be entitled to take paid time off in accordance with the Company’s applicable paid time off policy for executives, as may be in effect from time to time (and which is subject to change, with or without notice).

(f) Emergence Award; MIP-Related Provisions. Following adoption of the Parent’s post-emergence management equity incentive plan (as it may be amended, the “MIP”) in accordance with the MIP term sheet attached to the Plan Supplement (as defined in the Plan) (the “MIP Term Sheet”), the Executive shall be eligible to receive an emergence award in accordance with the terms of the MIP Term Sheet, the MIP and the applicable award agreement (the “Emergence Award”). If a Change in Control (as defined below) is consummated before the Emergence Awards are granted, the Board and the Executive will jointly agree on payments to the Executive that are consistent with the payments that the Executive would have received in connection with such Change in Control if the Emergence Award had been granted prior to the consummation thereof.

3. Termination. Notwithstanding any other provision of this Agreement to the contrary, the Executive’s employment hereunder may be terminated at any time, without breaching this Agreement, under the following circumstances:

(a) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death.

(b) Disability. The Company may terminate the Executive’s employment if the Executive is disabled and unable to perform or expected to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the Company’s request shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, then the Company’s determination of such issue shall be final and binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law, including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq., and the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq.

(c) Termination by the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean any of the following:

(i) a material act of misconduct by the Executive in connection with the performance of the Executive’s duties, including, without limitation: (A) a willful failure or refusal to perform material responsibilities that have been requested by the CEO or the Board, or (B) misappropriation of funds or property of the Company or the Parent, or any of their respective subsidiaries or affiliates, other than the occasional, customary and de minimis use of the Company’s or the Parent’s, or their respective subsidiaries’ or affiliates,’ property for personal purposes;

(ii) the Executive’s conviction of or plea of guilty or nolo contendere to: (A) any felony; or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

(iii) a material breach by the Executive of any provisions of this Agreement, including the Continuing Obligations (defined below) or any of the other provisions contained in Section 8 of this Agreement;

(iv) a material violation by the Executive of any of the Company’s written employment policies regarding discrimination, harassment, retaliation, or workplace safety; or

(v) the Executive’s failure to materially cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation (after the Executive receives notices to preserve such documents or other materials) or the willful inducement of others to fail to cooperate or to produce documents or other materials with such investigation.

(vi) The Executive will be provided written notice of any alleged action or inaction giving rise to “Cause” under clauses (i), (iii), (iv) or (v) describing with reasonable particularity the basis for such “Cause” and will be provided 30 calendar days from the date of such notice to cure such alleged action or inaction, to the extent capable of being cured. If timely cured to the reasonable satisfaction of the Company, such occurrence will not constitute “Cause.”

(d) Termination by the Company without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement (other than: (y) a termination for Cause under Section 3(c); or (z) a termination resulting from the death or disability of the Executive under Section 3(a) or Section 3(b), as applicable), including a termination resulting from the Company’s election not to renew the Initial Term, the Term, or any Renewal Term under Section 3(f), shall be deemed a termination without Cause.

(e) Termination by the Executive. The Executive may terminate his employment hereunder at any time for any reason, including, but not limited to, Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has completed all steps of the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Executive’s consent (each, a “Good Reason Condition”):

(i) a substantial and material diminution in the Executive’s responsibilities, authority, or duties;

(ii) a material diminution in the Executive’s Base Salary or Executive’s Target Bonus, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all of the Company’s senior management employees;

(iii) a material change in the geographic location at which the Executive provides services to the Company, such that there is an increase of more than 30 miles of driving distance to such location from the Executive’s principal residence as of such change (provided that the requirement that the Executive provide services at the location of the current headquarters of the Company shall not trigger “Good Reason”);

(iv) a material breach of this Agreement by the Company; or

(v) the failure to adopt the MIP or for the MIP to become effective and/or of the Executive to receive the Emergence Award provided for under the MIP Term Sheet on the terms set forth in the MIP Term Sheet, in each case, within 90 days following the Effective Date.

The “Good Reason Process” consists of the following steps:

(i) the Executive reasonably determines in good faith that a Good Reason Condition has occurred;

(ii) the Executive notifies the Company in writing of the first occurrence of the Good Reason Condition within 30 calendar days after the first occurrence of such condition;

(iii) the Executive cooperates in good faith with the Company’s efforts, for a period of not less than 60 calendar days following such notice (the “Cure Period”), to remedy the Good Reason Condition;

(iv) notwithstanding such efforts, the Good Reason Condition continues to exist at the end of the Cure Period; and

(v) the Executive terminates employment within 60 calendar days after the end of the Cure Period.

If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(f) Termination by Notice of Non-Renewal. The Executive and/or the Company may terminate the Executive’s employment by delivering a Non-Renewal Notice which: (i) if delivered by the Executive, must be delivered to the Company at least 180 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable, and (ii) if delivered by the Company, must be delivered to the Executive at least 90 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

4. Matters Related to Termination.

(a) Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

(b) Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by death, the date of death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Company without Cause under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination; (iv) if the Executive’s employment is terminated by the Executive under Section 3(e) other than for Good Reason, 30 days after the date on which a Notice of Termination is given; (v) if the Executive’s employment is terminated by the Executive under Section 3(e) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period; and (vi) if the Executive’s employment is terminated on account of either party providing a Notice of Non-Renewal, the last day of the Initial Term or then current Renewal Term, as applicable. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination or Notice of Non-Renewal to the Company, or if the Executive otherwise resigns from his employment with the Company, then the Company may, in its discretion, unilaterally accelerate the Date of Termination and such acceleration shall not be considered a termination by the Company for purposes of this Agreement.

(c) Accrued Obligations. If the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, then the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate): (i) any Base Salary earned through the Date of Termination and, if applicable, any accrued but unused vacation through the Date of Termination, payable within 30 days following the Date of Termination (or such earlier date as may be required by applicable law); (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company or any of its subsidiaries or affiliates through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”). In addition to the foregoing, if the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, the Executive’s rights, if any, with respect to the Executive’s equity and equity-based awards at the Parent, including, without limitation, the Emergence Award, shall be governed solely by the Parent’s shareholders agreement (or comparative organizational document), the MIP and the applicable award agreement (collectively, the “Equity Documents”).

(d) Resignation of All Other Positions. Unless otherwise agreed to in writing by the Executive and the Company, the Executive shall be deemed to have resigned from all officer, employee, board member and committee member positions, and any other similar positions, that the Executive holds with the Company, the Parent, or any of their respective subsidiaries and affiliates upon the termination of the Executive’s employment for any reason, including termination by the Company with or without Cause and termination by the Executive with or without Good Reason. The Executive shall execute any documents in reasonable form and take such other customary actions as may be requested by the Company to confirm, or otherwise in furtherance of, such resignations; it being agreed and understood, however, that such resignations shall be effective, immediately and automatically upon the termination of the Executive’s employment.

5. Severance Pay and Benefits Upon Termination by the Company Without Cause or by the Executive for Good Reason. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) (including the Company’s delivery of a Non-Renewal Notice as provided in Section 3(f)), or the Executive terminates employment for Good Reason as provided in Section 3(e), then, in addition to the Accrued Obligations, and subject to the Executive delivering (and not revoking) an executed “Separation Agreement and General Release of Claims” (“Separation Agreement”) in a form provided by the Company, the Company shall pay or provide the Executive with the following starting within 60 days after the Executive’s Date of Termination (following the payment terms below under this Section 5):

(a) Severance Payments Outside a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is not within 12 months following the consummation of a Change in Control (a “Change in Control Period”), the Company shall pay the Executive an amount equal to: (i) 12 months of the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason); (ii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination; and (iii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason), which payment under this clause (iii) shall be contingent upon and adjusted based upon the Compensation Committee’s approval of the Company’s annual performance against the applicable bonus performance targets and paid out and at the same time as payments are being made to the Company’s other senior executives. For purposes of this Agreement, “Change in Control” means the sale, transfer, acquisition, issuance or other disposition, in one or more transactions, of (i) all or substantially all of the consolidated assets of the Parent and its subsidiaries (whether directly or indirectly, including, without limitation, by or through the issuance, sale, contribution, transfer or other disposition (including, without limitation, by way of reorganization, merger, share or unit exchange, consolidation or other business combination) of the equity interests of any direct and/or indirect subsidiary or subsidiaries of the Parent if substantially all of the consolidated assets of the Parent are held by such subsidiary or subsidiaries), (ii) at least a majority of the Parent’s securities carrying the power to elect or appoint the Board (whether directly or indirectly, including, without limitation, or by way of any reorganization, merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), or (iii) at least a majority of the issued and outstanding common shares of Parent (whether directly or indirectly, including, without limitation, or by way of any merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), to (in the case of clause (i), clause (ii) or clause (iii)) any unrelated person, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision). For the avoidance of doubt, the restructuring pursuant to, and the related transactions contemplated under, the Plan is not a Change in Control and does not trigger the Change in Control Period.

(b) Severance Payments During a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is during a Change in Control Period (even if the Date of Termination does not occur during a Change in Control Period), the Executive shall be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason) and (y) the average annual Incentive Compensation paid to the Executive in each of the 2 completed years prior to the year of the Executive’s Date of Termination (provided that, if Incentive Compensation has not been paid to the Executive for each of the prior 2 years, such amount shall be the Executive’s Target Bonus for the current year) (ignoring any reduction that constitutes Good Reason); (ii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason); and (iii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination.

(c) Subject to the Executive’s copayment of premium amounts at the applicable active employee rate and the Executive’s timely and proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse the Executive, upon COBRA election proof of payment, equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of: (i) the 12 month anniversary of the Date of Termination; (ii) the date that the Executive becomes eligible for group medical plan benefits under any other employer group medical plan; or (iii) the cessation of the Executive’s health continuation rights under COBRA; provided, however, that if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act or Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments to the Executive shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates.

(d) Subject to the execution (and non-revocation) and delivery of the Separation Agreement in accordance with first paragraph of Section 5, the amounts payable under Section 5, to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s normal payroll practice over 12 months commencing within 60 days after the Date of Termination (except that any payments of Incentive Compensation or Executive’s Target Bonus shall be paid according to the terms of the plan/program applicable to each, which in all cases would be in lump-sum payments of such bonus amounts); provided, however, that if the 60-day period following Executive’s Date of Termination begins in one calendar year and ends in a second calendar year, such payments, to the extent they qualify as “non-qualified deferred compensation”

within the meaning of Section 409A of the Code, shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

6. Additional Limitation.

(a) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company or the Parent to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).

(b) For purposes of this Section 6, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(c) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(a) shall be made by an independent (not otherwise employed by the Company), nationally recognized accounting firm selected and paid for by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

7. Section 409A.

(a) Notwithstanding anything in this Agreement to the contrary, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code and the regulations and authoritative guidance promulgated thereunder (collectively, “Section 409A”), the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) 6 months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the 6-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d) The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A and intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. Each payment pursuant to this Agreement that is intended to constitute a separate payment shall be treated as right to receive a series of separate and distinct payments for purposes of Treasury Regulation Section 1.409A-2(b)(2). Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company or Parent, as applicable. The parties agree that this Agreement may be amended, as reasonably requested by any party, and as may be necessary to comply with Section 409A in order to preserve the payments and benefits provided hereunder without additional cost to any party.

(e) The Company and the Parent make no representation or warranty and the Company, the Parent, any of their respective affiliates and/or any of their respective directors, officers, agents, attorneys, employees, executives, shareholders, investors, members, managers, trustees, fiduciaries, representatives, principals, accountants, insurers, successors or assigns, shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute non-qualified deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such section.

8. Continuing Obligations. For purposes of this Agreement, the obligations in this Section 8 shall collectively be referred to as the “Continuing Obligations.”

(a) Ethical Considerations. Executive acknowledges and agrees that, under the terms of this Agreement, Executive will provide legal counsel and advice to the Company and Parent in the regular course of his duties, and that any privileges relating to or arising out of such legal advice and his duties belong solely and exclusively to the Company and Parent, which the Company and Parent expressly do not and will not waive. Executive further acknowledges and agrees that given the attorney-client relationship between the Executive and the Company and Parent, the Executive owes duties to the Company and Parent during the term of this Agreement, and Executive will continue to owe duties to the Company and Parent after his separation of employment from the Company for any reason, such duties as are set forth in ethical rules, regulations, and guidelines established by, among other entities, the American Bar Association and The Florida Bar. By way of example only, the Executive acknowledges and agrees that ethical rules, regulations, and guidelines governing conflicts of interest and confidentiality may limit his ability to represent certain individuals and/or entities (which may include, without limitation, competitors of the Company or Parent) during and after his employment by the Company. The foregoing shall not restrict the Executive from owning up to 1% of any class of securities of any person engaged in a Restricted Business [any business or organization that provides, directly or indirectly (including as a provider or as a management services organization), in a primary care clinic setting (which includes, without limitation, the practice of primary care medicine in a multidisciplinary clinic), professional medical services, diagnostic, therapeutic and ancillary services, nursing and other clinical services, outpatient healthcare services, pharmacy services, or any other services incident to the operation of an internal medicine practice in a primary care clinic setting or any other services or lines of business being conducted by the Company at the time of the Executive’s separation provided that they constitute a material source of the Company’s revenues or earnings], if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act, as long as such securities are held solely as a passive investment and not with a view to influencing, controlling or directing the affairs of such person.

(b) Non-Solicitation. The Executive agrees that during the period of his employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and for a period of 24 months following the Executive’s separation of employment for any reason (the “Restricted Period”), the Executive will not, directly or indirectly, for himself or on behalf of or in conjunction with any other person or entity: (i) solicit, induce, attempt to solicit or induce, or hire or attempt to hire any person that is, or was within 12 months prior to the Executive’s separation date, an employee of the Company, the Parent and/or any of their respective subsidiaries or affiliates; provided, however, this Section 8(b) shall not be breached by a solicitation to the general public or through general advertising; or (ii) solicit, advise or encourage any person, firm, government agency or corporation (a “Customer”), including, without limitation, any potential customer of the Company, the Parent and/or any of their respective subsidiaries or affiliates that to the Executive’s knowledge was engaged in discussion with the Company, the Parent and/or any of their respective subsidiaries or affiliates during the Executive’s employment to do business with the Company, the Parent and/or any of their respective subsidiaries or affiliates (or with whom the Executive actively worked during employment), to withdraw, curtail or cancel its business (or potential business) with the Company, the Parent and/or any of their respective subsidiaries or affiliates.

(c) Non-Disparagement. During the period of the Executive’s employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and at all times thereafter, the Executive agrees that he will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the Company, the Parent, or any of their respective subsidiaries or affiliates, their respective businesses, products or services, or any of their present or former officers, directors, members, stockholders, managers or employees.

(d) Confidentiality. The Executive understands and agrees that the Executive’s employment creates a relationship of confidence and trust between the Executive, the Company, and the Parent with respect to all Confidential Information (defined below). At all times, both during the Executive’s employment with the Company and after separation of employment for any reason, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing the Executive’s duties to the Company or the Parent.

“Confidential Information” means all information belonging to the Company, the Parent, or any of their subsidiaries or affiliates which is of any value to the Company, the Parent, or any of their subsidiaries or affiliates in the course of conducting their business and the disclosure of which, would result in a competitive or other disadvantage to the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes, without limitation: financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes information developed by the Executive in the course of the Executive’s employment by the Company, as well as other information to which the Executive may have access in connection with the Executive’s employment. Confidential Information also includes the confidential information of others with which the Company or the Parent has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information that (i) was known to the public prior to its disclosure to the Executive; (ii) becomes generally known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive or any representative of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation, or legal process (provided that, to the extent not prohibited by law, the Executive shall provide the Company with prior notice of the contemplated disclosure and shall cooperate with the Company at its expense in seeking a protective order or other appropriate protection of such information).

(e) Return of Company Property. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive’s employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

(f) Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company, the Parent and/or any of their respective subsidiaries or affiliates in: (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company, the Parent, and/or their respective subsidiaries and affiliates which relate to events or occurrences that transpired while the Executive was employed by the Company; and (ii) the investigation, whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available at mutually convenient times to meet with counsel to answer questions truthfully or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company, the Parent, and their respective subsidiaries and affiliates in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8(d).

(g) Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the Continuing Obligations, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes or threatens to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach or threatened breach without showing or proving any actual damage to the Company.

(h) Reasonable Limitation and Severability. The parties agree that the above restrictions are: (i) appropriate and reasonable given the Executive’s role with and knowledge of the Company and the Parent, and are necessary to protect the interests of the Company and the Parent; and (ii) completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for any reason whatsoever. The Executive acknowledges that the Executive has carefully considered the terms of this Agreement, including the restrictive covenants set forth in this Section 8, and acknowledges that if this Agreement is enforced according to its terms, the Executive will be able to earn a reasonable living in commercial activities unrelated to the Company’s business in locations satisfactory to the Executive. The Executive also acknowledges that the restrictive covenants set forth in this Section 8 are a vital part of and are intrinsic to the Company’s ongoing operations, in light of the nature of the Company’s business and the unique position, skills and knowledge of the Executive with the Company. The parties further agree that any invalidity or unenforceability of any one or more of such restrictions on competition or solicitation shall not render invalid or unenforceable any remaining restrictions on competition or solicitation. Additionally, should a court of competent jurisdiction determine that the scope of any provision of this Section 8 is too broad to be enforced as written, the parties hereby authorize the court to reform the provision to such narrower scope as it determines to be reasonable and enforceable and the parties intend that the affected provision be enforced as so amended. The Executive acknowledges and agrees that to the extent the Executive has breached or is in breach of any of the covenants set forth in Section 8(a) or Section 8(b), the Restricted Period shall be extended by an amount of time equal to the duration of such breach.

(i) Preservation of Rights.

(i) Notwithstanding anything in this Agreement to the contrary, the Executive is not prohibited or limited in any way: (A) from communicating with or disclosing information in good faith to any federal, state, or local governmental agency, law enforcement agency, inspector general, legislative body, or public or governmental official (or any staff member to or personnel of the foregoing) (collectively, “Government Agencies”) regarding alleged unlawful conduct by the Company or the Parent; (B) from testifying truthfully in administrative, legislative, or judicial proceedings relating to alleged unlawful conduct by the Company or the Parent; (C) from filing a charge or complaint with any administrative agency, such as the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”), or a state fair employment practice agency, or from communicating directly with or providing information or testimony before an administrative agency, or otherwise from participating in an agency proceeding or investigation; (D) from discussing with or disclosing to Government Agencies information about alleged unlawful acts in the workplace; (E) from exercising the Executive’s rights, if any, under Section 7 of the National Labor Relations Act (“NLRA”); or (F) from otherwise making disclosures that are protected under applicable law, including, without limitation, rules or regulations promulgated by the SEC, the NLRB, the EEOC, or any other federal, state, or local government agency. The Executive understands that nothing in this Agreement limits the Executive’s right to communicate with any Government Agencies or otherwise to participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agencies, including by providing documents or other information, without providing notice to or obtaining approval from the Company or the Parent. The Executive may provide confidential information to Government Agencies without risk of being held liable for damages or financial penalties, and the Executive retains the right to receive an award for information provided to any Government Agencies, including, without limitation, the SEC.

(ii) Notwithstanding anything in this Agreement to the contrary, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

9. Code of Business Conduct and Ethics; and Other Policies. During the Term, Executive shall comply with the Company’s Related Person Transaction Policy and Conflicts of Interest Policy, as well as the Company’s Code of Business Conduct and Ethics.

10. Recoupment Policy. The Executive agrees to be subject to and bound by the terms of any compensation recoupment policy adopted by the Board or Compensation Committee, including, without limitation, to the extent applicable, the Recovery of Erroneously Awarded Compensation Policy required by the listing standards of the New York Stock Exchange and any other policy intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Executive shall execute any documents in reasonable form and take such other actions as may be requested by the Company or the Parent to confirm, or otherwise in furtherance of, compliance with any such recoupment policies.

11. Representations. The Executive represents that the credentials and information provided by the Executive to the Company (or its agents) related to the Executive’s qualifications and ability to perform the position and duties set forth in Section 1(b) are true and correct.

12. Proprietary Information and Inventions Agreement. As a condition of the Executive’s continued employment with the Company, the Executive will sign the Proprietary Information and Inventions Agreement (the “PIIA”), attached hereto as Exhibit A. Nothing in or about this Agreement (including the PIIA), however, prohibits the Executive from: (a) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of a claim or complaint with the U.S. Securities and Exchange Commission (the “SEC”); (b) providing any information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (c) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (d) receiving a monetary award as set forth in Section 21F of the Exchange Act.

13. Arbitration of Disputes.

(a) Arbitration Generally. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination or retaliation, whether based on race, color, religion, national origin, sex, gender, age, disability, handicap, sexual orientation, or any other protected class under applicable law) shall, to the fullest extent permitted by law, be settled by arbitration, before a single arbitrator, in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of JAMS in Miami, Florida in accordance with the JAMS Employment Arbitration Rules, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. The Executive understands that the Executive may only bring such claims in the Executive’s individual capacity, and not as a plaintiff or class member in any purported class proceeding or any purported representative proceeding. The Executive further understands that, by signing this Agreement, the Company and the Executive are giving up any right they may have to a jury trial on all claims they may have against each other. Judgment upon the award rendered by the single arbitrator may be entered in any court having jurisdiction thereof. This Section 13 shall be specifically enforceable. Notwithstanding the foregoing, this Section 13 shall not: (i) preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary or permanent injunction in circumstances in which such relief is appropriate, including without limitation, relief sought in connection with the Continuing Obligations; or (ii) preclude the Executive from filing an administrative charge or complaint with the Equal Employment Opportunity Commission, the Florida Commission on Human Relations, or any other federal, state, or local agency in connection with an employment-related dispute or claim; or (iii) require the Executive to arbitrate a sexual harassment dispute or a sexual assault dispute unless the Executive voluntarily elects to arbitrate such dispute in accordance with this Section 13; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 13.

(b) Arbitration Fees and Costs. Each party shall pay its own costs and attorneys’ fees, if any, in connection with any arbitration. If, however, any party prevails on a statutory or contractual claim that affords the prevailing party attorneys’ fees (including pursuant to this Agreement), the arbitrator may award attorneys’ fees to the prevailing party to the extent permitted by law.

14. Governing Law and Consent to Jurisdiction. This is a Florida contract and shall be construed under and be governed in all respects by the laws of the State of Florida, without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit. To the extent that any court action is permitted consistent with or to enforce Section 13 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts of the State of Florida. Accordingly, with respect to any such court action, the Executive: (a) submits to the exclusive personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

15. Waiver of Jury Trial. Each of the Executive, the Company, and the Parent irrevocably and UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR THE PARENT OR ANY AFFILIATE OF THE COMPANY, INCLUDING WITHOUT LIMITATION THE EXECUTIVE’S, THE COMPANY’S, OR THE PARENT’S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT.

16. Integration. This Agreement, the PIIA, the exhibit attached hereto, the Equity Documents, and any plans or programs referenced herein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, promises, commitments, statements and other representations between the parties concerning such subject matter.

17. Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

18. Successors and Assigns. None of the Executive, the Company, or the Parent may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other parties; provided, however, that the Company or the Parent may assign its rights and obligations under this Agreement (including the Continuing Obligations) without the Executive’s consent to any affiliate or to any person or entity with whom the Company or the Parent shall hereafter effect a reorganization or consolidation, into which the Company or the Parent merges or to whom it transfers all or substantially all of its properties or assets; provided further that if the Executive remains employed or becomes employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then the Executive shall not be entitled to any payments, benefits or vesting pursuant to Section 5 of this Agreement solely as a result of such transaction. This Agreement shall inure to the benefit of and be binding upon the Executive, the Company, and the Parent, and each of the Executive’s, the Company’s, and the Parent’s respective successors, executors, administrators, heirs, and permitted assigns. In the event of the Executive’s death after the Executive’s termination of employment, but prior to the completion by the Company of all payments due to the Executive under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

19. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by an arbitrator or a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

21. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

22. Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address on file with the Company for the Executive, in the case of the Company or the Parent, at their respective main offices, attention of: General Counsel and Corporate Secretary.

23. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company and the Parent.

24. Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company’s or the Parent’s benefit plans, programs, or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s or the Parent’s benefit plans, programs or policies, except as otherwise provided in Section 8 hereof, and except that the Executive shall have no rights to any severance benefits under any Company or Parent severance pay plan, offer letter, or otherwise.

25. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

Cano Health, LLC

By:
Its:

Date: 2024 ,

Cano Health, Inc.

By:
Its:

Date: , 2024

David Armstrong

Date: , 2024

Address: _________________________________

Exhibit A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT (THE “AGREEMENT”)

The following confirms and memorializes an agreement that Cano Health, LLC, a Florida limited liability company (the “Company”), [Cano Health, Inc., a Delaware corporation] (the “Parent”), and I (David Armstrong) have had since the commencement of my employment (which term, for purposes of this Agreement, shall be deemed to include any relationship of service to the Company or Parent that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by the Company:

1. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by the Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company or Parent. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2. The Company shall own, and I hereby assign to the Company, all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information (collectively, “Inventions”) made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company (collectively, “Company Inventions”), and I will promptly disclose all Company Inventions to the Company. The term “Company Inventions” will not include any Invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by the foregoing so that the Company can make an independent assessment. I shall further assist the Company, at the Company’s expense, to further evidence, record and perfect the foregoing assignment and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to the Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix A in a manner that does not violate any third party rights or disclose any confidential information. Without limiting Section 1 or the Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of the Company or Parent, I use or (except pursuant to this Section 2) disclose my own or any third party’s confidential information or intellectual property (or if any Company Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), the Company will have, and I hereby grant the Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3. To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

4. I agree that all Company Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to the Company or Parent, or the business, or demonstrably anticipated business of the Company or Parent, or that are received by or for the Company or Parent in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5. I agree that I will not assist any other person or organization in competing or in preparing to compete with any of the Company’s business or demonstrably anticipated business.

6. I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause (all in accordance with the terms and conditions of my Employment Agreement). In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the Company’s CEO or the Parent’s Board of Directors and me.

7. I agree that my obligations under paragraphs 2, 3, and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

8. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Florida, without regard to the conflict of law provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by the Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to the Company and/or Parent for which damages would not be an adequate remedy, and, therefore, the Company or Parent will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.

9. Pursuant to the federal Defend Trade Secrets Act of 2016, I acknowledge receipt of the following notice: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.” I further understand that nothing contained in this Agreement limits my ability to (A) communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company, or (B) share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information.

10. Nothing in or about this Agreement prohibits me from: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), maintaining the confidentiality of a claim with the U.S. Securities and Exchange Commission (the “SEC”); (ii) providing Proprietary Information or information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (iv) receiving a monetary award as set forth in Section 21F of the Exchange Act.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

_____________, 2024

David Armstrong

Accepted and Agreed to:
CANO HEALTH, LLC

By:
Name:
Title:

CANO HEALTH, INC.

By:
Name:
Title:

APPENDIX A

PRIOR MATTER

NOT APPLICABLE

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made by and among Cano Health, LLC (the “Company”), [Cano Health, Inc., a Delaware corporation]1 (the “Parent”), and Eladio Gil (the “Executive”), effective as of [•], 2024 (the “Effective Date”).

WHEREAS, upon the Effective Date the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, on the terms and conditions contained herein;

WHEREAS, the Executive, the Company and the Parent previously entered into that certain Amended and Restated Employment Agreement, effective as of January 1, 2024 (the “Prior Employment Agreement”); and

WHEREAS, in connection with the Parent’s and its subsidiaries’ Fourth Amended Joint Chapter 11 Plan of Reorganization of Cano Health, Inc. and Its Affiliated Debtors, dated May 21, 2024 [Docket No. 864] (including any exhibits, schedules, and supplements thereto and as may be amended, restated, supplemented, or otherwise modified from time to time, the “Plan”), the Prior Employment Agreement will be deemed rejected as of the Effective Date and the Parent, the Company and the Executive have agreed to enter into a new post-emergence employment agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment.

(a) Term. The Company shall employ the Executive, and the Executive shall be employed by the Company, pursuant to the terms of this Agreement commencing on the Effective Date and, unless the Executive’s employment terminates sooner in accordance with the provisions of Section 3, continuing until the 2nd anniversary of the Effective Date (the “Initial Term”); provided that the employment period (the “Term”) shall be renewed automatically for successive periods of 1 year (each 1-year successive period a “Renewal Term”), unless the Company delivers to the Executive, or the Executive delivers to the Company, written notice of the Company’s or the Executive’s, as applicable, election not to renew the Term for the following Renewal Term (a “Non-Renewal Notice”) in accordance with Section 3(f).

(b) Position and Duties. The Executive shall serve as the Company’s Chief Financial Officer and shall perform the duties customarily performed by the chief financial officer of a privately held company, as well as such other additional duties as may from time to time be prescribed by the Company’s Chief Executive Officer (the “CEO”) or the Parent’s Board of Directors (the “Board”), in their respective discretion. The Executive shall devote the Executive’s full working time and best efforts to the Company’s business and affairs. Notwithstanding the foregoing, the Executive may engage in religious, charitable, or other community service activities, as long as such activities do not interfere or conflict with the Executive’s performance of his duties to the Company under this Agreement.

[1]	Note to Draft: Will be the ultimate top corporation.

2. Compensation and Related Matters.

(a) Base Salary. As of the Effective Date, the Executive’s base salary shall be paid at the annualized gross rate of Three Hundred Seventy-Five Thousand and 00/100 Dollars ($375,000.00), less taxes, withholdings, and deductions that are authorized or required by law. The Executive’s base salary shall be subject to periodic review by the CEO or the Board or the Compensation Committee of the Board (the “Compensation Committee”), provided that the Executive’s base salary may be increased, but not decreased, below the initial base salary of $375,000.00. The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for executive officers.

(b) Incentive Compensation. The Executive shall be eligible to receive cash incentive compensation as determined by the Compensation Committee or the Board, taking into consideration the CEO’s recommendation, if applicable, from time to time (“Incentive Compensation”). For the period commencing on the Effective Date and ending on December 31, 2024, the Executive shall be eligible to receive cash incentive compensation (the “Stub Incentive Compensation”) based upon the achievement of certain performance targets, which amount and targets, in each case, shall be determined by the Board in consultation with the CEO. Any such Stub Incentive Compensation shall be paid no later than March 15, 2025, subject to the Executive’s continued active employment with the Company on the date of payment. For each fiscal year beginning with the fiscal year ending December 31, 2025, the Executive’s target annual Incentive Compensation shall be 50% of the Base Salary (referred to herein as the “Target Bonus”), subject to increase as determined by the CEO or the Board or the Compensation Committee in their sole discretion. Except as may be set forth in any applicable Incentive Compensation plan and subject to any required approval of the Board or the Compensation Committee, including pursuant to applicable law, rule, regulation, national securities exchange listing standards or requirements, or the Charter of the Compensation Committee, the actual amount to be paid to the Executive as Incentive Compensation, if any, shall be determined in the sole discretion of the CEO, the Board, and/or the Compensation Committee, applying corporate performance targets and other criteria substantially similar to the targets and other criteria applied when determining incentive compensation for the Company’s other executive officers, which criteria shall include, without limitation, corporate financial performance and individual performance measurements or evaluations. Except as may be provided by the Board or the Compensation Committee, or as may otherwise be set forth in any applicable Incentive Compensation plan or this Agreement, the Executive will not be deemed to have earned, and will not be paid, any Incentive Compensation in respect of a bonus for a fiscal period unless the Executive is actively employed by the Company on the date on which the Company is paying its other senior executives under such bonus program.

(c) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.

(d) Other Benefits. The Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans. The Company, however, retains the right to modify, amend, and discontinue benefits in its sole discretion.

(e) Paid Time Off. The Executive shall be entitled to take paid time off in accordance with the Company’s applicable paid time off policy for executives, as may be in effect from time to time (and which is subject to change, with or without notice).

(f) Emergence Award; MIP-Related Provisions. Following adoption of the Parent’s post-emergence management equity incentive plan (as it may be amended, the “MIP”) in accordance with the MIP term sheet attached to the Plan Supplement (as defined in the Plan) (the “MIP Term Sheet”), the Executive shall be eligible to receive an emergence award in accordance with the terms of the MIP Term Sheet, the MIP and the applicable award agreement (the “Emergence Award”). If a Change in Control (as defined below) is consummated before the Emergence Awards are granted, the Board and the Executive will jointly agree on payments to the Executive that are consistent with the payments that the Executive would have received in connection with such Change in Control if the Emergence Award had been granted prior to the consummation thereof.

3. Termination. Notwithstanding any other provision of this Agreement to the contrary, the Executive’s employment hereunder may be terminated at any time, without breaching this Agreement, under the following circumstances:

(a) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death.

(b) Disability. The Company may terminate the Executive’s employment if the Executive is disabled and unable to perform or expected to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the Company’s request shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, then the Company’s determination of such issue shall be final and binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law, including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq., and the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq.

(c) Termination by the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean any of the following:

(i) a material act of misconduct by the Executive in connection with the performance of the Executive’s duties, including, without limitation: (A) a willful failure or refusal to perform material responsibilities that have been requested by the CEO or the Board, or (B) misappropriation of funds or property of the Company or the Parent, or any of their respective subsidiaries or affiliates, other than the occasional, customary and de minimis use of the Company’s or the Parent’s, or their respective subsidiaries’ or affiliates,’ property for personal purposes;

(ii) the Executive’s conviction of or plea of guilty or nolo contendere to: (A) any felony; or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

(iii) a material breach by the Executive of any provisions of this Agreement, including the Continuing Obligations (defined below) or any of the other provisions contained in Section 8 of this Agreement;

(iv) a material violation by the Executive of any of the Company’s written employment policies regarding discrimination, harassment, retaliation, or workplace safety; or

(v) the Executive’s failure to materially cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation (after the Executive receives notices to preserve such documents or other materials) or the willful inducement of others to fail to cooperate or to produce documents or other materials with such investigation.

(vi) The Executive will be provided written notice of any alleged action or inaction giving rise to “Cause” under clauses (i), (iii), (iv) or (v) describing with reasonable particularity the basis for such “Cause” and will be provided 30 calendar days from the date of such notice to cure such alleged action or inaction, to the extent capable of being cured. If timely cured to the reasonable satisfaction of the Company, such occurrence will not constitute “Cause.”

(d) Termination by the Company without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement (other than: (y) a termination for Cause under Section 3(c); or (z) a termination resulting from the death or disability of the Executive under Section 3(a) or Section 3(b), as applicable), including a termination resulting from the Company’s election not to renew the Initial Term, the Term, or any Renewal Term under Section 3(f), shall be deemed a termination without Cause.

(e) Termination by the Executive. The Executive may terminate his employment hereunder at any time for any reason, including, but not limited to, Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has completed all steps of the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Executive’s consent (each, a “Good Reason Condition”):

(i) a substantial and material diminution in the Executive’s responsibilities, authority, or duties;

(ii) a material diminution in the Executive’s Base Salary or Executive’s Target Bonus, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all of the Company’s senior management employees;

(iii) a material change in the geographic location at which the Executive provides services to the Company, such that there is an increase of more than 30 miles of driving distance to such location from the Executive’s principal residence as of such change (provided that the requirement that the Executive provide services at the location of the current headquarters of the Company shall not trigger “Good Reason”);

(iv) a material breach of this Agreement by the Company; or

(v) the failure to adopt the MIP or for the MIP to become effective and/or of the Executive to receive the Emergence Award provided for under the MIP Term Sheet on the terms set forth in the MIP Term Sheet, in each case, within 90 days following the Effective Date.

The “Good Reason Process” consists of the following steps:

(i) the Executive reasonably determines in good faith that a Good Reason Condition has occurred;

(ii) the Executive notifies the Company in writing of the first occurrence of the Good Reason Condition within 30 calendar days after the first occurrence of such condition;

(iii) the Executive cooperates in good faith with the Company’s efforts, for a period of not less than 60 calendar days following such notice (the “Cure Period”), to remedy the Good Reason Condition;

(iv) notwithstanding such efforts, the Good Reason Condition continues to exist at the end of the Cure Period; and

(v) the Executive terminates employment within 60 calendar days after the end of the Cure Period.

If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(f) Termination by Notice of Non-Renewal. The Executive and/or the Company may terminate the Executive’s employment by delivering a Non-Renewal Notice which: (i) if delivered by the Executive, must be delivered to the Company at least 180 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable, and (ii) if delivered by the Company, must be delivered to the Executive at least 90 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

4. Matters Related to Termination.

(a) Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

(b) Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by death, the date of death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Company without Cause under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination; (iv) if the Executive’s employment is terminated by the Executive under Section 3(e) other than for Good Reason, 30 days after the date on which a Notice of Termination is given; (v) if the Executive’s employment is terminated by the Executive under Section 3(e) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period; and (vi) if the Executive’s employment is terminated on account of either party providing a Notice of Non-Renewal, the last day of the Initial Term or then current Renewal Term, as applicable. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination or Notice of Non-Renewal to the Company, or if the Executive otherwise resigns from his employment with the Company, then the Company may, in its discretion, unilaterally accelerate the Date of Termination and such acceleration shall not be considered a termination by the Company for purposes of this Agreement.

(c) Accrued Obligations. If the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, then the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate): (i) any Base Salary earned through the Date of Termination and, if applicable, any accrued but unused vacation through the Date of Termination, payable within 30 days following the Date of Termination (or such earlier date as may be required by applicable law); (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company or any of its subsidiaries or affiliates through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”). In addition to the foregoing, if the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, the Executive’s rights, if any, with respect to the Executive’s equity and equity-based awards at the Parent, including, without limitation, the Emergence Award, shall be governed solely by the Parent’s shareholders agreement (or comparative organizational document), the MIP and the applicable award agreement (collectively, the “Equity Documents”).

(d) Resignation of All Other Positions. Unless otherwise agreed to in writing by the Executive and the Company, the Executive shall be deemed to have resigned from all officer, employee, board member and committee member positions, and any other similar positions, that the Executive holds with the Company, the Parent, or any of their respective subsidiaries and affiliates upon the termination of the Executive’s employment for any reason, including termination by the Company with or without Cause and termination by the Executive with or without Good Reason. The Executive shall execute any documents in reasonable form and take such other customary actions as may be requested by the Company to confirm, or otherwise in furtherance of, such resignations; it being agreed and understood, however, that such resignations shall be effective, immediately and automatically upon the termination of the Executive’s employment.

5. Severance Pay and Benefits Upon Termination by the Company Without Cause or by the Executive for Good Reason. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) (including the Company’s delivery of a Non-Renewal Notice as provided in Section 3(f)), or the Executive terminates employment for Good Reason as provided in Section 3(e), then, in addition to the Accrued Obligations, and subject to the Executive delivering (and not revoking) an executed “Separation Agreement and General Release of Claims” (“Separation Agreement”) in a form provided by the Company, the Company shall pay or provide the Executive with the following starting within 60 days after the Executive’s Date of Termination (following the payment terms below under this Section 5):

(a) Severance Payments Outside a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is not within 12 months following the consummation of a Change in Control (a “Change in Control Period”), the Company shall pay the Executive an amount equal to: (i) 12 months of the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason); (ii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination; and (iii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason), which payment under this clause (iii) shall be contingent upon and adjusted based upon the Compensation Committee’s approval of the Company’s annual performance against the applicable bonus performance targets and paid out and at the same time as payments are being made to the Company’s other senior executives. For purposes of this Agreement, “Change in Control” means the sale, transfer, acquisition, issuance or other disposition, in one or more transactions, of (i) all or substantially all of the consolidated assets of the Parent and its subsidiaries (whether directly or indirectly, including, without limitation, by or through the issuance, sale, contribution, transfer or other disposition (including, without limitation, by way of reorganization, merger, share or unit exchange, consolidation or other business combination) of the equity interests of any direct and/or indirect subsidiary or subsidiaries of the Parent if substantially all of the consolidated assets of the Parent are held by such subsidiary or subsidiaries), (ii) at least a majority of the Parent’s securities carrying the power to elect or appoint the Board (whether directly or indirectly, including, without limitation, or by way of any reorganization, merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), or (iii) at least a majority of the issued and outstanding common shares of Parent (whether directly or indirectly, including, without limitation, or by way of any merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), to (in the case of clause (i), clause (ii) or clause (iii)) any unrelated person, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision). For the avoidance of doubt, the restructuring pursuant to, and the related transactions contemplated under, the Plan is not a Change in Control and does not trigger the Change in Control Period.

(b) Severance Payments During a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is during a Change in Control Period (even if the Date of Termination does not occur during a Change in Control Period), the Executive shall be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason) and (y) the average annual Incentive Compensation paid to the Executive in each of the 2 completed years prior to the year of the Executive’s Date of Termination (provided that, if Incentive Compensation has not been paid to the Executive for each of the prior 2 years, such amount shall be the Executive’s Target Bonus for the current year) (ignoring any reduction that constitutes Good Reason); (ii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason); and (iii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination.

(c) Subject to the Executive’s copayment of premium amounts at the applicable active employee rate and the Executive’s timely and proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse the Executive, upon COBRA election proof of payment, equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of: (i) the 12 month anniversary of the Date of Termination; (ii) the date that the Executive becomes eligible for group medical plan benefits under any other employer group medical plan; or (iii) the cessation of the Executive’s health continuation rights under COBRA; provided, however, that if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act or Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments to the Executive shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates.

(d) Subject to the execution (and non-revocation) and delivery of the Separation Agreement in accordance with first paragraph of Section 5, the amounts payable under Section 5, to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s normal payroll practice over 12 months commencing within 60 days after the Date of Termination (except that any payments of Incentive Compensation or Executive’s Target Bonus shall be paid according to the terms of the plan/program applicable to each, which in all cases would be in lump-sum payments of such bonus amounts); provided, however, that if the 60-day period following Executive’s Date of Termination begins in one calendar year and ends in a second calendar year, such payments, to the extent they qualify as “non-qualified deferred compensation”

within the meaning of Section 409A of the Code, shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

6. Additional Limitation.

(a) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company or the Parent to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).

(b) For purposes of this Section 6, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(c) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(a) shall be made by an independent (not otherwise employed by the Company), nationally recognized accounting firm selected and paid for by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

7. Section 409A.

(a) Notwithstanding anything in this Agreement to the contrary, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code and the regulations and authoritative guidance promulgated thereunder (collectively, “Section 409A”), the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) 6 months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the 6-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d) The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A and intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. Each payment pursuant to this Agreement that is intended to constitute a separate payment shall be treated as right to receive a series of separate and distinct payments for purposes of Treasury Regulation Section 1.409A-2(b)(2). Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company or Parent, as applicable. The parties agree that this Agreement may be amended, as reasonably requested by any party, and as may be necessary to comply with Section 409A in order to preserve the payments and benefits provided hereunder without additional cost to any party.

(e) The Company and the Parent make no representation or warranty and the Company, the Parent, any of their respective affiliates and/or any of their respective directors, officers, agents, attorneys, employees, executives, shareholders, investors, members, managers, trustees, fiduciaries, representatives, principals, accountants, insurers, successors or assigns, shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute non-qualified deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such section.

8. Continuing Obligations. For purposes of this Agreement, the obligations in this Section 8 shall collectively be referred to as the “Continuing Obligations.”

(a) Non-Competition. The Executive agrees that during the period of his employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and for 12 months following the Executive’s separation of employment for any reason (the “Restricted Period”), the Executive shall not, directly or indirectly, own any interest in, manage, operate, join, control or participate in the ownership, management, operation or control of, or be an officer or employee of, or serve as a director (or similar position) for or as a consultant or advisor to, any business or organization that provides, directly or indirectly (including as a provider or as a management services organization), in a primary care clinic setting (which includes, without limitation, the practice of primary care medicine in a multidisciplinary clinic), professional medical services, diagnostic, therapeutic and ancillary services, nursing and other clinical services, outpatient healthcare services, pharmacy services, or any other services incident to the operation of an internal medicine practice in a primary care clinic setting or any other services or lines of business being conducted by the Company at the time of the Executive’s separation provided that they constitute a material source of the Company’s revenues or earnings (each, a “Restricted Business”). The foregoing restriction shall apply to any state, province, territory or possession of the U.S. where the Company, the Parent and/or any of their respective subsidiaries or affiliates, conduct a Restricted Business at the time of the Executive’s separation (or have expended material resources or time to plan the conduct of a Restricted Business, which plans remain active and have not been abandoned at the time of the Executive’s termination) (the “Restricted Territory”). The foregoing shall not restrict the Executive from owning up to 1% of any class of securities of any person engaged in a Restricted Business if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act, as long as such securities are held solely as a passive investment and not with a view to influencing, controlling or directing the affairs of such person.

(b) Non-Solicitation. The Executive agrees that, for 24 months following the Executive’s separation of employment for any reason, the Executive will not, directly or indirectly, for himself or on behalf of or in conjunction with any other person or entity: (i) solicit, induce, attempt to solicit or induce, or hire or attempt to hire any person that is, or was within 12 months prior to the Executive’s separation date, an employee of the Company, the Parent and/or any of their respective subsidiaries or affiliates; provided, however, this Section 8(b) shall not be breached by a solicitation to the general public or through general advertising; or (ii) solicit, advise or encourage any person, firm, government agency or corporation (a “Customer”), including, without limitation, any potential customer of the Company, the Parent and/or any of their respective subsidiaries or affiliates that to the Executive’s knowledge was engaged in discussion with the Company, the Parent and/or any of their respective subsidiaries or affiliates during the Executive’s employment to do business with the Company, the Parent and/or any of their respective subsidiaries or affiliates (or with whom the Executive actively worked during employment), to withdraw, curtail or cancel its business (or potential business) with the Company, the Parent and/or any of their respective subsidiaries or affiliates.

(c) Non-Disparagement. During the period of the Executive’s employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and at all times thereafter, the Executive agrees that he will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the Company, the Parent, or any of their respective subsidiaries or affiliates, their respective businesses, products or services, or any of their present or former officers, directors, members, stockholders, managers or employees.

(d) Confidentiality. The Executive understands and agrees that the Executive’s employment creates a relationship of confidence and trust between the Executive, the Company, and the Parent with respect to all Confidential Information (defined below). At all times, both during the Executive’s employment with the Company and after separation of employment for any reason, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing the Executive’s duties to the Company or the Parent.

“Confidential Information” means all information belonging to the Company, the Parent, or any of their subsidiaries or affiliates which is of any value to the Company, the Parent, or any of their subsidiaries or affiliates in the course of conducting their business and the disclosure of which, would result in a competitive or other disadvantage to the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes, without limitation: financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes information developed by the Executive in the course of the Executive’s employment by the Company, as well as other information to which the Executive may have access in connection with the Executive’s employment. Confidential Information also includes the confidential information of others with which the Company or the Parent has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information that (i) was known to the public prior to its disclosure to the Executive; (ii) becomes generally known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive or any representative of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation, or legal process (provided that, to the extent not prohibited by law, the Executive shall provide the Company with prior notice of the contemplated disclosure and shall cooperate with the Company at its expense in seeking a protective order or other appropriate protection of such information).

(e) Return of Company Property. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive’s employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

(f) Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company, the Parent and/or any of their respective subsidiaries or affiliates in: (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company, the Parent, and/or their respective subsidiaries and affiliates which relate to events or occurrences that transpired while the Executive was employed by the Company; and (ii) the investigation, whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available at mutually convenient times to meet with counsel to answer questions truthfully or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company, the Parent, and their respective subsidiaries and affiliates in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8(d).

(g) Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the Continuing Obligations, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes or threatens to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach or threatened breach without showing or proving any actual damage to the Company.

(h) Reasonable Limitation and Severability. The parties agree that the above restrictions are: (i) appropriate and reasonable given the Executive’s role with and knowledge of the Company and the Parent, and are necessary to protect the interests of the Company and the Parent; and (ii) completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for any reason whatsoever. The Executive acknowledges that the Executive has carefully considered the terms of this Agreement, including the restrictive covenants set forth in this Section 8, and acknowledges that if this Agreement is enforced according to its terms, the Executive will be able to earn a reasonable living in commercial activities unrelated to the Company’s business in locations satisfactory to the Executive. The Executive also acknowledges that the restrictive covenants set forth in this Section 8 are a vital part of and are intrinsic to the Company’s ongoing operations, in light of the nature of the Company’s business and the unique position, skills and knowledge of the Executive with the Company. The parties further agree that any invalidity or unenforceability of any one or more of such restrictions on competition or solicitation shall not render invalid or unenforceable any remaining restrictions on competition or solicitation. Additionally, should a court of competent jurisdiction determine that the scope of any provision of this Section 8 is too broad to be enforced as written, the parties hereby authorize the court to reform the provision to such narrower scope as it determines to be reasonable and enforceable and the parties intend that the affected provision be enforced as so amended. The Executive acknowledges and agrees that to the extent the Executive has breached or is in breach of any of the covenants set forth in Section 8(a) or Section 8(b), the Restricted Period shall be extended by an amount of time equal to the duration of such breach.

(i) Preservation of Rights.

(i) Notwithstanding anything in this Agreement to the contrary, the Executive is not prohibited or limited in any way: (A) from communicating with or disclosing information in good faith to any federal, state, or local governmental agency, law enforcement agency, inspector general, legislative body, or public or governmental official (or any staff member to or personnel of the foregoing) (collectively, “Government Agencies”) regarding alleged unlawful conduct by the Company or the Parent; (B) from testifying truthfully in administrative, legislative, or judicial proceedings relating to alleged unlawful conduct by the Company or the Parent; (C) from filing a charge or complaint with any administrative agency, such as the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”), or a state fair employment practice agency, or from communicating directly with or providing information or testimony before an administrative agency, or otherwise from participating in an agency proceeding or investigation; (D) from discussing with or disclosing to Government Agencies information about alleged unlawful acts in the workplace; (E) from exercising the Executive’s rights, if any, under Section 7 of the National Labor Relations Act (“NLRA”); or (F) from otherwise making disclosures that are protected under applicable law, including, without limitation, rules or regulations promulgated by the SEC, the NLRB, the EEOC, or any other federal, state, or local government agency. The Executive understands that nothing in this Agreement limits the Executive’s right to communicate with any Government Agencies or otherwise to participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agencies, including by providing documents or other information, without providing notice to or obtaining approval from the Company or the Parent. The Executive may provide confidential information to Government Agencies without risk of being held liable for damages or financial penalties, and the Executive retains the right to receive an award for information provided to any Government Agencies, including, without limitation, the SEC.

(ii) Notwithstanding anything in this Agreement to the contrary, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

9. Code of Business Conduct and Ethics; and Other Policies. During the Term, Executive shall comply with the Company’s Related Person Transaction Policy and Conflicts of Interest Policy, as well as the Company’s Code of Business Conduct and Ethics.

10. Recoupment Policy. The Executive agrees to be subject to and bound by the terms of any compensation recoupment policy adopted by the Board or Compensation Committee, including, without limitation, to the extent applicable, the Recovery of Erroneously Awarded Compensation Policy required by the listing standards of the New York Stock Exchange and any other policy intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Executive shall execute any documents in reasonable form and take such other actions as may be requested by the Company or the Parent to confirm, or otherwise in furtherance of, compliance with any such recoupment policies.

11. Representations. The Executive represents that the credentials and information provided by the Executive to the Company (or its agents) related to the Executive’s qualifications and ability to perform the position and duties set forth in Section 1(b) are true and correct.

12. Proprietary Information and Inventions Agreement. As a condition of the Executive’s continued employment with the Company, the Executive will sign the Proprietary Information and Inventions Agreement (the “PIIA”), attached hereto as Exhibit A. Nothing in or about this Agreement (including the PIIA), however, prohibits the Executive from: (a) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of a claim or complaint with the U.S. Securities and Exchange Commission (the “SEC”); (b) providing any information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (c) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (d) receiving a monetary award as set forth in Section 21F of the Exchange Act.

13. Arbitration of Disputes.

(a) Arbitration Generally. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination or retaliation, whether based on race, color, religion, national origin, sex, gender, age, disability, handicap, sexual orientation, or any other protected class under applicable law) shall, to the fullest extent permitted by law, be settled by arbitration, before a single arbitrator, in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of JAMS in Miami, Florida in accordance with the JAMS Employment Arbitration Rules, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. The Executive understands that the Executive may only bring such claims in the Executive’s individual capacity, and not as a plaintiff or class member in any purported class proceeding or any purported representative proceeding. The Executive further understands that, by signing this Agreement, the Company and the Executive are giving up any right they may have to a jury trial on all claims they may have against each other. Judgment upon the award rendered by the single arbitrator may be entered in any court having jurisdiction thereof. This Section 13 shall be specifically enforceable. Notwithstanding the foregoing, this Section 13 shall not: (i) preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary or permanent injunction in circumstances in which such relief is appropriate, including without limitation, relief sought in connection with the Continuing Obligations; or (ii) preclude the Executive from filing an administrative charge or complaint with the Equal Employment Opportunity Commission, the Florida Commission on Human Relations, or any other federal, state, or local agency in connection with an employment-related dispute or claim; or (iii) require the Executive to arbitrate a sexual harassment dispute or a sexual assault dispute unless the Executive voluntarily elects to arbitrate such dispute in accordance with this Section 13; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 13.

(b) Arbitration Fees and Costs. Each party shall pay its own costs and attorneys’ fees, if any, in connection with any arbitration. If, however, any party prevails on a statutory or contractual claim that affords the prevailing party attorneys’ fees (including pursuant to this Agreement), the arbitrator may award attorneys’ fees to the prevailing party to the extent permitted by law.

14. Governing Law and Consent to Jurisdiction. This is a Florida contract and shall be construed under and be governed in all respects by the laws of the State of Florida, without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit. To the extent that any court action is permitted consistent with or to enforce Section 13 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts of the State of Florida. Accordingly, with respect to any such court action, the Executive: (a) submits to the exclusive personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

15. Waiver of Jury Trial. Each of the Executive, the Company, and the Parent irrevocably and UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR THE PARENT OR ANY AFFILIATE OF THE COMPANY, INCLUDING WITHOUT LIMITATION THE EXECUTIVE’S, THE COMPANY’S, OR THE PARENT’S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT.

16. Integration. This Agreement, the PIIA, the exhibit attached hereto, the Equity Documents, and any plans or programs referenced herein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, promises, commitments, statements and other representations between the parties concerning such subject matter.

17. Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

18. Successors and Assigns. None of the Executive, the Company, or the Parent may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other parties; provided, however, that the Company or the Parent may assign its rights and obligations under this Agreement (including the Continuing Obligations) without the Executive’s consent to any affiliate or to any person or entity with whom the Company or the Parent shall hereafter effect a reorganization or consolidation, into which the Company or the Parent merges or to whom it transfers all or substantially all of its properties or assets; provided further that if the Executive remains employed or becomes employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then the Executive shall not be entitled to any payments, benefits or vesting pursuant to Section 5 of this Agreement solely as a result of such transaction. This Agreement shall inure to the benefit of and be binding upon the Executive, the Company, and the Parent, and each of the Executive’s, the Company’s, and the Parent’s respective successors, executors, administrators, heirs, and permitted assigns. In the event of the Executive’s death after the Executive’s termination of employment, but prior to the completion by the Company of all payments due to the Executive under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

19. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by an arbitrator or a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

21. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

22. Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address on file with the Company for the Executive, in the case of the Company or the Parent, at their respective main offices, attention of: General Counsel and Corporate Secretary.

Page17 of 25

23. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company and the Parent.

24. Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company’s or the Parent’s benefit plans, programs, or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s or the Parent’s benefit plans, programs or policies, except as otherwise provided in Section 8 hereof, and except that the Executive shall have no rights to any severance benefits under any Company or Parent severance pay plan, offer letter, or otherwise.

25. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

Cano Health, LLC

By:
Its:

Date: , 2024

Cano Health, Inc.

By:
Its:

Date: , 2024

Eladio Gil

Date: , 2024

Address:

Exhibit A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

(THE “AGREEMENT”)

The following confirms and memorializes an agreement that Cano Health, LLC, a Florida limited liability company (the “Company”), [Cano Health, Inc., a Delaware corporation] (the “Parent”), and I (Eladio Gil) have had since the commencement of my employment (which term, for purposes of this Agreement, shall be deemed to include any relationship of service to the Company or Parent that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by the Company:

1. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by the Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company or Parent. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2. The Company shall own, and I hereby assign to the Company, all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information (collectively, “Inventions”) made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company (collectively, “Company Inventions”), and I will promptly disclose all Company Inventions to the Company. The term “Company Inventions” will not include any Invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by the foregoing so that the Company can make an independent assessment. I shall further assist the Company, at the Company’s expense, to further evidence, record and perfect the foregoing assignment and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to the Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix A in a manner that does not violate any third party rights or disclose any confidential information. Without limiting Section 1 or the Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of the Company or Parent, I use or (except pursuant to this Section 2) disclose my own or any third party’s confidential information or intellectual property (or if any Company Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), the Company will have, and I hereby grant the Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3. To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

4. I agree that all Company Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to the Company or Parent, or the business, or demonstrably anticipated business of the Company or Parent, or that are received by or for the Company or Parent in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5. I agree that during the term of my employment with the Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the Company’s business, and I will not assist any other person or organization in competing or in preparing to compete with any of the Company’s business or demonstrably anticipated business.

6. I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause (all in accordance with the terms and conditions of my Employment Agreement). In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the Company’s CEO or the Parent’s Board of Directors and me.

7. I agree that my obligations under paragraphs 2, 3, and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

8. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Florida, without regard to the conflict of law provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by the Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to the Company and/or Parent for which damages would not be an adequate remedy, and, therefore, the Company or Parent will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.

9. Pursuant to the federal Defend Trade Secrets Act of 2016, I acknowledge receipt of the following notice: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.” I further understand that nothing contained in this Agreement limits my ability to (A) communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company, or (B) share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information.

10. Nothing in or about this Agreement prohibits me from: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), maintaining the confidentiality of a claim with the U.S. Securities and Exchange Commission (the “SEC”); (ii) providing Proprietary Information or information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (iv) receiving a monetary award as set forth in Section 21F of the Exchange Act.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

_____________, 2024

Eladio Gil

Accepted and Agreed to:

CANO HEALTH, LLC

By:
Name:
Title:

CANO HEALTH, INC.

By:
Name:
Title:

APPENDIX A

PRIOR MATTER

NOT APPLICABLE

Page 24of 24

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made by and among Cano Health, LLC (the “Company”), [Cano Health, Inc., a Delaware corporation]1 (the “Parent”), and Jennifer Hevia, née Fernandez (the “Executive”), effective as of [•], 2024 (the “Effective Date”).

WHEREAS, upon the Effective Date the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, on the terms and conditions contained herein;

WHEREAS, the Executive, the Company and the Parent previously entered into that certain Amended and Restated Employment Agreement, effective as of January 1, 2024 (the “Prior Employment Agreement”); and

WHEREAS, in connection with the Parent’s and its subsidiaries’ Fourth Amended Joint Chapter 11 Plan of Reorganization of Cano Health, Inc. and Its Affiliated Debtors, dated May 21, 2024 [Docket No. 864] (including any exhibits, schedules, and supplements thereto and as may be amended, restated, supplemented, or otherwise modified from time to time, the “Plan”), the Prior Employment Agreement will be deemed rejected as of the Effective Date and the Parent, the Company and the Executive have agreed to enter into a new post-emergence employment agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment.

(a) Term. The Company shall employ the Executive, and the Executive shall be employed by the Company, pursuant to the terms of this Agreement commencing on the Effective Date and, unless the Executive’s employment terminates sooner in accordance with the provisions of Section 3, continuing until the 2nd anniversary of the Effective Date (the “Initial Term”); provided that the employment period (the “Term”) shall be renewed automatically for successive periods of 1 year (each 1-year successive period a “Renewal Term”), unless the Company delivers to the Executive, or the Executive delivers to the Company, written notice of the Company’s or the Executive’s, as applicable, election not to renew the Term for the following Renewal Term (a “Non-Renewal Notice”) in accordance with Section 3(f).

(b) Position and Duties. The Executive shall serve as the Company’s Chief People Officer and shall perform the duties customarily performed by the chief people officer of a privately held company, as well as such other additional duties as may from time to time be prescribed by the Company’s Chief Executive Officer (the “CEO”) or the Parent’s Board of Directors (the “Board”), in their respective discretion. The Executive shall devote the Executive’s full working time and best efforts to the Company’s business and affairs. Notwithstanding the foregoing, the Executive may engage in religious, charitable, or other community service activities, as long as such activities do not interfere or conflict with the Executive’s performance of her duties to the Company under this Agreement.

[1]	Note to Draft: Will be the ultimate top corporation.

2. Compensation and Related Matters.

(a) Base Salary. As of the Effective Date, the Executive’s base salary shall be paid at the annualized gross rate of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00), less taxes, withholdings, and deductions that are authorized or required by law. The Executive’s base salary shall be subject to periodic review by the CEO or the Board or the Compensation Committee of the Board (the “Compensation Committee”), provided that the Executive’s base salary may be increased, but not decreased, below the initial base salary of $350,000.00. The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for executive officers.

(b) Incentive Compensation. The Executive shall be eligible to receive cash incentive compensation as determined by the Compensation Committee or the Board, taking into consideration the CEO’s recommendation, if applicable, from time to time (“Incentive Compensation”). For the period commencing on the Effective Date and ending on December 31, 2024, the Executive shall be eligible to receive cash incentive compensation (the “Stub Incentive Compensation”) based upon the achievement of certain performance targets, which amount and targets, in each case, shall be determined by the Board in consultation with the CEO. Any such Stub Incentive Compensation shall be paid no later than March 15, 2025, subject to the Executive’s continued active employment with the Company on the date of payment. For each fiscal year beginning with the fiscal year ending December 31, 2025, the Executive’s target annual Incentive Compensation shall be 50% of the Base Salary (referred to herein as the “Target Bonus”), subject to increase as determined by the CEO or the Board or the Compensation Committee in their sole discretion. Except as may be set forth in any applicable Incentive Compensation plan and subject to any required approval of the Board or the Compensation Committee, including pursuant to applicable law, rule, regulation, national securities exchange listing standards or requirements, or the Charter of the Compensation Committee, the actual amount to be paid to the Executive as Incentive Compensation, if any, shall be determined in the sole discretion of the CEO, the Board, and/or the Compensation Committee, applying corporate performance targets and other criteria substantially similar to the targets and other criteria applied when determining incentive compensation for the Company’s other executive officers, which criteria shall include, without limitation, corporate financial performance and individual performance measurements or evaluations. Except as may be provided by the Board or the Compensation Committee, or as may otherwise be set forth in any applicable Incentive Compensation plan or this Agreement, the Executive will not be deemed to have earned, and will not be paid, any Incentive Compensation in respect of a bonus for a fiscal period unless the Executive is actively employed by the Company on the date on which the Company is paying its other senior executives under such bonus program.

(c) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.

(d) Other Benefits. The Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans. The Company, however, retains the right to modify, amend, and discontinue benefits in its sole discretion.

(e) Paid Time Off/Holidays. During the Term, the Executive shall be entitled to accrue up to twenty-six (26) days of paid time off (“PTO”) in each calendar year (prorated for any partial years of employment), which shall be accrued ratably per pay period. If any accrued PTO remains unused at the end of a calendar, the Executive shall be entitled to carry over up to five (5) days of such unused PTO to the next calendar year, and all other unused PTO will be forfeited. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

(f) Emergence Award; MIP-Related Provisions. Following adoption of the Parent’s post-emergence management equity incentive plan (as it may be amended, the “MIP”) in accordance with the MIP term sheet attached to the Plan Supplement (as defined in the Plan) (the “MIP Term Sheet”), the Executive shall be eligible to receive an emergence award in accordance with the terms of the MIP Term Sheet, the MIP and the applicable award agreement (the “Emergence Award”). If a Change in Control (as defined below) is consummated before the Emergence Awards are granted, the Board and the Executive will jointly agree on payments to the Executive that are consistent with the payments that the Executive would have received in connection with such Change in Control if the Emergence Award had been granted prior to the consummation thereof.

3. Termination. Notwithstanding any other provision of this Agreement to the contrary, the Executive’s employment hereunder may be terminated at any time, without breaching this Agreement, under the following circumstances:

(a) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death.

(b) Disability. The Company may terminate the Executive’s employment if the Executive is disabled and unable to perform or expected to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the Company’s request shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, then the Company’s determination of such issue shall be final and binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law, including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq., and the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq.

(c) Termination by the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean any of the following:

(i) a material act of misconduct by the Executive in connection with the performance of the Executive’s duties, including, without limitation: (A) a willful failure or refusal to perform material responsibilities that have been requested by the CEO or the Board, or (B) misappropriation of funds or property of the Company or the Parent, or any of their respective subsidiaries or affiliates, other than the occasional, customary and de minimis use of the Company’s or the Parent’s, or their respective subsidiaries’ or affiliates,’ property for personal purposes;

(ii) the Executive’s conviction of or plea of guilty or nolo contendere to: (A) any felony; or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

(iii) a material breach by the Executive of any provisions of this Agreement, including the Continuing Obligations (defined below) or any of the other provisions contained in Section 8 of this Agreement;

(iv) a material violation by the Executive of any of the Company’s written employment policies regarding discrimination, harassment, retaliation, or workplace safety; or

(v) the Executive’s failure to materially cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation (after the Executive receives notices to preserve such documents or other materials) or the willful inducement of others to fail to cooperate or to produce documents or other materials with such investigation.

(vi) The Executive will be provided written notice of any alleged action or inaction giving rise to “Cause” under clauses (i), (iii), (iv) or (v) describing with reasonable particularity the basis for such “Cause” and will be provided 30 calendar days from the date of such notice to cure such alleged action or inaction, to the extent capable of being cured. If timely cured to the reasonable satisfaction of the Company, such occurrence will not constitute “Cause.”

(d) Termination by the Company without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement (other than: (y) a termination for Cause under Section 3(c); or (z) a termination resulting from the death or disability of the Executive under Section 3(a) or Section 3(b), as applicable), including a termination resulting from the Company’s election not to renew the Initial Term, the Term, or any Renewal Term under Section 3(f), shall be deemed a termination without Cause.

(e) Termination by the Executive. The Executive may terminate her employment hereunder at any time for any reason, including, but not limited to, Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has completed all steps of the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Executive’s consent (each, a “Good Reason Condition”):

(i) a substantial and material diminution in the Executive’s responsibilities, authority, or duties;

(ii) a material diminution in the Executive’s Base Salary or Executive’s Target Bonus, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all of the Company’s senior management employees;

(iii) a material change in the geographic location at which the Executive provides services to the Company, such that there is an increase of more than 30 miles of driving distance to such location from the Executive’s principal residence as of such change (provided that the requirement that the Executive provide services at the location of the current headquarters of the Company shall not trigger “Good Reason”);

(iv) a material breach of this Agreement by the Company; or

(v) the failure to adopt the MIP or for the MIP to become effective and/or of the Executive to receive the Emergence Award provided for under the MIP Term Sheet on the terms set forth in the MIP Term Sheet, in each case, within 90 days following the Effective Date.

The “Good Reason Process” consists of the following steps:

(i) the Executive reasonably determines in good faith that a Good Reason Condition has occurred;

(ii) the Executive notifies the Company in writing of the first occurrence of the Good Reason Condition within 30 calendar days after the first occurrence of such condition;

(iii) the Executive cooperates in good faith with the Company’s efforts, for a period of not less than 60 calendar days following such notice (the “Cure Period”), to remedy the Good Reason Condition;

(iv) notwithstanding such efforts, the Good Reason Condition continues to exist at the end of the Cure Period; and

(v) the Executive terminates employment within 60 calendar days after the end of the Cure Period.

If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(f) Termination by Notice of Non-Renewal. The Executive and/or the Company may terminate the Executive’s employment by delivering a Non-Renewal Notice which: (i) if delivered by the Executive, must be delivered to the Company at least 180 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable, and (ii) if delivered by the Company, must be delivered to the Executive at least 90 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

4. Matters Related to Termination.

(a) Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

(b) Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by death, the date of death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Company without Cause under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination; (iv) if the Executive’s employment is terminated by the Executive under Section 3(e) other than for Good Reason, 30 days after the date on which a Notice of Termination is given; (v) if the Executive’s employment is terminated by the Executive under Section 3(e) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period; and (vi) if the Executive’s employment is terminated on account of either party providing a Notice of Non-Renewal, the last day of the Initial Term or then current Renewal Term, as applicable. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination or Notice of Non-Renewal to the Company, or if the Executive otherwise resigns from her employment with the Company, then the Company may, in its discretion, unilaterally accelerate the Date of Termination and such acceleration shall not be considered a termination by the Company for purposes of this Agreement.

(c) Accrued Obligations. If the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, then the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate): (i) any Base Salary earned through the Date of Termination and, if applicable, any accrued but unused vacation through the Date of Termination, payable within 30 days following the Date of Termination (or such earlier date as may be required by applicable law); (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company or any of its subsidiaries or affiliates through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”). In addition to the foregoing, if the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, the Executive’s rights, if any, with respect to the Executive’s equity and equity-based awards at the Parent, including, without limitation, the Emergence Award, shall be governed solely by the Parent’s shareholders agreement (or comparative organizational document), the MIP and the applicable award agreement (collectively, the “Equity Documents”).

(d) Resignation of All Other Positions. Unless otherwise agreed to in writing by the Executive and the Company, the Executive shall be deemed to have resigned from all officer, employee, board member and committee member positions, and any other similar positions, that the Executive holds with the Company, the Parent, or any of their respective subsidiaries and affiliates upon the termination of the Executive’s employment for any reason, including termination by the Company with or without Cause and termination by the Executive with or without Good Reason. The Executive shall execute any documents in reasonable form and take such other customary actions as may be requested by the Company to confirm, or otherwise in furtherance of, such resignations; it being agreed and understood, however, that such resignations shall be effective, immediately and automatically upon the termination of the Executive’s employment.

5. Severance Pay and Benefits Upon Termination by the Company Without Cause or by the Executive for Good Reason. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) (including the Company’s delivery of a Non-Renewal Notice as provided in Section 3(f)), or the Executive terminates employment for Good Reason as provided in Section 3(e), then, in addition to the Accrued Obligations, and subject to the Executive delivering (and not revoking) an executed “Separation Agreement and General Release of Claims” (“Separation Agreement”) in a form provided by the Company, the Company shall pay or provide the Executive with the following starting within 60 days after the Executive’s Date of Termination (following the payment terms below under this Section 5):

(a) Severance Payments Outside a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is not within 12 months following the consummation of a Change in Control (a “Change in Control Period”), the Company shall pay the Executive an amount equal to: (i) 12 months of the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason); (ii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination; and (iii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason), which payment under this clause (iii) shall be contingent upon and adjusted based upon the Compensation Committee’s approval of the Company’s annual performance against the applicable bonus performance targets and paid out and at the same time as payments are being made to the Company’s other senior executives. For purposes of this Agreement, “Change in Control” means the sale, transfer, acquisition, issuance or other disposition, in one or more transactions, of (i) all or substantially all of the consolidated assets of the Parent and its subsidiaries (whether directly or indirectly, including, without limitation, by or through the issuance, sale, contribution, transfer or other disposition (including, without limitation, by way of reorganization, merger, share or unit exchange, consolidation or other business combination) of the equity interests of any direct and/or indirect subsidiary or subsidiaries of the Parent if substantially all of the consolidated assets of the Parent are held by such subsidiary or subsidiaries), (ii) at least a majority of the Parent’s securities carrying the power to elect or appoint the Board (whether directly or indirectly, including, without limitation, or by way of any reorganization, merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), or (iii) at least a majority of the issued and outstanding common shares of Parent (whether directly or indirectly, including, without limitation, or by way of any merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), to (in the case of clause (i), clause (ii) or clause (iii)) any unrelated person, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision). For the avoidance of doubt, the restructuring pursuant to, and the related transactions contemplated under, the Plan is not a Change in Control and does not trigger the Change in Control Period.

(b) Severance Payments During a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is during a Change in Control Period (even if the Date of Termination does not occur during a Change in Control Period), the Executive shall be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason) and (y) the average annual Incentive Compensation paid to the Executive in each of the 2 completed years prior to the year of the Executive’s Date of Termination (provided that, if Incentive Compensation has not been paid to the Executive for each of the prior 2 years, such amount shall be the Executive’s Target Bonus for the current year) (ignoring any reduction that constitutes Good Reason); (ii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason); and (iii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination.

(c) Subject to the Executive’s copayment of premium amounts at the applicable active employee rate and the Executive’s timely and proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse the Executive, upon COBRA election proof of payment, equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of: (i) the 12 month anniversary of the Date of Termination; (ii) the date that the Executive becomes eligible for group medical plan benefits under any other employer group medical plan; or (iii) the cessation of the Executive’s health continuation rights under COBRA; provided, however, that if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act or Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments to the Executive shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates.

(d) Subject to the execution (and non-revocation) and delivery of the Separation Agreement in accordance with first paragraph of Section 5, the amounts payable under Section 5, to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s normal payroll practice over 12 months commencing within 60 days after the Date of Termination (except that any payments of Incentive Compensation or Executive’s Target Bonus shall be paid according to the terms of the plan/program applicable to each, which in all cases would be in lump-sum payments of such bonus amounts); provided, however, that if the 60-day period following Executive’s Date of Termination begins in one calendar year and ends in a second calendar year, such payments, to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

6. Additional Limitation.

(a) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company or the Parent to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).

(b) For purposes of this Section 6, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(c) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(a) shall be made by an independent (not otherwise employed by the Company), nationally recognized accounting firm selected and paid for by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

7. Section 409A.

(a) Notwithstanding anything in this Agreement to the contrary, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code and the regulations and authoritative guidance promulgated thereunder (collectively, “Section 409A”), the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) 6 months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the 6-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d) The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A and intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. Each payment pursuant to this Agreement that is intended to constitute a separate payment shall be treated as right to receive a series of separate and distinct payments for purposes of Treasury Regulation Section 1.409A-2(b)(2). Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company or Parent, as applicable. The parties agree that this Agreement may be amended, as reasonably requested by any party, and as may be necessary to comply with Section 409A in order to preserve the payments and benefits provided hereunder without additional cost to any party.

(e) The Company and the Parent make no representation or warranty and the Company, the Parent, any of their respective affiliates and/or any of their respective directors, officers, agents, attorneys, employees, executives, shareholders, investors, members, managers, trustees, fiduciaries, representatives, principals, accountants, insurers, successors or assigns, shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute non-qualified deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such section.

8. Continuing Obligations. For purposes of this Agreement, the obligations in this Section 8 shall collectively be referred to as the “Continuing Obligations.”

(a) Non-Competition. The Executive agrees that during the period of her employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and for 12 months following the Executive’s separation of employment for any reason (the “Restricted Period”), the Executive shall not, directly or indirectly, own any interest in, manage, operate, join, control or participate in the ownership, management, operation or control of, or be an officer or employee of, or serve as a director (or similar position) for or as a consultant or advisor to, any business or organization that provides, directly or indirectly (including as a provider or as a management services organization), in a primary care clinic setting (which includes, without limitation, the practice of primary care medicine in a multidisciplinary clinic), professional medical services, diagnostic, therapeutic and ancillary services, nursing and other clinical services, outpatient healthcare services, pharmacy services, or any other services incident to the operation of an internal medicine practice in a primary care clinic setting or any other services or lines of business being conducted by the Company at the time of the Executive’s separation provided that they constitute a material source of the Company’s revenues or earnings (each, a “Restricted Business”). The foregoing restriction shall apply to any state, province, territory or possession of the U.S. where the Company, the Parent and/or any of their respective subsidiaries or affiliates, conduct a Restricted Business at the time of the Executive’s separation (or have expended material resources or time to plan the conduct of a Restricted Business, which plans remain active and have not been abandoned at the time of the Executive’s termination) (the “Restricted Territory”). The foregoing shall not restrict the Executive from owning up to 1% of any class of securities of any person engaged in a Restricted Business if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act, as long as such securities are held solely as a passive investment and not with a view to influencing, controlling or directing the affairs of such person.

(b) Non-Solicitation. The Executive agrees that, for 24 months following the Executive’s separation of employment for any reason, the Executive will not, directly or indirectly, for herself or on behalf of or in conjunction with any other person or entity: (i) solicit, induce, attempt to solicit or induce, or hire or attempt to hire any person that is, or was within 12 months prior to the Executive’s separation date, an employee of the Company, the Parent and/or any of their respective subsidiaries or affiliates; provided, however, this Section 8(b) shall not be breached by a solicitation to the general public or through general advertising; or (ii) solicit, advise or encourage any person, firm, government agency or corporation (a “Customer”), including, without limitation, any potential customer of the Company, the Parent and/or any of their respective subsidiaries or affiliates that to the Executive’s knowledge was engaged in discussion with the Company, the Parent and/or any of their respective subsidiaries or affiliates during the Executive’s employment to do business with the Company, the Parent and/or any of their respective subsidiaries or affiliates (or with whom the Executive actively worked during employment), to withdraw, curtail or cancel its business (or potential business) with the Company, the Parent and/or any of their respective subsidiaries or affiliates.

(c) Non-Disparagement. During the period of the Executive’s employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and at all times thereafter, the Executive agrees that she will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the Company, the Parent, or any of their respective subsidiaries or affiliates, their respective businesses, products or services, or any of their present or former officers, directors, members, stockholders, managers or employees.

(d) Confidentiality. The Executive understands and agrees that the Executive’s employment creates a relationship of confidence and trust between the Executive, the Company, and the Parent with respect to all Confidential Information (defined below). At all times, both during the Executive’s employment with the Company and after separation of employment for any reason, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing the Executive’s duties to the Company or the Parent.

“Confidential Information” means all information belonging to the Company, the Parent, or any of their subsidiaries or affiliates which is of any value to the Company, the Parent, or any of their subsidiaries or affiliates in the course of conducting their business and the disclosure of which, would result in a competitive or other disadvantage to the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes, without limitation: financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes information developed by the Executive in the course of the Executive’s employment by the Company, as well as other information to which the Executive may have access in connection with the Executive’s employment. Confidential Information also includes the confidential information of others with which the Company or the Parent has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information that (i) was known to the public prior to its disclosure to the Executive; (ii) becomes generally known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive or any representative of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation, or legal process (provided that, to the extent not prohibited by law, the Executive shall provide the Company with prior notice of the contemplated disclosure and shall cooperate with the Company at its expense in seeking a protective order or other appropriate protection of such information).

(e) Return of Company Property. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive’s employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

(f) Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company, the Parent and/or any of their respective subsidiaries or affiliates in: (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company, the Parent, and/or their respective subsidiaries and affiliates which relate to events or occurrences that transpired while the Executive was employed by the Company; and (ii) the investigation, whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available at mutually convenient times to meet with counsel to answer questions truthfully or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company, the Parent, and their respective subsidiaries and affiliates in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8(d).

(g) Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the Continuing Obligations, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes or threatens to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach or threatened breach without showing or proving any actual damage to the Company.

(h) Reasonable Limitation and Severability. The parties agree that the above restrictions are: (i) appropriate and reasonable given the Executive’s role with and knowledge of the Company and the Parent, and are necessary to protect the interests of the Company and the Parent; and (ii) completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for any reason whatsoever. The Executive acknowledges that the Executive has carefully considered the terms of this Agreement, including the restrictive covenants set forth in this Section 8, and acknowledges that if this Agreement is enforced according to its terms, the Executive will be able to earn a reasonable living in commercial activities unrelated to the Company’s business in locations satisfactory to the Executive. The Executive also acknowledges that the restrictive covenants set forth in this Section 8 are a vital part of and are intrinsic to the Company’s ongoing operations, in light of the nature of the Company’s business and the unique position, skills and knowledge of the Executive with the Company. The parties further agree that any invalidity or unenforceability of any one or more of such restrictions on competition or solicitation shall not render invalid or unenforceable any remaining restrictions on competition or solicitation. Additionally, should a court of competent jurisdiction determine that the scope of any provision of this Section 8 is too broad to be enforced as written, the parties hereby authorize the court to reform the provision to such narrower scope as it determines to be reasonable and enforceable and the parties intend that the affected provision be enforced as so amended. The Executive acknowledges and agrees that to the extent the Executive has breached or is in breach of any of the covenants set forth in Section 8(a) or Section 8(b), the Restricted Period shall be extended by an amount of time equal to the duration of such breach.

(i) Preservation of Rights.

(i) Notwithstanding anything in this Agreement to the contrary, the Executive is not prohibited or limited in any way: (A) from communicating with or disclosing information in good faith to any federal, state, or local governmental agency, law enforcement agency, inspector general, legislative body, or public or governmental official (or any staff member to or personnel of the foregoing) (collectively, “Government Agencies”) regarding alleged unlawful conduct by the Company or the Parent; (B) from testifying truthfully in administrative, legislative, or judicial proceedings relating to alleged unlawful conduct by the Company or the Parent; (C) from filing a charge or complaint with any administrative agency, such as the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”), or a state fair employment practice agency, or from communicating directly with or providing information or testimony before an administrative agency, or otherwise from participating in an agency proceeding or investigation; (D) from discussing with or disclosing to Government Agencies information about alleged unlawful acts in the workplace; (E) from exercising the Executive’s rights, if any, under Section 7 of the National Labor Relations Act (“NLRA”); or (F) from otherwise making disclosures that are protected under applicable law, including, without limitation, rules or regulations promulgated by the SEC, the NLRB, the EEOC, or any other federal, state, or local government agency. The Executive understands that nothing in this Agreement limits the Executive’s right to communicate with any Government Agencies or otherwise to participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agencies, including by providing documents or other information, without providing notice to or obtaining approval from the Company or the Parent. The Executive may provide confidential information to Government Agencies without risk of being held liable for damages or financial penalties, and the Executive retains the right to receive an award for information provided to any Government Agencies, including, without limitation, the SEC.

(ii) Notwithstanding anything in this Agreement to the contrary, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

9. Code of Business Conduct and Ethics; and Other Policies. During the Term, Executive shall comply with the Company’s Related Person Transaction Policy and Conflicts of Interest Policy, as well as the Company’s Code of Business Conduct and Ethics.

10. Recoupment Policy. The Executive agrees to be subject to and bound by the terms of any compensation recoupment policy adopted by the Board or Compensation Committee, including, without limitation, to the extent applicable, the Recovery of Erroneously Awarded Compensation Policy required by the listing standards of the New York Stock Exchange and any other policy intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Executive shall execute any documents in reasonable form and take such other actions as may be requested by the Company or the Parent to confirm, or otherwise in furtherance of, compliance with any such recoupment policies.

11. Representations. The Executive represents that the credentials and information provided by the Executive to the Company (or its agents) related to the Executive’s qualifications and ability to perform the position and duties set forth in Section 1(b) are true and correct.

12. Proprietary Information and Inventions Agreement. As a condition of the Executive’s continued employment with the Company, the Executive will sign the Proprietary Information and Inventions Agreement (the “PIIA”), attached hereto as Exhibit A. Nothing in or about this Agreement (including the PIIA), however, prohibits the Executive from: (a) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of a claim or complaint with the U.S. Securities and Exchange Commission (the “SEC”); (b) providing any information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (c) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (d) receiving a monetary award as set forth in Section 21F of the Exchange Act.

13. Arbitration of Disputes.

(a) Arbitration Generally. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination or retaliation, whether based on race, color, religion, national origin, sex, gender, age, disability, handicap, sexual orientation, or any other protected class under applicable law) shall, to the fullest extent permitted by law, be settled by arbitration, before a single arbitrator, in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of JAMS in Miami, Florida in accordance with the JAMS Employment Arbitration Rules, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. The Executive understands that the Executive may only bring such claims in the Executive’s individual capacity, and not as a plaintiff or class member in any purported class proceeding or any purported representative proceeding. The Executive further understands that, by signing this Agreement, the Company and the Executive are giving up any right they may have to a jury trial on all claims they may have against each other. Judgment upon the award rendered by the single arbitrator may be entered in any court having jurisdiction thereof. This Section 13 shall be specifically enforceable. Notwithstanding the foregoing, this Section 13 shall not: (i) preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary or permanent injunction in circumstances in which such relief is appropriate, including without limitation, relief sought in connection with the Continuing Obligations; or (ii) preclude the Executive from filing an administrative charge or complaint with the Equal Employment Opportunity Commission, the Florida Commission on Human Relations, or any other federal, state, or local agency in connection with an employment-related dispute or claim; or (iii) require the Executive to arbitrate a sexual harassment dispute or a sexual assault dispute unless the Executive voluntarily elects to arbitrate such dispute in accordance with this Section 13; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 13.

(b) Arbitration Fees and Costs. Each party shall pay its own costs and attorneys’ fees, if any, in connection with any arbitration. If, however, any party prevails on a statutory or contractual claim that affords the prevailing party attorneys’ fees (including pursuant to this Agreement), the arbitrator may award attorneys’ fees to the prevailing party to the extent permitted by law.

14. Governing Law and Consent to Jurisdiction. This is a Florida contract and shall be construed under and be governed in all respects by the laws of the State of Florida, without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit. To the extent that any court action is permitted consistent with or to enforce Section 13 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts of the State of Florida. Accordingly, with respect to any such court action, the Executive: (a) submits to the exclusive personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

15. Waiver of Jury Trial. Each of the Executive, the Company, and the Parent irrevocably and UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR THE PARENT OR ANY AFFILIATE OF THE COMPANY, INCLUDING WITHOUT LIMITATION THE EXECUTIVE’S, THE COMPANY’S, OR THE PARENT’S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT.

16. Integration. This Agreement, the PIIA, the exhibit attached hereto, the Equity Documents, and any plans or programs referenced herein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, promises, commitments, statements and other representations between the parties concerning such subject matter.

17. Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

18. Successors and Assigns. None of the Executive, the Company, or the Parent may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other parties; provided, however, that the Company or the Parent may assign its rights and obligations under this Agreement (including the Continuing Obligations) without the Executive’s consent to any affiliate or to any person or entity with whom the Company or the Parent shall hereafter effect a reorganization or consolidation, into which the Company or the Parent merges or to whom it transfers all or substantially all of its properties or assets; provided further that if the Executive remains employed or becomes employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then the Executive shall not be entitled to any payments, benefits or vesting pursuant to Section 5 of this Agreement solely as a result of such transaction. This Agreement shall inure to the benefit of and be binding upon the Executive, the Company, and the Parent, and each of the Executive’s, the Company’s, and the Parent’s respective successors, executors, administrators, heirs, and permitted assigns. In the event of the Executive’s death after the Executive’s termination of employment, but prior to the completion by the Company of all payments due to the Executive under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

19. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by an arbitrator or a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

21. Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

22. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

23. Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address on file with the Company for the Executive, in the case of the Company or the Parent, at their respective main offices, attention of: General Counsel and Corporate Secretary.

24. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company and the Parent.

25. Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company’s or the Parent’s benefit plans, programs, or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s or the Parent’s benefit plans, programs or policies, except as otherwise provided in Section 8 hereof, and except that the Executive shall have no rights to any severance benefits under any Company or Parent severance pay plan, offer letter, or otherwise.

26. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

Cano Health, LLC

By:
Its:

Date:__________, 2024

Cano Health, Inc.

By:
Its:

Date:_________, 2024

Jennifer Hevia, née Fernandez

Date: , 2024

Address:

Exhibit A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

(THE “AGREEMENT”)

The following confirms and memorializes an agreement that Cano Health, LLC, a Florida limited liability company (the “Company”), [Cano Health, Inc., a Delaware corporation] (the “Parent”), and I (Jennifer Hevia, née Fernandez) have had since the commencement of my employment (which term, for purposes of this Agreement, shall be deemed to include any relationship of service to the Company or Parent that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by the Company:

1. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by the Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company or Parent. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2. The Company shall own, and I hereby assign to the Company, all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information (collectively, “Inventions”) made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company (collectively, “Company Inventions”), and I will promptly disclose all Company Inventions to the Company. The term “Company Inventions” will not include any Invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by the foregoing so that the Company can make an independent assessment. I shall further assist the Company, at the Company’s expense, to further evidence, record and perfect the foregoing assignment and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to the Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix A in a manner that does not violate any third party rights or disclose any confidential information. Without limiting Section 1 or the Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of the Company or Parent, I use or (except pursuant to this Section 2) disclose my own or any third party’s confidential information or intellectual property (or if any Company Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), the Company will have, and I hereby grant the Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3. To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

4. I agree that all Company Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to the Company or Parent, or the business, or demonstrably anticipated business of the Company or Parent, or that are received by or for the Company or Parent in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5. I agree that during the term of my employment with the Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the Company’s business, and I will not assist any other person or organization in competing or in preparing to compete with any of the Company’s business or demonstrably anticipated business.

6. I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause (all in accordance with the terms and conditions of my Employment Agreement). In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the Company’s CEO or the Parent’s Board of Directors and me.

7. I agree that my obligations under paragraphs 2, 3, and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

8. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Florida, without regard to the conflict of law provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by the Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to the Company and/or Parent for which damages would not be an adequate remedy, and, therefore, the Company or Parent will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.

9. Pursuant to the federal Defend Trade Secrets Act of 2016, I acknowledge receipt of the following notice: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.” I further understand that nothing contained in this Agreement limits my ability to (A) communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company, or (B) share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information.

10. Nothing in or about this Agreement prohibits me from: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), maintaining the confidentiality of a claim with the U.S. Securities and Exchange Commission (the “SEC”); (ii) providing Proprietary Information or information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (iv) receiving a monetary award as set forth in Section 21F of the Exchange Act.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

_____________, 2024

Jennifer Hevia, née Fernandez

Accepted and Agreed to:

CANO HEALTH, LLC

By:
Name:
Title:

CANO HEALTH, INC.

By:
Name:
Title:

APPENDIX A

PRIOR MATTER

NOT APPLICABLE

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made by and among Cano Health, LLC (the “Company”), [Cano Health, Inc., a Delaware corporation]1 (the “Parent”), and deMarquette Kent (the “Executive”), effective as of [•], 2024 (the “Effective Date”).

WHEREAS, upon the Effective Date the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, on the terms and conditions contained herein;

WHEREAS, the Executive, the Company and the Parent previously entered into that certain Amended and Restated Employment Agreement, effective as of January 1, 2024 (the “Prior Employment Agreement”); and

WHEREAS, in connection with the Parent’s and its subsidiaries’ Fourth Amended Joint Chapter 11 Plan of Reorganization of Cano Health, Inc. and Its Affiliated Debtors, dated May 21, 2024 [Docket No. 864] (including any exhibits, schedules, and supplements thereto and as may be amended, restated, supplemented, or otherwise modified from time to time, the “Plan”), the Prior Employment Agreement will be deemed rejected as of the Effective Date and the Parent, the Company and the Executive have agreed to enter into a new post-emergence employment agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment.

(a) Term. The Company shall employ the Executive, and the Executive shall be employed by the Company, pursuant to the terms of this Agreement commencing on the Effective Date and, unless the Executive’s employment terminates sooner in accordance with the provisions of Section 3, continuing until the 2nd anniversary of the Effective Date (the “Initial Term”); provided that the employment period (the “Term”) shall be renewed automatically for successive periods of 1 year (each 1-year successive period a “Renewal Term”), unless the Company delivers to the Executive, or the Executive delivers to the Company, written notice of the Company’s or the Executive’s, as applicable, election not to renew the Term for the following Renewal Term (a “Non-Renewal Notice”) in accordance with Section 3(f).

(b) Position and Duties. The Executive shall serve as the Company’s Chief Executive Officer and shall perform the duties customarily performed by the chief executive officer of a privately held company, as well as such other additional duties that are consistent with the position of Chief Executive Officer, as may from time to time be prescribed by the Parent’s Board of Directors (the “Board”), in its good faith discretion, including maximizing value to shareholders of the Parent, including via exploring third-party investment opportunities or a sale of substantially all or a portion of the Company’s businesses. The Executive shall report directly

[1]	Note to Draft: Will be the ultimate top corporation.

to the Board, will serve as a member of the Board and will be the highest ranking executive in the Company unless an Executive Chairman is appointed. The Executive shall devote the Executive’s full working time and best efforts to the Company’s business and affairs. Notwithstanding the foregoing, the Executive may (i) engage in religious, charitable, or other community service activities, as long as such activities do not interfere or conflict with the Executive’s performance of his duties to the Company under this Agreement or (ii) own shares of, and/or serve as an officer of, Cheer Health Inc.

2. Compensation and Related Matters.

(a) Base Salary. As of the Effective Date, the Executive’s base salary shall be paid at the annualized gross rate of Five Hundred Twenty-Five Thousand and 00/100 Dollars ($525,000.00), less taxes, withholdings, and deductions that are authorized or required by law. The Executive’s base salary shall be subject to periodic review (but no less frequently than annually) by the Board or the Compensation Committee of the Board (the “Compensation Committee”), provided that the Executive’s base salary may be increased above, but not decreased below, the initial base salary of $525,000.00 during the period beginning on the Effective Date and ending on the earlier of (i) January 31, 2025 or (ii) the date that is six months following the Effective Date (the “Retention Period”). On the first day immediately following the end of the Retention Period, the Executive’s base salary shall automatically increase to an annualized gross rate of One Million and 00/100 Dollars ($1,000,000.00), less taxes, withholdings, and deductions that are authorized or required by law, subject to periodic review in accordance with this Section 2(a), provided, that the Executive’s base salary may be increased above, but not decreased below, the base salary of $1,000,000.00 following the expiration of the Retention Period. The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for executive officers.

(b) Incentive Compensation. The Executive shall be eligible to receive cash incentive compensation as determined by the Compensation Committee or the Board, from time to time (“Incentive Compensation”). For the period commencing on the Effective Date and ending on December 31, 2024, the Executive shall be eligible to receive cash incentive compensation (the “Stub Incentive Compensation”) based upon the achievement of certain performance targets, which amount and targets, in each case, shall be mutually reasonably agreed upon in good faith by the Board and the Executive. Any such Stub Incentive Compensation shall be paid no later than March 15, 2025, subject to the Executive’s continued active employment with the Company on the date of payment. For each fiscal year beginning with the fiscal year ending December 31, 2025, the Executive’s target annual Incentive Compensation shall be 75% of the Base Salary (referred to herein as the “Target Bonus”), subject to increase as determined by the Board or the Compensation Committee in their sole discretion. Except as may be set forth in any applicable Incentive Compensation plan and subject to any required approval of the Board or the Compensation Committee, including pursuant to applicable law, rule, regulation, national securities exchange listing standards or requirements, or the Charter of the Compensation Committee, the actual amount to be paid to the Executive as Incentive Compensation, if any, shall be determined in the sole discretion of the Board and/or the Compensation Committee, applying corporate performance targets and other criteria substantially similar to the targets and other criteria applied when determining incentive compensation for the Company’s other executive officers, which criteria shall include, without limitation, corporate financial performance and individual performance measurements or evaluations. Except as may be provided by the Board or the Compensation Committee, or as may otherwise be set forth in any applicable Incentive Compensation plan or this Agreement, the Executive will not be deemed to have earned, and will not be paid, any Incentive Compensation in respect of a bonus for a fiscal period unless the Executive is actively employed by the Company on the date on which the Company is paying its other senior executives under such bonus program.

(c) Expenses. The Executive shall be entitled to receive prompt reimbursement for (i) all reasonable expenses incurred by the Executive during the Term in performing services hereunder and (ii) up to $35,000 of legal fees incurred in connection with negotiating the term sheets in respect of this Agreement and the MIP (as defined below), in each case, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.

(d) Other Benefits. The Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans. The Company, however, retains the right to modify, amend, and discontinue benefits in its sole discretion.

(e) Paid Time Off. The Executive shall be entitled to take paid time off in accordance with the Company’s applicable paid time off policy for executives, as may be in effect from time to time (and which is subject to change, with or without notice).

(f) Emergence Award; Additional MIP Awards and MIP-Related Provisions. Following adoption of the Parent’s post-emergence management equity incentive plan (as it may be amended, the “MIP”) in accordance with the MIP term sheet attached to the Plan Supplement (as defined in the Plan) (the “MIP Term Sheet”), the Executive shall be eligible to receive an emergence award in accordance with the terms of the MIP Term Sheet, the MIP and the applicable award agreement (the “Emergence Award”). In addition to the Emergence Award, the Executive will be entitled to receive one or more additional awards under the MIP with the same vesting and other materials terms and conditions as the Emergence Award actually made to the Executive to the extent there is dilution of the Emergence Award that results from issuances of equity awards with respect to more than ten percent (10%) of the outstanding equity of the Parent on a fully diluted basis as of the Effective Date that are granted while the Executive is employed by the Company or one of its subsidiaries. If a Change in Control (as defined below) is consummated before the Emergence Awards are granted, the Board and the Executive will jointly agree on payments to the Executive that are consistent with the payments that the Executive would have received in connection with such Change in Control if the Emergence Award had been granted prior to the consummation thereof.

(g) Minimum Change in Control Payment. Unless the parties otherwise mutually agree, if a Change in Control is consummated prior to [June 28], 2026, the aggregate MIP-related payments to the Executive will be not less than $4,000,000 with any amount above the amount payable in respect of the Emergence Award or any other award granted under the MIP to the Executive on or prior to the date of consummation of such Change in Control (any such amount, the “Additional Bonus Amount”), paid to the Executive as a cash bonus, structured in a manner intended to comply with or be exempt from Section 409A (as defined below), which

Additional Bonus Amount shall be payable in a lump sum cash payment within 30 days following the date of the consummation of such Change in Control. Payment of the Additional Bonus Amount, if any, is subject to the Executive’s continued employment with the Company or one of its subsidiaries through the date of the consummation of such Change in Control, provided that if the Executive’s employment is terminated (x) by the Company without Cause as provided in Section 3(d), (y) by the Executive for Good Reason as provided in Section 3(e), or (z) as a result of the Executive’s death or disability under Section 3(a) or Section 3(b), as applicable, in each case, within 270 days prior to the consummation of such Change in Control, any such Additional Bonus Amount shall remain payable as provided for herein.

3. Termination. Notwithstanding any other provision of this Agreement to the contrary, the Executive’s employment hereunder may be terminated at any time, without breaching this Agreement, under the following circumstances:

(a) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death.

(b) Disability. The Company may terminate the Executive’s employment if the Executive is disabled and unable to perform or expected to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the Company’s request shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, then the Company’s determination of such issue shall be final and binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law, including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq., and the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq.

(c) Termination by the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean any of the following:

(i) a material act of misconduct by the Executive in connection with the performance of the Executive’s duties, including, without limitation: (A) a willful failure or refusal to perform material responsibilities that have been requested by the Board, or (B) misappropriation of funds or property of the Company or the Parent, or any of their respective subsidiaries or affiliates, other than the occasional, customary and de minimis use of the Company’s or the Parent’s, or their respective subsidiaries’ or affiliates,’ property for personal purposes;

(ii) the Executive’s conviction of or plea of guilty or nolo contendere to: (A) any felony; or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

(iii) a material breach by the Executive of any provisions of this Agreement, including the Continuing Obligations (defined below) or any of the other provisions contained in Section 8 of this Agreement;

(iv) a material violation by the Executive of any of the Company’s written employment policies regarding discrimination, harassment, retaliation, or workplace safety; or

(v) the Executive’s failure to materially cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation (after the Executive receives notices to preserve such documents or other materials) or the willful inducement of others to fail to cooperate or to produce documents or other materials with such investigation.

(vi) The Executive will be provided written notice of any alleged action or inaction giving rise to “Cause” under clauses (i), (iii), (iv) or (v) describing with reasonable particularity the basis for such “Cause” and will be provided 30 calendar days from the date of such notice to cure such alleged action or inaction, to the extent capable of being cured. If timely cured to the reasonable satisfaction of the Board, such occurrence will not constitute “Cause.”

(d) Termination by the Company without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement (other than: (y) a termination for Cause under Section 3(c); or (z) a termination resulting from the death or disability of the Executive under Section 3(a) or Section 3(b), as applicable), including a termination resulting from the Company’s election not to renew the Initial Term, the Term, or any Renewal Term under Section 3(f), shall be deemed a termination without Cause.

(e) Termination by the Executive. The Executive may terminate his employment hereunder at any time for any reason, including, but not limited to, Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has completed all steps of the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Executive’s prior written consent (each, a “Good Reason Condition”):

(i) a substantial and material diminution in the Executive’s responsibilities, authority, or duties;

(ii) a material diminution in the Executive’s Base Salary or Executive’s Target Bonus, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all of the Company’s senior management employees;

(iii) a material change in the geographic location at which the Executive provides services to the Company, such that there is an increase of more than 30 miles of driving distance to such location from the Executive’s principal residence as of such change (provided that the requirement that the Executive provide services at the location of the current headquarters of the Company shall not trigger “Good Reason”);

(iv) a material breach of this Agreement or any other agreement entered into between the Executive and the Company or any of its subsidiaries or affiliates; or

(v) the failure to adopt the MIP or for the MIP to become effective and/or of the Executive to receive the Emergence Award provided for under the MIP Term Sheet on the terms set forth in the MIP Term Sheet (including as it relates to determining the applicable exit returns and related performance vesting terms (such failure to agree on such exit returns and related performance vesting terms, a “Goal Disagreement”)), in each case, within 90 days following the Effective Date.

The “Good Reason Process” consists of the following steps:

(i) the Executive reasonably determines in good faith that a Good Reason Condition has occurred;

(ii) the Executive notifies the Company in writing of the first occurrence of the Good Reason Condition within 60 calendar days after the first occurrence of such condition;

(iii) the Executive cooperates in good faith with the Company’s efforts, for a period of not less than 60 calendar days following such notice (the “Cure Period”), to remedy the Good Reason Condition;

(iv) notwithstanding such efforts, the Good Reason Condition continues to exist at the end of the Cure Period; and

(v) the Executive terminates employment within 60 calendar days after the end of the Cure Period.

If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(f) Termination by Notice of Non-Renewal. The Executive and/or the Company may terminate the Executive’s employment by delivering a Non-Renewal Notice which must be delivered by the Executive or the Company, as applicable, to the other party at least 60 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

4. Matters Related to Termination.

(a) Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

(b) Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by death, the date of death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Company without Cause under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination; (iv) if the Executive’s employment is terminated by the Executive under Section 3(e) other than for Good Reason, 30 days after the date on which a Notice of Termination is given; (v) if the Executive’s employment is terminated by the Executive under Section 3(e) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period; and (vi) if the Executive’s employment is terminated on account of either party providing a Notice of Non-Renewal, the last day of the Initial Term or then current Renewal Term, as applicable. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination or Notice of Non-Renewal to the Company, or if the Executive otherwise resigns from his employment with the Company, then the Company may, in its discretion, unilaterally accelerate the Date of Termination and such acceleration shall not be considered a termination by the Company for purposes of this Agreement.

(c) Accrued Obligations. If the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, then the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate): (i) any Base Salary earned through the Date of Termination and, if applicable, any accrued but unused vacation through the Date of Termination, payable within 30 days following the Date of Termination (or such earlier date as may be required by applicable law); (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company or any of its subsidiaries or affiliates through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”). In addition to the foregoing, unless otherwise expressly provided for herein, if the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, the Executive’s rights, if any, with respect to the Executive’s equity and equity-based awards at the Parent, including, without limitation, the Emergence Award, shall be governed solely by the Parent’s shareholders agreement (or comparative organizational document), the MIP and the applicable award agreement (collectively, the “Equity Documents”).

(d) Resignation of All Other Positions. Unless otherwise agreed to in writing by the Executive and the Company, the Executive shall be deemed to have resigned from all officer, employee, board member and committee member positions, and any other similar positions, that the Executive holds with the Company, the Parent, or any of their respective subsidiaries and affiliates upon the termination of the Executive’s employment for any reason, including termination by the Company with or without Cause and termination by the Executive with or without Good Reason. The Executive shall execute any documents in reasonable form and take such other customary actions as may be requested by the Company to confirm, or otherwise in furtherance of, such resignations; it being agreed and understood, however, that such resignations shall be effective, immediately and automatically upon the termination of the Executive’s employment.

5. Severance Pay and Benefits Upon Termination by the Company Without Cause or by the Executive for Good Reason. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) (including the Company’s delivery of a Non-Renewal Notice as provided in Section 3(f)), or the Executive terminates employment for Good Reason as provided in Section 3(e), then, in addition to the Accrued Obligations, and subject to the Executive delivering (and not revoking) an executed “Separation Agreement and General Release of Claims” (“Separation Agreement”) in a form provided by the Company, the Company shall pay or provide the Executive with the following starting within 60 days after the Executive’s Date of Termination (following the payment terms below under this Section 5):

(a) Severance Payments Outside a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is not within 12 months following the consummation of a Change in Control (as defined below) (a “Change in Control Period”), the Company shall pay the Executive an amount equal to: (i) 12 months of the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason); (ii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination; and (iii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason), which payment under this clause (iii) shall be contingent upon and adjusted based upon the Compensation Committee’s approval of the Company’s annual performance against the applicable bonus performance targets and paid out and at the same time as payments are being made to the Company’s other senior executives. For purposes of this Agreement, “Change in Control” means the sale, transfer, acquisition, issuance or other disposition, in one or more transactions, of (i) all or substantially all of the consolidated assets of the Parent and its subsidiaries (whether directly or indirectly, including, without limitation, by or through the issuance, sale, contribution, transfer or other disposition (including, without limitation, by way of reorganization, merger, share or unit exchange, consolidation or other business combination) of the equity interests of any direct and/or indirect subsidiary or subsidiaries of the Parent if substantially all of the consolidated assets of the Parent are held by such subsidiary or subsidiaries), (ii) at least a majority of the Parent’s securities carrying the power to elect or appoint the Board (whether directly or indirectly, including, without limitation, or by way of any reorganization, merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), or (iii) at least a majority of the issued and outstanding common shares of Parent (whether directly or indirectly, including, without limitation, or by way of any merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), to (in the case of clause (i), clause (ii) or clause (iii)) any unrelated person, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision). For the avoidance of doubt, the restructuring pursuant to, and the related transactions contemplated under, the Plan is not a Change in Control and does not trigger the Change in Control Period.

(b) Severance Payments During a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is during a Change in Control Period (even if the Date of Termination does not occur during a Change in Control Period), the Executive shall be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason) and (y) the average annual Incentive Compensation paid to the Executive in each of the 2 completed years prior to the year of the Executive’s Date of Termination (provided that, if Incentive Compensation has not been paid to the Executive for each of the prior 2 years, such amount shall be the Executive’s Target Bonus for the current year) (ignoring any reduction that constitutes Good Reason); (ii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason); and (iii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination.

(c) Subject to the Executive’s copayment of premium amounts at the applicable active employee rate and the Executive’s timely and proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse the Executive, upon COBRA election proof of payment, equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of: (i) the 12 month anniversary of the Date of Termination; (ii) the date that the Executive becomes eligible for group medical plan benefits under any other employer group medical plan; or (iii) the cessation of the Executive’s health continuation rights under COBRA; provided, however, that if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act or Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments to the Executive shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates.

(d) In the event the Executive terminates employment for Good Reason due to a Goal Disagreement, 25% of the Time-Vesting Emergence Awards (as defined in the MIP Term Sheet) shall vest or, to the extent that the Emergence Award has not been granted, then such portion of the award shall be granted fully vested prior to the Date of Termination in order to effectuate the foregoing in the form of restricted stock units and/or options, as determined by the Board in consultation with the Executive. For the avoidance of doubt, (i) this Section 5(d) shall only apply in the event of a termination by the Executive for Good Reason due to a Goal Disagreement and (ii) no other portion of the Emergence Award shall vest in connection with such termination other than as described herein.

(e) Subject to the execution (and non-revocation) and delivery of the Separation Agreement in accordance with first paragraph of Section 5, the amounts payable under Section 5, to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s normal payroll practice over 12 months commencing within 60 days after the Date of Termination (except that any payments of Incentive Compensation or Executive’s Target Bonus shall be paid according to the terms of the plan/program applicable to each, which in all cases would be in lump-sum payments of such bonus amounts); provided, however, that if the 60-day period following Executive’s Date of Termination begins in one calendar year and ends in a second calendar year, such payments, to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

6. Additional Limitation.

(a) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company or the Parent to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).

(b) For purposes of this Section 6, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(c) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(a) shall be made by an independent (not otherwise employed by the Company), nationally recognized accounting firm selected and paid for by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

7. Section 409A.

(a) Notwithstanding anything in this Agreement to the contrary, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code and the regulations and authoritative guidance promulgated thereunder (collectively, Section 409A”), the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) 6 months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the 6-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d) The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A and intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. Each payment pursuant to this Agreement that is intended to constitute a separate payment shall be treated as right to receive a series of separate and distinct payments for purposes of Treasury Regulation Section 1.409A-2(b)(2). Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company or Parent, as applicable. The parties agree that this Agreement may be amended, as reasonably requested by any party, and as may be necessary to comply with Section 409A in order to preserve the payments and benefits provided hereunder without additional cost to any party.

(e) The Company and the Parent make no representation or warranty and the Company, the Parent, any of their respective affiliates and/or any of their respective directors, officers, agents, attorneys, employees, executives, shareholders, investors, members, managers, trustees, fiduciaries, representatives, principals, accountants, insurers, successors or assigns, shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute non-qualified deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such section.

8. Continuing Obligations. For purposes of this Agreement, the obligations in this Section 8 shall collectively be referred to as the “Continuing Obligations.”

(a) Non-Competition. The Executive agrees that during the period of his employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and for 24 months following the Executive’s separation of employment for any reason (the “Restricted Period”), the Executive shall not, directly or indirectly, own any interest in, manage, operate, join, control or participate in the ownership, management, operation or control of, or be an officer or employee of, or serve as a director (or similar position) for or as a consultant or advisor to, any business or organization that provides, directly or indirectly (including as a provider or as a management services organization), in a primary care clinic setting (which includes, without limitation, the practice of primary care medicine in a multidisciplinary clinic), professional medical services, diagnostic, therapeutic and ancillary services, nursing and other clinical services, outpatient healthcare services, pharmacy services, or any other services incident to the operation of an internal medicine practice in a primary care clinic setting or any other services or lines of business being conducted by the Company at the time of the Executive’s separation provided that they constitute a material source of the Company’s revenues or earnings (each, a “Restricted Business”). The foregoing restriction shall apply to any state, province, territory or possession of the U.S. where the Company, the Parent and/or any of their respective subsidiaries or affiliates, conduct a Restricted Business at the time of the Executive’s separation (or have expended material resources or time to plan the conduct of a Restricted Business, which plans remain active and have not been abandoned at the time of the Executive’s termination) (the “Restricted Territory”). The foregoing shall not restrict the Executive from owning up to 1% of any class of securities of any person engaged in a Restricted Business if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act, as long as such securities are held solely as a passive investment and not with a view to influencing, controlling or directing the affairs of such person.

(b) Non-Solicitation. The Executive agrees that, during the Restricted Period, the Executive will not, directly or indirectly, for himself or on behalf of or in conjunction with any other person or entity: (i) solicit, induce, attempt to solicit or induce, or hire or attempt to hire any person that is, or was within 12 months prior to the Executive’s separation date, an employee of the Company, the Parent and/or any of their respective subsidiaries or affiliates; provided, however, this Section 8(b) shall not be breached by a solicitation to the general public or through general advertising; or (ii) solicit, advise or encourage any person, firm, government agency or corporation (a “Customer”), including, without limitation, any potential customer of the Company, the Parent and/or any of their respective subsidiaries or affiliates that to the Executive’s knowledge was engaged in discussion with the Company, the Parent and/or any of their respective subsidiaries or affiliates during the Executive’s employment to do business with the Company, the Parent and/or any of their respective subsidiaries or affiliates (or with whom the Executive actively worked during employment), to withdraw, curtail or cancel its business (or potential business) with the Company, the Parent and/or any of their respective subsidiaries or affiliates.

(c) Non-Disparagement. During the period of the Executive’s employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and at all times thereafter, the Executive agrees that he will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the Company, the Parent, or any of their respective subsidiaries or affiliates, their respective businesses, products or services, or any of their present or former officers, directors, members, stockholders, managers or employees.

(d) Confidentiality. The Executive understands and agrees that the Executive’s employment creates a relationship of confidence and trust between the Executive, the Company, and the Parent with respect to all Confidential Information (defined below). At all times, both during the Executive’s employment with the Company and after separation of employment for any reason, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing the Executive’s duties to the Company or the Parent.

“Confidential Information” means all information belonging to the Company, the Parent, or any of their subsidiaries or affiliates which is of any value to the Company, the Parent, or any of their subsidiaries or affiliates in the course of conducting their business and the disclosure of which, would result in a competitive or other disadvantage to the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes, without limitation: financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes information developed by the Executive in the course of the Executive’s employment by the Company, as well as other information to which the Executive may have access in connection with the Executive’s employment. Confidential Information also includes the confidential information of others with which the Company or the Parent has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information that (i) was known to the public prior to its disclosure to the Executive; (ii) becomes generally known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive or any representative of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation, or legal process (provided that, to the extent not prohibited by law, the Executive shall provide the Company with prior notice of the contemplated disclosure and shall cooperate with the Company at its expense in seeking a protective order or other appropriate protection of such information).

(e) Return of Company Property. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive’s employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

(f) Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company, the Parent and/or any of their respective subsidiaries or affiliates in: (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company, the Parent, and/or their respective subsidiaries and affiliates which relate to events or occurrences that transpired while the Executive was employed by the Company; and (ii) the investigation, whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available at mutually convenient times to meet with counsel to answer questions truthfully or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company, the Parent, and their respective subsidiaries and affiliates in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8(d).

(g) Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the Continuing Obligations, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes or threatens to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach or threatened breach without showing or proving any actual damage to the Company.

(h) Reasonable Limitation and Severability. The parties agree that the above restrictions are: (i) appropriate and reasonable given the Executive’s role with and knowledge of the Company and the Parent, and are necessary to protect the interests of the Company and the Parent; and (ii) completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for any reason whatsoever. The Executive acknowledges that the Executive has carefully considered the terms of this Agreement, including the restrictive covenants set forth in this Section 8, and acknowledges that if this Agreement is enforced according to its terms, the Executive will be able to earn a reasonable living in commercial activities unrelated to the Company’s business in locations satisfactory to the Executive. The Executive also acknowledges that the restrictive covenants set forth in this Section 8 are a vital part of and are intrinsic to the Company’s ongoing operations, in light of the nature of the Company’s business and the unique position, skills and knowledge of the Executive with the Company. The parties further agree that any invalidity or unenforceability of any one or more of such restrictions on competition or solicitation shall not render invalid or unenforceable any remaining restrictions on competition or solicitation. Additionally, should a court of competent jurisdiction determine that the scope of any provision of this Section 8 is too broad to be enforced as written, the parties hereby authorize the court to reform the provision to such narrower scope as it determines to be reasonable and enforceable and the parties intend that the affected provision be enforced as so amended. The Executive acknowledges and agrees that to the extent the Executive has breached or is in breach of any of the covenants set forth in Section 8(a) or Section 8(b), the Restricted Period shall be extended by an amount of time equal to the duration of such breach.

(i) Preservation of Rights.

(i) Notwithstanding anything in this Agreement to the contrary, the Executive is not prohibited or limited in any way: (A) from communicating with or disclosing information in good faith to any federal, state, or local governmental agency, law enforcement agency, inspector general, legislative body, or public or governmental official (or any staff member to or personnel of the foregoing) (collectively, “Government Agencies”) regarding alleged unlawful conduct by the Company or the Parent; (B) from testifying truthfully in administrative, legislative, or judicial proceedings relating to alleged unlawful conduct by the Company or the Parent; (C) from filing a charge or complaint with any administrative agency, such as the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”), or a state fair employment practice agency, or from communicating directly with or providing information or testimony before an administrative agency, or otherwise from participating in an agency proceeding or investigation; (D) from discussing with or disclosing to Government Agencies information about alleged unlawful acts in the workplace; (E) from exercising the Executive’s rights, if any, under Section 7 of the National Labor Relations Act (“NLRA”); or (F) from otherwise making disclosures that are protected under applicable law, including, without limitation, rules or regulations promulgated by the SEC, the NLRB, the EEOC, or any other federal, state, or local government agency. The Executive understands that nothing in this Agreement limits the Executive’s right to communicate with any Government Agencies or otherwise to participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agencies, including by providing documents or other information, without providing notice to or obtaining approval from the Company or the Parent. The Executive may provide confidential information to Government Agencies without risk of being held liable for damages or financial penalties, and the Executive retains the right to receive an award for information provided to any Government Agencies, including, without limitation, the SEC.

(ii) Notwithstanding anything in this Agreement to the contrary, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

9. Code of Business Conduct and Ethics; and Other Policies. During the Term, Executive shall comply with the Company’s Related Person Transaction Policy and Conflicts of Interest Policy, as well as the Company’s Code of Business Conduct and Ethics.

10. Recoupment Policy. The Executive agrees to be subject to and bound by the terms of any compensation recoupment policy adopted by the Board or Compensation Committee, including, without limitation, to the extent applicable, the Recovery of Erroneously Awarded Compensation Policy required by the listing standards of the New York Stock Exchange and any other policy intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Executive shall execute any documents in reasonable form and take such other actions as may be requested by the Company or the Parent to confirm, or otherwise in furtherance of, compliance with any such recoupment policies.

11. Representations. The Executive represents that the credentials and information provided by the Executive to the Company (or its agents) related to the Executive’s qualifications and ability to perform the position and duties set forth in Section 1(b) are true and correct.

12. Proprietary Information and Inventions Agreement. As a condition of the Executive’s continued employment with the Company, the Executive will sign the Proprietary Information and Inventions Agreement (the “PIIA”), attached hereto as Exhibit A. Nothing in or about this Agreement (including the PIIA), however, prohibits the Executive from: (a) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of a claim or complaint with the U.S. Securities and Exchange Commission (the “SEC”); (b) providing any information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (c) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (d) receiving a monetary award as set forth in Section 21F of the Exchange Act.

13. Arbitration of Disputes.

(a) Arbitration Generally. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination or retaliation, whether based on race, color, religion, national origin, sex, gender, age, disability, handicap, sexual orientation, or any other protected class under applicable law) shall, to the fullest extent permitted by law, be settled by arbitration, before a single arbitrator, in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of JAMS in Miami, Florida in accordance with the JAMS Employment Arbitration Rules, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. The Executive understands that the Executive may only bring such claims in the Executive’s individual capacity, and not as a plaintiff or class member in any purported class proceeding or any purported representative proceeding. The Executive further understands that, by signing this Agreement, the Company and the Executive are giving up any right they may have to a jury trial on all claims they may have against each other. Judgment upon the award rendered by the single arbitrator may be entered in any court having jurisdiction thereof. This Section 13 shall be specifically enforceable. Notwithstanding the foregoing, this Section 13 shall not: (i) preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary or permanent injunction in circumstances in which such relief is appropriate, including without limitation, relief sought in connection with the Continuing Obligations; or (ii) preclude the Executive from filing an administrative charge or complaint with the Equal Employment Opportunity Commission, the Florida Commission on Human Relations, or any other federal, state, or local agency in connection with an employment-related dispute or claim; or (iii) require the Executive to arbitrate a sexual harassment dispute or a sexual assault dispute unless the Executive voluntarily elects to arbitrate such dispute in accordance with this Section 13; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 13.

(b) Arbitration Fees and Costs. Each party shall pay its own costs and attorneys’ fees, if any, in connection with any arbitration. If, however, any party prevails on a statutory or contractual claim that affords the prevailing party attorneys’ fees (including pursuant to this Agreement), the arbitrator may award attorneys’ fees to the prevailing party to the extent permitted by law.

14. Governing Law and Consent to Jurisdiction. This is a Florida contract and shall be construed under and be governed in all respects by the laws of the State of Florida, without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit. To the extent that any court action is permitted consistent with or to enforce Section 13 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts of the State of Florida. Accordingly, with respect to any such court action, the Executive: (a) submits to the exclusive personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

15. Waiver of Jury Trial. Each of the Executive, the Company, and the Parent irrevocably and UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR THE PARENT OR ANY AFFILIATE OF THE COMPANY, INCLUDING WITHOUT LIMITATION THE EXECUTIVE’S, THE COMPANY’S, OR THE PARENT’S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT.

16. Integration. This Agreement, the PIIA, the exhibit attached hereto, the Equity Documents, and any plans or programs referenced herein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, promises, commitments, statements and other representations between the parties concerning such subject matter.

17. Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

18. Successors and Assigns. None of the Executive, the Company, or the Parent may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other parties; provided, however, that the Company or the Parent may assign its rights and obligations under this Agreement (including the Continuing Obligations) without the Executive’s consent to any affiliate or to any person or entity with whom the Company or the Parent shall hereafter effect a reorganization or consolidation, into which the Company or the Parent merges or to whom it transfers all or substantially all of its properties or assets; provided further that if the Executive remains employed or becomes employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then the Executive shall not be entitled to any payments, benefits or vesting pursuant to Section 5 of this Agreement solely as a result of such transaction. This Agreement shall inure to the benefit of and be binding upon the Executive, the Company, and the Parent, and each of the Executive’s, the Company’s, and the Parent’s respective successors, executors, administrators, heirs, and permitted assigns. In the event of the Executive’s death after the Executive’s termination of employment, but prior to the completion by the Company of all payments due to the Executive under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

19. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by an arbitrator or a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

21. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

22. Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address on file with the Company for the Executive, in the case of the Company or the Parent, at their respective main offices, attention of: General Counsel and Corporate Secretary.

23. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company and the Parent.

24. Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company’s or the Parent’s benefit plans, programs, or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s or the Parent’s benefit plans, programs or policies, except as otherwise provided in Section 8 hereof, and except that the Executive shall have no rights to any severance benefits under any Company or Parent severance pay plan, offer letter, or otherwise.

25. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

26. Indemnification.

(a) As Chief Executive Officer, the Executive will be covered by (i) the indemnification provisions under the Parent’s Certificate of Incorporation and other governing instruments, as in effect from time to time, on terms and conditions no less favorable than those provided to other directors and executive officers of the Company or the Parent; and (ii) any contract of directors and officers liability insurance that covers other directors and executive officers of the Company or the Parent, with coverage that is no less favorable than that provided to other directors and executive officers of the Company or the Parent.

(b) Capitalized terms used in this Section 26(b) that are not otherwise defined in this Agreement shall have the meaning ascribed to them in the Parent’s Certificate of Incorporation (the “Certificate”). The Parent shall advance all Expenses incurred by or on behalf of the Executive in connection with any Proceeding in which the Executive is involved by reason of the Executive’s Corporate Status within 30 days after the receipt by the Parent of a written statement from the Executive requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Executive and shall be preceded or accompanied by an undertaking by or on behalf of the Executive to repay any Expenses so advanced if it shall ultimately be determined that the Executive is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Parent shall advance all Expenses incurred by or on behalf of the Executive seeking advancement of expenses hereunder in connection with a Proceeding initiated by the Executive only if such Proceeding (including any parts of such Proceeding not initiated by the Executive) was (i) authorized by the Board, or (ii) brought to enforce the Executive’s rights to indemnification or advancement of Expenses under the Certificate.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

Cano Health, LLC

By:
Its:

Date:__________, 2024

Cano Health, Inc.

By:
Its:

Date:__________, 2024

deMarquette Kent

Date:___________________________, 2024

Address:__________________________________

Exhibit A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

(THE “AGREEMENT”)

The following confirms and memorializes an agreement that Cano Health, LLC, a Florida limited liability company (the “Company”), [Cano Health, Inc., a Delaware corporation (the “Parent”)], and I (deMarquette Kent) have had since the commencement of my employment (which term, for purposes of this Agreement, shall be deemed to include any relationship of service to the Company or Parent that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by the Company:

1. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by the Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company or Parent. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2. The Company shall own, and I hereby assign to the Company, all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information (collectively, “Inventions”) made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company (collectively, “Company Inventions”), and I will promptly disclose all Company Inventions to the Company. The term “Company Inventions” will not include any Invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by the foregoing so that the Company can make an independent assessment. I shall further assist the Company, at the Company’s expense, to further evidence, record and perfect the foregoing assignment and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to the Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix A in a manner that does not violate any third party rights or disclose any confidential information. Without limiting Section 1 or the Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of the Company or Parent, I use or (except pursuant to this Section 2) disclose my own or any third party’s confidential information or intellectual property (or if any Company Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), the Company will have, and I hereby grant the Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3. To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

4. I agree that all Company Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to the Company or Parent, or the business, or demonstrably anticipated business of the Company or Parent, or that are received by or for the Company or Parent in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5. I agree that during the term of my employment with the Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the Company’s business, and I will not assist any other person or organization in competing or in preparing to compete with any of the Company’s business or demonstrably anticipated business.

6. I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause (all in accordance with the terms and conditions of my Employment Agreement). In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by another authorized officer of the Company and me.

7. I agree that my obligations under paragraphs 2, 3, and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

8. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Florida, without regard to the conflict of law provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by the Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to the Company and/or Parent for which damages would not be an adequate remedy, and, therefore, the Company or Parent will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.

9. Pursuant to the federal Defend Trade Secrets Act of 2016, I acknowledge receipt of the following notice: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.” I further understand that nothing contained in this Agreement limits my ability to (A) communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company, or (B) share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information.

10. Nothing in or about this Agreement prohibits me from: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), maintaining the confidentiality of a claim with the U.S. Securities and Exchange Commission (the “SEC”); (ii) providing Proprietary Information or information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (iv) receiving a monetary award as set forth in Section 21F of the Exchange Act.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

_____________, 2024

deMarquette Kent

Accepted and Agreed to:

CANO HEALTH, LLC

By:
Name:
Title:

CANO HEALTH, INC.

By:
Name:
Title:

APPENDIX A

PRIOR MATTER

NOT APPLICABLE

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made by and among Cano Health, LLC (the “Company”),[Cano Health, Inc., a Delaware corporation]1 (the “Parent”), and Dr. Pablo Alonso (the “Executive”), effective as of [•], 2024 (the “Effective Date”).

WHEREAS, upon the Effective Date the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, on the terms and conditions contained herein;

WHEREAS, the Executive, the Company and the Parent previously entered into that certain C-Suite Executive Employment Agreement, effective as of April 29, 2024 (the “Prior Employment Agreement”); and

WHEREAS, in connection with the Parent’s and its subsidiaries’ Fourth Amended Joint Chapter 11 Plan of Reorganization of Cano Health, Inc. and Its Affiliated Debtors, dated May 21, 2024 [Docket No. 864] (including any exhibits, schedules, and supplements thereto and as may be amended, restated, supplemented, or otherwise modified from time to time, the “Plan”), the Prior Employment Agreement will be deemed rejected as of the Effective Date and the Parent, the Company and the Executive have agreed to enter into a new post-emergence employment agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment.

(a) Term. The Company shall employ the Executive, and the Executive shall be employed by the Company, pursuant to the terms of this Agreement commencing on the Effective Date and, unless the Executive’s employment terminates sooner in accordance with the provisions of Section 3, continuing until the 2nd anniversary of the Effective Date (the “Initial Term”); provided that the employment period (the “Term”) shall be renewed automatically for successive periods of 1 year (each 1-year successive period a “Renewal Term”), unless the Company delivers to the Executive, or the Executive delivers to the Company, written notice of the Company’s or the Executive’s, as applicable, election not to renew the Term for the following Renewal Term (a “Non-Renewal Notice”) in accordance with Section 3(f).

(b) Position and Duties. The Executive shall serve as the Company’s Chief Medical Officer and shall perform the duties customarily performed by the Chief Medical Officer of an independent primary care company, as well as such other additional duties as may from time to time be prescribed by the Company’s Chief Executive Officer (the “CEO”) or the Parent’s Board of Directors (the “Board”), in their respective discretion. The Executive shall devote the Executive’s full working time and best efforts to the Company’s business and affairs. Notwithstanding the foregoing, the Executive may engage in religious, charitable, or other community service activities, as long as such activities do not interfere or conflict with the Executive’s performance of his duties to the Company under this Agreement.

[1]	Note to Draft: Will be the ultimate top corporation.

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2. Compensation and Related Matters.

(a) Base Salary. As of the Effective Date, the Executive’s base salary shall be paid at the annualized gross rate of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00), less taxes, withholdings, and deductions that are authorized or required by law. The Executive’s base salary shall be subject to periodic review by the CEO or the Board or the Compensation Committee of the Board (the “Compensation Committee”), provided that the Executive’s base salary may be increased, but not decreased, below the initial base salary of $350,000.00 The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for executive officers.

(b) Incentive Compensation. The Executive shall be eligible to receive cash incentive compensation as determined by the Compensation Committee or the Board, taking into consideration the CEO’s recommendation, if applicable, from time to time (“Incentive Compensation”). For the period commencing on the Effective Date and ending on December 31, 2024, the Executive shall be eligible to receive cash incentive compensation (the “Stub Incentive Compensation”) based upon the achievement of certain performance targets, which amount and targets, in each case, shall be determined by the Board in consultation with the CEO. For each fiscal year beginning with the fiscal year ending December 31, 2025, the Executive’s target annual Incentive Compensation shall be 50% of the Base Salary (referred to herein as the “Target Bonus”), subject to increase as determined by the CEO or the Board or the Compensation Committee in their sole discretion. Except as may be set forth in any applicable Incentive Compensation plan and subject to any required approval of the Board or the Compensation Committee, including pursuant to applicable law, rule, regulation, national securities exchange listing standards or requirements, or the Charter of the Compensation Committee, the actual amount to be paid to the Executive as Incentive Compensation, if any, shall be determined in the sole discretion of the CEO, the Board, and/or the Compensation Committee, applying corporate performance targets and other criteria substantially similar to the targets and other criteria applied when determining incentive compensation for the Company’s other executive officers, which criteria shall include, without limitation, corporate financial performance and individual performance measurements or evaluations. Except as may be provided by the Board or the Compensation Committee, or as may otherwise be set forth in any applicable Incentive Compensation plan or this Agreement, the Executive will not be deemed to have earned, and will not be paid, any Incentive Compensation in respect of a bonus for a fiscal period unless the Executive is actively employed by the Company on the date on which the Company is paying its other senior executives under such bonus program.

(c) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.

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(d) Other Benefits. The Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans. The Company, however, retains the right to modify, amend, and discontinue benefits in its sole discretion.

(e) Paid Time Off. The Executive shall be entitled to take paid time off in accordance with the Company’s applicable paid time off policy for executives, as may be in effect from time to time (and which is subject to change, with or without notice).

(f) Emergence Award; MIP-Related Provisions. Following adoption of the Parent’s post-emergence management equity incentive plan (as it may be amended, the “MIP”) in accordance with the MIP term sheet attached to the Plan Supplement (as defined in the Plan) (the “MIP Term Sheet”), the Executive shall be eligible to receive an emergence award in accordance with the terms of the MIP Term Sheet, the MIP and the applicable award agreement (the “Emergence Award”). If a Change in Control (as defined below) is consummated before the Emergence Awards are granted, the Board and the Executive will jointly agree on payments to the Executive that are consistent with the payments that the Executive would have received in connection with such Change in Control if the Emergence Award had been granted prior to the consummation thereof.

3. Termination. Notwithstanding any other provision of this Agreement to the contrary, the Executive’s employment hereunder may be terminated at any time, without breaching this Agreement, under the following circumstances:

(a) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death.

(b) Disability. The Company may terminate the Executive’s employment if the Executive is disabled and unable to perform or expected to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the Company’s request shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, then the Company’s determination of such issue shall be final and binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law, including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq., and the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq.

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(c) Termination by the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean any of the following:

(i) a material act of misconduct by the Executive in connection with the performance of the Executive’s duties, including, without limitation: (A) a willful failure or refusal to perform material responsibilities that have been requested by the CEO or the Board, or (B) misappropriation of funds or property of the Company or the Parent, or any of their respective subsidiaries or affiliates, other than the occasional, customary and de minimis use of the Company’s or the Parent’s, or their respective subsidiaries’ or affiliates,’ property for personal purposes;

(ii) the Executive’s conviction of or plea of guilty or nolo contendere to: (A) any felony; or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

(iii) a material breach by the Executive of any provisions of this Agreement, including the Continuing Obligations (defined below) or any of the other provisions contained in Section 8 of this Agreement;

(iv) a material violation by the Executive of any of the Company’s written employment policies regarding discrimination, harassment, retaliation, or workplace safety; or

(v) the Executive’s failure to materially cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation (after the Executive receives notices to preserve such documents or other materials) or the willful inducement of others to fail to cooperate or to produce documents or other materials with such investigation.

(vi) The Executive will be provided written notice of any alleged action or inaction giving rise to “Cause” under clauses (i), (iii), (iv) or (v) describing with reasonable particularity the basis for such “Cause” and will be provided 30 calendar days from the date of such notice to cure such alleged action or inaction, to the extent capable of being cured. If timely cured to the reasonable satisfaction of the Company, such occurrence will not constitute “Cause.”

(d) Termination by the Company without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement (other than: (y) a termination for Cause under Section 3(c); or (z) a termination resulting from the death or disability of the Executive under Section 3(a) or Section 3(b), as applicable), including a termination resulting from the Company’s election not to renew the Initial Term, the Term, or any Renewal Term under Section 3(f), shall be deemed a termination without Cause.

(e) Termination by the Executive. The Executive may terminate his employment hereunder at any time for any reason, including, but not limited to, Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has completed all steps of the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Executive’s consent (each, a “Good Reason Condition”):

(i) a substantial and material diminution in the Executive’s responsibilities, authority, or duties, such that the reduced responsibilities, authority and/or duties are inconsistent or incompatible with the duties customarily performed by a Chief Medical Officer of an independent primary care company;

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(ii) a material diminution in the Executive’s Base Salary or Executive’s Target Bonus, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all of the Company’s senior management employees;

(iii) a material change in the geographic location at which the Executive provides services to the Company, such that there is an increase of more than 30 miles of driving distance to such location from the Executive’s principal residence as of such change (provided that the requirement that the Executive provide services at the location of the current headquarters of the Company shall not trigger “Good Reason”);

(iv) a material breach of this Agreement by the Company; or

(v) the failure to adopt the MIP or for the MIP to become effective and/or of the Executive to receive the Emergence Award provided for under the MIP Term Sheet on the terms set forth in the MIP Term Sheet, in each case, within 90 days following the Effective Date.

The “Good Reason Process” consists of the following steps:

(i) the Executive reasonably determines in good faith that a Good Reason Condition has occurred;

(ii) the Executive notifies the Company in writing of the first occurrence of the Good Reason Condition within 30 calendar days after the first occurrence of such condition;

(iii) the Executive cooperates in good faith with the Company’s efforts, for a period of not less than 60 calendar days following such notice (the “Cure Period”), to remedy the Good Reason Condition;

(iv) notwithstanding such efforts, the Good Reason Condition continues to exist at the end of the Cure Period; and

(v) the Executive terminates employment within 60 calendar days after the end of the Cure Period.

If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

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(f) Termination by Notice of Non-Renewal. The Executive and/or the Company may terminate the Executive’s employment by delivering a Non-Renewal Notice which: (i) if delivered by the Executive, must be delivered to the Company at least 180 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable, and (ii) if delivered by the Company, must be delivered to the Executive at least 90 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

4. Matters Related to Termination.

(a) Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

(b) Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by death, the date of death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Company without Cause under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination; (iv) if the Executive’s employment is terminated by the Executive under Section 3(e) other than for Good Reason, 30 days after the date on which a Notice of Termination is given; (v) if the Executive’s employment is terminated by the Executive under Section 3(e) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period; and (vi) if the Executive’s employment is terminated on account of either party providing a Notice of Non- Renewal, the last day of the Initial Term or then current Renewal Term, as applicable. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination or Notice of Non-Renewal to the Company, or if the Executive otherwise resigns from his employment with the Company, then the Company may, in its discretion, unilaterally accelerate the Date of Termination and such acceleration shall not be considered a termination by the Company for purposes of this Agreement.

(c) Accrued Obligations. If the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, then the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate): (i) any Base Salary earned through the Date of Termination and, if applicable, any accrued but unused vacation through the Date of Termination, payable within 30 days following the Date of Termination (or such earlier date as may be required by applicable law); (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company or any of its subsidiaries or affiliates through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”). In addition to the foregoing, if the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, the Executive’s rights, if any, with respect to the Executive’s equity and equity-based awards at the Parent, including, without limitation, the Emergence Award, shall be governed solely by the Parent’s shareholders agreement (or comparative organizational document), the MIP and the applicable award agreement (collectively, the “Equity Documents”).

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(d) Resignation of All Other Positions. Unless otherwise agreed to in writing by the Executive and the Company, the Executive shall be deemed to have resigned from all officer, employee, board member and committee member positions, and any other similar positions, that the Executive holds with the Company, the Parent, or any of their respective subsidiaries and affiliates upon the termination of the Executive’s employment for any reason, including termination by the Company with or without Cause and termination by the Executive with or without Good Reason. The Executive shall execute any documents in reasonable form and take such other customary actions as may be requested by the Company to confirm, or otherwise in furtherance of, such resignations; it being agreed and understood, however, that such resignations shall be effective, immediately and automatically upon the termination of the Executive’s employment.

5. Severance Pay and Benefits Upon Termination by the Company Without Cause or by the Executive for Good Reason. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) (including the Company’s delivery of a Non-Renewal Notice as provided in Section 3(f)), or the Executive terminates employment for Good Reason as provided in Section 3(e), then, in addition to the Accrued Obligations, and subject to the Executive delivering (and not revoking) an executed “Separation Agreement and General Release of Claims” (“Separation Agreement”) in a form provided by the Company, the Company shall pay or provide the Executive with the following starting within 60 days after the Executive’s Date of Termination (following the payment terms below under this Section 5):

(a) Severance Payments Outside a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is not within 12 months following the consummation of a Change in Control (a “Change in Control Period”), the Company shall pay the Executive an amount equal to: (i) 12 months of the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason); (ii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination; and (iii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason), which payment under this clause (iii) shall be contingent upon and adjusted based upon the Compensation Committee’s approval of the Company’s annual performance against the applicable bonus performance targets and paid out and at the same time as payments are being made to the Company’s other senior executives. For purposes of this Agreement, “Change in Control” means the sale, transfer, acquisition, issuance or other disposition, in one or more transactions, of (i) all or substantially all of the consolidated assets of the Parent and its subsidiaries (whether directly or indirectly, including, without limitation, by or through the issuance, sale, contribution, transfer or other disposition (including, without limitation, by way of reorganization, merger, share or unit exchange, consolidation or other business combination) of the equity interests of any direct and/or indirect subsidiary or subsidiaries of the Parent if substantially all of the consolidated assets of the Parent are held by such subsidiary or subsidiaries), (ii) at least a majority of the Parent’s securities carrying the power to elect or appoint the Board (whether directly or indirectly, including, without limitation, or by way of any reorganization, merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business

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combination transaction or acquisition of beneficial ownership), or (iii) at least a majority of the issued and outstanding common shares of Parent (whether directly or indirectly, including, without limitation, or by way of any merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), to (in the case of clause (i), clause (ii) or clause (iii)) any unrelated person, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision). For the avoidance of doubt, the restructuring pursuant to, and the related transactions contemplated under, the Plan is not a Change in Control and does not trigger the Change in Control Period.

(b) Severance Payments During a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is during a Change in Control Period (even if the Date of Termination does not occur during a Change in Control Period), the Executive shall be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason) and (y) the average annual Incentive Compensation paid to the Executive in each of the 2 completed years prior to the year of the Executive’s Date of Termination (provided that, if Incentive Compensation has not been paid to the Executive for each of the prior 2 years, such amount shall be the Executive’s Target Bonus for the current year) (ignoring any reduction that constitutes Good Reason); (ii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason); and (iii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination.

(c) Subject to the Executive’s copayment of premium amounts at the applicable active employee rate and the Executive’s timely and proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse the Executive, upon COBRA election proof of payment, equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of: (i) the 12 month anniversary of the Date of Termination; (ii) the date that the Executive becomes eligible for group medical plan benefits under any other employer group medical plan; or (iii) the cessation of the Executive’s health continuation rights under COBRA; provided, however, that if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act or Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments to the Executive shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates.

(d) Subject to the execution (and non-revocation) and delivery of the Separation Agreement in accordance with first paragraph of Section 5, the amounts payable under Section 5, to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s normal payroll practice over 12 months commencing within 60 days after the Date of Termination (except that any payments of Incentive Compensation or Executive’s Target Bonus shall be paid according to the terms of the plan/program applicable to each, which in all cases

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would be in lump-sum payments of such bonus amounts); provided, however, that if the 60-day period following Executive’s Date of Termination begins in one calendar year and ends in a second calendar year, such payments, to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

6. Additional Limitation.

(a) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company or the Parent to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; and (3) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).

(b) For purposes of this Section 6, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(c) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(a) shall be made by an independent (not otherwise employed by the Company), nationally recognized accounting firm selected and paid for by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

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7. Section 409A.

(a) Notwithstanding anything in this Agreement to the contrary, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code and the regulations and authoritative guidance promulgated thereunder (collectively, “Section 409A”), the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) 6 months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the 6-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in- kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d) The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A and intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. Each payment pursuant to this Agreement that is intended to constitute a separate payment shall be treated as right to receive a series of separate and distinct payments for purposes of Treasury Regulation Section 1.409A-2(b)(2). Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company or Parent, as applicable. The parties agree that this Agreement may be amended, as reasonably requested by any party, and as may be necessary to comply with Section 409A in order to preserve the payments and benefits provided hereunder without additional cost to any party.

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(e) The Company and the Parent make no representation or warranty and the Company, the Parent, any of their respective affiliates and/or any of their respective directors, officers, agents, attorneys, employees, executives, shareholders, investors, members, managers, trustees, fiduciaries, representatives, principals, accountants, insurers, successors or assigns, shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute non-qualified deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such section.

8. Continuing Obligations. For purposes of this Agreement, the obligations in this Section 8 shall collectively be referred to as the “Continuing Obligations.”

(a) Non-Competition. The Executive agrees that during the period of his employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and for 12 months following the Executive’s separation of employment for any reason (the “Restricted Period”), the Executive shall not, directly or indirectly, own any interest in, manage, operate, join, control or participate in the ownership, management, operation or control of, or be an officer or employee of, or serve as a director (or similar position) for or as a consultant or advisor to, any business or organization that provides, directly or indirectly (including as a provider or as a management services organization), in a primary care clinic setting (which includes, without limitation, the practice of primary care medicine in a multidisciplinary clinic), professional medical services, diagnostic, therapeutic and ancillary services, nursing and other clinical services, outpatient healthcare services, pharmacy services, or any other services incident to the operation of an internal medicine practice in a primary care clinic setting or any other services or lines of business being conducted by the Company at the time of the Executive’s separation provided that they constitute a material source of the Company’s revenues or earnings (each, a “Restricted Business”). The foregoing restriction shall apply to any state, province, territory or possession of the U.S. where the Company, the Parent and/or any of their respective subsidiaries or affiliates, conduct a Restricted Business at the time of the Executive’s separation (or have expended material resources or time to plan the conduct of a Restricted Business, which plans remain active and have not been abandoned at the time of the Executive’s termination) (the “Restricted Territory”). The foregoing shall not restrict the Executive from owning up to 1% of any class of securities of any person engaged in a Restricted Business if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act, as long as such securities are held solely as a passive investment and not with a view to influencing, controlling or directing the affairs of such person.

(b) Non-Solicitation. The Executive agrees that, for 24 months following the Executive’s separation of employment for any reason, the Executive will not, directly or indirectly, for himself or on behalf of or in conjunction with any other person or entity: (i) solicit, induce, attempt to solicit or induce, or hire or attempt to hire any person that is, or was within 12 months prior to the Executive’s separation date, an employee of the Company, the Parent and/or any of their respective subsidiaries or affiliates; provided, however, this Section 8(b) shall not be breached

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by a solicitation to the general public or through general advertising; or (ii) solicit, advise or encourage any person, firm, government agency or corporation (a “Customer”), including, without limitation, any potential customer of the Company, the Parent and/or any of their respective subsidiaries or affiliates that to the Executive’s knowledge was engaged in discussion with the Company, the Parent and/or any of their respective subsidiaries or affiliates during the Executive’s employment to do business with the Company, the Parent and/or any of their respective subsidiaries or affiliates (or with whom the Executive actively worked during employment), to withdraw, curtail or cancel its business (or potential business) with the Company, the Parent and/or any of their respective subsidiaries or affiliates.

(c) Non-Disparagement. During the period of the Executive’s employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and at all times thereafter, the Executive agrees that he will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the Company, the Parent, or any of their respective subsidiaries or affiliates, their respective businesses, products or services, or any of their present or former officers, directors, members, stockholders, managers or employees.

(d) Confidentiality. The Executive understands and agrees that the Executive’s employment creates a relationship of confidence and trust between the Executive, the Company, and the Parent with respect to all Confidential Information (defined below). At all times, both during the Executive’s employment with the Company and after separation of employment for any reason, the Executive will keep in confidence and trust all such Confidential Information and will not use or disclose any such Confidential Information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing the Executive’s duties to the Company or the Parent.

“Confidential Information” means all information belonging to the Company, the Parent, or any of their subsidiaries or affiliates which is of any value to the Company, the Parent, or any of their subsidiaries or affiliates in the course of conducting their business and the disclosure of which, would result in a competitive or other disadvantage to the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes, without limitation: financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes information developed by the Executive in the course of the Executive’s employment by the Company, as well as other information to which the Executive may have access in connection with the Executive’s employment. Confidential Information also includes the confidential information of others with which the Company or the Parent has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information that (i) was known to the public prior to its disclosure to the Executive; (ii) becomes generally known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive or any representative of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation, or legal process (provided that, to the extent not prohibited by law, the Executive shall provide the Company with prior notice of the contemplated disclosure and shall cooperate with the Company at its expense in seeking a protective order or other appropriate protection of such information).

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(e) Return of Company Property. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Company. The Executive will immediately return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive’s employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

(f) Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company, the Parent and/or any of their respective subsidiaries or affiliates in: (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company, the Parent, and/or their respective subsidiaries and affiliates which relate to events or occurrences that transpired while the Executive was employed by the Company; and (ii) the investigation, whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available at mutually convenient times to meet with counsel to answer questions truthfully or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company, the Parent, and their respective subsidiaries and affiliates in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8(d).

(g) Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the Continuing Obligations, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes or threatens to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach or threatened breach without showing or proving any actual damage to the Company.

(h) Reasonable Limitation and Severability. The parties agree that the above restrictions are: (i) appropriate and reasonable given the Executive’s role with and knowledge of the Company and the Parent and are necessary to protect the interests of the Company and the Parent; and (ii) completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for any reason whatsoever. The Executive acknowledges that the Executive has carefully considered the terms of this Agreement, including the restrictive covenants set forth in this Section 8, and acknowledges

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that if this Agreement is enforced according to its terms, the Executive will be able to earn a reasonable living in commercial activities unrelated to the Company’s business in locations satisfactory to the Executive. The Executive also acknowledges that the restrictive covenants set forth in this Section 8 are a vital part of and are intrinsic to the Company’s ongoing operations, in light of the nature of the Company’s business and the unique position, skills and knowledge of the Executive with the Company. The parties further agree that any invalidity or unenforceability of any one or more of such restrictions on competition or solicitation shall not render invalid or unenforceable any remaining restrictions on competition or solicitation. Additionally, should a court of competent jurisdiction determine that the scope of any provision of this Section 8 is too broad to be enforced as written, the parties hereby authorize the court to reform the provision to such narrower scope as it determines to be reasonable and enforceable, and the parties intend that the affected provision be enforced as so amended. The Executive acknowledges and agrees that to the extent the Executive has breached or is in breach of any of the covenants set forth in Section 8(a) or Section 8(b), the Restricted Period shall be extended by an amount of time equal to the duration of such breach.

(i) Preservation of Rights.

(i) Notwithstanding anything in this Agreement to the contrary, the Executive is not prohibited or limited in any way: (A) from communicating with or disclosing information in good faith to any federal, state, or local governmental agency, law enforcement agency, inspector general, legislative body, or public or governmental official (or any staff member to or personnel of the foregoing) (collectively, “Government Agencies”) regarding alleged unlawful conduct by the Company or the Parent; (B) from testifying truthfully in administrative, legislative, or judicial proceedings relating to alleged unlawful conduct by the Company or the Parent; (C) from filing a charge or complaint with any administrative agency, such as the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”), or a state fair employment practice agency, or from communicating directly with or providing information or testimony before an administrative agency, or otherwise from participating in an agency proceeding or investigation; (D) from discussing with or disclosing to Government Agencies information about alleged unlawful acts in the workplace; (E) from exercising the Executive’s rights, if any, under Section 7 of the National Labor Relations Act (“NLRA”); or (F) from otherwise making disclosures that are protected under applicable law, including, without limitation, rules or regulations promulgated by the SEC, the NLRB, the EEOC, or any other federal, state, or local government agency. The Executive understands that nothing in this Agreement limits the Executive’s right to communicate with any Government Agencies or otherwise to participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agencies, including by providing documents or other information, without providing notice to or obtaining approval from the Company or the Parent. The Executive may provide confidential information to Government Agencies without risk of being held liable for damages or financial penalties, and the Executive retains the right to receive an award for information provided to any Government Agencies.

(ii) Notwithstanding anything in this Agreement to the contrary, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

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9. Code of Business Conduct and Ethics; and Other Policies. During the Term, Executive shall comply with the Company’s Related Person Transaction Policy and Conflicts of Interest Policy, as well as the Company’s Code of Business Conduct and Ethics.

10. Company Policies. The Executive agrees to be subject to and bound by the terms of any compensation recoupment policy and other policies adopted by the Company, Board or Compensation Committee, including, without limitation, to the extent applicable, the Recovery of Erroneously Awarded Compensation Policy required by the listing standards of the New York Stock Exchange and any other policy intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Executive shall execute any documents in reasonable form and take such other actions as may be requested by the Company or the Parent to confirm, or otherwise in furtherance of, compliance with any such policies.

11. Representations. The Executive represents that the credentials and information provided by the Executive to the Company (or its agents) related to the Executive’s qualifications and ability to perform the position and duties set forth in Section 1(b) are true and correct.

12. Proprietary Information and Inventions Agreement. As a condition of the Executive’s continued employment with the Company, the Executive will sign the Proprietary Information and Inventions Agreement (the “PIIA”), attached hereto as Exhibit A.

13. Arbitration of Disputes.

(a) Arbitration Generally. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination or retaliation, whether based on race, color, religion, national origin, sex, gender, age, disability, handicap, sexual orientation, or any other protected class under applicable law) shall, to the fullest extent permitted by law, be settled by arbitration, before a single arbitrator, in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of JAMS in Miami, Florida in accordance with the JAMS Employment Arbitration Rules, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. The Executive understands that the Executive may only bring such claims in the Executive’s individual capacity, and not as a plaintiff or class member in any purported class proceeding or any purported representative proceeding. The Executive further understands that, by signing this Agreement, the Company and the Executive are giving up any right they may have to a jury trial on all claims they may have against each other. Judgment upon the award rendered by the single arbitrator may be entered in any court having jurisdiction thereof. This Section 13 shall be specifically enforceable. Notwithstanding the foregoing, this Section 13 shall not: (i) preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary or permanent injunction in circumstances in which such relief is appropriate, including without limitation, relief sought in connection with the Continuing Obligations; or (ii) preclude the Executive from filing an administrative charge or

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complaint with the Equal Employment Opportunity Commission, the Florida Commission on Human Relations, or any other federal, state, or local agency in connection with an employment- related dispute or claim; or (iii) require the Executive to arbitrate a sexual harassment dispute or a sexual assault dispute unless the Executive voluntarily elects to arbitrate such dispute in accordance with this Section 13; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 13.

(b) Arbitration Fees and Costs. Each party shall pay its own costs and attorneys’ fees, if any, in connection with any arbitration. If, however, any party prevails on a statutory or contractual claim that affords the prevailing party attorneys’ fees (including pursuant to this Agreement), the arbitrator may award attorneys’ fees to the prevailing party to the extent permitted by law.

14. Governing Law and Consent to Jurisdiction. This is a Florida contract and shall be construed under and be governed in all respects by the laws of the State of Florida, without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit. To the extent that any court action is permitted consistent with or to enforce Section 13 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts of the State of Florida. Accordingly, with respect to any such court action, the Executive: (a) submits to the exclusive personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

15. Waiver of Jury Trial. Each of the Executive, the Company, and the Parent irrevocably and UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR THE PARENT OR ANY AFFILIATE OF THE COMPANY, INCLUDING WITHOUT LIMITATION THE EXECUTIVE’S, THE COMPANY’S, OR THE PARENT’S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT.

16. Integration. This Agreement, the PIIA, the exhibit attached hereto, the Equity Documents, and any plans or programs referenced herein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, promises, commitments, statements and other representations between the parties concerning such subject matter.

17. Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

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18. Successors and Assigns. None of the Executive, the Company, or the Parent may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other parties; provided, however, that the Company or the Parent may assign its rights and obligations under this Agreement (including the Continuing Obligations) without the Executive’s consent to any affiliate or to any person or entity with whom the Company or the Parent shall hereafter effect a reorganization or consolidation, into which the Company or the Parent merges or to whom it transfers all or substantially all of its properties or assets; provided further that if the Executive remains employed or becomes employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then the Executive shall not be entitled to any payments, benefits or vesting pursuant to Section 5 of this Agreement solely as a result of such transaction. This Agreement shall inure to the benefit of and be binding upon the Executive, the Company, and the Parent, and each of the Executive’s, the Company’s, and the Parent’s respective successors, executors, administrators, heirs, and permitted assigns. In the event of the Executive’s death after the Executive’s termination of employment, but prior to the completion by the Company of all payments due to the Executive under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

19. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by an arbitrator or a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

21. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

22. Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address on file with the Company for the Executive, in the case of the Company or the Parent, at their respective main offices, attention of: General Counsel and Corporate Secretary.

23. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company and the Parent.

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24. Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company’s or the Parent’s benefit plans, programs, or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s or the Parent’s benefit plans, programs or policies, except as otherwise provided in Section 8 hereof, and except that the Executive shall have no rights to any severance benefits under any Company or Parent severance pay plan, offer letter, or otherwise.

25. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

Cano Health, LLC

By:
Its:

Date: , 2024

Cano Health, Inc.

By:
Its:

Date: , 2024

Dr. Pablo Alonso

Date: , 2024

Address:

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Exhibit A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

(THE “AGREEMENT”)

The following confirms and memorializes an agreement that Cano Health, LLC, a Florida limited liability company (the “Company”), [Cano Health, Inc., a Delaware corporation] (the “Parent”), and I (Dr. Pablo Alonso) have had since the commencement of my employment (which term, for purposes of this Agreement, shall be deemed to include any relationship of service to the Company or Parent that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by the Company:

1. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by the Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company or Parent. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2. The Company shall own, and I hereby assign to the Company, all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information (collectively, “Inventions”) made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company (collectively, “Company Inventions”), and I will promptly disclose all Company Inventions to the Company. The term “Company Inventions” will not include any Invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by the foregoing so that the Company can make an independent assessment. I shall further assist the Company, at the Company’s expense, to further evidence, record and perfect the foregoing assignment and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to the Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix A in a manner that does not violate any third party rights or disclose any confidential information. Without limiting Section 1 or the Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of the Company or Parent, I use or (except pursuant to this Section 2) disclose my own or any third party’s confidential information

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or intellectual property (or if any Company Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), the Company will have, and I hereby grant the Company a perpetual, irrevocable, worldwide royalty-free, non- exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3. To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

4. I agree that all Company Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to the Company or Parent, or the business, or demonstrably anticipated business of the Company or Parent, or that are received by or for the Company or Parent in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5. I agree that during the term of my employment with the Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the Company’s business, and I will not assist any other person or organization in competing or in preparing to compete with any of the Company’s business or demonstrably anticipated business.

6. I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause (all in accordance with the terms and conditions of my Employment Agreement). In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the Company’s CEO or the Parent’s Board of Directors and me.

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7. I agree that my obligations under paragraphs 2, 3, and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

8. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Florida, without regard to the conflict of law provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by the Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to the Company and/or Parent for which damages would not be an adequate remedy, and, therefore, the Company or Parent will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.

9. Pursuant to the federal Defend Trade Secrets Act of 2016, I acknowledge receipt of the following notice: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.” I further understand that nothing contained in this Agreement limits my ability to (A) communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company, or (B) share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information.

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I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

        , 2024

Dr. Pablo Alonso

Accepted and Agreed to:

CANO HEALTH, LLC

By:
Name:
Title:

CANO HEALTH, INC.

By:
Name:
Title:

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APPENDIX A

PRIOR MATTER

NOT APPLICABLE

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EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made by and among Cano Health, LLC (the “Company”), [Cano Health, Inc., a Delaware corporation]1 (the “Parent”), and Robert Camerlinck (the “Executive”), effective as of [•], 2024 (the “Effective Date”).

WHEREAS, upon the Effective Date the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, on the terms and conditions contained herein;

WHEREAS, the Executive, the Company and the Parent previously entered into that certain Amended and Restated Employment Agreement, effective as of January 1, 2024 (the “Prior Employment Agreement”); and

WHEREAS, in connection with the Parent’s and its subsidiaries’ Fourth Amended Joint Chapter 11 Plan of Reorganization of Cano Health, Inc. and Its Affiliated Debtors, dated May 21, 2024 [Docket No. 864] (including any exhibits, schedules, and supplements thereto and as may be amended, restated, supplemented, or otherwise modified from time to time, the “Plan”), the Prior Employment Agreement will be deemed rejected as of the Effective Date and the Parent, the Company and the Executive have agreed to enter into a new post-emergence employment agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment.

(a) Term. The Company shall employ the Executive, and the Executive shall be employed by the Company, pursuant to the terms of this Agreement commencing on the Effective Date and, unless the Executive’s employment terminates sooner in accordance with the provisions of Section 3, continuing until the 2nd anniversary of the Effective Date (the “Initial Term”); provided that the employment period (the “Term”) shall be renewed automatically for successive periods of 1 year (each 1-year successive period a “Renewal Term”), unless the Company delivers to the Executive, or the Executive delivers to the Company, written notice of the Company’s or the Executive’s, as applicable, election not to renew the Term for the following Renewal Term (a “Non-Renewal Notice”) in accordance with Section 3(f).

(b) Position and Duties. The Executive shall serve as the Company’s Chief Operating Officer and shall perform the duties customarily performed by the chief operating officer of a privately held company, as well as such other additional duties as may from time to time be prescribed by the Company’s Chief Executive Officer (the “CEO”) or the Parent’s Board of Directors (the “Board”), in their respective discretion. The Executive shall devote the Executive’s full working time and best efforts to the Company’s business and affairs. Notwithstanding the foregoing, the Executive may engage in religious, charitable, or other community service activities, as long as such activities do not interfere or conflict with the Executive’s performance of his duties to the Company under this Agreement.

[1]	Note to Draft: Will be the ultimate top corporation.

2. Compensation and Related Matters.

(a) Base Salary. As of the Effective Date, the Executive’s base salary shall be paid at the annualized gross rate of Four Hundred Thousand and 00/100 Dollars ($400,000.00), less taxes, withholdings, and deductions that are authorized or required by law. The Executive’s base salary shall be subject to periodic review by the CEO or the Board or the Compensation Committee of the Board (the “Compensation Committee”), provided that the Executive’s base salary may be increased, but not decreased, below the initial base salary of $400,000.00. The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for executive officers.

(b) Incentive Compensation. The Executive shall be eligible to receive cash incentive compensation as determined by the Compensation Committee or the Board, taking into consideration the CEO’s recommendation, if applicable, from time to time (“Incentive Compensation”). For the period commencing on the Effective Date and ending on December 31, 2024, the Executive shall be eligible to receive cash incentive compensation (the “Stub Incentive Compensation”) based upon the achievement of certain performance targets, which amount and targets, in each case, shall be determined by the Board in consultation with the CEO. For each fiscal year beginning with the fiscal year ending December 31, 2025, the Executive’s target annual Incentive Compensation shall be 60% of the Base Salary (referred to herein as the “Target Bonus”), subject to increase as determined by the CEO or the Board or the Compensation Committee in their sole discretion. Except as may be set forth in any applicable Incentive Compensation plan and subject to any required approval of the Board or the Compensation Committee, including pursuant to applicable law, rule, regulation, national securities exchange listing standards or requirements, or the Charter of the Compensation Committee, the actual amount to be paid to the Executive as Incentive Compensation, if any, shall be determined in the sole discretion of the CEO, the Board, and/or the Compensation Committee, applying corporate performance targets and other criteria substantially similar to the targets and other criteria applied when determining incentive compensation for the Company’s other executive officers, which criteria shall include, without limitation, corporate financial performance and individual performance measurements or evaluations. Except as may be provided by the Board or the Compensation Committee, or as may otherwise be set forth in any applicable Incentive Compensation plan or this Agreement, the Executive will not be deemed to have earned, and will not be paid, any Incentive Compensation in respect of a bonus for a fiscal period unless the Executive is actively employed by the Company on the date on which the Company is paying its other senior executives under such bonus program.

(c) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.

(d) Other Benefits. The Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans. The Company, however, retains the right to modify, amend, and discontinue benefits in its sole discretion.

(e) Paid Time Off. The Executive shall be entitled to take paid time off in accordance with the Company’s applicable paid time off policy for executives, as may be in effect from time to time (and which is subject to change, with or without notice).

(f) Emergence Award; MIP-Related Provisions. Following adoption of the Parent’s post-emergence management equity incentive plan (as it may be amended, the “MIP”) in accordance with the MIP term sheet attached to the Plan Supplement (as defined in the Plan) (the “MIP Term Sheet”), the Executive shall be eligible to receive an emergence award in accordance with the terms of the MIP Term Sheet, the MIP and the applicable award agreement (the “Emergence Award”). If a Change in Control (as defined below) is consummated before the Emergence Awards are granted, the Board and the Executive will jointly agree on payments to the Executive that are consistent with the payments that the Executive would have received in connection with such Change in Control if the Emergence Award had been granted prior to the consummation thereof.

3. Termination. Notwithstanding any other provision of this Agreement to the contrary, the Executive’s employment hereunder may be terminated at any time, without breaching this Agreement, under the following circumstances:

(a) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death.

(b) Disability. The Company may terminate the Executive’s employment if the Executive is disabled and unable to perform or expected to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the Company’s request shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, then the Company’s determination of such issue shall be final and binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law, including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq., and the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq.

(c) Termination by the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean any of the following:

(i) a material act of misconduct by the Executive in connection with the performance of the Executive’s duties, including, without limitation: (A) a willful failure or refusal to perform material responsibilities that have been requested by the CEO or the Board, or (B) misappropriation of funds or property of the Company or the Parent, or any of their respective subsidiaries or affiliates, other than the occasional, customary and de minimis use of the Company’s or the Parent’s, or their respective subsidiaries’ or affiliates,’ property for personal purposes;

(ii) the Executive’s conviction of or plea of guilty or nolo contendere to: (A) any felony; or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

(iii) a material breach by the Executive of any provisions of this Agreement, including the Continuing Obligations (defined below) or any of the other provisions contained in Section 8 of this Agreement;

(iv) a material violation by the Executive of any of the Company’s written employment policies regarding discrimination, harassment, retaliation, or workplace safety; or

(v) the Executive’s failure to materially cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation (after the Executive receives notices to preserve such documents or other materials) or the willful inducement of others to fail to cooperate or to produce documents or other materials with such investigation.

(vi) The Executive will be provided written notice of any alleged action or inaction giving rise to “Cause” under clauses (i), (iii), (iv) or (v) describing with reasonable particularity the basis for such “Cause” and will be provided 30 calendar days from the date of such notice to cure such alleged action or inaction, to the extent capable of being cured. If timely cured to the reasonable satisfaction of the Company, such occurrence will not constitute “Cause.”

(d) Termination by the Company without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement (other than: (y) a termination for Cause under Section 3(c); or (z) a termination resulting from the death or disability of the Executive under Section 3(a) or Section 3(b), as applicable), including a termination resulting from the Company’s election not to renew the Initial Term, the Term, or any Renewal Term under Section 3(f), shall be deemed a termination without Cause.

(e) Termination by the Executive. The Executive may terminate his employment hereunder at any time for any reason, including, but not limited to, Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has completed all steps of the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Executive’s consent (each, a “Good Reason Condition”):

(i) a substantial and material diminution in the Executive’s responsibilities, authority, or duties;

(ii) a material diminution in the Executive’s Base Salary or Executive’s Target Bonus, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all of the Company’s senior management employees;

(iii) a material change in the geographic location at which the Executive provides services to the Company, such that there is an increase of more than 30 miles of driving distance to such location from the Executive’s principal residence as of such change (provided that the requirement that the Executive provide services at the location of the current headquarters of the Company shall not trigger “Good Reason”);

(iv) a material breach of this Agreement by the Company; or

(v) the failure to adopt the MIP or for the MIP to become effective and/or of the Executive to receive the Emergence Award provided for under the MIP Term Sheet on the terms set forth in the MIP Term Sheet, in each case, within 90 days following the Effective Date.

The “Good Reason Process” consists of the following steps:

(i) the Executive reasonably determines in good faith that a Good Reason Condition has occurred;

(ii) the Executive notifies the Company in writing of the first occurrence of the Good Reason Condition within 30 calendar days after the first occurrence of such condition;

(iii) the Executive cooperates in good faith with the Company’s efforts, for a period of not less than 60 calendar days following such notice (the “Cure Period”), to remedy the Good Reason Condition;

(iv) notwithstanding such efforts, the Good Reason Condition continues to exist at the end of the Cure Period; and

(v) the Executive terminates employment within 60 calendar days after the end of the Cure Period.

If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(f) Termination by Notice of Non-Renewal. The Executive and/or the Company may terminate the Executive’s employment by delivering a Non-Renewal Notice which: (i) if delivered by the Executive, must be delivered to the Company at least 180 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable, and (ii) if delivered by the Company, must be delivered to the Executive at least 90 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

4. Matters Related to Termination.

(a) Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

(b) Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by death, the date of death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Company without Cause under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination; (iv) if the Executive’s employment is terminated by the Executive under Section 3(e) other than for Good Reason, 30 days after the date on which a Notice of Termination is given; (v) if the Executive’s employment is terminated by the Executive under Section 3(e) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period; and (vi) if the Executive’s employment is terminated on account of either party providing a Notice of Non-Renewal, the last day of the Initial Term or then current Renewal Term, as applicable. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination or Notice of Non-Renewal to the Company, or if the Executive otherwise resigns from his employment with the Company, then the Company may, in its discretion, unilaterally accelerate the Date of Termination and such acceleration shall not be considered a termination by the Company for purposes of this Agreement.

(c) Accrued Obligations. If the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, then the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate): (i) any Base Salary earned through the Date of Termination and, if applicable, any accrued but unused vacation through the Date of Termination, payable within 30 days following the Date of Termination (or such earlier date as may be required by applicable law); (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company or any of its subsidiaries or affiliates through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”). In addition to the foregoing, if the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, the Executive’s rights, if any, with respect to the Executive’s equity and equity-based awards at the Parent, including, without limitation, the Emergence Award, shall be governed solely by the Parent’s shareholders agreement (or comparative organizational document), the MIP and the applicable award agreement (collectively, the “Equity Documents”).

(d) Resignation of All Other Positions. Unless otherwise agreed to in writing by the Executive and the Company, the Executive shall be deemed to have resigned from all officer, employee, board member and committee member positions, and any other similar positions, that the Executive holds with the Company, the Parent, or any of their respective subsidiaries and affiliates upon the termination of the Executive’s employment for any reason, including termination by the Company with or without Cause and termination by the Executive with or without Good Reason. The Executive shall execute any documents in reasonable form and take such other customary actions as may be requested by the Company to confirm, or otherwise in furtherance of, such resignations; it being agreed and understood, however, that such resignations shall be effective, immediately and automatically upon the termination of the Executive’s employment.

5. Severance Pay and Benefits Upon Termination by the Company Without Cause or by the Executive for Good Reason. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) (including the Company’s delivery of a Non-Renewal Notice as provided in Section 3(f)), or the Executive terminates employment for Good Reason as provided in Section 3(e), then, in addition to the Accrued Obligations, and subject to the Executive delivering (and not revoking) an executed “Separation Agreement and General Release of Claims” (“Separation Agreement”) in a form provided by the Company, the Company shall pay or provide the Executive with the following starting within 60 days after the Executive’s Date of Termination (following the payment terms below under this Section 5):

(a) Severance Payments Outside a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is not within 12 months the consummation of a Change in Control (a “Change in Control Period”), the Company shall pay the Executive an amount equal to: (i) 12 months of the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason); (ii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination; and (iii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason), which payment under this clause (iii) shall be contingent upon and adjusted based upon the Compensation Committee’s approval of the Company’s annual performance against the applicable bonus performance targets and paid out and at the same time as payments are being made to the Company’s other senior executives. For purposes of this Agreement, “Change in Control” means the sale, transfer, acquisition, issuance or other disposition, in one or more transactions, of (i) all or substantially all of the consolidated assets of the Parent and its subsidiaries (whether directly or indirectly, including, without limitation, by or through the issuance, sale, contribution, transfer or other disposition (including, without limitation, by way of reorganization, merger, share or unit exchange, consolidation or other business combination) of the equity interests of any direct and/or indirect subsidiary or subsidiaries of the Parent if substantially all of the consolidated assets of the Parent are held by such subsidiary or subsidiaries), (ii) at least a majority of the Parent’s securities carrying the power to elect or appoint the Board (whether directly or indirectly, including, without limitation, or by way of any reorganization, merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), or (iii) at least a majority of the issued and outstanding common shares of Parent (whether directly or indirectly, including, without limitation, or by way of any merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), to (in the case of clause (i), clause (ii) or clause (iii)) any unrelated person, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision). For the avoidance of doubt, the restructuring pursuant to, and the related transactions contemplated under, the Plan is not a Change in Control and does not trigger the Change in Control Period.

(b) Severance Payments During a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is during a Change in Control Period (even if the Date of Termination does not occur during a Change in Control Period), the Executive shall be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason) and (y) the average annual Incentive Compensation paid to the Executive in each of the 2 completed years prior to the year of the Executive’s Date of Termination (provided that, if Incentive Compensation has not been paid to the Executive for each of the prior 2 years, such amount shall be the Executive’s Target Bonus for the current year) (ignoring any reduction that constitutes Good Reason); (ii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason); and (iii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination.

(c) Subject to the Executive’s copayment of premium amounts at the applicable active employee rate and the Executive’s timely and proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse the Executive, upon COBRA election proof of payment, equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of: (i) the 12 month anniversary of the Date of Termination; (ii) the date that the Executive becomes eligible for group medical plan benefits under any other employer group medical plan; or (iii) the cessation of the Executive’s health continuation rights under COBRA; provided, however, that if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act or Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments to the Executive shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates.

(d) Subject to the execution (and non-revocation) and delivery of the Separation Agreement in accordance with first paragraph of Section 5, the amounts payable under Section 5, to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s normal payroll practice over 12 months commencing within 60 days after the Date of Termination (except that any payments of Incentive Compensation or Executive’s Target Bonus shall be paid according to the terms of the plan/program applicable to each, which in all cases would be in lump-sum payments of such bonus amounts); provided, however, that if the 60-day period following Executive’s Date of Termination begins in one calendar year and ends in a second calendar year, such payments, to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

6. Additional Limitation.

(a) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company or the Parent to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).

(b) Fr purposes of this Section 6, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(c) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(a) shall be made by an independent (not otherwise employed by the Company), nationally recognized accounting firm selected and paid for by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

7. Section 409A.

(a) Notwithstanding anything in this Agreement to the contrary, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code and the regulations and authoritative guidance promulgated thereunder (collectively, “Section 409A”), the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) 6 months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the 6-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d) The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A and intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. Each payment pursuant to this Agreement that is intended to constitute a separate payment shall be treated as right to receive a series of separate and distinct payments for purposes of Treasury Regulation Section 1.409A-2(b)(2). Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company or Parent, as applicable. The parties agree that this Agreement may be amended, as reasonably requested by any party, and as may be necessary to comply with Section 409A of in order to preserve the payments and benefits provided hereunder without additional cost to any party.

(e) The Company and the Parent make no representation or warranty and the Company, the Parent, any of their respective affiliates and/or any of their respective directors, officers, agents, attorneys, employees, executives, shareholders, investors, members, managers, trustees, fiduciaries, representatives, principals, accountants, insurers, successors or assigns, shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute non-qualified deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such section.

8. Continuing Obligations. For purposes of this Agreement, the obligations in this Section 8 shall collectively be referred to as the “Continuing Obligations.”

(a) Non-Competition. The Executive agrees that during the period of his employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and for 24 months following the Executive’s separation of employment for any reason (the “Restricted Period”), the Executive shall not, directly or indirectly, own any interest in, manage, operate, join, control or participate in the ownership, management, operation or control of, or be an officer or employee of, or serve as a director (or similar position) for or as a consultant or advisor to, any business or organization that provides, directly or indirectly (including as a provider or as a management services organization), in a primary care clinic setting (which includes, without limitation, the practice of primary care medicine in a multidisciplinary clinic), professional medical services, diagnostic, therapeutic and ancillary services, nursing and other clinical services, outpatient healthcare services, pharmacy services, or any other services incident to the operation of an internal medicine practice in a primary care clinic setting or any other services or lines of business being conducted by the Company at the time of the Executive’s separation provided that they constitute a material source of the Company’s revenues or earnings (each, a “Restricted Business”). The foregoing restriction shall apply to any state, province, territory or possession of the U.S. where the Company, the Parent and/or any of their respective subsidiaries or affiliates, conduct a Restricted Business at the time of the Executive’s separation (or have expended material resources or time to plan the conduct of a Restricted Business, which plans remain active and have not been abandoned at the time of the Executive’s termination) (the “Restricted Territory”). The foregoing shall not restrict the Executive from owning up to 1% of any class of securities of any person engaged in a Restricted Business if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act, as long as such securities are held solely as a passive investment and not with a view to influencing, controlling or directing the affairs of such person.

(b) Non-Solicitation. The Executive agrees that, during the Restricted Period, the Executive will not, directly or indirectly, for himself or on behalf of or in conjunction with any other person or entity: (i) solicit, induce, attempt to solicit or induce, or hire or attempt to hire any person that is, or was within 12 months prior to the Executive’s separation date, an employee of the Company, the Parent and/or any of their respective subsidiaries or affiliates; provided, however, this Section 8(b) shall not be breached by a solicitation to the general public or through general advertising; or (ii) solicit, advise or encourage any person, firm, government agency or corporation (a “Customer”), including, without limitation, any potential customer of the Company, the Parent and/or any of their respective subsidiaries or affiliates that to the Executive’s knowledge was engaged in discussion with the Company, the Parent and/or any of their respective subsidiaries or affiliates during the Executive’s employment to do business with the Company, the Parent and/or any of their respective subsidiaries or affiliates (or with whom the Executive actively worked during employment), to withdraw, curtail or cancel its business (or potential business) with the Company, the Parent and/or any of their respective subsidiaries or affiliates.

(c) Non-Disparagement. During the period of the Executive’s employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and at all times thereafter, the Executive agrees that he will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the Company, the Parent, or any of their respective subsidiaries or affiliates, their respective businesses, products or services, or any of their present or former officers, directors, members, stockholders, managers or employees.

(d) Confidentiality. The Executive understands and agrees that the Executive’s employment creates a relationship of confidence and trust between the Executive, the Company, and the Parent with respect to all Confidential Information (defined below). At all times, both during the Executive’s employment with the Company and after separation of employment for any reason, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing the Executive’s duties to the Company or the Parent.

“Confidential Information” means all information belonging to the Company, the Parent, or any of their subsidiaries or affiliates which is of any value to the Company, the Parent, or any of their subsidiaries or affiliates in the course of conducting their business and the disclosure of which, would result in a competitive or other disadvantage to the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes, without limitation: financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes information developed by the Executive in the course of the Executive’s employment by the Company, as well as other information to which the Executive may have access in connection with the Executive’s employment. Confidential Information also includes the confidential information of others with which the Company or the Parent has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information that (i) was known to the public prior to its disclosure to the Executive; (ii) becomes generally known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive or any representative of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation, or legal process (provided that, to the extent not prohibited by law, the Executive shall provide the Company with prior notice of the contemplated disclosure and shall cooperate with the Company at its expense in seeking a protective order or other appropriate protection of such information).

(e) Return of Company Property. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive’s employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

(f) Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company, the Parent and/or any of their respective subsidiaries or affiliates in: (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company, the Parent, and/or their respective subsidiaries and affiliates which relate to events or occurrences that transpired while the Executive was employed by the Company; and (ii) the investigation, whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available at mutually convenient times to meet with counsel to answer questions truthfully or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company, the Parent, and their respective subsidiaries and affiliates in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8(d).

(g) Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the Continuing Obligations, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes or threatens to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach or threatened breach without showing or proving any actual damage to the Company.

(h) Reasonable Limitation and Severability. The parties agree that the above restrictions are: (i) appropriate and reasonable given the Executive’s role with and knowledge of the Company and the Parent, and are necessary to protect the interests of the Company and the Parent; and (ii) completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for any reason whatsoever. The Executive acknowledges that the Executive has carefully considered the terms of this Agreement, including the restrictive covenants set forth in this Section 8, and acknowledges that if this Agreement is enforced according to its terms, the Executive will be able to earn a reasonable living in commercial activities unrelated to the Company’s business in locations satisfactory to the Executive. The Executive also acknowledges that the restrictive covenants set forth in this Section 8 are a vital part of and are intrinsic to the Company’s ongoing operations, in light of the nature of the Company’s business and the unique position, skills and knowledge of the Executive with the Company. The parties further agree that any invalidity or unenforceability of any one or more of such restrictions on competition or solicitation shall not render invalid or unenforceable any remaining restrictions on competition or solicitation. Additionally, should a court of competent jurisdiction determine that the scope of any provision of this Section 8 is too broad to be enforced as written, the parties hereby authorize the court to reform the provision to such narrower scope as it determines to be reasonable and enforceable and the parties intend that the affected provision be enforced as so amended. The Executive acknowledges and agrees that to the extent the Executive has breached or is in breach of any of the covenants set forth in Section 8(a) or Section 8(b), the Restricted Period shall be extended by an amount of time equal to the duration of such breach.

(i) Preservation of Rights.

(i) Notwithstanding anything in this Agreement to the contrary, the Executive is not prohibited or limited in any way: (A) from communicating with or disclosing information in good faith to any federal, state, or local governmental agency, law enforcement agency, inspector general, legislative body, or public or governmental official (or any staff member to or personnel of the foregoing) (collectively, “Government Agencies”) regarding alleged unlawful conduct by the Company or the Parent; (B) from testifying truthfully in administrative, legislative, or judicial proceedings relating to alleged unlawful conduct by the Company or the Parent; (C) from filing a charge or complaint with any administrative agency, such as the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”), or a state fair employment practice agency, or from communicating directly with or providing information or testimony before an administrative agency, or otherwise from participating in an agency proceeding or investigation; (D) from discussing with or disclosing to Government Agencies information about alleged unlawful acts in the workplace; (E) from exercising the Executive’s rights, if any, under Section 7 of the National Labor Relations Act (“NLRA”); or (F) from otherwise making disclosures that are protected under applicable law, including, without limitation, rules or regulations promulgated by the SEC, the NLRB, the EEOC, or any other federal, state, or local government agency. The Executive understands that nothing in this Agreement limits the Executive’s right to communicate with any Government Agencies or otherwise to participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agencies, including by providing documents or other information, without providing notice to or obtaining approval from the Company or the Parent. The Executive may provide confidential information to Government Agencies without risk of being held liable for damages or financial penalties, and the Executive retains the right to receive an award for information provided to any Government Agencies, including, without limitation, the SEC.

(ii) Notwithstanding anything in this Agreement to the contrary, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

9. Code of Business Conduct and Ethics; and Other Policies. During the Term, Executive shall comply with the Company’s Related Person Transaction Policy and Conflicts of Interest Policy, as well as the Company’s Code of Business Conduct and Ethics.

10. Recoupment Policy. The Executive agrees to be subject to and bound by the terms of any compensation recoupment policy adopted by the Board or Compensation Committee, including, without limitation, to the extent applicable, the Recovery of Erroneously Awarded Compensation Policy required by the listing standards of the New York Stock Exchange and any other policy intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Executive shall execute any documents in reasonable form and take such other actions as may be requested by the Company or the Parent to confirm, or otherwise in furtherance of, compliance with any such recoupment policies.

11. Representations. The Executive represents that the credentials and information provided by the Executive to the Company (or its agents) related to the Executive’s qualifications and ability to perform the position and duties set forth in Section 1(b) are true and correct.

12. Proprietary Information and Inventions Agreement. As a condition of the Executive’s continued employment with the Company, the Executive will sign the Proprietary Information and Inventions Agreement (the “PIIA”), attached hereto as Exhibit A. Nothing in or about this Agreement (including the PIIA), however, prohibits the Executive from: (a) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of a claim or complaint with the U.S. Securities and Exchange Commission (the “SEC”); (b) providing any information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (c) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (d) receiving a monetary award as set forth in Section 21F of the Exchange Act.

13. Arbitration of Disputes.

(a) Arbitration Generally. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination or retaliation, whether based on race, color, religion, national origin, sex, gender, age, disability, handicap, sexual orientation, or any other protected class under applicable law) shall, to the fullest extent permitted by law, be settled by arbitration, before a single arbitrator, in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of JAMS in Miami, Florida in accordance with the JAMS Employment Arbitration Rules, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. The Executive understands that the Executive may only bring such claims in the Executive’s individual capacity, and not as a plaintiff or class member in any purported class proceeding or any purported representative proceeding. The Executive further understands that, by signing this Agreement, the Company and the Executive are giving up any right they may have to a jury trial on all claims they may have against each other. Judgment upon the award rendered by the single arbitrator may be entered in any court having jurisdiction thereof. This Section 13 shall be specifically enforceable. Notwithstanding the foregoing, this Section 13 shall not: (i) preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary or permanent injunction in circumstances in which such relief is appropriate, including without limitation, relief sought in connection with the Continuing Obligations; or (ii) preclude the Executive from filing an administrative charge or complaint with the Equal Employment Opportunity Commission, the Florida Commission on Human Relations, or any other federal, state, or local agency in connection with an employment-related dispute or claim; or (iii) require the Executive to arbitrate a sexual harassment dispute or a sexual assault dispute unless the Executive voluntarily elects to arbitrate such dispute in accordance with this Section 13; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 13.

(b) Arbitration Fees and Costs. Each party shall pay its own costs and attorneys’ fees, if any, in connection with any arbitration. If, however, any party prevails on a statutory or contractual claim that affords the prevailing party attorneys’ fees (including pursuant to this Agreement), the arbitrator may award attorneys’ fees to the prevailing party to the extent permitted by law.

14. Governing Law and Consent to Jurisdiction. This is a Florida contract and shall be construed under and be governed in all respects by the laws of the State of Florida, without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit. To the extent that any court action is permitted consistent with or to enforce Section 13 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts of the State of Florida. Accordingly, with respect to any such court action, the Executive: (a) submits to the exclusive personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

15. Waiver of Jury Trial. Each of the Executive, the Company, and the Parent irrevocably and UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR THE PARENT OR ANY AFFILIATE OF THE COMPANY, INCLUDING WITHOUT LIMITATION THE EXECUTIVE’S, THE COMPANY’S, OR THE PARENT’S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT.

16. Integration. This Agreement, the PIIA, the exhibit attached hereto, the Equity Documents, and any plans or programs referenced herein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, promises, commitments, statements and other representations between the parties concerning such subject matter.

17. Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

18. Successors and Assigns. None of the Executive, the Company, or the Parent may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other parties; provided, however, that the Company or the Parent may assign its rights and obligations under this Agreement (including the Continuing Obligations) without the Executive’s consent to any affiliate or to any person or entity with whom the Company or the Parent shall hereafter effect a reorganization or consolidation, into which the Company or the Parent merges or to whom it transfers all or substantially all of its properties or assets; provided further that if the Executive remains employed or becomes employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then the Executive shall not be entitled to any payments, benefits or vesting pursuant to Section 5 of this Agreement solely as a result of such transaction. This Agreement shall inure to the benefit of and be binding upon the Executive, the Company, and the Parent, and each of the Executive’s, the Company’s, and the Parent’s respective successors, executors, administrators, heirs, and permitted assigns. In the event of the Executive’s death after the Executive’s termination of employment, but prior to the completion by the Company of all payments due to the Executive under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

19. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by an arbitrator or a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

21. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

22. Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address on file with the Company for the Executive, in the case of the Company or the Parent, at their respective main offices, attention of: General Counsel and Corporate Secretary.

23. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company and the Parent.

24. Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company’s or the Parent’s benefit plans, programs, or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s or the Parent’s benefit plans, programs or policies, except as otherwise provided in Section 8 hereof, and except that the Executive shall have no rights to any severance benefits under any Company or Parent severance pay plan, offer letter, or otherwise.

25. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

Cano Health, LLC

By:
Its:

Date: , 2024

Cano Health, Inc.

By:
Its:

Date: , 2024

Robert Camerlinck

Date: , 2024

Address:

Exhibit A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

(THE “AGREEMENT”)

The following confirms and memorializes an agreement that Cano Health, LLC, a Florida limited liability company (the “Company”), [Cano Health, Inc., a Delaware corporation] (the “Parent”), and I (Robert Camerlinck) have had since the commencement of my employment (which term, for purposes of this Agreement, shall be deemed to include any relationship of service to the Company or Parent that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by the Company:

1. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by the Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company or Parent. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2. The Company shall own, and I hereby assign to the Company, all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information (collectively, “Inventions”) made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company (collectively, “Company Inventions”), and I will promptly disclose all Company Inventions to the Company. The term “Company Inventions” will not include any Invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by the foregoing so that the Company can make an independent assessment. I shall further assist the Company, at the Company’s expense, to further evidence, record and perfect the foregoing assignment and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to the Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix A in a manner that does not violate any third party rights or disclose any confidential information. Without limiting Section 1 or the Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of the Company or Parent, I use or (except pursuant to this Section 2) disclose my own or any third party’s confidential information or intellectual property (or if any Company Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), the Company will have, and I hereby grant the Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3. To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

4. I agree that all Company Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to the Company or Parent, or the business, or demonstrably anticipated business of the Company or Parent, or that are received by or for the Company or Parent in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5. I agree that during the term of my employment with the Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the Company’s business, and I will not assist any other person or organization in competing or in preparing to compete with any of the Company’s business or demonstrably anticipated business.

6. I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause (all in accordance with the terms and conditions of my Employment Agreement). In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the Company’s CEO or the Parent’s Board of Directors and me.

7. I agree that my obligations under paragraphs 2, 3, and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

8. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Florida, without regard to the conflict of law provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by the Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to the Company and/or Parent for which damages would not be an adequate remedy, and, therefore, the Company and/or Parent will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.

9. Pursuant to the federal Defend Trade Secrets Act of 2016, I acknowledge receipt of the following notice: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.” I further understand that nothing contained in this Agreement limits my ability to (A) communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company, or (B) share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information.

10. Nothing in or about this Agreement prohibits me from: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), maintaining the confidentiality of a claim with the U.S. Securities and Exchange Commission (the “SEC”); (ii) providing Proprietary Information or information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (iv) receiving a monetary award as set forth in Section 21F of the Exchange Act.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

_____________, 2024

Robert Camerlinck

Accepted and Agreed to:

CANO HEALTH, LLC

By:
Name:
Title:

CANO HEALTH, INC.

By:
Name:
Title:

APPENDIX A

PRIOR MATTER

NOT APPLICABLE

Exhibit E-1

Redline of Senior Executive Employment Agreements

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made by and among Cano Health, LLC (the “Company”), [Cano Health, Inc., a Delaware corporation]1 (the “Parent”), and David Armstrong (the “Executive”), effective as of [•], 2024 (the “Effective Date”).

WHEREAS, upon the Effective Date the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, on the terms and conditions contained herein;

WHEREAS, the Executive, the Company and the Parent previously entered into that certain Amended and Restated Employment Agreement, effective as of January 1, 2024 (the “Prior Employment Agreement”); and

WHEREAS, in connection with the Parent’s and its subsidiaries’ Fourth Amended Joint Chapter 11 Plan of Reorganization of Cano Health, Inc. and Its Affiliated Debtors, dated May 21, 2024 [Docket No. 864] (including any exhibits, schedules, and supplements thereto and as may be amended, restated, supplemented, or otherwise modified from time to time, the “Plan”), the Prior Employment Agreement will be deemed rejected as of the Effective Date and the Parent, the Company and the Executive have agreed to enter into a new post-emergence employment agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment.

(a) Term. The Company shall employ the Executive, and the Executive shall be employed by the Company, pursuant to the terms of this Agreement commencing on the Effective Date and, unless the Executive’s employment terminates sooner in accordance with the provisions of Section 3, continuing until the 2nd anniversary of the Effective Date (the “Initial Term”); provided that the employment period (the “Term”) shall be renewed automatically for successive periods of 1 year (each 1-year successive period a “Renewal Term”), unless the Company delivers to the Executive, or the Executive delivers to the Company, written notice of the Company’s or the Executive’s, as applicable, election not to renew the Term for the following Renewal Term (a “Non-Renewal Notice”) in accordance with Section 3(f).

(b) Position and Duties. The Executive shall serve as the Company’s Chief Compliance Officer and General Counsel and shall perform the duties customarily performed by the chief compliance officer and general counsel of a privately held company, as well as such other additional duties as may from time to time be prescribed by the Company’s Chief Executive Officer (the “CEO”) or the Parent’s Board of Directors (the “Board”), in their respective discretion. The Executive shall devote the Executive’s full working time and best efforts to the Company’s business and affairs. Notwithstanding the foregoing, the Executive may engage in religious, charitable, or other community service activities, as long as such activities do not interfere or conflict with the Executive’s performance of his duties to the Company under this Agreement.

[1]	Note to Draft: Will be the ultimate top corporation.

2. Compensation and Related Matters.

(a) Base Salary. As of the Effective Date, the Executive’s base salary shall be paid at the annualized gross rate of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00), less taxes, withholdings, and deductions that are authorized or required by law. The Executive’s base salary shall be subject to periodic review by the CEO or the Board or the Compensation Committee of the Board (the “Compensation Committee”), provided that the Executive’s base salary may be increased, but not decreased, below the initial base salary of $350,000.00. The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for executive officers.

(b) Incentive Compensation. The Executive shall be eligible to receive cash incentive compensation as determined by the Compensation Committee or the Board, taking into consideration the CEO’s recommendation, if applicable, from time to time (“Incentive Compensation”). For the period commencing on the Effective Date and ending on December 31, 2024, the Executive shall be eligible to receive cash incentive compensation (the “Stub Incentive Compensation”) based upon the achievement of certain performance targets, which amount and targets, in each case, shall be determined by the Board in consultation with the CEO. For each fiscal year beginning with the fiscal year ending December 31, 2025, the Executive’s target annual Incentive Compensation shall be 50% of the Base Salary (referred to herein as the “Target Bonus”), subject to increase as determined by the CEO or the Board or the Compensation Committee in their sole discretion. Except as may be set forth in any applicable Incentive Compensation plan and subject to any required approval of the Board or the Compensation Committee, including pursuant to applicable law, rule, regulation, national securities exchange listing standards or requirements, or the Charter of the Compensation Committee, the actual amount to be paid to the Executive as Incentive Compensation, if any, shall be determined in the sole discretion of the CEO, the Board, and/or the Compensation Committee, applying corporate performance targets and other criteria substantially similar to the targets and other criteria applied when determining incentive compensation for the Company’s other executive officers, which criteria shall include, without limitation, corporate financial performance and individual performance measurements or evaluations. Except as may be provided by the Board or the Compensation Committee, or as may otherwise be set forth in any applicable Incentive Compensation plan or this Agreement, the Executive will not be deemed to have earned, and will not be paid, any Incentive Compensation in respect of a bonus for a fiscal period unless the Executive is actively employed by the Company on the date on which the Company is paying its other senior executives under such bonus program.

(c) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.

(d) Other Benefits. The Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans. The Company, however, retains the right to modify, amend, and discontinue benefits in its sole discretion.

(e) Paid Time Off. The Executive shall be entitled to take paid time off in accordance with the Company’s applicable paid time off policy for executives, as may be in effect from time to time (and which is subject to change, with or without notice).

(f) Emergence Award; MIP-Related Provisions. Following adoption of the Parent’s post-emergence management equity incentive plan (as it may be amended, the “MIP”) in accordance with the MIP term sheet attached to the Plan Supplement (as defined in the Plan) (the “MIP Term Sheet”), the Executive shall be eligible to receive an emergence award in accordance with the terms of the MIP Term Sheet, the MIP and the applicable award agreement (the “Emergence Award”). If a Change in Control (as defined below) is consummated before the Emergence Awards are granted, the Board and the Executive will jointly agree on payments to the Executive that are consistent with the payments that the Executive would have received in connection with such Change in Control if the Emergence Award had been granted prior to the consummation thereof.

3. Termination. Notwithstanding any other provision of this Agreement to the contrary, the Executive’s employment hereunder may be terminated at any time, without breaching this Agreement, under the following circumstances:

(a) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death.

(b) Disability. The Company may terminate the Executive’s employment if the Executive is disabled and unable to perform or expected to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the Company’s request shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, then the Company’s determination of such issue shall be final and binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law, including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq., and the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq.

(c) Termination by the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean any of the following:

(i) a material act of misconduct by the Executive in connection with the performance of the Executive’s duties, including, without limitation: (A) a willful failure or refusal to perform material responsibilities that have been requested by the CEO or the Board, or (B) misappropriation of funds or property of the Company or the Parent, or any of their respective subsidiaries or affiliates, other than the occasional, customary and de minimis use of the Company’s or the Parent’s, or their respective subsidiaries’ or affiliates,’ property for personal purposes;

(ii) the Executive’s conviction of or plea of guilty or nolo contendere to: (A) any felony; or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

(iii) a material breach by the Executive of any provisions of this Agreement, including the Continuing Obligations (defined below) or any of the other provisions contained in Section 8 of this Agreement;

(iv) a material violation by the Executive of any of the Company’s written employment policies regarding discrimination, harassment, retaliation, or workplace safety; or

(v) the Executive’s failure to materially cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation (after the Executive receives notices to preserve such documents or other materials) or the willful inducement of others to fail to cooperate or to produce documents or other materials with such investigation.

(vi) The Executive will be provided written notice of any alleged action or inaction giving rise to “Cause” under clauses (i), (iii), (iv) or (v) describing with reasonable particularity the basis for such “Cause” and will be provided 30 calendar days from the date of such notice to cure such alleged action or inaction, to the extent capable of being cured. If timely cured to the reasonable satisfaction of the Company, such occurrence will not constitute “Cause.”

(d) Termination by the Company without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement (other than: (y) a termination for Cause under Section 3(c); or (z) a termination resulting from the death or disability of the Executive under Section 3(a) or Section 3(b), as applicable), including a termination resulting from the Company’s election not to renew the Initial Term, the Term, or any Renewal Term under Section 3(f), shall be deemed a termination without Cause.

(e) Termination by the Executive. The Executive may terminate his employment hereunder at any time for any reason, including, but not limited to, Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has completed all steps of the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Executive’s consent (each, a “Good Reason Condition”):

(i) a substantial and material diminution in the Executive’s responsibilities, authority, or duties;

(ii) a material diminution in the Executive’s Base Salary or Executive’s Target Bonus, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all of the Company’s senior management employees;

(iii) a material change in the geographic location at which the Executive provides services to the Company, such that there is an increase of more than 30 miles of driving distance to such location from the Executive’s principal residence as of such change (provided that the requirement that the Executive provide services at the location of the current headquarters of the Company shall not trigger “Good Reason”);

(iv) a material breach of this Agreement by the Company; or

(v) the failure to adopt the MIP or for the MIP to become effective and/or of the Executive to receive the Emergence Award provided for under the MIP Term Sheet on the terms set forth in the MIP Term Sheet, in each case, within 90 days following the Effective Date.

The “Good Reason Process” consists of the following steps:

(i) the Executive reasonably determines in good faith that a Good Reason Condition has occurred;

(ii) the Executive notifies the Company in writing of the first occurrence of the Good Reason Condition within 30 calendar days after the first occurrence of such condition;

(iii) the Executive cooperates in good faith with the Company’s efforts, for a period of not less than 60 calendar days following such notice (the “Cure Period”), to remedy the Good Reason Condition;

(iv) notwithstanding such efforts, the Good Reason Condition continues to exist at the end of the Cure Period; and

(v) the Executive terminates employment within 60 calendar days after the end of the Cure Period.

If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(f) Termination by Notice of Non-Renewal. The Executive and/or the Company may terminate the Executive’s employment by delivering a Non-Renewal Notice which: (i) if delivered by the Executive, must be delivered to the Company at least 180 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable, and (ii) if delivered by the Company, must be delivered to the Executive at least 90 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

4. Matters Related to Termination.

(a) Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

(b) Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by death, the date of death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Company without Cause under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination; (iv) if the Executive’s employment is terminated by the Executive under Section 3(e) other than for Good Reason, 30 days after the date on which a Notice of Termination is given; (v) if the Executive’s employment is terminated by the Executive under Section 3(e) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period; and (vi) if the Executive’s employment is terminated on account of either party providing a Notice of Non-Renewal, the last day of the Initial Term or then current Renewal Term, as applicable. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination or Notice of Non-Renewal to the Company, or if the Executive otherwise resigns from his employment with the Company, then the Company may, in its discretion, unilaterally accelerate the Date of Termination and such acceleration shall not be considered a termination by the Company for purposes of this Agreement.

(c) Accrued Obligations. If the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, then the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate): (i) any Base Salary earned through the Date of Termination and, if applicable, any accrued but unused vacation through the Date of Termination, payable within 30 days following the Date of Termination (or such earlier date as may be required by applicable law); (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company or any of its subsidiaries or affiliates through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”). In addition to the foregoing, if the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, the Executive’s rights, if any, with respect to the Executive’s equity and equity-based awards at the Parent, including, without limitation, the Emergence Award, shall be governed solely by the Parent’s shareholders agreement (or comparative organizational document), the MIP and the applicable award agreement (collectively, the “Equity Documents”).

(d) Resignation of All Other Positions. Unless otherwise agreed to in writing by the Executive and the Company, the Executive shall be deemed to have resigned from all officer, employee, board member and committee member positions, and any other similar positions, that the Executive holds with the Company, the Parent, or any of their respective subsidiaries and affiliates upon the termination of the Executive’s employment for any reason, including termination by the Company with or without Cause and termination by the Executive with or without Good Reason. The Executive shall execute any documents in reasonable form and take such other customary actions as may be requested by the Company to confirm, or otherwise in furtherance of, such resignations; it being agreed and understood, however, that such resignations shall be effective, immediately and automatically upon the termination of the Executive’s employment.

5. Severance Pay and Benefits Upon Termination by the Company Without Cause or by the Executive for Good Reason. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) (including the Company’s delivery of a Non-Renewal Notice as provided in Section 3(f)), or the Executive terminates employment for Good Reason as provided in Section 3(e), then, in addition to the Accrued Obligations, and subject to the Executive delivering (and not revoking) an executed “Separation Agreement and General Release of Claims” (“Separation Agreement”) in a form provided by the Company, the Company shall pay or provide the Executive with the following starting within 60 days after the Executive’s Date of Termination (following the payment terms below under this Section 5):

(a) Severance Payments Outside a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is not within 12 months following the consummation of a Change in Control (a “Change in Control Period”), the Company shall pay the Executive an amount equal to: (i) 12 months of the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason); (ii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination; and (iii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason), which payment under this clause (iii) shall be contingent upon and adjusted based upon the Compensation Committee’s approval of the Company’s annual performance against the applicable bonus performance targets and paid out and at the same time as payments are being made to the Company’s other senior executives. For purposes of this Agreement, “Change in Control” means ~~[~~the ~~acquisition,~~ sale, transfer, acquisition, issuance~~,~~ or other disposition, in one or more transactions, of (i) all or substantially all of the consolidated assets of the Parent and its subsidiaries (whether directly or indirectly, including, without limitation, by or through the issuance, sale, contribution, transfer or other disposition (including, without limitation, by way of reorganization, merger, share or unit exchange, consolidation or other business combination) ~~of a majority~~ of the equity interests of any direct and/or indirect subsidiary or subsidiaries of the Parent if substantially all of the consolidated assets of the Parent are held by such subsidiary or subsidiaries), (ii) at least a majority of the Parent’s ~~voting power or~~securities carrying the power to elect or appoint the Board (whether directly or indirectly, including, without limitation, or by way of any reorganization, merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), or (iii) at least a majority of the issued and outstanding common shares of Parent (whether directly or indirectly, including, without limitation, or by way of any merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), to (in the case of clause (i), clause (ii) or clause (iii)) any unrelated person, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision)]. For the avoidance of doubt, the restructuring pursuant to, and the related transactions contemplated under, the Plan is not a Change in Control and does not trigger the Change in Control Period.

(b) Severance Payments During a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is during a Change in Control Period (even if the Date of Termination does not occur during a Change in Control Period), the Executive shall be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason) and (y) the average annual Incentive Compensation paid to the Executive in each of the 2 completed years prior to the year of the Executive’s Date of Termination (provided that, if Incentive Compensation has not been paid to the Executive for each of the prior 2 years, such amount shall be the Executive’s Target Bonus for the current year) (ignoring any reduction that constitutes Good Reason); (ii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason); and (iii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination.

(c) Subject to the Executive’s copayment of premium amounts at the applicable active employee rate and the Executive’s timely and proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse the Executive, upon COBRA election proof of payment, equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of: (i) the 12 month anniversary of the Date of Termination; (ii) the date that the Executive becomes eligible for group medical plan benefits under any other employer group medical plan; or (iii) the cessation of the Executive’s health continuation rights under COBRA; provided, however, that if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act or Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments to the Executive shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates.

(d) Subject to the execution (and non-revocation) and delivery of the Separation Agreement in accordance with first paragraph of Section 5, the amounts payable under Section 5, to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s normal payroll practice over 12 months commencing within 60 days after the Date of Termination (except that any payments of Incentive Compensation or Executive’s Target Bonus shall be paid according to the terms of the plan/program applicable to each, which in all cases would be in lump-sum payments of such bonus amounts); provided, however, that if the 60-day period following Executive’s Date of Termination begins in one calendar year and ends in a second calendar year, such payments, to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

6. Additional Limitation.

(a) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company or the Parent to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).

(b) For purposes of this Section 6, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(c) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(a) shall be made by an independent (not otherwise employed by the Company), nationally recognized accounting firm selected and paid for by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

7. Section 409A.

(a) Notwithstanding anything in this Agreement to the contrary, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code and the regulations and authoritative guidance promulgated thereunder (collectively, “Section 409A”), the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) 6 months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the 6-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d) The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A and intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. Each payment pursuant to this Agreement that is intended to constitute a separate payment shall be treated as right to receive a series of separate and distinct payments for purposes of Treasury Regulation Section 1.409A-2(b)(2). Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company or Parent, as applicable. The parties agree that this Agreement may be amended, as reasonably requested by any party, and as may be necessary to comply with Section 409A in order to preserve the payments and benefits provided hereunder without additional cost to any party.

(e) The Company and the Parent make no representation or warranty and the Company, the Parent, any of their respective affiliates and/or any of their respective directors, officers, agents, attorneys, employees, executives, shareholders, investors, members, managers, trustees, fiduciaries, representatives, principals, accountants, insurers, successors or assigns, shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute non-qualified deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such section.

8. Continuing Obligations. For purposes of this Agreement, the obligations in this Section 8 shall collectively be referred to as the “Continuing Obligations.”

(a) Ethical Considerations. Executive acknowledges and agrees that, under the terms of this Agreement, Executive will provide legal counsel and advice to the Company and Parent in the regular course of his duties, and that any privileges relating to or arising out of such legal advice and his duties belong solely and exclusively to the Company and Parent, which the Company and Parent expressly do not and will not waive. Executive further acknowledges and agrees that given the attorney-client relationship between the Executive and the Company and Parent, the Executive owes duties to the Company and Parent during the term of this Agreement, and Executive will continue to owe duties to the Company and Parent after his separation of employment from the Company for any reason, such duties as are set forth in ethical rules, regulations, and guidelines established by, among other entities, the American Bar Association and The Florida Bar. By way of example only, the Executive acknowledges and agrees that ethical rules, regulations, and guidelines governing conflicts of interest and confidentiality may limit his ability to represent certain individuals and/or entities (which may include, without limitation, competitors of the Company or Parent) during and after his employment by the Company. The foregoing shall not restrict the Executive from owning up to 1% of any class of securities of any person engaged in a Restricted Business [any business or organization that provides, directly or indirectly (including as a provider or as a management services organization), in a primary care clinic setting (which includes, without limitation, the practice of primary care medicine in a multidisciplinary clinic), professional medical services, diagnostic, therapeutic and ancillary services, nursing and other clinical services, outpatient healthcare services, pharmacy services, or any other services incident to the operation of an internal medicine practice in a primary care clinic setting or any other services or lines of business being conducted by the Company at the time of the Executive’s separation provided that they constitute a material source of the Company’s revenues or earnings], if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act, as long as such securities are held solely as a passive investment and not with a view to influencing, controlling or directing the affairs of such person.

(b) Non-Solicitation. The Executive agrees that during the period of his employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and for a period of 24 months following the Executive’s separation of employment for any reason (the “Restricted Period”), the Executive will not, directly or indirectly, for himself or on behalf of or in conjunction with any other person or entity: (i) solicit, induce, attempt to solicit or induce, or hire or attempt to hire any person that is, or was within 12 months prior to the Executive’s separation date, an employee of the Company, the Parent and/or any of their respective subsidiaries or affiliates; provided, however, this Section 8(b) shall not be breached by a solicitation to the general public or through general advertising; or (ii) solicit, advise or encourage any person, firm, government agency or corporation (a “Customer”), including, without limitation, any potential customer of the Company, the Parent and/or any of their respective subsidiaries or affiliates that to the Executive’s knowledge was engaged in discussion with the Company, the Parent and/or any of their respective subsidiaries or affiliates during the Executive’s employment to do business with the Company, the Parent and/or any of their respective subsidiaries or affiliates (or with whom the Executive actively worked during employment), to withdraw, curtail or cancel its business (or potential business) with the Company, the Parent and/or any of their respective subsidiaries or affiliates.

(c) Non-Disparagement. During the period of the Executive’s employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and at all times thereafter, the Executive agrees that he will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the Company, the Parent, or any of their respective subsidiaries or affiliates, their respective businesses, products or services, or any of their present or former officers, directors, members, stockholders, managers or employees.

(d) Confidentiality. The Executive understands and agrees that the Executive’s employment creates a relationship of confidence and trust between the Executive, the Company, and the Parent with respect to all Confidential Information (defined below). At all times, both during the Executive’s employment with the Company and after separation of employment for any reason, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing the Executive’s duties to the Company or the Parent.

“Confidential Information” means all information belonging to the Company, the Parent, or any of their subsidiaries or affiliates which is of any value to the Company, the Parent, or any of their subsidiaries or affiliates in the course of conducting their business and the disclosure of which, would result in a competitive or other disadvantage to the Company, the

Parent, or any of their subsidiaries or affiliates. Confidential Information includes, without limitation: financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes information developed by the Executive in the course of the Executive’s employment by the Company, as well as other information to which the Executive may have access in connection with the Executive’s employment. Confidential Information also includes the confidential information of others with which the Company or the Parent has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information that (i) was known to the public prior to its disclosure to the Executive; (ii) becomes generally known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive or any representative of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation, or legal process (provided that, to the extent not prohibited by law, the Executive shall provide the Company with prior notice of the contemplated disclosure and shall cooperate with the Company at its expense in seeking a protective order or other appropriate protection of such information).

(e) Return of Company Property. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive’s employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

(f) Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company, the Parent and/or any of their respective subsidiaries or affiliates in: (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company, the Parent, and/or their respective subsidiaries and affiliates which relate to events or occurrences that transpired while the Executive was employed by the Company; and (ii) the investigation, whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available at mutually convenient times to meet with counsel to answer questions truthfully or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company, the Parent, and their respective subsidiaries and affiliates in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8(d).

(g) Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the Continuing Obligations, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes or threatens to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach or threatened breach without showing or proving any actual damage to the Company.

(h) Reasonable Limitation and Severability. The parties agree that the above restrictions are: (i) appropriate and reasonable given the Executive’s role with and knowledge of the Company and the Parent, and are necessary to protect the interests of the Company and the Parent; and (ii) completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for any reason whatsoever. The Executive acknowledges that the Executive has carefully considered the terms of this Agreement, including the restrictive covenants set forth in this Section 8, and acknowledges that if this Agreement is enforced according to its terms, the Executive will be able to earn a reasonable living in commercial activities unrelated to the Company’s business in locations satisfactory to the Executive. The Executive also acknowledges that the restrictive covenants set forth in this Section 8 are a vital part of and are intrinsic to the Company’s ongoing operations, in light of the nature of the Company’s business and the unique position, skills and knowledge of the Executive with the Company. The parties further agree that any invalidity or unenforceability of any one or more of such restrictions on competition or solicitation shall not render invalid or unenforceable any remaining restrictions on competition or solicitation. Additionally, should a court of competent jurisdiction determine that the scope of any provision of this Section 8 is too broad to be enforced as written, the parties hereby authorize the court to reform the provision to such narrower scope as it determines to be reasonable and enforceable and the parties intend that the affected provision be enforced as so amended. The Executive acknowledges and agrees that to the extent the Executive has breached or is in breach of any of the covenants set forth in Section 8(a) or Section 8(b), the Restricted Period shall be extended by an amount of time equal to the duration of such breach.

(i) Preservation of Rights.

(i) Notwithstanding anything in this Agreement to the contrary, the Executive is not prohibited or limited in any way: (A) from communicating with or disclosing information in good faith to any federal, state, or local governmental agency, law enforcement agency, inspector general, legislative body, or public or governmental official (or any staff member to or personnel of the foregoing) (collectively, “Government Agencies”) regarding alleged unlawful conduct by the Company or the Parent; (B) from testifying truthfully in administrative, legislative, or judicial proceedings relating to alleged unlawful conduct by the Company or the Parent; (C) from filing a charge or complaint with any administrative agency, such as the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”), or a state fair employment practice agency, or from communicating directly with or providing information or testimony before an administrative agency, or otherwise from participating in an agency proceeding or investigation; (D) from discussing with or disclosing to Government Agencies information about alleged unlawful acts in the workplace; (E) from exercising the Executive’s rights, if any, under Section 7 of the National Labor Relations Act (“NLRA”); or (F) from otherwise making disclosures that are protected under applicable law, including, without limitation, rules or regulations promulgated by the SEC, the NLRB, the EEOC, or any other federal, state, or local government agency. The Executive understands that nothing in this Agreement limits the Executive’s right to communicate with any Government Agencies or otherwise to participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agencies, including by providing documents or other information, without providing notice to or obtaining approval from the Company or the Parent. The Executive may provide confidential information to Government Agencies without risk of being held liable for damages or financial penalties, and the Executive retains the right to receive an award for information provided to any Government Agencies, including, without limitation, the SEC.

(ii) Notwithstanding anything in this Agreement to the contrary, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

9. Code of Business Conduct and Ethics; and Other Policies. During the Term, Executive shall comply with the Company’s Related Person Transaction Policy and Conflicts of Interest Policy, as well as the Company’s Code of Business Conduct and Ethics.

10. Recoupment Policy. The Executive agrees to be subject to and bound by the terms of any compensation recoupment policy adopted by the Board or Compensation Committee, including, without limitation, to the extent applicable, the Recovery of Erroneously Awarded Compensation Policy required by the listing standards of the New York Stock Exchange and any other policy intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Executive shall execute any documents in reasonable form and take such other actions as may be requested by the Company or the Parent to confirm, or otherwise in furtherance of, compliance with any such recoupment policies.

11. Representations. The Executive represents that the credentials and information provided by the Executive to the Company (or its agents) related to the Executive’s qualifications and ability to perform the position and duties set forth in Section 1(b) are true and correct.

12. Proprietary Information and Inventions Agreement. As a condition of the Executive’s continued employment with the Company, the Executive will sign the Proprietary Information and Inventions Agreement (the “PIIA”), attached hereto as Exhibit A. Nothing in or about this Agreement (including the PIIA), however, prohibits the Executive from: (a) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of a claim or complaint with the U.S. Securities and Exchange Commission (the “SEC”); (b) providing any information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (c) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (d) receiving a monetary award as set forth in Section 21F of the Exchange Act.

13. Arbitration of Disputes.

(a) Arbitration Generally. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination or retaliation, whether based on race, color, religion, national origin, sex, gender, age, disability, handicap, sexual orientation, or any other protected class under applicable law) shall, to the fullest extent permitted by law, be settled by arbitration, before a single arbitrator, in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of JAMS in Miami, Florida in accordance with the JAMS Employment Arbitration Rules, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. The Executive understands that the Executive may only bring such claims in the Executive’s individual capacity, and not as a plaintiff or class member in any purported class proceeding or any purported representative proceeding. The Executive further understands that, by signing this Agreement, the Company and the Executive are giving up any right they may have to a jury trial on all claims they may have against each other. Judgment upon the award rendered by the single arbitrator may be entered in any court having jurisdiction thereof. This Section 13 shall be specifically enforceable. Notwithstanding the foregoing, this Section 13 shall not: (i) preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary or permanent injunction in circumstances in which such relief is appropriate, including without limitation, relief sought in connection with the Continuing Obligations; or (ii) preclude the Executive from filing an administrative charge or complaint with the Equal Employment Opportunity Commission, the Florida Commission on Human Relations, or any other federal, state, or local agency in connection with an employment-related dispute or claim; or (iii) require the Executive to arbitrate a sexual harassment dispute or a sexual assault dispute unless the Executive voluntarily elects to arbitrate such dispute in accordance with this Section 13; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 13.

(b) Arbitration Fees and Costs. Each party shall pay its own costs and attorneys’ fees, if any, in connection with any arbitration. If, however, any party prevails on a statutory or contractual claim that affords the prevailing party attorneys’ fees (including pursuant to this Agreement), the arbitrator may award attorneys’ fees to the prevailing party to the extent permitted by law.

14. Governing Law and Consent to Jurisdiction. This is a Florida contract and shall be construed under and be governed in all respects by the laws of the State of Florida, without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit. To the extent that any court action is permitted consistent with or to enforce Section 13 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts of the State of Florida. Accordingly, with respect to any such court action, the Executive: (a) submits to the exclusive personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

15. Waiver of Jury Trial. Each of the Executive, the Company, and the Parent irrevocably and UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR THE PARENT OR ANY AFFILIATE OF THE COMPANY, INCLUDING WITHOUT LIMITATION THE EXECUTIVE’S, THE COMPANY’S, OR THE PARENT’S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT.

16. Integration. This Agreement, the PIIA, the exhibit attached hereto, the Equity Documents, and any plans or programs referenced herein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, promises, commitments, statements and other representations between the parties concerning such subject matter.

17. Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

18. Successors and Assigns. None of the Executive, the Company, or the Parent may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other parties; provided, however, that the Company or the Parent may assign its rights and obligations under this Agreement (including the Continuing Obligations) without the Executive’s consent to any affiliate or to any person or entity with whom the Company or the Parent shall hereafter effect a reorganization or consolidation, into which the Company or the Parent merges or to whom it transfers all or substantially all of its properties or assets; provided further that if the Executive remains employed or becomes employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then the Executive shall not be entitled to any payments, benefits or vesting pursuant to Section 5 of this Agreement solely as a result of such transaction. This Agreement shall inure to the benefit of and be binding upon the Executive, the Company, and the Parent, and each of the Executive’s, the Company’s, and the Parent’s respective successors, executors, administrators, heirs, and permitted assigns. In the event of the Executive’s death after the Executive’s termination of employment, but prior to the completion by the Company of all payments due to the Executive under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

19. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by an arbitrator or a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

21. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

22. Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address on file with the Company for the Executive, in the case of the Company or the Parent, at their respective main offices, attention of: General Counsel and Corporate Secretary.

23. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company and the Parent.

24. Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company’s or the Parent’s benefit plans, programs, or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s or the Parent’s benefit plans, programs or policies, except as otherwise provided in Section 8 hereof, and except that the Executive shall have no rights to any severance benefits under any Company or Parent severance pay plan, offer letter, or otherwise.

25. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

Cano Health, LLC

By:
Its:

Date:__________, 2024

Cano Health, Inc.

By:
Its:

Date:__________, 2024

David Armstrong

Date:___________________________, 2024

Address:__________________________________

Exhibit A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT (THE “AGREEMENT”)

The following confirms and memorializes an agreement that Cano Health, LLC, a Florida limited liability company (the “Company”), [Cano Health, Inc., a Delaware corporation] (the “Parent”), and I (David Armstrong) have had since the commencement of my employment (which term, for purposes of this Agreement, shall be deemed to include any relationship of service to the Company or Parent that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by the Company:

1. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by the Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company or Parent. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2. The Company shall own, and I hereby assign to the Company, all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information (collectively, “Inventions”) made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company (collectively, “Company Inventions”), and I will promptly disclose all Company Inventions to the Company. The term “Company Inventions” will not include any Invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by the foregoing so that the Company can make an independent assessment. I shall further assist the Company, at the Company’s expense, to further evidence, record and perfect the foregoing assignment and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to the Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix A in a manner that does not violate any third party rights or disclose any confidential information. Without limiting Section 1 or the Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of the

Company or Parent, I use or (except pursuant to this Section 2) disclose my own or any third party’s confidential information or intellectual property (or if any Company Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), the Company will have, and I hereby grant the Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3. To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

4. I agree that all Company Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to the Company or Parent, or the business, or demonstrably anticipated business of the Company or Parent, or that are received by or for the Company or Parent in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5. I agree that I will not assist any other person or organization in competing or in preparing to compete with any of the Company’s business or demonstrably anticipated business.

6. I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause (all in accordance with the terms and conditions of my Employment Agreement). In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the Company’s CEO or the Parent’s Board of Directors and me.

7. I agree that my obligations under paragraphs 2, 3, and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

8. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Florida, without regard to the conflict of law provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by the Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to the Company and/or Parent for which damages would not be an adequate remedy, and, therefore, the Company or Parent will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.

9. Pursuant to the federal Defend Trade Secrets Act of 2016, I acknowledge receipt of the following notice: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.” I further understand that nothing contained in this Agreement limits my ability to (A) communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company, or (B) share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information.

10. Nothing in or about this Agreement prohibits me from: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), maintaining the confidentiality of a claim with the U.S. Securities and Exchange Commission (the “SEC”); (ii) providing Proprietary Information or information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (iv) receiving a monetary award as set forth in Section 21F of the Exchange Act.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

_____________, 2024

David Armstrong

Accepted and Agreed to:

CANO HEALTH, LLC

By:
Name:
Title:

CANO HEALTH, INC.

By:
Name:
Title:

APPENDIX A

PRIOR MATTER

NOT APPLICABLE

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made by and among Cano Health, LLC (the “Company”), [Cano Health, Inc., a Delaware corporation]1 (the “Parent”), and Eladio Gil (the “Executive”), effective as of [•], 2024 (the “Effective Date”).

WHEREAS, upon the Effective Date the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, on the terms and conditions contained herein;

WHEREAS, the Executive, the Company and the Parent previously entered into that certain Amended and Restated Employment Agreement, effective as of January 1, 2024 (the “Prior Employment Agreement”); and

WHEREAS, in connection with the Parent’s and its subsidiaries’ Fourth Amended Joint Chapter 11 Plan of Reorganization of Cano Health, Inc. and Its Affiliated Debtors, dated May 21, 2024 [Docket No. 864] (including any exhibits, schedules, and supplements thereto and as may be amended, restated, supplemented, or otherwise modified from time to time, the “Plan”), the Prior Employment Agreement will be deemed rejected as of the Effective Date and the Parent, the Company and the Executive have agreed to enter into a new post-emergence employment agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment.

(a) Term. The Company shall employ the Executive, and the Executive shall be employed by the Company, pursuant to the terms of this Agreement commencing on the Effective Date and, unless the Executive’s employment terminates sooner in accordance with the provisions of Section 3, continuing until the 2nd anniversary of the Effective Date (the “Initial Term”); provided that the employment period (the “Term”) shall be renewed automatically for successive periods of 1 year (each 1-year successive period a “Renewal Term”), unless the Company delivers to the Executive, or the Executive delivers to the Company, written notice of the Company’s or the Executive’s, as applicable, election not to renew the Term for the following Renewal Term (a “Non-Renewal Notice”) in accordance with Section 3(f).

(b) Position and Duties. The Executive shall serve as the Company’s Chief Financial Officer and shall perform the duties customarily performed by the chief financial officer of a privately held company, as well as such other additional duties as may from time to time be prescribed by the Company’s Chief Executive Officer (the “CEO”) or the Parent’s Board of Directors (the “Board”), in their respective discretion. The Executive shall devote the Executive’s full working time and best efforts to the Company’s business and affairs. Notwithstanding the foregoing, the Executive may engage in religious, charitable, or other community service activities, as long as such activities do not interfere or conflict with the Executive’s performance of his duties to the Company under this Agreement.

[1]	Note to Draft: Will be the ultimate top corporation.

2. Compensation and Related Matters.

(a) Base Salary. As of the Effective Date, the Executive’s base salary shall be paid at the annualized gross rate of Three Hundred Seventy-Five Thousand and 00/100 Dollars ($375,000.00), less taxes, withholdings, and deductions that are authorized or required by law. The Executive’s base salary shall be subject to periodic review by the CEO or the Board or the Compensation Committee of the Board (the “Compensation Committee”), provided that the Executive’s base salary may be increased, but not decreased, below the initial base salary of $375,000.00. The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for executive officers.

(b) Incentive Compensation. The Executive shall be eligible to receive cash incentive compensation as determined by the Compensation Committee or the Board, taking into consideration the CEO’s recommendation, if applicable, from time to time (“Incentive Compensation”). For the period commencing on the Effective Date and ending on December 31, 2024, the Executive shall be eligible to receive cash incentive compensation (the “Stub Incentive Compensation”) based upon the achievement of certain performance targets, which amount and targets, in each case, shall be determined by the Board in consultation with the CEO. Any such Stub Incentive Compensation shall be paid no later than March 15, 2025, subject to the Executive’s continued active employment with the Company on the date of payment. For each fiscal year beginning with the fiscal year ending December 31, 2025, the Executive’s target annual Incentive Compensation shall be 50% of the Base Salary (referred to herein as the “Target Bonus”), subject to increase as determined by the CEO or the Board or the Compensation Committee in their sole discretion. Except as may be set forth in any applicable Incentive Compensation plan and subject to any required approval of the Board or the Compensation Committee, including pursuant to applicable law, rule, regulation, national securities exchange listing standards or requirements, or the Charter of the Compensation Committee, the actual amount to be paid to the Executive as Incentive Compensation, if any, shall be determined in the sole discretion of the CEO, the Board, and/or the Compensation Committee, applying corporate performance targets and other criteria substantially similar to the targets and other criteria applied when determining incentive compensation for the Company’s other executive officers, which criteria shall include, without limitation, corporate financial performance and individual performance measurements or evaluations. Except as may be provided by the Board or the Compensation Committee, or as may otherwise be set forth in any applicable Incentive Compensation plan or this Agreement, the Executive will not be deemed to have earned, and will not be paid, any Incentive Compensation in respect of a bonus for a fiscal period unless the Executive is actively employed by the Company on the date on which the Company is paying its other senior executives under such bonus program.

(c) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.

(d) Other Benefits. The Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans. The Company, however, retains the right to modify, amend, and discontinue benefits in its sole discretion.

(e) Paid Time Off. The Executive shall be entitled to take paid time off in accordance with the Company’s applicable paid time off policy for executives, as may be in effect from time to time (and which is subject to change, with or without notice).

(f) Emergence Award; MIP-Related Provisions. Following adoption of the Parent’s post-emergence management equity incentive plan (as it may be amended, the “MIP”) in accordance with the MIP term sheet attached to the Plan Supplement (as defined in the Plan) (the “MIP Term Sheet”), the Executive shall be eligible to receive an emergence award in accordance with the terms of the MIP Term Sheet, the MIP and the applicable award agreement (the “Emergence Award”). If a Change in Control (as defined below) is consummated before the Emergence Awards are granted, the Board and the Executive will jointly agree on payments to the Executive that are consistent with the payments that the Executive would have received in connection with such Change in Control if the Emergence Award had been granted prior to the consummation thereof.

3. Termination. Notwithstanding any other provision of this Agreement to the contrary, the Executive’s employment hereunder may be terminated at any time, without breaching this Agreement, under the following circumstances:

(a) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death.

(b) Disability. The Company may terminate the Executive’s employment if the Executive is disabled and unable to perform or expected to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the Company’s request shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, then the Company’s determination of such issue shall be final and binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law, including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq., and the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq.

(c) Termination by the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean any of the following:

(i) a material act of misconduct by the Executive in connection with the performance of the Executive’s duties, including, without limitation: (A) a willful failure or refusal to perform material responsibilities that have been requested by the CEO or the Board, or (B) misappropriation of funds or property of the Company or the Parent, or any of their respective subsidiaries or affiliates, other than the occasional, customary and de minimis use of the Company’s or the Parent’s, or their respective subsidiaries’ or affiliates,’ property for personal purposes;

(ii) the Executive’s conviction of or plea of guilty or nolo contendere to: (A) any felony; or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

(iii) a material breach by the Executive of any provisions of this Agreement, including the Continuing Obligations (defined below) or any of the other provisions contained in Section 8 of this Agreement;

(iv) a material violation by the Executive of any of the Company’s written employment policies regarding discrimination, harassment, retaliation, or workplace safety; or

(v) the Executive’s failure to materially cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation (after the Executive receives notices to preserve such documents or other materials) or the willful inducement of others to fail to cooperate or to produce documents or other materials with such investigation.

(vi) The Executive will be provided written notice of any alleged action or inaction giving rise to “Cause” under clauses (i), (iii), (iv) or (v) describing with reasonable particularity the basis for such “Cause” and will be provided 30 calendar days from the date of such notice to cure such alleged action or inaction, to the extent capable of being cured. If timely cured to the reasonable satisfaction of the Company, such occurrence will not constitute “Cause.”

(d) Termination by the Company without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement (other than: (y) a termination for Cause under Section 3(c); or (z) a termination resulting from the death or disability of the Executive under Section 3(a) or Section 3(b), as applicable), including a termination resulting from the Company’s election not to renew the Initial Term, the Term, or any Renewal Term under Section 3(f), shall be deemed a termination without Cause.

(e) Termination by the Executive. The Executive may terminate his employment hereunder at any time for any reason, including, but not limited to, Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has completed all steps of the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Executive’s consent (each, a “Good Reason Condition”):

(i) a substantial and material diminution in the Executive’s responsibilities, authority, or duties;

(ii) a material diminution in the Executive’s Base Salary or Executive’s Target Bonus, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all of the Company’s senior management employees;

(iii) a material change in the geographic location at which the Executive provides services to the Company, such that there is an increase of more than 30 miles of driving distance to such location from the Executive’s principal residence as of such change (provided that the requirement that the Executive provide services at the location of the current headquarters of the Company shall not trigger “Good Reason”);

(iv) a material breach of this Agreement by the Company; or

(v) the failure to adopt the MIP or for the MIP to become effective and/or of the Executive to receive the Emergence Award provided for under the MIP Term Sheet on the terms set forth in the MIP Term Sheet, in each case, within 90 days following the Effective Date.

The “Good Reason Process” consists of the following steps:

(i) the Executive reasonably determines in good faith that a Good Reason Condition has occurred;

(ii) the Executive notifies the Company in writing of the first occurrence of the Good Reason Condition within 30 calendar days after the first occurrence of such condition;

(iii) the Executive cooperates in good faith with the Company’s efforts, for a period of not less than 60 calendar days following such notice (the “Cure Period”), to remedy the Good Reason Condition;

(iv) notwithstanding such efforts, the Good Reason Condition continues to exist at the end of the Cure Period; and

(v) the Executive terminates employment within 60 calendar days after the end of the Cure Period.

If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(f) Termination by Notice of Non-Renewal. The Executive and/or the Company may terminate the Executive’s employment by delivering a Non-Renewal Notice which: (i) if delivered by the Executive, must be delivered to the Company at least 180 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable, and (ii) if delivered by the Company, must be delivered to the Executive at least 90 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

4. Matters Related to Termination.

(a) Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

(b) Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by death, the date of death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Company without Cause under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination; (iv) if the Executive’s employment is terminated by the Executive under Section 3(e) other than for Good Reason, 30 days after the date on which a Notice of Termination is given; (v) if the Executive’s employment is terminated by the Executive under Section 3(e) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period; and (vi) if the Executive’s employment is terminated on account of either party providing a Notice of Non-Renewal, the last day of the Initial Term or then current Renewal Term, as applicable. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination or Notice of Non-Renewal to the Company, or if the Executive otherwise resigns from his employment with the Company, then the Company may, in its discretion, unilaterally accelerate the Date of Termination and such acceleration shall not be considered a termination by the Company for purposes of this Agreement.

(c) Accrued Obligations. If the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, then the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate): (i) any Base Salary earned through the Date of Termination and, if applicable, any accrued but unused vacation through the Date of Termination, payable within 30 days following the Date of Termination (or such earlier date as may be required by applicable law); (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company or any of its subsidiaries or affiliates through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”). In addition to the foregoing, if the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, the Executive’s rights, if any, with respect to the Executive’s equity and equity-based awards at the Parent, including, without limitation, the Emergence Award, shall be governed solely by the Parent’s shareholders agreement (or comparative organizational document), the MIP and the applicable award agreement (collectively, the “Equity Documents”).

(d) Resignation of All Other Positions. Unless otherwise agreed to in writing by the Executive and the Company, the Executive shall be deemed to have resigned from all officer, employee, board member and committee member positions, and any other similar positions, that the Executive holds with the Company, the Parent, or any of their respective subsidiaries and affiliates upon the termination of the Executive’s employment for any reason, including termination by the Company with or without Cause and termination by the Executive with or without Good Reason. The Executive shall execute any documents in reasonable form and take such other customary actions as may be requested by the Company to confirm, or otherwise in furtherance of, such resignations; it being agreed and understood, however, that such resignations shall be effective, immediately and automatically upon the termination of the Executive’s employment.

5. Severance Pay and Benefits Upon Termination by the Company Without Cause or by the Executive for Good Reason. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) (including the Company’s delivery of a Non-Renewal Notice as provided in Section 3(f)), or the Executive terminates employment for Good Reason as provided in Section 3(e), then, in addition to the Accrued Obligations, and subject to the Executive delivering (and not revoking) an executed “Separation Agreement and General Release of Claims” (“Separation Agreement”) in a form provided by the Company, the Company shall pay or provide the Executive with the following starting within 60 days after the Executive’s Date of Termination (following the payment terms below under this Section 5):

(a) Severance Payments Outside a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is not within 12 months following the consummation of a Change in Control (a “Change in Control Period”), the Company shall pay the Executive an amount equal to: (i) 12 months of the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason); (ii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination; and (iii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason), which payment under this clause (iii) shall be contingent upon and adjusted based upon the Compensation Committee’s approval of the Company’s annual performance against the applicable bonus performance targets and paid out and at the same time as payments are being made to the Company’s other senior executives. For purposes of this Agreement, “Change in Control” means ~~[~~the ~~acquisition,~~ sale, transfer, acquisition, issuance~~,~~ or other disposition, in one or more transactions, of (i) all or substantially all of the consolidated assets of the Parent and its subsidiaries (whether directly or indirectly, including, without limitation, by or through the issuance, sale, contribution, transfer or other disposition (including, without limitation, by way of reorganization, merger, share or unit exchange, consolidation or other business combination) ~~of a majority~~ of the equity interests of any direct and/or indirect subsidiary or subsidiaries of the Parent if substantially all of the consolidated assets of the Parent are held by such subsidiary or subsidiaries), (ii) at least a majority of the Parent’s ~~voting power or~~securities carrying the power to elect or appoint the Board (whether directly or indirectly, including, without limitation, or by way of any reorganization, merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), or (iii) at least a majority of the issued and outstanding common shares of Parent (whether directly or indirectly, including, without limitation, or by way of any merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), to (in the case of clause (i), clause (ii) or clause (iii)) any unrelated person, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision)~~]~~. For the avoidance of doubt, the restructuring pursuant to, and the related transactions contemplated under, the Plan is not a Change in Control and does not trigger the Change in Control Period.

(b) Severance Payments During a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is during a Change in Control Period (even if the Date of Termination does not occur during a Change in Control Period), the Executive shall be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason) and (y) the average annual Incentive Compensation paid to the Executive in each of the 2 completed years prior to the year of the Executive’s Date of Termination (provided that, if Incentive Compensation has not been paid to the Executive for each of the prior 2 years, such amount shall be the Executive’s Target Bonus for the current year) (ignoring any reduction that constitutes Good Reason); (ii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason); and (iii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination.

(c) Subject to the Executive’s copayment of premium amounts at the applicable active employee rate and the Executive’s timely and proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse the Executive, upon COBRA election proof of payment, equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of: (i) the 12 month anniversary of the Date of Termination; (ii) the date that the Executive becomes eligible for group medical plan benefits under any other employer group medical plan; or (iii) the cessation of the Executive’s health continuation rights under COBRA; provided, however, that if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act or Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments to the Executive shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates.

(d) Subject to the execution (and non-revocation) and delivery of the Separation Agreement in accordance with first paragraph of Section 5, the amounts payable under Section 5, to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s normal payroll practice over 12 months commencing within 60 days after the Date of Termination (except that any payments of Incentive Compensation or Executive’s Target Bonus shall be paid according to the terms of the plan/program applicable to each, which in all cases would be in lump-sum payments of such bonus amounts); provided, however, that if the 60-day period following Executive’s Date of Termination begins in one calendar year and ends in a second calendar year, such payments, to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

6. Additional Limitation.

(a) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company or the Parent to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).

(b) For purposes of this Section 6, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(c) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(a) shall be made by an independent (not otherwise employed by the Company), nationally recognized accounting firm selected and paid for by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

7. Section 409A.

(a) Notwithstanding anything in this Agreement to the contrary, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code and the regulations and authoritative guidance promulgated thereunder (collectively, “Section 409A”), the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) 6 months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the 6-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d) The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A and intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. Each payment pursuant to this Agreement that is intended to constitute a separate payment shall be treated as right to receive a series of separate and distinct payments for purposes of Treasury Regulation Section 1.409A-2(b)(2). Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company or Parent, as applicable. The parties agree that this Agreement may be amended, as reasonably requested by any party, and as may be necessary to comply with Section 409A in order to preserve the payments and benefits provided hereunder without additional cost to any party.

(e) The Company and the Parent make no representation or warranty and the Company, the Parent, any of their respective affiliates and/or any of their respective directors, officers, agents, attorneys, employees, executives, shareholders, investors, members, managers, trustees, fiduciaries, representatives, principals, accountants, insurers, successors or assigns, shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute non-qualified deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such section.

8. Continuing Obligations. For purposes of this Agreement, the obligations in this Section 8 shall collectively be referred to as the “Continuing Obligations.”

(a) Non-Competition. The Executive agrees that during the period of his employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and for 12 months following the Executive’s separation of employment for any reason (the “Restricted Period”), the Executive shall not, directly or indirectly, own any interest in, manage, operate, join, control or participate in the ownership, management, operation or control of, or be an officer or employee of, or serve as a director (or similar position) for or as a consultant or advisor to, any business or organization that provides, directly or indirectly (including as a provider or as a management services organization), in a primary care clinic setting (which includes, without limitation, the practice of primary care medicine in a multidisciplinary clinic), professional medical services, diagnostic, therapeutic and ancillary services, nursing and other clinical services, outpatient healthcare services, pharmacy services, or any other services incident to the operation of an internal medicine practice in a primary care clinic setting or any other services or lines of business being conducted by the Company at the time of the Executive’s separation provided that they constitute a material source of the Company’s revenues or earnings (each, a “Restricted Business”). The foregoing restriction shall apply to any state, province, territory or possession of the U.S. where the Company, the Parent and/or any of their respective subsidiaries or affiliates, conduct a Restricted Business at the time of the Executive’s separation (or have expended material resources or time to plan the conduct of a Restricted Business, which plans remain active and have not been abandoned at the time of the

Executive’s termination) (the “Restricted Territory”). The foregoing shall not restrict the Executive from owning up to 1% of any class of securities of any person engaged in a Restricted Business if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act, as long as such securities are held solely as a passive investment and not with a view to influencing, controlling or directing the affairs of such person.

(b) Non-Solicitation. The Executive agrees that, for 24 months following the Executive’s separation of employment for any reason, the Executive will not, directly or indirectly, for himself or on behalf of or in conjunction with any other person or entity: (i) solicit, induce, attempt to solicit or induce, or hire or attempt to hire any person that is, or was within 12 months prior to the Executive’s separation date, an employee of the Company, the Parent and/or any of their respective subsidiaries or affiliates; provided, however, this Section 8(b) shall not be breached by a solicitation to the general public or through general advertising; or (ii) solicit, advise or encourage any person, firm, government agency or corporation (a “Customer”), including, without limitation, any potential customer of the Company, the Parent and/or any of their respective subsidiaries or affiliates that to the Executive’s knowledge was engaged in discussion with the Company, the Parent and/or any of their respective subsidiaries or affiliates during the Executive’s employment to do business with the Company, the Parent and/or any of their respective subsidiaries or affiliates (or with whom the Executive actively worked during employment), to withdraw, curtail or cancel its business (or potential business) with the Company, the Parent and/or any of their respective subsidiaries or affiliates.

(c) Non-Disparagement. During the period of the Executive’s employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and at all times thereafter, the Executive agrees that he will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the Company, the Parent, or any of their respective subsidiaries or affiliates, their respective businesses, products or services, or any of their present or former officers, directors, members, stockholders, managers or employees.

(d) Confidentiality. The Executive understands and agrees that the Executive’s employment creates a relationship of confidence and trust between the Executive, the Company, and the Parent with respect to all Confidential Information (defined below). At all times, both during the Executive’s employment with the Company and after separation of employment for any reason, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing the Executive’s duties to the Company or the Parent.

“Confidential Information” means all information belonging to the Company, the Parent, or any of their subsidiaries or affiliates which is of any value to the Company, the Parent, or any of their subsidiaries or affiliates in the course of conducting their business and the disclosure of which, would result in a competitive or other disadvantage to the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes, without limitation: financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities

(such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes information developed by the Executive in the course of the Executive’s employment by the Company, as well as other information to which the Executive may have access in connection with the Executive’s employment. Confidential Information also includes the confidential information of others with which the Company or the Parent has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information that (i) was known to the public prior to its disclosure to the Executive; (ii) becomes generally known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive or any representative of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation, or legal process (provided that, to the extent not prohibited by law, the Executive shall provide the Company with prior notice of the contemplated disclosure and shall cooperate with the Company at its expense in seeking a protective order or other appropriate protection of such information).

(e) Return of Company Property. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive’s employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

(f) Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company, the Parent and/or any of their respective subsidiaries or affiliates in: (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company, the Parent, and/or their respective subsidiaries and affiliates which relate to events or occurrences that transpired while the Executive was employed by the Company; and (ii) the investigation, whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available at mutually convenient times to meet with counsel to answer questions truthfully or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company, the Parent, and their respective subsidiaries and affiliates in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8(d).

(g) Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the Continuing Obligations, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes or threatens to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach or threatened breach without showing or proving any actual damage to the Company.

(h) Reasonable Limitation and Severability. The parties agree that the above restrictions are: (i) appropriate and reasonable given the Executive’s role with and knowledge of the Company and the Parent, and are necessary to protect the interests of the Company and the Parent; and (ii) completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for any reason whatsoever. The Executive acknowledges that the Executive has carefully considered the terms of this Agreement, including the restrictive covenants set forth in this Section 8, and acknowledges that if this Agreement is enforced according to its terms, the Executive will be able to earn a reasonable living in commercial activities unrelated to the Company’s business in locations satisfactory to the Executive. The Executive also acknowledges that the restrictive covenants set forth in this Section 8 are a vital part of and are intrinsic to the Company’s ongoing operations, in light of the nature of the Company’s business and the unique position, skills and knowledge of the Executive with the Company. The parties further agree that any invalidity or unenforceability of any one or more of such restrictions on competition or solicitation shall not render invalid or unenforceable any remaining restrictions on competition or solicitation. Additionally, should a court of competent jurisdiction determine that the scope of any provision of this Section 8 is too broad to be enforced as written, the parties hereby authorize the court to reform the provision to such narrower scope as it determines to be reasonable and enforceable and the parties intend that the affected provision be enforced as so amended. The Executive acknowledges and agrees that to the extent the Executive has breached or is in breach of any of the covenants set forth in Section 8(a) or Section 8(b), the Restricted Period shall be extended by an amount of time equal to the duration of such breach.

(i) Preservation of Rights.

(i) Notwithstanding anything in this Agreement to the contrary, the Executive is not prohibited or limited in any way: (A) from communicating with or disclosing information in good faith to any federal, state, or local governmental agency, law enforcement agency, inspector general, legislative body, or public or governmental official (or any staff member to or personnel of the foregoing) (collectively, “Government Agencies”) regarding alleged unlawful conduct by the Company or the Parent; (B) from testifying truthfully in administrative, legislative, or judicial proceedings relating to alleged unlawful conduct by the Company or the Parent; (C) from filing a charge or complaint with any administrative agency, such as the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”), or a state fair employment practice agency, or from communicating directly with or providing information or testimony before an administrative agency, or otherwise from participating in an agency proceeding or investigation; (D) from discussing with or disclosing to Government Agencies information about alleged unlawful acts in the workplace; (E) from exercising the Executive’s rights, if any, under Section 7 of the National Labor Relations Act (“NLRA”); or (F) from otherwise making disclosures that are protected under applicable law, including, without limitation, rules or regulations promulgated by the SEC, the NLRB, the EEOC, or any other federal, state, or local government agency. The Executive understands that nothing in this Agreement limits the Executive’s right to communicate with any Government Agencies or otherwise to participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agencies, including by providing documents or other information, without providing notice to or obtaining approval from the Company or the Parent. The Executive may provide confidential information to Government Agencies without risk of being held liable for damages or financial penalties, and the Executive retains the right to receive an award for information provided to any Government Agencies, including, without limitation, the SEC.

(ii) Notwithstanding anything in this Agreement to the contrary, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

9. Code of Business Conduct and Ethics; and Other Policies. During the Term, Executive shall comply with the Company’s Related Person Transaction Policy and Conflicts of Interest Policy, as well as the Company’s Code of Business Conduct and Ethics.

10. Recoupment Policy. The Executive agrees to be subject to and bound by the terms of any compensation recoupment policy adopted by the Board or Compensation Committee, including, without limitation, to the extent applicable, the Recovery of Erroneously Awarded Compensation Policy required by the listing standards of the New York Stock Exchange and any other policy intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Executive shall execute any documents in reasonable form and take such other actions as may be requested by the Company or the Parent to confirm, or otherwise in furtherance of, compliance with any such recoupment policies.

11. Representations. The Executive represents that the credentials and information provided by the Executive to the Company (or its agents) related to the Executive’s qualifications and ability to perform the position and duties set forth in Section 1(b) are true and correct.

12. Proprietary Information and Inventions Agreement. As a condition of the Executive’s continued employment with the Company, the Executive will sign the Proprietary Information and Inventions Agreement (the “PIIA”), attached hereto as Exhibit A. Nothing in or about this Agreement (including the PIIA), however, prohibits the Executive from: (a) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of a claim or complaint with the U.S. Securities and Exchange Commission (the “SEC”); (b) providing any information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (c) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (d) receiving a monetary award as set forth in Section 21F of the Exchange Act.

13. Arbitration of Disputes.

(a) Arbitration Generally. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination or retaliation, whether based on race, color, religion, national origin, sex, gender, age, disability, handicap, sexual orientation, or any other protected class under applicable law) shall, to the fullest extent permitted by law, be settled by arbitration, before a single arbitrator, in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of JAMS in Miami, Florida in accordance with the JAMS Employment Arbitration Rules, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. The Executive understands that the Executive may only bring such claims in the Executive’s individual capacity, and not as a plaintiff or class member in any purported class proceeding or any purported representative proceeding. The Executive further understands that, by signing this Agreement, the Company and the Executive are giving up any right they may have to a jury trial on all claims they may have against each other. Judgment upon the award rendered by the single arbitrator may be entered in any court having jurisdiction thereof. This Section 13 shall be specifically enforceable. Notwithstanding the foregoing, this Section 13 shall not: (i) preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary or permanent injunction in circumstances in which such relief is appropriate, including without limitation, relief sought in connection with the Continuing Obligations; or (ii) preclude the Executive from filing an administrative charge or complaint with the Equal Employment Opportunity Commission, the Florida Commission on Human Relations, or any other federal, state, or local agency in connection with an employment-related dispute or claim; or (iii) require the Executive to arbitrate a sexual harassment dispute or a sexual assault dispute unless the Executive voluntarily elects to arbitrate such dispute in accordance with this Section 13; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 13.

(b) Arbitration Fees and Costs. Each party shall pay its own costs and attorneys’ fees, if any, in connection with any arbitration. If, however, any party prevails on a statutory or contractual claim that affords the prevailing party attorneys’ fees (including pursuant to this Agreement), the arbitrator may award attorneys’ fees to the prevailing party to the extent permitted by law.

14. Governing Law and Consent to Jurisdiction. This is a Florida contract and shall be construed under and be governed in all respects by the laws of the State of Florida, without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit. To the extent that any court action is permitted consistent with or to enforce Section 13 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts of the State of Florida. Accordingly, with respect to any such court action, the Executive: (a) submits to the exclusive personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

15. Waiver of Jury Trial. Each of the Executive, the Company, and the Parent irrevocably and UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR THE PARENT OR ANY AFFILIATE OF THE COMPANY, INCLUDING WITHOUT LIMITATION THE EXECUTIVE’S, THE COMPANY’S, OR THE PARENT’S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT.

16. Integration. This Agreement, the PIIA, the exhibit attached hereto, the Equity Documents, and any plans or programs referenced herein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, promises, commitments, statements and other representations between the parties concerning such subject matter.

17. Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

18. Successors and Assigns. None of the Executive, the Company, or the Parent may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other parties; provided, however, that the Company or the Parent may assign its rights and obligations under this Agreement (including the Continuing Obligations) without the Executive’s consent to any affiliate or to any person or entity with whom the Company or the Parent shall hereafter effect a reorganization or consolidation, into which the Company or the Parent merges or to whom it transfers all or substantially all of its properties or assets; provided further that if the Executive remains employed or becomes employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then the Executive shall not be entitled to any payments, benefits or vesting pursuant to Section 5 of this Agreement solely as a result of such transaction. This Agreement shall inure to the benefit of and be binding upon the Executive, the Company, and the Parent, and each of the Executive’s, the Company’s, and the Parent’s respective successors, executors, administrators, heirs, and permitted assigns. In the event of the Executive’s death after the Executive’s termination of employment, but prior to the completion by the Company of all payments due to the Executive under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

19. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by an arbitrator or a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

21. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

22. Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address on file with the Company for the Executive, in the case of the Company or the Parent, at their respective main offices, attention of: General Counsel and Corporate Secretary.

23. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company and the Parent.

24. Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company’s or the Parent’s benefit plans, programs, or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s or the Parent’s benefit plans, programs or policies, except as otherwise provided in Section 8 hereof, and except that the Executive shall have no rights to any severance benefits under any Company or Parent severance pay plan, offer letter, or otherwise.

25. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

Cano Health, LLC

By:
Its:

Date:__________, 2024

Cano Health, Inc.

By:
Its:

Date:_________, 2024

Eladio Gil

Date:___________________________, 2024

Address:________________________

Exhibit A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

(THE “AGREEMENT”)

The following confirms and memorializes an agreement that Cano Health, LLC, a Florida limited liability company (the “Company”), [Cano Health, Inc., a Delaware corporation] (the “Parent”), and I (Eladio Gil) have had since the commencement of my employment (which term, for purposes of this Agreement, shall be deemed to include any relationship of service to the Company or Parent that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by the Company:

1. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by the Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company or Parent. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2. The Company shall own, and I hereby assign to the Company, all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information (collectively, “Inventions”) made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company (collectively, “Company Inventions”), and I will promptly disclose all Company Inventions to the Company. The term “Company Inventions” will not include any Invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by the foregoing so that the Company can make an independent assessment. I shall further assist the Company, at the Company’s expense, to further evidence, record and perfect the foregoing assignment and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to the Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix A in a manner that does not violate any third party rights or disclose any confidential information. Without limiting Section 1 or the Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of the Company or Parent, I use or (except pursuant to this Section 2) disclose my own or any third party’s confidential information or intellectual property (or if any Company Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), the Company will have, and I hereby grant the Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3. To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

4. I agree that all Company Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to the Company or Parent, or the business, or demonstrably anticipated business of the Company or Parent, or that are received by or for the Company or Parent in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5. I agree that during the term of my employment with the Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the Company’s business, and I will not assist any other person or organization in competing or in preparing to compete with any of the Company’s business or demonstrably anticipated business.

6. I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause (all in accordance with the terms and conditions of my Employment Agreement). In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the Company’s CEO or the Parent’s Board of Directors and me.

7. I agree that my obligations under paragraphs 2, 3, and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

8. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Florida, without regard to the conflict of law provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by the Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to the Company and/or Parent for which damages would not be an adequate remedy, and, therefore, the Company or Parent will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.

9. Pursuant to the federal Defend Trade Secrets Act of 2016, I acknowledge receipt of the following notice: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.” I further understand that nothing contained in this Agreement limits my ability to (A) communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company, or (B) share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information.

10. Nothing in or about this Agreement prohibits me from: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), maintaining the confidentiality of a claim with the U.S. Securities and Exchange Commission (the “SEC”); (ii) providing Proprietary Information or information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (iv) receiving a monetary award as set forth in Section 21F of the Exchange Act.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

_____________, 2024

Eladio Gil

Accepted and Agreed to:

CANO HEALTH, LLC

By:
Name:
Title:

CANO HEALTH, INC.

By:
Name:
Title:

APPENDIX A

PRIOR MATTER

NOT APPLICABLE

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made by and among Cano Health, LLC (the “Company”), [Cano Health, Inc., a Delaware corporation]1 (the “Parent”), and Jennifer Hevia, née Fernandez (the “Executive”), effective as of [•], 2024 (the “Effective Date”).

WHEREAS, upon the Effective Date the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, on the terms and conditions contained herein;

WHEREAS, the Executive, the Company and the Parent previously entered into that certain Amended and Restated Employment Agreement, effective as of January 1, 2024 (the “Prior Employment Agreement”); and

WHEREAS, in connection with the Parent’s and its subsidiaries’ Fourth Amended Joint Chapter 11 Plan of Reorganization of Cano Health, Inc. and Its Affiliated Debtors, dated May 21, 2024 [Docket No. 864] (including any exhibits, schedules, and supplements thereto and as may be amended, restated, supplemented, or otherwise modified from time to time, the “Plan”), the Prior Employment Agreement will be deemed rejected as of the Effective Date and the Parent, the Company and the Executive have agreed to enter into a new post-emergence employment agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment.

(a) Term. The Company shall employ the Executive, and the Executive shall be employed by the Company, pursuant to the terms of this Agreement commencing on the Effective Date and, unless the Executive’s employment terminates sooner in accordance with the provisions of Section 3, continuing until the 2nd anniversary of the Effective Date (the “Initial Term”); provided that the employment period (the “Term”) shall be renewed automatically for successive periods of 1 year (each 1-year successive period a “Renewal Term”), unless the Company delivers to the Executive, or the Executive delivers to the Company, written notice of the Company’s or the Executive’s, as applicable, election not to renew the Term for the following Renewal Term (a “Non-Renewal Notice”) in accordance with Section 3(f).

(b) Position and Duties. The Executive shall serve as the Company’s Chief People Officer and shall perform the duties customarily performed by the chief people officer of a privately held company, as well as such other additional duties as may from time to time be prescribed by the Company’s Chief Executive Officer (the “CEO”) or the Parent’s Board of Directors (the “Board”), in their respective discretion. The Executive shall devote the Executive’s full working time and best efforts to the Company’s business and affairs. Notwithstanding the foregoing, the Executive may engage in religious, charitable, or other community service activities, as long as such activities do not interfere or conflict with the Executive’s performance of her duties to the Company under this Agreement.

[1]	Note to Draft: Will be the ultimate top corporation.

2. Compensation and Related Matters.

(a) Base Salary. As of the Effective Date, the Executive’s base salary shall be paid at the annualized gross rate of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00), less taxes, withholdings, and deductions that are authorized or required by law. The Executive’s base salary shall be subject to periodic review by the CEO or the Board or the Compensation Committee of the Board (the “Compensation Committee”), provided that the Executive’s base salary may be increased, but not decreased, below the initial base salary of $350,000.00. The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for executive officers.

(b) Incentive Compensation. The Executive shall be eligible to receive cash incentive compensation as determined by the Compensation Committee or the Board, taking into consideration the CEO’s recommendation, if applicable, from time to time (“Incentive Compensation”). For the period commencing on the Effective Date and ending on December 31, 2024, the Executive shall be eligible to receive cash incentive compensation (the “Stub Incentive Compensation”) based upon the achievement of certain performance targets, which amount and targets, in each case, shall be determined by the Board in consultation with the CEO. Any such Stub Incentive Compensation shall be paid no later than March 15, 2025, subject to the Executive’s continued active employment with the Company on the date of payment. For each fiscal year beginning with the fiscal year ending December 31, 2025, the Executive’s target annual Incentive Compensation shall be 50% of the Base Salary (referred to herein as the “Target Bonus”), subject to increase as determined by the CEO or the Board or the Compensation Committee in their sole discretion. Except as may be set forth in any applicable Incentive Compensation plan and subject to any required approval of the Board or the Compensation Committee, including pursuant to applicable law, rule, regulation, national securities exchange listing standards or requirements, or the Charter of the Compensation Committee, the actual amount to be paid to the Executive as Incentive Compensation, if any, shall be determined in the sole discretion of the CEO, the Board, and/or the Compensation Committee, applying corporate performance targets and other criteria substantially similar to the targets and other criteria applied when determining incentive compensation for the Company’s other executive officers, which criteria shall include, without limitation, corporate financial performance and individual performance measurements or evaluations. Except as may be provided by the Board or the Compensation Committee, or as may otherwise be set forth in any applicable Incentive Compensation plan or this Agreement, the Executive will not be deemed to have earned, and will not be paid, any Incentive Compensation in respect of a bonus for a fiscal period unless the Executive is actively employed by the Company on the date on which the Company is paying its other senior executives under such bonus program.

(c) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.

(d) Other Benefits. The Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans. The Company, however, retains the right to modify, amend, and discontinue benefits in its sole discretion.

(e) Paid Time Off/Holidays. During the Term, the Executive shall be entitled to accrue up to twenty-six (26) days of paid time off (“PTO”) in each calendar year (prorated for any partial years of employment), which shall be accrued ratably per pay period. If any accrued PTO remains unused at the end of a calendar, the Executive shall be entitled to carry over up to five (5) days of such unused PTO to the next calendar year, and all other unused PTO will be forfeited. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

(f) Emergence Award; MIP-Related Provisions. Following adoption of the Parent’s post-emergence management equity incentive plan (as it may be amended, the “MIP”) in accordance with the MIP term sheet attached to the Plan Supplement (as defined in the Plan) (the “MIP Term Sheet”), the Executive shall be eligible to receive an emergence award in accordance with the terms of the MIP Term Sheet, the MIP and the applicable award agreement (the “Emergence Award”). If a Change in Control (as defined below) is consummated before the Emergence Awards are granted, the Board and the Executive will jointly agree on payments to the Executive that are consistent with the payments that the Executive would have received in connection with such Change in Control if the Emergence Award had been granted prior to the consummation thereof.

3. Termination. Notwithstanding any other provision of this Agreement to the contrary, the Executive’s employment hereunder may be terminated at any time, without breaching this Agreement, under the following circumstances:

(a) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death.

(b) Disability. The Company may terminate the Executive’s employment if the Executive is disabled and unable to perform or expected to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the Company’s request shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, then the Company’s determination of such issue shall be final and binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law, including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq., and the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq.

(c) Termination by the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean any of the following:

(i) a material act of misconduct by the Executive in connection with the performance of the Executive’s duties, including, without limitation: (A) a willful failure or refusal to perform material responsibilities that have been requested by the CEO or the Board, or (B) misappropriation of funds or property of the Company or the Parent, or any of their respective subsidiaries or affiliates, other than the occasional, customary and de minimis use of the Company’s or the Parent’s, or their respective subsidiaries’ or affiliates,’ property for personal purposes;

(ii) the Executive’s conviction of or plea of guilty or nolo contendere to: (A) any felony; or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

(iii) a material breach by the Executive of any provisions of this Agreement, including the Continuing Obligations (defined below) or any of the other provisions contained in Section 8 of this Agreement;

(iv) a material violation by the Executive of any of the Company’s written employment policies regarding discrimination, harassment, retaliation, or workplace safety; or

(v) the Executive’s failure to materially cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation (after the Executive receives notices to preserve such documents or other materials) or the willful inducement of others to fail to cooperate or to produce documents or other materials with such investigation.

(vi) The Executive will be provided written notice of any alleged action or inaction giving rise to “Cause” under clauses (i), (iii), (iv) or (v) describing with reasonable particularity the basis for such “Cause” and will be provided 30 calendar days from the date of such notice to cure such alleged action or inaction, to the extent capable of being cured. If timely cured to the reasonable satisfaction of the Company, such occurrence will not constitute “Cause.”

(d) Termination by the Company without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement (other than: (y) a termination for Cause under Section 3(c); or (z) a termination resulting from the death or disability of the Executive under Section 3(a) or Section 3(b), as applicable), including a termination resulting from the Company’s election not to renew the Initial Term, the Term, or any Renewal Term under Section 3(f), shall be deemed a termination without Cause.

(e) Termination by the Executive. The Executive may terminate her employment hereunder at any time for any reason, including, but not limited to, Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has completed all steps of the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Executive’s consent (each, a “Good Reason Condition”):

(i) a substantial and material diminution in the Executive’s responsibilities, authority, or duties;

(ii) a material diminution in the Executive’s Base Salary or Executive’s Target Bonus, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all of the Company’s senior management employees;

(iii) a material change in the geographic location at which the Executive provides services to the Company, such that there is an increase of more than 30 miles of driving distance to such location from the Executive’s principal residence as of such change (provided that the requirement that the Executive provide services at the location of the current headquarters of the Company shall not trigger “Good Reason”);

(iv) a material breach of this Agreement by the Company; or

(v) the failure to adopt the MIP or for the MIP to become effective and/or of the Executive to receive the Emergence Award provided for under the MIP Term Sheet on the terms set forth in the MIP Term Sheet, in each case, within 90 days following the Effective Date.

The “Good Reason Process” consists of the following steps:

(i) the Executive reasonably determines in good faith that a Good Reason Condition has occurred;

(ii) the Executive notifies the Company in writing of the first occurrence of the Good Reason Condition within 30 calendar days after the first occurrence of such condition;

(iii) the Executive cooperates in good faith with the Company’s efforts, for a period of not less than 60 calendar days following such notice (the “Cure Period”), to remedy the Good Reason Condition;

(iv) notwithstanding such efforts, the Good Reason Condition continues to exist at the end of the Cure Period; and

(v) the Executive terminates employment within 60 calendar days after the end of the Cure Period.

If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(f) Termination by Notice of Non-Renewal. The Executive and/or the Company may terminate the Executive’s employment by delivering a Non-Renewal Notice which: (i) if delivered by the Executive, must be delivered to the Company at least 180 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable, and (ii) if delivered by the Company, must be delivered to the Executive at least 90 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

4. Matters Related to Termination.

(a) Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

(b) Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by death, the date of death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Company without Cause under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination; (iv) if the Executive’s employment is terminated by the Executive under Section 3(e) other than for Good Reason, 30 days after the date on which a Notice of Termination is given; (v) if the Executive’s employment is terminated by the Executive under Section 3(e) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period; and (vi) if the Executive’s employment is terminated on account of either party providing a Notice of Non-Renewal, the last day of the Initial Term or then current Renewal Term, as applicable. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination or Notice of Non-Renewal to the Company, or if the Executive otherwise resigns from her employment with the Company, then the Company may, in its discretion, unilaterally accelerate the Date of Termination and such acceleration shall not be considered a termination by the Company for purposes of this Agreement.

(c) Accrued Obligations. If the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, then the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate): (i) any Base Salary earned through the Date of Termination and, if applicable, any accrued but unused vacation through the Date of Termination, payable within 30 days following the Date of Termination (or such earlier date as may be required by applicable law); (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company or any of its subsidiaries or affiliates through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”). In addition to the foregoing, if the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, the Executive’s rights, if any, with respect to the Executive’s equity and equity-based awards at the Parent, including, without limitation, the Emergence Award, shall be governed solely by the Parent’s shareholders agreement (or comparative organizational document), the MIP and the applicable award agreement (collectively, the “Equity Documents”).

(d) Resignation of All Other Positions. Unless otherwise agreed to in writing by the Executive and the Company, the Executive shall be deemed to have resigned from all officer, employee, board member and committee member positions, and any other similar positions, that the Executive holds with the Company, the Parent, or any of their respective subsidiaries and affiliates upon the termination of the Executive’s employment for any reason, including termination by the Company with or without Cause and termination by the Executive with or without Good Reason. The Executive shall execute any documents in reasonable form and take such other customary actions as may be requested by the Company to confirm, or otherwise in furtherance of, such resignations; it being agreed and understood, however, that such resignations shall be effective, immediately and automatically upon the termination of the Executive’s employment.

5. Severance Pay and Benefits Upon Termination by the Company Without Cause or by the Executive for Good Reason. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) (including the Company’s delivery of a Non-Renewal Notice as provided in Section 3(f)), or the Executive terminates employment for Good Reason as provided in Section 3(e), then, in addition to the Accrued Obligations, and subject to the Executive delivering (and not revoking) an executed “Separation Agreement and General Release of Claims” (“Separation Agreement”) in a form provided by the Company, the Company shall pay or provide the Executive with the following starting within 60 days after the Executive’s Date of Termination (following the payment terms below under this Section 5):

(a) Severance Payments Outside a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is not within 12 months following the consummation of a Change in Control (a “Change in Control Period”), the Company shall pay the Executive an amount equal to: (i) 12 months of the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason); (ii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination; and (iii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason), which payment under this clause (iii) shall be contingent upon and adjusted based upon the Compensation Committee’s approval of the Company’s annual performance against the applicable bonus performance targets and paid out and at the same time as payments are being made to the Company’s other senior executives. For purposes of this Agreement, “Change in Control” means ~~[~~the ~~acquisition,~~ sale, transfer, acquisition, issuance~~,~~ or other disposition, in one or more transactions, of (i) all or substantially all of the consolidated assets of the Parent and its subsidiaries (whether directly or indirectly, including, without limitation, by or through the issuance, sale, contribution, transfer or other disposition (including, without limitation, by way of reorganization, merger, share or unit exchange, consolidation or other business combination) ~~of a majority~~ of the equity interests of any direct and/or indirect subsidiary or subsidiaries of the Parent if substantially all of the consolidated assets of the Parent are held by such subsidiary or subsidiaries), (ii) at least a majority of the Parent’s ~~voting power or~~securities carrying the power to elect or appoint the Board (whether directly or indirectly, including, without limitation, or by way of any reorganization, merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), or (iii) at least a majority of the issued and outstanding common shares of Parent (whether directly or indirectly, including, without limitation, or by way of any merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), to (in the case of clause (i), clause (ii) or clause (iii)) any unrelated person, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision)~~]~~. For the avoidance of doubt, the restructuring pursuant to, and the related transactions contemplated under, the Plan is not a Change in Control and does not trigger the Change in Control Period.

(b) Severance Payments During a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is during a Change in Control Period (even if the Date of Termination does not occur during a Change in Control Period), the Executive shall be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason) and (y) the average annual Incentive Compensation paid to the Executive in each of the 2 completed years prior to the year of the Executive’s Date of Termination (provided that, if Incentive Compensation has not been paid to the Executive for each of the prior 2 years, such amount shall be the Executive’s Target Bonus for the current year) (ignoring any reduction that constitutes Good Reason); (ii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason); and (iii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination.

(c) Subject to the Executive’s copayment of premium amounts at the applicable active employee rate and the Executive’s timely and proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse the Executive, upon COBRA election proof of payment, equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of: (i) the 12 month anniversary of the Date of Termination; (ii) the date that the Executive becomes eligible for group medical plan benefits under any other employer group medical plan; or (iii) the cessation of the Executive’s health continuation rights under COBRA; provided, however, that if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act or Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments to the Executive shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates.

(d) Subject to the execution (and non-revocation) and delivery of the Separation Agreement in accordance with first paragraph of Section 5, the amounts payable under Section 5, to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s normal payroll practice over 12 months commencing within 60 days after the Date of Termination (except that any payments of Incentive Compensation or Executive’s Target Bonus shall be paid according to the terms of the plan/program applicable to each, which in all cases would be in lump-sum payments of such bonus amounts); provided, however, that if the 60-day period following Executive’s Date of Termination begins in one calendar year and ends in a second calendar year, such payments, to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

6. Additional Limitation.

(a) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company or the Parent to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).

(b) For purposes of this Section 6, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(c) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(a) shall be made by an independent (not otherwise employed by the Company), nationally recognized accounting firm selected and paid for by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

7. Section 409A.

(a) Notwithstanding anything in this Agreement to the contrary, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code and the regulations and authoritative guidance promulgated thereunder (collectively, “Section 409A”), the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) 6 months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the 6-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d) The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A and intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. Each payment pursuant to this Agreement that is intended to constitute a separate payment shall be treated as right to receive a series of separate and distinct payments for purposes of Treasury Regulation Section 1.409A-2(b)(2). Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company or Parent, as applicable. The parties agree that this Agreement may be amended, as reasonably requested by any party, and as may be necessary to comply with Section 409A in order to preserve the payments and benefits provided hereunder without additional cost to any party.

(e) The Company and the Parent make no representation or warranty and the Company, the Parent, any of their respective affiliates and/or any of their respective directors, officers, agents, attorneys, employees, executives, shareholders, investors, members, managers, trustees, fiduciaries, representatives, principals, accountants, insurers, successors or assigns, shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute non-qualified deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such section.

8. Continuing Obligations. For purposes of this Agreement, the obligations in this Section 8 shall collectively be referred to as the “Continuing Obligations.”

(a) Non-Competition. The Executive agrees that during the period of her employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and for 12 months following the Executive’s separation of employment for any reason (the “Restricted Period”), the Executive shall not, directly or indirectly, own any interest in, manage, operate, join, control or participate in the ownership, management, operation or control of, or be an officer or employee of, or serve as a director (or similar position) for or as a consultant or advisor to, any business or organization that provides, directly or indirectly (including as a provider or as a management services organization), in a primary care clinic setting (which includes, without limitation, the practice of primary care medicine in a multidisciplinary clinic), professional medical services, diagnostic, therapeutic and ancillary services, nursing and other clinical services, outpatient healthcare services, pharmacy services, or any other services incident to the operation of an internal medicine practice in a primary care clinic setting or any other services or lines of business being conducted by the Company at the time of the Executive’s separation provided that they constitute a material source of the Company’s revenues or earnings (each, a “Restricted Business”). The foregoing restriction shall apply to any state, province, territory or possession of the U.S. where the Company, the Parent and/or any of their respective subsidiaries or affiliates, conduct a Restricted Business at the time of the Executive’s separation (or have expended material resources or time to plan the conduct of a Restricted Business, which plans remain active and have not been abandoned at the time of the

Executive’s termination) (the “Restricted Territory”). The foregoing shall not restrict the Executive from owning up to 1% of any class of securities of any person engaged in a Restricted Business if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act, as long as such securities are held solely as a passive investment and not with a view to influencing, controlling or directing the affairs of such person.

(b) Non-Solicitation. The Executive agrees that, for 24 months following the Executive’s separation of employment for any reason, the Executive will not, directly or indirectly, for herself or on behalf of or in conjunction with any other person or entity: (i) solicit, induce, attempt to solicit or induce, or hire or attempt to hire any person that is, or was within 12 months prior to the Executive’s separation date, an employee of the Company, the Parent and/or any of their respective subsidiaries or affiliates; provided, however, this Section 8(b) shall not be breached by a solicitation to the general public or through general advertising; or (ii) solicit, advise or encourage any person, firm, government agency or corporation (a “Customer”), including, without limitation, any potential customer of the Company, the Parent and/or any of their respective subsidiaries or affiliates that to the Executive’s knowledge was engaged in discussion with the Company, the Parent and/or any of their respective subsidiaries or affiliates during the Executive’s employment to do business with the Company, the Parent and/or any of their respective subsidiaries or affiliates (or with whom the Executive actively worked during employment), to withdraw, curtail or cancel its business (or potential business) with the Company, the Parent and/or any of their respective subsidiaries or affiliates.

(c) Non-Disparagement. During the period of the Executive’s employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and at all times thereafter, the Executive agrees that she will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the Company, the Parent, or any of their respective subsidiaries or affiliates, their respective businesses, products or services, or any of their present or former officers, directors, members, stockholders, managers or employees.

(d) Confidentiality. The Executive understands and agrees that the Executive’s employment creates a relationship of confidence and trust between the Executive, the Company, and the Parent with respect to all Confidential Information (defined below). At all times, both during the Executive’s employment with the Company and after separation of employment for any reason, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing the Executive’s duties to the Company or the Parent.

“Confidential Information” means all information belonging to the Company, the Parent, or any of their subsidiaries or affiliates which is of any value to the Company, the Parent, or any of their subsidiaries or affiliates in the course of conducting their business and the disclosure of which, would result in a competitive or other disadvantage to the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes, without limitation: financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities

(such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes information developed by the Executive in the course of the Executive’s employment by the Company, as well as other information to which the Executive may have access in connection with the Executive’s employment. Confidential Information also includes the confidential information of others with which the Company or the Parent has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information that (i) was known to the public prior to its disclosure to the Executive; (ii) becomes generally known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive or any representative of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation, or legal process (provided that, to the extent not prohibited by law, the Executive shall provide the Company with prior notice of the contemplated disclosure and shall cooperate with the Company at its expense in seeking a protective order or other appropriate protection of such information).

(e) Return of Company Property. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive’s employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

(f) Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company, the Parent and/or any of their respective subsidiaries or affiliates in: (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company, the Parent, and/or their respective subsidiaries and affiliates which relate to events or occurrences that transpired while the Executive was employed by the Company; and (ii) the investigation, whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available at mutually convenient times to meet with counsel to answer questions truthfully or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company, the Parent, and their respective subsidiaries and affiliates in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8(d).

(g) Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the Continuing Obligations, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes or threatens to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach or threatened breach without showing or proving any actual damage to the Company.

(h) Reasonable Limitation and Severability. The parties agree that the above restrictions are: (i) appropriate and reasonable given the Executive’s role with and knowledge of the Company and the Parent, and are necessary to protect the interests of the Company and the Parent; and (ii) completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for any reason whatsoever. The Executive acknowledges that the Executive has carefully considered the terms of this Agreement, including the restrictive covenants set forth in this Section 8, and acknowledges that if this Agreement is enforced according to its terms, the Executive will be able to earn a reasonable living in commercial activities unrelated to the Company’s business in locations satisfactory to the Executive. The Executive also acknowledges that the restrictive covenants set forth in this Section 8 are a vital part of and are intrinsic to the Company’s ongoing operations, in light of the nature of the Company’s business and the unique position, skills and knowledge of the Executive with the Company. The parties further agree that any invalidity or unenforceability of any one or more of such restrictions on competition or solicitation shall not render invalid or unenforceable any remaining restrictions on competition or solicitation. Additionally, should a court of competent jurisdiction determine that the scope of any provision of this Section 8 is too broad to be enforced as written, the parties hereby authorize the court to reform the provision to such narrower scope as it determines to be reasonable and enforceable and the parties intend that the affected provision be enforced as so amended. The Executive acknowledges and agrees that to the extent the Executive has breached or is in breach of any of the covenants set forth in Section 8(a) or Section 8(b), the Restricted Period shall be extended by an amount of time equal to the duration of such breach.

(i) Preservation of Rights.

(i) Notwithstanding anything in this Agreement to the contrary, the Executive is not prohibited or limited in any way: (A) from communicating with or disclosing information in good faith to any federal, state, or local governmental agency, law enforcement agency, inspector general, legislative body, or public or governmental official (or any staff member to or personnel of the foregoing) (collectively, “Government Agencies”) regarding alleged unlawful conduct by the Company or the Parent; (B) from testifying truthfully in administrative, legislative, or judicial proceedings relating to alleged unlawful conduct by the Company or the Parent; (C) from filing a charge or complaint with any administrative agency, such as the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”), or a state fair employment practice agency, or from communicating directly with or providing information or testimony before an administrative agency, or otherwise from participating in an agency proceeding or investigation; (D) from discussing with or disclosing to Government Agencies information about alleged unlawful acts in the workplace; (E) from exercising the Executive’s rights, if any, under Section 7 of the National Labor Relations Act (“NLRA”); or (F) from otherwise making disclosures that are protected under applicable law, including, without limitation, rules or regulations promulgated by the SEC, the NLRB, the EEOC, or any other federal, state, or local government agency. The Executive understands that nothing in this Agreement limits the Executive’s right to communicate with any Government Agencies or otherwise to participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agencies, including by providing documents or other information, without providing notice to or obtaining approval from the Company or the Parent. The Executive may provide confidential information to Government Agencies without risk of being held liable for damages or financial penalties, and the Executive retains the right to receive an award for information provided to any Government Agencies, including, without limitation, the SEC.

(ii) Notwithstanding anything in this Agreement to the contrary, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

9. Code of Business Conduct and Ethics; and Other Policies. During the Term, Executive shall comply with the Company’s Related Person Transaction Policy and Conflicts of Interest Policy, as well as the Company’s Code of Business Conduct and Ethics.

10. Recoupment Policy. The Executive agrees to be subject to and bound by the terms of any compensation recoupment policy adopted by the Board or Compensation Committee, including, without limitation, to the extent applicable, the Recovery of Erroneously Awarded Compensation Policy required by the listing standards of the New York Stock Exchange and any other policy intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Executive shall execute any documents in reasonable form and take such other actions as may be requested by the Company or the Parent to confirm, or otherwise in furtherance of, compliance with any such recoupment policies.

11. Representations. The Executive represents that the credentials and information provided by the Executive to the Company (or its agents) related to the Executive’s qualifications and ability to perform the position and duties set forth in Section 1(b) are true and correct.

12. Proprietary Information and Inventions Agreement. As a condition of the Executive’s continued employment with the Company, the Executive will sign the Proprietary Information and Inventions Agreement (the “PIIA”), attached hereto as Exhibit A. Nothing in or about this Agreement (including the PIIA), however, prohibits the Executive from: (a) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of a claim or complaint with the U.S. Securities and Exchange Commission (the “SEC”); (b) providing any information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (c) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (d) receiving a monetary award as set forth in Section 21F of the Exchange Act.

13. Arbitration of Disputes.

(a) Arbitration Generally. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination or retaliation, whether based on race, color, religion, national origin, sex, gender, age, disability, handicap, sexual orientation, or any other protected class under applicable law) shall, to the fullest extent permitted by law, be settled by arbitration, before a single arbitrator, in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of JAMS in Miami, Florida in accordance with the JAMS Employment Arbitration Rules, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. The Executive understands that the Executive may only bring such claims in the Executive’s individual capacity, and not as a plaintiff or class member in any purported class proceeding or any purported representative proceeding. The Executive further understands that, by signing this Agreement, the Company and the Executive are giving up any right they may have to a jury trial on all claims they may have against each other. Judgment upon the award rendered by the single arbitrator may be entered in any court having jurisdiction thereof. This Section 13 shall be specifically enforceable. Notwithstanding the foregoing, this Section 13 shall not: (i) preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary or permanent injunction in circumstances in which such relief is appropriate, including without limitation, relief sought in connection with the Continuing Obligations; or (ii) preclude the Executive from filing an administrative charge or complaint with the Equal Employment Opportunity Commission, the Florida Commission on Human Relations, or any other federal, state, or local agency in connection with an employment-related dispute or claim; or (iii) require the Executive to arbitrate a sexual harassment dispute or a sexual assault dispute unless the Executive voluntarily elects to arbitrate such dispute in accordance with this Section 13; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 13.

(b) Arbitration Fees and Costs. Each party shall pay its own costs and attorneys’ fees, if any, in connection with any arbitration. If, however, any party prevails on a statutory or contractual claim that affords the prevailing party attorneys’ fees (including pursuant to this Agreement), the arbitrator may award attorneys’ fees to the prevailing party to the extent permitted by law.

14. Governing Law and Consent to Jurisdiction. This is a Florida contract and shall be construed under and be governed in all respects by the laws of the State of Florida, without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit. To the extent that any court action is permitted consistent with or to enforce Section 13 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts of the State of Florida. Accordingly, with respect to any such court action, the Executive: (a) submits to the exclusive personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

15. Waiver of Jury Trial. Each of the Executive, the Company, and the Parent irrevocably and UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR THE PARENT OR ANY AFFILIATE OF THE COMPANY, INCLUDING WITHOUT LIMITATION THE EXECUTIVE’S, THE COMPANY’S, OR THE PARENT’S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT.

16. Integration. This Agreement, the PIIA, the exhibit attached hereto, the Equity Documents, and any plans or programs referenced herein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, promises, commitments, statements and other representations between the parties concerning such subject matter.

17. Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

18. Successors and Assigns. None of the Executive, the Company, or the Parent may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other parties; provided, however, that the Company or the Parent may assign its rights and obligations under this Agreement (including the Continuing Obligations) without the Executive’s consent to any affiliate or to any person or entity with whom the Company or the Parent shall hereafter effect a reorganization or consolidation, into which the Company or the Parent merges or to whom it transfers all or substantially all of its properties or assets; provided further that if the Executive remains employed or becomes employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then the Executive shall not be entitled to any payments, benefits or vesting pursuant to Section 5 of this Agreement solely as a result of such transaction. This Agreement shall inure to the benefit of and be binding upon the Executive, the Company, and the Parent, and each of the Executive’s, the Company’s, and the Parent’s respective successors, executors, administrators, heirs, and permitted assigns. In the event of the Executive’s death after the Executive’s termination of employment, but prior to the completion by the Company of all payments due to the Executive under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

19. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by an arbitrator or a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

21. Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

22. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

23. Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address on file with the Company for the Executive, in the case of the Company or the Parent, at their respective main offices, attention of: General Counsel and Corporate Secretary.

24. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company and the Parent.

25. Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company’s or the Parent’s benefit plans, programs, or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s or the Parent’s benefit plans, programs or policies, except as otherwise provided in Section 8 hereof, and except that the Executive shall have no rights to any severance benefits under any Company or Parent severance pay plan, offer letter, or otherwise.

26. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

Cano Health, LLC

By:
Its:

Date:__________, 2024

Cano Health, Inc.

By:
Its:

Date:_________, 2024

Jennifer Hevia, née Fernandez

Date:___________________________, 2024

Address:________________________

________________________________________

Exhibit A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

(THE “AGREEMENT”)

The following confirms and memorializes an agreement that Cano Health, LLC, a Florida limited liability company (the “Company”), [Cano Health, Inc., a Delaware corporation] (the “Parent”), and I (Jennifer Hevia, née Fernandez) have had since the commencement of my employment (which term, for purposes of this Agreement, shall be deemed to include any relationship of service to the Company or Parent that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by the Company:

1. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by the Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company or Parent. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2. The Company shall own, and I hereby assign to the Company, all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information (collectively, “Inventions”) made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company (collectively, “Company Inventions”), and I will promptly disclose all Company Inventions to the Company. The term “Company Inventions” will not include any Invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by the foregoing so that the Company can make an independent assessment. I shall further assist the Company, at the Company’s expense, to further evidence, record and perfect the foregoing assignment and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to the Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix A in a manner that does not violate any third party rights or disclose any confidential information. Without limiting Section 1 or the Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of the Company or Parent, I use or (except pursuant to this Section 2) disclose my own or any third party’s confidential information or intellectual property (or if any Company Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), the Company will have, and I hereby grant the Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3. To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

4. I agree that all Company Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to the Company or Parent, or the business, or demonstrably anticipated business of the Company or Parent, or that are received by or for the Company or Parent in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5. I agree that during the term of my employment with the Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the Company’s business, and I will not assist any other person or organization in competing or in preparing to compete with any of the Company’s business or demonstrably anticipated business.

6. I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause (all in accordance with the terms and conditions of my Employment Agreement). In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the Company’s CEO or the Parent’s Board of Directors and me.

7. I agree that my obligations under paragraphs 2, 3, and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

8. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Florida, without regard to the conflict of law provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by the Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to the Company and/or Parent for which damages would not be an adequate remedy, and, therefore, the Company or Parent will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.

9. Pursuant to the federal Defend Trade Secrets Act of 2016, I acknowledge receipt of the following notice: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.” I further understand that nothing contained in this Agreement limits my ability to (A) communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company, or (B) share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information.

10. Nothing in or about this Agreement prohibits me from: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), maintaining the confidentiality of a claim with the U.S. Securities and Exchange Commission (the “SEC”); (ii) providing Proprietary Information or information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (iv) receiving a monetary award as set forth in Section 21F of the Exchange Act.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

_____________, 2024

Jennifer Hevia, née Fernandez

Accepted and Agreed to:

CANO HEALTH, LLC

By: _______________________________
Name: ____________________________
Title: _____________________________

CANO HEALTH, INC.

By: _______________________________
Name: ____________________________
Title: _____________________________

APPENDIX A

PRIOR MATTER

NOT APPLICABLE

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made by and among Cano Health, LLC (the “Company”), [Cano Health, Inc., a Delaware corporation]1 (the “Parent”), and deMarquette Kent (the “Executive”), effective as of [•], 2024 (the “Effective Date”).

WHEREAS, upon the Effective Date the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, on the terms and conditions contained herein;

WHEREAS, the Executive, the Company and the Parent previously entered into that certain Amended and Restated Employment Agreement, effective as of January 1, 2024 (the “Prior Employment Agreement”); and

WHEREAS, in connection with the Parent’s and its subsidiaries’ Fourth Amended Joint Chapter 11 Plan of Reorganization of Cano Health, Inc. and Its Affiliated Debtors, dated May 21, 2024 [Docket No. 864] (including any exhibits, schedules, and supplements thereto and as may be amended, restated, supplemented, or otherwise modified from time to time, the “Plan”), the Prior Employment Agreement will be deemed rejected as of the Effective Date and the Parent, the Company and the Executive have agreed to enter into a new post-emergence employment agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment.

(a) Term. The Company shall employ the Executive, and the Executive shall be employed by the Company, pursuant to the terms of this Agreement commencing on the Effective Date and, unless the Executive’s employment terminates sooner in accordance with the provisions of Section 3, continuing until the 2nd anniversary of the Effective Date (the “Initial Term”); provided that the employment period (the “Term”) shall be renewed automatically for successive periods of 1 year (each 1-year successive period a “Renewal Term”), unless the Company delivers to the Executive, or the Executive delivers to the Company, written notice of the Company’s or the Executive’s, as applicable, election not to renew the Term for the following Renewal Term (a “Non-Renewal Notice”) in accordance with Section 3(f).

(b) Position and Duties. The Executive shall serve as the Company’s Chief Executive Officer and shall perform the duties customarily performed by the chief executive officer of a privately held company, as well as such other additional duties that are consistent with the position of Chief Executive Officer, as may from time to time be prescribed by the Parent’s Board of Directors (the “Board”), in its good faith discretion, including maximizing value to shareholders of the Parent, including via exploring third-party investment opportunities or a sale of substantially all or a portion of the Company’s businesses. The Executive shall report directly

[1]	Note to Draft: Will be the ultimate top corporation.

to the Board, will serve as a member of the Board and will be the highest ranking executive in the Company unless an Executive Chairman is appointed. The Executive shall devote the Executive’s full working time and best efforts to the Company’s business and affairs. Notwithstanding the foregoing, the Executive may (i) engage in religious, charitable, or other community service activities, as long as such activities do not interfere or conflict with the Executive’s performance of his duties to the Company under this Agreement or (ii) own shares of, and/or serve as an officer of, Cheer Health Inc.

2. Compensation and Related Matters.

(a) Base Salary. As of the Effective Date, the Executive’s base salary shall be paid at the annualized gross rate of Five Hundred Twenty-Five Thousand and 00/100 Dollars ($525,000.00), less taxes, withholdings, and deductions that are authorized or required by law. The Executive’s base salary shall be subject to periodic review (but no less frequently than annually) by the Board or the Compensation Committee of the Board (the “Compensation Committee”), provided that the Executive’s base salary may be increased above, but not decreased below, the initial base salary of $525,000.00 during the period beginning on the Effective Date and ending on the earlier of (i) January 31, 2025 or (ii) the date that is six months following the Effective Date (the “Retention Period”). On the first day immediately following the end of the Retention Period, the Executive’s base salary shall automatically increase to an annualized gross rate of One Million and 00/100 Dollars ($1,000,000.00), less taxes, withholdings, and deductions that are authorized or required by law, subject to periodic review in accordance with this Section 2(a), provided, that the Executive’s base salary may be increased above, but not decreased below, the base salary of $1,000,000.00 following the expiration of the Retention Period. The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for executive officers.

(b) Incentive Compensation. The Executive shall be eligible to receive cash incentive compensation as determined by the Compensation Committee or the Board, from time to time (“Incentive Compensation”). For the period commencing on the Effective Date and ending on December 31, 2024, the Executive shall be eligible to receive cash incentive compensation (the “Stub Incentive Compensation”) based upon the achievement of certain performance targets, which amount and targets, in each case, shall be mutually reasonably agreed upon in good faith by the Board and the Executive. Any such Stub Incentive Compensation shall be paid no later than March 15, 2025, subject to the Executive’s continued active employment with the Company on the date of payment. For each fiscal year beginning with the fiscal year ending December 31, 2025, the Executive’s target annual Incentive Compensation shall be 75% of the Base Salary (referred to herein as the “Target Bonus”), subject to increase as determined by the Board or the Compensation Committee in their sole discretion. Except as may be set forth in any applicable Incentive Compensation plan and subject to any required approval of the Board or the Compensation Committee, including pursuant to applicable law, rule, regulation, national securities exchange listing standards or requirements, or the Charter of the Compensation Committee, the actual amount to be paid to the Executive as Incentive Compensation, if any, shall be determined in the sole discretion of the Board and/or the Compensation Committee, applying corporate performance targets and other criteria substantially similar to the targets and other criteria applied when determining incentive compensation for the Company’s other executive officers, which criteria shall include, without limitation, corporate financial performance and individual performance measurements or evaluations. Except as may be provided by the Board or the Compensation Committee, or as may otherwise be set forth in any applicable Incentive Compensation plan or this Agreement, the Executive will not be deemed to have earned, and will not be paid, any Incentive Compensation in respect of a bonus for a fiscal period unless the Executive is actively employed by the Company on the date on which the Company is paying its other senior executives under such bonus program.

(c) Expenses. The Executive shall be entitled to receive prompt reimbursement for (i) all reasonable expenses incurred by the Executive during the Term in performing services hereunder and (ii) up to $35,000 of legal fees incurred in connection with negotiating the term sheets in respect of this Agreement and the MIP (as defined below), in each case, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.

(d) Other Benefits. The Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans. The Company, however, retains the right to modify, amend, and discontinue benefits in its sole discretion.

(e) Paid Time Off. The Executive shall be entitled to take paid time off in accordance with the Company’s applicable paid time off policy for executives, as may be in effect from time to time (and which is subject to change, with or without notice).

(f) Emergence Award; Additional MIP Awards and MIP-Related Provisions. Following adoption of the Parent’s post-emergence management equity incentive plan (as it may be amended, the “MIP”) in accordance with the MIP term sheet attached to the Plan Supplement (as defined in the Plan) (the “MIP Term Sheet”), the Executive shall be eligible to receive an emergence award in accordance with the terms of the MIP Term Sheet, the MIP and the applicable award agreement (the “Emergence Award”). In addition to the Emergence Award, the Executive will be entitled to receive one or more additional awards under the MIP with the same vesting and other materials terms and conditions as the Emergence Award actually made to the Executive to the extent there is dilution of the Emergence Award that results from issuances of equity awards with respect to more than ten percent (10%) of the outstanding equity of the Parent on a fully diluted basis as of the Effective Date that are granted while the Executive is employed by the Company or one of its subsidiaries. If a Change in Control (as defined below) is consummated before the Emergence Awards are granted, the Board and the Executive will jointly agree on payments to the Executive that are consistent with the payments that the Executive would have received in connection with such Change in Control if the Emergence Award had been granted prior to the consummation thereof.

(g) ~~[~~Minimum Change in Control Payment. Unless the parties otherwise mutually agree, if a Change in Control is consummated prior to [June 28], 2026, the aggregate MIP-related payments to the Executive will be not less than $4,000,000 with any amount above the amount payable in respect of the Emergence Award or any other award granted under the MIP to the Executive on or prior to the date of consummation of such Change in Control (any such amount, the “Additional Bonus Amount”), paid to the Executive as a cash bonus, structured in a manner intended to comply with or be exempt from Section 409A (as defined below), which

Additional Bonus Amount shall be payable in a lump sum cash payment within 30 days following the date of the consummation of such Change in Control. Payment of the Additional Bonus Amount, if any, is subject to the Executive’s continued employment with the Company or one of its subsidiaries through the date of the consummation of such Change in Control, provided that if the Executive’s employment is terminated (x) by the Company without Cause as provided in Section 3(d), (y) by the Executive for Good Reason as provided in Section 3(e), or (z) as a result of the Executive’s death or disability under Section 3(a) or Section 3(b), as applicable, in each case, within 270 days prior to the consummation of such Change in Control, any such Additional Bonus Amount shall remain payable as provided for herein.~~]~~

3. Termination. Notwithstanding any other provision of this Agreement to the contrary, the Executive’s employment hereunder may be terminated at any time, without breaching this Agreement, under the following circumstances:

(a) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death.

(b) Disability. The Company may terminate the Executive’s employment if the Executive is disabled and unable to perform or expected to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the Company’s request shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, then the Company’s determination of such issue shall be final and binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law, including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq., and the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq.

(c) Termination by the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean any of the following:

(i) a material act of misconduct by the Executive in connection with the performance of the Executive’s duties, including, without limitation: (A) a willful failure or refusal to perform material responsibilities that have been requested by the Board, or (B) misappropriation of funds or property of the Company or the Parent, or any of their respective subsidiaries or affiliates, other than the occasional, customary and de minimis use of the Company’s or the Parent’s, or their respective subsidiaries’ or affiliates,’ property for personal purposes;

(ii) the Executive’s conviction of or plea of guilty or nolo contendere to: (A) any felony; or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

(iii) a material breach by the Executive of any provisions of this Agreement, including the Continuing Obligations (defined below) or any of the other provisions contained in Section 8 of this Agreement;

(iv) a material violation by the Executive of any of the Company’s written employment policies regarding discrimination, harassment, retaliation, or workplace safety; or

(v) the Executive’s failure to materially cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation (after the Executive receives notices to preserve such documents or other materials) or the willful inducement of others to fail to cooperate or to produce documents or other materials with such investigation.

(vi) The Executive will be provided written notice of any alleged action or inaction giving rise to “Cause” under clauses (i), (iii), (iv) or (v) describing with reasonable particularity the basis for such “Cause” and will be provided 30 calendar days from the date of such notice to cure such alleged action or inaction, to the extent capable of being cured. If timely cured to the reasonable satisfaction of the Board, such occurrence will not constitute “Cause.”

(d) Termination by the Company without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement (other than: (y) a termination for Cause under Section 3(c); or (z) a termination resulting from the death or disability of the Executive under Section 3(a) or Section 3(b), as applicable), including a termination resulting from the Company’s election not to renew the Initial Term, the Term, or any Renewal Term under Section 3(f), shall be deemed a termination without Cause.

(e) Termination by the Executive. The Executive may terminate his employment hereunder at any time for any reason, including, but not limited to, Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has completed all steps of the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Executive’s prior written consent (each, a “Good Reason Condition”):

(i) a substantial and material diminution in the Executive’s responsibilities, authority, or duties;

(ii) a material diminution in the Executive’s Base Salary or Executive’s Target Bonus, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all of the Company’s senior management employees;

(iii) a material change in the geographic location at which the Executive provides services to the Company, such that there is an increase of more than 30 miles of driving distance to such location from the Executive’s principal residence as of such change (provided that the requirement that the Executive provide services at the location of the current headquarters of the Company shall not trigger “Good Reason”);

(iv) a material breach of this Agreement or any other agreement entered into between the Executive and the Company or any of its subsidiaries or affiliates; or

(v) the failure to adopt the MIP or for the MIP to become effective and/or of the Executive to receive the Emergence Award provided for under the MIP Term Sheet on the terms set forth in the MIP Term Sheet (including as it relates to determining the applicable exit returns and related performance vesting terms (such failure to agree on such exit returns and related performance vesting terms, a “Goal Disagreement”)), in each case, within 90 days following the Effective Date.

The “Good Reason Process” consists of the following steps:

(i) the Executive reasonably determines in good faith that a Good Reason Condition has occurred;

(ii) the Executive notifies the Company in writing of the first occurrence of the Good Reason Condition within 60 calendar days after the first occurrence of such condition;

(iii) the Executive cooperates in good faith with the Company’s efforts, for a period of not less than 60 calendar days following such notice (the “Cure Period”), to remedy the Good Reason Condition;

(iv) notwithstanding such efforts, the Good Reason Condition continues to exist at the end of the Cure Period; and

(v) the Executive terminates employment within 60 calendar days after the end of the Cure Period.

If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(f) Termination by Notice of Non-Renewal. The Executive and/or the Company may terminate the Executive’s employment by delivering a Non-Renewal Notice which must be delivered by the Executive or the Company, as applicable, to the other party at least 60 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

4. Matters Related to Termination.

(a) Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

(b) Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by death, the date of death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Company without Cause under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination; (iv) if the Executive’s employment is terminated by the Executive under Section 3(e) other than for Good Reason, 30 days after the date on which a Notice of Termination is given; (v) if the Executive’s employment is terminated by the Executive under Section 3(e) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period; and (vi) if the Executive’s employment is terminated on account of either party providing a Notice of Non-Renewal, the last day of the Initial Term or then current Renewal Term, as applicable. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination or Notice of Non-Renewal to the Company, or if the Executive otherwise resigns from his employment with the Company, then the Company may, in its discretion, unilaterally accelerate the Date of Termination and such acceleration shall not be considered a termination by the Company for purposes of this Agreement.

(c) Accrued Obligations. If the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, then the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate): (i) any Base Salary earned through the Date of Termination and, if applicable, any accrued but unused vacation through the Date of Termination, payable within 30 days following the Date of Termination (or such earlier date as may be required by applicable law); (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company or any of its subsidiaries or affiliates through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”). In addition to the foregoing, unless otherwise expressly provided for herein, if the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, the Executive’s rights, if any, with respect to the Executive’s equity and equity-based awards at the Parent, including, without limitation, the Emergence Award, shall be governed solely by the Parent’s shareholders agreement (or comparative organizational document), the MIP and the applicable award agreement (collectively, the “Equity Documents”).

(d) Resignation of All Other Positions. Unless otherwise agreed to in writing by the Executive and the Company, the Executive shall be deemed to have resigned from all officer, employee, board member and committee member positions, and any other similar positions, that the Executive holds with the Company, the Parent, or any of their respective subsidiaries and affiliates upon the termination of the Executive’s employment for any reason, including termination by the Company with or without Cause and termination by the Executive with or without Good Reason. The Executive shall execute any documents in reasonable form and take such other customary actions as may be requested by the Company to confirm, or otherwise in furtherance of, such resignations; it being agreed and understood, however, that such resignations shall be effective, immediately and automatically upon the termination of the Executive’s employment.

5. Severance Pay and Benefits Upon Termination by the Company Without Cause or by the Executive for Good Reason. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) (including the Company’s delivery of a Non-Renewal Notice as provided in Section 3(f)), or the Executive terminates employment for Good Reason as provided in Section 3(e), then, in addition to the Accrued Obligations, and subject to the Executive delivering (and not revoking) an executed “Separation Agreement and General Release of Claims” (“Separation Agreement”) in a form provided by the Company, the Company shall pay or provide the Executive with the following starting within 60 days after the Executive’s Date of Termination (following the payment terms below under this Section 5):

(a) Severance Payments Outside a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is not within 12 months following the consummation of a Change in Control (as defined below) (a “Change in Control Period”), the Company shall pay the Executive an amount equal to: (i) 12 months of the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason); (ii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination; and (iii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason), which payment under this clause (iii) shall be contingent upon and adjusted based upon the Compensation Committee’s approval of the Company’s annual performance against the applicable bonus performance targets and paid out and at the same time as payments are being made to the Company’s other senior executives. For purposes of this Agreement, “Change in Control” means ~~[~~the ~~acquisition,~~ sale, transfer, acquisition, issuance~~,~~ or other disposition, in one or more transactions, of (i) all or substantially all of the consolidated assets of the Parent and its subsidiaries (whether directly or indirectly, including, without limitation, by or through the issuance, sale, contribution, transfer or other disposition (including, without limitation, by way of reorganization, merger, share or unit exchange, consolidation or other business combination) ~~of a majority~~ of the equity interests of any direct and/or indirect subsidiary or subsidiaries of the Parent if substantially all of the consolidated assets of the Parent are held by such subsidiary or subsidiaries), (ii) at least a majority of the Parent’s ~~voting power or~~securities carrying the power to elect or appoint the Board (whether directly or indirectly, including, without limitation, or by way of any reorganization, merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), or (iii) at least a majority of the issued and outstanding common shares of Parent (whether directly or indirectly, including, without limitation, or by way of any merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), to (in the case of clause (i), clause (ii) or clause (iii)) any unrelated person, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision)~~]~~. For the avoidance of doubt, the restructuring pursuant to, and the related transactions contemplated under, the Plan is not a Change in Control and does not trigger the Change in Control Period.

(b) Severance Payments During a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is during a Change in Control Period (even if the Date of Termination does not occur during a Change in Control Period), the Executive shall be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason) and (y) the average annual Incentive Compensation paid to the Executive in each of the 2 completed years prior to the year of the Executive’s Date of Termination (provided that, if Incentive Compensation has not been paid to the Executive for each of the prior 2 years, such amount shall be the Executive’s Target Bonus for the current year) (ignoring any reduction that constitutes Good Reason); (ii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason); and (iii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination.

(c) Subject to the Executive’s copayment of premium amounts at the applicable active employee rate and the Executive’s timely and proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse the Executive, upon COBRA election proof of payment, equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of: (i) the 12 month anniversary of the Date of Termination; (ii) the date that the Executive becomes eligible for group medical plan benefits under any other employer group medical plan; or (iii) the cessation of the Executive’s health continuation rights under COBRA; provided, however, that if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act or Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments to the Executive shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates.

(d) In the event the Executive terminates employment for Good Reason due to a Goal Disagreement, 25% of the Time-Vesting Emergence Awards (as defined in the MIP Term Sheet) shall vest or, to the extent that the Emergence Award has not been granted, then such portion of the award shall be granted fully vested prior to the Date of Termination in order to effectuate the foregoing in the form of restricted stock units and/or options, as determined by the Board in consultation with the Executive. For the avoidance of doubt, (i) this Section 5(d) shall only apply in the event of a termination by the Executive for Good Reason due to a Goal Disagreement and (ii) no other portion of the Emergence Award shall vest in connection with such termination other than as described herein.

(e) Subject to the execution (and non-revocation) and delivery of the Separation Agreement in accordance with first paragraph of Section 5, the amounts payable under Section 5, to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s normal payroll practice over 12 months commencing within 60 days after the Date of Termination (except that any payments of Incentive Compensation or Executive’s Target Bonus shall be paid according to the terms of the plan/program applicable to each, which in all cases would be in lump-sum payments of such bonus amounts); provided, however, that if the 60-day period following Executive’s Date of Termination begins in one calendar year and ends in a second calendar year, such payments, to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

6. Additional Limitation.

(a) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company or the Parent to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).

(b) For purposes of this Section 6, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(c) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(a) shall be made by an independent (not otherwise employed by the Company), nationally recognized accounting firm selected and paid for by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

7. Section 409A.

(a) Notwithstanding anything in this Agreement to the contrary, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code and the regulations and authoritative guidance promulgated thereunder (collectively, Section 409A”), the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) 6 months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the 6-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d) The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A and intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. Each payment pursuant to this Agreement that is intended to constitute a separate payment shall be treated as right to receive a series of separate and distinct payments for purposes of Treasury Regulation Section 1.409A-2(b)(2). Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company or Parent, as applicable. The parties agree that this Agreement may be amended, as reasonably requested by any party, and as may be necessary to comply with Section 409A in order to preserve the payments and benefits provided hereunder without additional cost to any party.

(e) The Company and the Parent make no representation or warranty and the Company, the Parent, any of their respective affiliates and/or any of their respective directors, officers, agents, attorneys, employees, executives, shareholders, investors, members, managers, trustees, fiduciaries, representatives, principals, accountants, insurers, successors or assigns, shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute non-qualified deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such section.

8. Continuing Obligations. For purposes of this Agreement, the obligations in this Section 8 shall collectively be referred to as the “Continuing Obligations.”

(a) Non-Competition. The Executive agrees that during the period of his employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and for 24 months following the Executive’s separation of employment for any reason (the “Restricted Period”), the Executive shall not, directly or indirectly, own any interest in, manage, operate, join, control or participate in the ownership, management, operation or control of, or be an officer or employee of, or serve as a director (or similar position) for or as a consultant or advisor to, any business or organization that provides, directly or indirectly (including as a provider or as a management services organization), in a primary care clinic setting (which includes, without limitation, the practice of primary care medicine in a multidisciplinary clinic), professional medical services, diagnostic, therapeutic and ancillary services, nursing and other clinical services, outpatient healthcare services, pharmacy services, or any other services incident to the operation of an internal medicine practice in a primary care clinic setting or any other services or lines of business being conducted by the Company at the time of the Executive’s separation provided that they constitute a material source of the Company’s revenues or earnings (each, a “Restricted Business”). The foregoing restriction shall apply to any state, province, territory or possession of the U.S. where the Company, the Parent and/or any of their respective subsidiaries or affiliates, conduct a Restricted Business at the time of the Executive’s separation (or have expended material resources or time to plan the conduct of a Restricted Business, which plans remain active and have not been abandoned at the time of the Executive’s termination) (the “Restricted Territory”). The foregoing shall not restrict the Executive from owning up to 1% of any class of securities of any person engaged in a Restricted Business if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act, as long as such securities are held solely as a passive investment and not with a view to influencing, controlling or directing the affairs of such person.

(b) Non-Solicitation. The Executive agrees that, during the Restricted Period, the Executive will not, directly or indirectly, for himself or on behalf of or in conjunction with any other person or entity: (i) solicit, induce, attempt to solicit or induce, or hire or attempt to hire any person that is, or was within 12 months prior to the Executive’s separation date, an employee of the Company, the Parent and/or any of their respective subsidiaries or affiliates; provided, however, this Section 8(b) shall not be breached by a solicitation to the general public or through general advertising; or (ii) solicit, advise or encourage any person, firm, government agency or corporation (a “Customer”), including, without limitation, any potential customer of the Company, the Parent and/or any of their respective subsidiaries or affiliates that to the Executive’s knowledge was engaged in discussion with the Company, the Parent and/or any of their respective subsidiaries or affiliates during the Executive’s employment to do business with the Company, the Parent and/or any of their respective subsidiaries or affiliates (or with whom the Executive actively worked during employment), to withdraw, curtail or cancel its business (or potential business) with the Company, the Parent and/or any of their respective subsidiaries or affiliates.

(c) Non-Disparagement. During the period of the Executive’s employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and at all times thereafter, the Executive agrees that he will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the Company, the Parent, or any of their respective subsidiaries or affiliates, their respective businesses, products or services, or any of their present or former officers, directors, members, stockholders, managers or employees.

(d) Confidentiality. The Executive understands and agrees that the Executive’s employment creates a relationship of confidence and trust between the Executive, the Company, and the Parent with respect to all Confidential Information (defined below). At all times, both during the Executive’s employment with the Company and after separation of employment for any reason, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing the Executive’s duties to the Company or the Parent.

“Confidential Information” means all information belonging to the Company, the Parent, or any of their subsidiaries or affiliates which is of any value to the Company, the Parent, or any of their subsidiaries or affiliates in the course of conducting their business and the disclosure of which, would result in a competitive or other disadvantage to the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes, without limitation: financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes information developed by the

Executive in the course of the Executive’s employment by the Company, as well as other information to which the Executive may have access in connection with the Executive’s employment. Confidential Information also includes the confidential information of others with which the Company or the Parent has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information that (i) was known to the public prior to its disclosure to the Executive; (ii) becomes generally known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive or any representative of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation, or legal process (provided that, to the extent not prohibited by law, the Executive shall provide the Company with prior notice of the contemplated disclosure and shall cooperate with the Company at its expense in seeking a protective order or other appropriate protection of such information).

(e) Return of Company Property. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive’s employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

(f) Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company, the Parent and/or any of their respective subsidiaries or affiliates in: (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company, the Parent, and/or their respective subsidiaries and affiliates which relate to events or occurrences that transpired while the Executive was employed by the Company; and (ii) the investigation, whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available at mutually convenient times to meet with counsel to answer questions truthfully or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company, the Parent, and their respective subsidiaries and affiliates in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8(d).

(g) Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the Continuing Obligations, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes or threatens to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach or threatened breach without showing or proving any actual damage to the Company.

(h) Reasonable Limitation and Severability. The parties agree that the above restrictions are: (i) appropriate and reasonable given the Executive’s role with and knowledge of the Company and the Parent, and are necessary to protect the interests of the Company and the Parent; and (ii) completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for any reason whatsoever. The Executive acknowledges that the Executive has carefully considered the terms of this Agreement, including the restrictive covenants set forth in this Section 8, and acknowledges that if this Agreement is enforced according to its terms, the Executive will be able to earn a reasonable living in commercial activities unrelated to the Company’s business in locations satisfactory to the Executive. The Executive also acknowledges that the restrictive covenants set forth in this Section 8 are a vital part of and are intrinsic to the Company’s ongoing operations, in light of the nature of the Company’s business and the unique position, skills and knowledge of the Executive with the Company. The parties further agree that any invalidity or unenforceability of any one or more of such restrictions on competition or solicitation shall not render invalid or unenforceable any remaining restrictions on competition or solicitation. Additionally, should a court of competent jurisdiction determine that the scope of any provision of this Section 8 is too broad to be enforced as written, the parties hereby authorize the court to reform the provision to such narrower scope as it determines to be reasonable and enforceable and the parties intend that the affected provision be enforced as so amended. The Executive acknowledges and agrees that to the extent the Executive has breached or is in breach of any of the covenants set forth in Section 8(a) or Section 8(b), the Restricted Period shall be extended by an amount of time equal to the duration of such breach.

(i) Preservation of Rights.

(i) Notwithstanding anything in this Agreement to the contrary, the Executive is not prohibited or limited in any way: (A) from communicating with or disclosing information in good faith to any federal, state, or local governmental agency, law enforcement agency, inspector general, legislative body, or public or governmental official (or any staff member to or personnel of the foregoing) (collectively, “Government Agencies”) regarding alleged unlawful conduct by the Company or the Parent; (B) from testifying truthfully in administrative, legislative, or judicial proceedings relating to alleged unlawful conduct by the Company or the Parent; (C) from filing a charge or complaint with any administrative agency, such as the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”), or a state fair employment practice agency, or from communicating directly with or providing information or testimony before an administrative agency, or otherwise from participating in an agency proceeding or investigation; (D) from discussing with or disclosing to Government Agencies information about alleged unlawful acts in the workplace; (E) from exercising the Executive’s rights, if any, under Section 7 of the National Labor Relations Act (“NLRA”); or (F) from otherwise making disclosures that are protected under applicable law, including, without limitation, rules or regulations promulgated by the SEC, the NLRB, the EEOC, or any other federal, state, or local government agency. The Executive understands that nothing in this Agreement limits the Executive’s right to communicate with any Government Agencies or otherwise to participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agencies, including by providing documents or other information, without providing notice to or obtaining approval from the Company or the Parent. The Executive may provide confidential information to Government Agencies without risk of being held liable for damages or financial penalties, and the Executive retains the right to receive an award for information provided to any Government Agencies, including, without limitation, the SEC.

(ii) Notwithstanding anything in this Agreement to the contrary, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

9. Code of Business Conduct and Ethics; and Other Policies. During the Term, Executive shall comply with the Company’s Related Person Transaction Policy and Conflicts of Interest Policy, as well as the Company’s Code of Business Conduct and Ethics.

10. Recoupment Policy. The Executive agrees to be subject to and bound by the terms of any compensation recoupment policy adopted by the Board or Compensation Committee, including, without limitation, to the extent applicable, the Recovery of Erroneously Awarded Compensation Policy required by the listing standards of the New York Stock Exchange and any other policy intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Executive shall execute any documents in reasonable form and take such other actions as may be requested by the Company or the Parent to confirm, or otherwise in furtherance of, compliance with any such recoupment policies.

11. Representations. The Executive represents that the credentials and information provided by the Executive to the Company (or its agents) related to the Executive’s qualifications and ability to perform the position and duties set forth in Section 1(b) are true and correct.

12. Proprietary Information and Inventions Agreement. As a condition of the Executive’s continued employment with the Company, the Executive will sign the Proprietary Information and Inventions Agreement (the “PIIA”), attached hereto as Exhibit A. Nothing in or about this Agreement (including the PIIA), however, prohibits the Executive from: (a) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of a claim or complaint with the U.S. Securities and Exchange Commission (the “SEC”); (b) providing any information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (c) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (d) receiving a monetary award as set forth in Section 21F of the Exchange Act.

13. Arbitration of Disputes.

(a) Arbitration Generally. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination or retaliation, whether based on race, color, religion, national origin, sex, gender, age, disability, handicap, sexual orientation, or any other protected class under applicable law) shall, to the fullest extent permitted by law, be settled by arbitration, before a single arbitrator, in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of JAMS in Miami, Florida in accordance with the JAMS Employment Arbitration Rules, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. The Executive understands that the Executive may only bring such claims in the Executive’s individual capacity, and not as a plaintiff or class member in any purported class proceeding or any purported representative proceeding. The Executive further understands that, by signing this Agreement, the Company and the Executive are giving up any right they may have to a jury trial on all claims they may have against each other. Judgment upon the award rendered by the single arbitrator may be entered in any court having jurisdiction thereof. This Section 13 shall be specifically enforceable. Notwithstanding the foregoing, this Section 13 shall not: (i) preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary or permanent injunction in circumstances in which such relief is appropriate, including without limitation, relief sought in connection with the Continuing Obligations; or (ii) preclude the Executive from filing an administrative charge or complaint with the Equal Employment Opportunity Commission, the Florida Commission on Human Relations, or any other federal, state, or local agency in connection with an employment-related dispute or claim; or (iii) require the Executive to arbitrate a sexual harassment dispute or a sexual assault dispute unless the Executive voluntarily elects to arbitrate such dispute in accordance with this Section 13; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 13.

(b) Arbitration Fees and Costs. Each party shall pay its own costs and attorneys’ fees, if any, in connection with any arbitration. If, however, any party prevails on a statutory or contractual claim that affords the prevailing party attorneys’ fees (including pursuant to this Agreement), the arbitrator may award attorneys’ fees to the prevailing party to the extent permitted by law.

14. Governing Law and Consent to Jurisdiction. This is a Florida contract and shall be construed under and be governed in all respects by the laws of the State of Florida, without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit. To the extent that any court action is permitted consistent with or to enforce Section 13 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts of the State of Florida. Accordingly, with respect to any such court action, the Executive: (a) submits to the exclusive personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

15. Waiver of Jury Trial. Each of the Executive, the Company, and the Parent irrevocably and UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR THE PARENT OR ANY AFFILIATE OF THE COMPANY, INCLUDING WITHOUT LIMITATION THE EXECUTIVE’S, THE COMPANY’S, OR THE PARENT’S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT.

16. Integration. This Agreement, the PIIA, the exhibit attached hereto, the Equity Documents, and any plans or programs referenced herein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, promises, commitments, statements and other representations between the parties concerning such subject matter.

17. Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

18. Successors and Assigns. None of the Executive, the Company, or the Parent may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other parties; provided, however, that the Company or the Parent may assign its rights and obligations under this Agreement (including the Continuing Obligations) without the Executive’s consent to any affiliate or to any person or entity with whom the Company or the Parent shall hereafter effect a reorganization or consolidation, into which the Company or the Parent merges or to whom it transfers all or substantially all of its properties or assets; provided further that if the Executive remains employed or becomes employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then the Executive shall not be entitled to any payments, benefits or vesting pursuant to Section 5 of this Agreement solely as a result of such transaction. This Agreement shall inure to the benefit of and be binding upon the Executive, the Company, and the Parent, and each of the Executive’s, the Company’s, and the Parent’s respective successors, executors, administrators, heirs, and permitted assigns. In the event of the Executive’s death after the Executive’s termination of employment, but prior to the completion by the Company of all payments due to the Executive under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

19. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by an arbitrator or a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

21. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

22. Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address on file with the Company for the Executive, in the case of the Company or the Parent, at their respective main offices, attention of: General Counsel and Corporate Secretary.

23. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company and the Parent.

24. Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company’s or the Parent’s benefit plans, programs, or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s or the Parent’s benefit plans, programs or policies, except as otherwise provided in Section 8 hereof, and except that the Executive shall have no rights to any severance benefits under any Company or Parent severance pay plan, offer letter, or otherwise.

25. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

26. Indemnification.

(a) As Chief Executive Officer, the Executive will be covered by (i) the indemnification provisions under the Parent’s Certificate of Incorporation and other governing instruments, as in effect from time to time, on terms and conditions no less favorable than those provided to other directors and executive officers of the Company or the Parent; and (ii) any contract of directors and officers liability insurance that covers other directors and executive officers of the Company or the Parent, with coverage that is no less favorable than that provided to other directors and executive officers of the Company or the Parent.

(b) Capitalized terms used in this Section 26(b) that are not otherwise defined in this Agreement shall have the meaning ascribed to them in the Parent’s Certificate of Incorporation (the “Certificate”). The Parent shall advance all Expenses incurred by or on behalf of the Executive in connection with any Proceeding in which the Executive is involved by reason of the Executive’s Corporate Status within 30 days after the receipt by the Parent of a written statement from the Executive requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Executive and shall be preceded or accompanied by an undertaking by or on behalf of the Executive to repay any Expenses so advanced if it shall ultimately be determined that the Executive is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Parent shall advance all Expenses incurred by or on behalf of the Executive seeking advancement of expenses hereunder in connection with a Proceeding initiated by the Executive only if such Proceeding (including any parts of such Proceeding not initiated by the Executive) was (i) authorized by the Board, or (ii) brought to enforce the Executive’s rights to indemnification or advancement of Expenses under the Certificate.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

Cano Health, LLC

By:
Its:

Date:__________, 2024

Cano Health, Inc.

By:
Its:

Date:__________, 2024

deMarquette Kent

Date:___________________________, 2024

Address:________________________

Exhibit A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

(THE “AGREEMENT”)

The following confirms and memorializes an agreement that Cano Health, LLC, a Florida limited liability company (the “Company”), [Cano Health, Inc., a Delaware corporation (the “Parent”)], and I (deMarquette Kent) have had since the commencement of my employment (which term, for purposes of this Agreement, shall be deemed to include any relationship of service to the Company or Parent that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by the Company:

1. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by the Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company or Parent. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2. The Company shall own, and I hereby assign to the Company, all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information (collectively, “Inventions”) made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company (collectively, “Company Inventions”), and I will promptly disclose all Company Inventions to the Company. The term “Company Inventions” will not include any Invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by the foregoing so that the Company can make an independent assessment. I shall further assist the Company, at the Company’s expense, to further evidence, record and perfect the foregoing assignment and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to the Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix A in a manner that does not violate any third party rights or disclose any confidential information. Without limiting Section 1 or the Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of the Company or Parent, I use or (except pursuant to this Section 2) disclose my own or any third party’s confidential information or intellectual property (or if any Company Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), the Company will have, and I hereby grant the Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3. To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

4. I agree that all Company Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to the Company or Parent, or the business, or demonstrably anticipated business of the Company or Parent, or that are received by or for the Company or Parent in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5. I agree that during the term of my employment with the Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the Company’s business, and I will not assist any other person or organization in competing or in preparing to compete with any of the Company’s business or demonstrably anticipated business.

6. I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause (all in accordance with the terms and conditions of my Employment Agreement). In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by another authorized officer of the Company and me.

7. I agree that my obligations under paragraphs 2, 3, and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

8. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Florida, without regard to the conflict of law provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by the Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to the Company and/or Parent for which damages would not be an adequate remedy, and, therefore, the Company or Parent will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.

9. Pursuant to the federal Defend Trade Secrets Act of 2016, I acknowledge receipt of the following notice: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.” I further understand that nothing contained in this Agreement limits my ability to (A) communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company, or (B) share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information.

10. Nothing in or about this Agreement prohibits me from: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), maintaining the confidentiality of a claim with the U.S. Securities and Exchange Commission (the “SEC”); (ii) providing Proprietary Information or information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (iv) receiving a monetary award as set forth in Section 21F of the Exchange Act.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

_____________, 2024

deMarquette Kent

Accepted and Agreed to:

CANO HEALTH, LLC

By: _______________________________
Name:_____________________________
Title: _____________________________

CANO HEALTH, INC.

By: _______________________________
Name:_____________________________
Title: _____________________________

APPENDIX A

PRIOR MATTER

NOT APPLICABLE

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made by and among Cano Health, LLC (the “Company”),[Cano Health, Inc., a Delaware corporation]1 (the “Parent”), and Dr. Pablo Alonso (the “Executive”), effective as of [•], 2024 (the “Effective Date”).

WHEREAS, upon the Effective Date the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, on the terms and conditions contained herein;

WHEREAS, the Executive, the Company and the Parent previously entered into that certain C-Suite Executive Employment Agreement, effective as of April 29, 2024 (the “Prior Employment Agreement”); and

WHEREAS, in connection with the Parent’s and its subsidiaries’ Fourth Amended Joint Chapter 11 Plan of Reorganization of Cano Health, Inc. and Its Affiliated Debtors, dated May 21, 2024 [Docket No. 864] (including any exhibits, schedules, and supplements thereto and as may be amended, restated, supplemented, or otherwise modified from time to time, the “Plan”), the Prior Employment Agreement will be deemed rejected as of the Effective Date and the Parent, the Company and the Executive have agreed to enter into a new post-emergence employment agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment.

(a) Term. The Company shall employ the Executive, and the Executive shall be employed by the Company, pursuant to the terms of this Agreement commencing on the Effective Date and, unless the Executive’s employment terminates sooner in accordance with the provisions of Section 3, continuing until the 2nd anniversary of the Effective Date (the “Initial Term”); provided that the employment period (the “Term”) shall be renewed automatically for successive periods of 1 year (each 1-year successive period a “Renewal Term”), unless the Company delivers to the Executive, or the Executive delivers to the Company, written notice of the Company’s or the Executive’s, as applicable, election not to renew the Term for the following Renewal Term (a “Non-Renewal Notice”) in accordance with Section 3(f).

(b) Position and Duties. The Executive shall serve as the Company’s Chief Medical Officer and shall perform the duties customarily performed by the Chief Medical Officer of an independent primary care company, as well as such other additional duties as may from time to time be prescribed by the Company’s Chief Executive Officer (the “CEO”) or the Parent’s Board of Directors (the “Board”), in their respective discretion. The Executive shall devote the Executive’s full working time and best efforts to the Company’s business and affairs. Notwithstanding the foregoing, the Executive may engage in religious, charitable, or other community service activities, as long as such activities do not interfere or conflict with the Executive’s performance of his duties to the Company under this Agreement.

[1]	Note to Draft: Will be the ultimate top corporation.

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2. Compensation and Related Matters.

(a) Base Salary. As of the Effective Date, the Executive’s base salary shall be paid at the annualized gross rate of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00), less taxes, withholdings, and deductions that are authorized or required by law. The Executive’s base salary shall be subject to periodic review by the CEO or the Board or the Compensation Committee of the Board (the “Compensation Committee”), provided that the Executive’s base salary may be increased, but not decreased, below the initial base salary of $350,000.00 The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for executive officers.

(b) Incentive Compensation. The Executive shall be eligible to receive cash incentive compensation as determined by the Compensation Committee or the Board, taking into consideration the CEO’s recommendation, if applicable, from time to time (“Incentive Compensation”). For the period commencing on the Effective Date and ending on December 31, 2024, the Executive shall be eligible to receive cash incentive compensation (the “Stub Incentive Compensation”) based upon the achievement of certain performance targets, which amount and targets, in each case, shall be determined by the Board in consultation with the CEO. For each fiscal year beginning with the fiscal year ending December 31, 2025, the Executive’s target annual Incentive Compensation shall be 50% of the Base Salary (referred to herein as the “Target Bonus”), subject to increase as determined by the CEO or the Board or the Compensation Committee in their sole discretion. Except as may be set forth in any applicable Incentive Compensation plan and subject to any required approval of the Board or the Compensation Committee, including pursuant to applicable law, rule, regulation, national securities exchange listing standards or requirements, or the Charter of the Compensation Committee, the actual amount to be paid to the Executive as Incentive Compensation, if any, shall be determined in the sole discretion of the CEO, the Board, and/or the Compensation Committee, applying corporate performance targets and other criteria substantially similar to the targets and other criteria applied when determining incentive compensation for the Company’s other executive officers, which criteria shall include, without limitation, corporate financial performance and individual performance measurements or evaluations. Except as may be provided by the Board or the Compensation Committee, or as may otherwise be set forth in any applicable Incentive Compensation plan or this Agreement, the Executive will not be deemed to have earned, and will not be paid, any Incentive Compensation in respect of a bonus for a fiscal period unless the Executive is actively employed by the Company on the date on which the Company is paying its other senior executives under such bonus program.

(c) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.

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(d) Other Benefits. The Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans. The Company, however, retains the right to modify, amend, and discontinue benefits in its sole discretion.

(e) Paid Time Off. The Executive shall be entitled to take paid time off in accordance with the Company’s applicable paid time off policy for executives, as may be in effect from time to time (and which is subject to change, with or without notice).

(f) Emergence Award; MIP-Related Provisions. Following adoption of the Parent’s post-emergence management equity incentive plan (as it may be amended, the “MIP”) in accordance with the MIP term sheet attached to the Plan Supplement (as defined in the Plan) (the “MIP Term Sheet”), the Executive shall be eligible to receive an emergence award in accordance with the terms of the MIP Term Sheet, the MIP and the applicable award agreement (the “Emergence Award”). If a Change in Control (as defined below) is consummated before the Emergence Awards are granted, the Board and the Executive will jointly agree on payments to the Executive that are consistent with the payments that the Executive would have received in connection with such Change in Control if the Emergence Award had been granted prior to the consummation thereof.

3. Termination. Notwithstanding any other provision of this Agreement to the contrary, the Executive’s employment hereunder may be terminated at any time, without breaching this Agreement, under the following circumstances:

(a) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death.

(b) Disability. The Company may terminate the Executive’s employment if the Executive is disabled and unable to perform or expected to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the Company’s request shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, then the Company’s determination of such issue shall be final and binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law, including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq., and the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq.

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(c) Termination by the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean any of the following:

(i) a material act of misconduct by the Executive in connection with the performance of the Executive’s duties, including, without limitation: (A) a willful failure or refusal to perform material responsibilities that have been requested by the CEO or the Board, or (B) misappropriation of funds or property of the Company or the Parent, or any of their respective subsidiaries or affiliates, other than the occasional, customary and de minimis use of the Company’s or the Parent’s, or their respective subsidiaries’ or affiliates,’ property for personal purposes;

(ii) the Executive’s conviction of or plea of guilty or nolo contendere to: (A) any felony; or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

(iii) a material breach by the Executive of any provisions of this Agreement, including the Continuing Obligations (defined below) or any of the other provisions contained in Section 8 of this Agreement;

(iv) a material violation by the Executive of any of the Company’s written employment policies regarding discrimination, harassment, retaliation, or workplace safety; or

(v) the Executive’s failure to materially cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation (after the Executive receives notices to preserve such documents or other materials) or the willful inducement of others to fail to cooperate or to produce documents or other materials with such investigation.

(vi) The Executive will be provided written notice of any alleged action or inaction giving rise to “Cause” under clauses (i), (iii), (iv) or (v) describing with reasonable particularity the basis for such “Cause” and will be provided 30 calendar days from the date of such notice to cure such alleged action or inaction, to the extent capable of being cured. If timely cured to the reasonable satisfaction of the Company, such occurrence will not constitute “Cause.”

(d) Termination by the Company without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement (other than: (y) a termination for Cause under Section 3(c); or (z) a termination resulting from the death or disability of the Executive under Section 3(a) or Section 3(b), as applicable), including a termination resulting from the Company’s election not to renew the Initial Term, the Term, or any Renewal Term under Section 3(f), shall be deemed a termination without Cause.

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(e) Termination by the Executive. The Executive may terminate his employment hereunder at any time for any reason, including, but not limited to, Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has completed all steps of the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Executive’s consent (each, a “Good Reason Condition”):

(i) a substantial and material diminution in the Executive’s responsibilities, authority, or duties, such that the reduced responsibilities, authority and/or duties are inconsistent or incompatible with the duties customarily performed by a Chief Medical Officer of an independent primary care company;

(ii) a material diminution in the Executive’s Base Salary or Executive’s Target Bonus, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all of the Company’s senior management employees;

(iii) a material change in the geographic location at which the Executive provides services to the Company, such that there is an increase of more than 30 miles of driving distance to such location from the Executive’s principal residence as of such change (provided that the requirement that the Executive provide services at the location of the current headquarters of the Company shall not trigger “Good Reason”);

(iv) a material breach of this Agreement by the Company; or

(v) the failure to adopt the MIP or for the MIP to become effective and/or of the Executive to receive the Emergence Award provided for under the MIP Term Sheet on the terms set forth in the MIP Term Sheet, in each case, within 90 days following the Effective Date.

The “Good Reason Process” consists of the following steps:

(i) the Executive reasonably determines in good faith that a Good Reason Condition has occurred;

(ii) the Executive notifies the Company in writing of the first occurrence of the Good Reason Condition within 30 calendar days after the first occurrence of such condition;

(iii) the Executive cooperates in good faith with the Company’s efforts, for a period of not less than 60 calendar days following such notice (the “Cure Period”), to remedy the Good Reason Condition;

(iv) notwithstanding such efforts, the Good Reason Condition continues to exist at the end of the Cure Period; and

(v) the Executive terminates employment within 60 calendar days after the end of the Cure Period.

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If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(f) Termination by Notice of Non-Renewal. The Executive and/or the Company may terminate the Executive’s employment by delivering a Non-Renewal Notice which: (i) if delivered by the Executive, must be delivered to the Company at least 180 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable, and (ii) if delivered by the Company, must be delivered to the Executive at least 90 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

4. Matters Related to Termination.

(a) Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

(b) Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by death, the date of death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Company without Cause under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination; (iv) if the Executive’s employment is terminated by the Executive under Section 3(e) other than for Good Reason, 30 days after the date on which a Notice of Termination is given; (v) if the Executive’s employment is terminated by the Executive under Section 3(e) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period; and (vi) if the Executive’s employment is terminated on account of either party providing a Notice of Non- Renewal, the last day of the Initial Term or then current Renewal Term, as applicable. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination or Notice of Non-Renewal to the Company, or if the Executive otherwise resigns from his employment with the Company, then the Company may, in its discretion, unilaterally accelerate the Date of Termination and such acceleration shall not be considered a termination by the Company for purposes of this Agreement.

(c) Accrued Obligations. If the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, then the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate): (i) any Base Salary earned through the Date of Termination and, if applicable, any accrued but unused vacation through the Date of Termination, payable within 30 days following the Date of Termination (or such earlier date as may be required by applicable law); (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company or any of its subsidiaries or affiliates through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”). In addition to the foregoing, if the Executive’s

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employment with the Company is terminated for any reason by either the Company or the Executive, the Executive’s rights, if any, with respect to the Executive’s equity and equity-based awards at the Parent, including, without limitation, the Emergence Award, shall be governed solely by the Parent’s shareholders agreement (or comparative organizational document), the MIP and the applicable award agreement (collectively, the “Equity Documents”).

(d) Resignation of All Other Positions. Unless otherwise agreed to in writing by the Executive and the Company, the Executive shall be deemed to have resigned from all officer, employee, board member and committee member positions, and any other similar positions, that the Executive holds with the Company, the Parent, or any of their respective subsidiaries and affiliates upon the termination of the Executive’s employment for any reason, including termination by the Company with or without Cause and termination by the Executive with or without Good Reason. The Executive shall execute any documents in reasonable form and take such other customary actions as may be requested by the Company to confirm, or otherwise in furtherance of, such resignations; it being agreed and understood, however, that such resignations shall be effective, immediately and automatically upon the termination of the Executive’s employment.

5. Severance Pay and Benefits Upon Termination by the Company Without Cause or by the Executive for Good Reason. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) (including the Company’s delivery of a Non-Renewal Notice as provided in Section 3(f)), or the Executive terminates employment for Good Reason as provided in Section 3(e), then, in addition to the Accrued Obligations, and subject to the Executive delivering (and not revoking) an executed “Separation Agreement and General Release of Claims” (“Separation Agreement”) in a form provided by the Company, the Company shall pay or provide the Executive with the following starting within 60 days after the Executive’s Date of Termination (following the payment terms below under this Section 5):

(a) Severance Payments Outside a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is not within 12 months following the consummation of a Change in Control (a “Change in Control Period”), the Company shall pay the Executive an amount equal to: (i) 12 months of the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason); (ii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination; and (iii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason), which payment under this clause (iii) shall be contingent upon and adjusted based upon the Compensation Committee’s approval of the Company’s annual performance against the applicable bonus performance targets and paid out and at the same time as payments are being made to the Company’s other senior executives. For purposes of this Agreement, “Change in Control” means ~~[~~the ~~acquisition,~~ sale, transfer, acquisition, issuance~~,~~ or other disposition, in one or more transactions, of (i) all or substantially all of the consolidated assets of the Parent and its subsidiaries (whether directly or indirectly, including, without limitation, by or through the issuance, sale, contribution, transfer or other disposition (including, without limitation, by way of reorganization, merger, share or unit exchange, consolidation or other business combination) ~~of a majority~~ of the equity interests of any direct and/or indirect subsidiary or subsidiaries of the Parent if substantially all of the consolidated assets of the Parent are held by such subsidiary or subsidiaries), (ii) at least a

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majority of the Parent’s ~~voting power or~~securities carrying the power to elect or appoint the Board (whether directly or indirectly, including, without limitation, or by way of any reorganization, merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), or (iii) at least a majority of the issued and outstanding common shares of Parent (whether directly or indirectly, including, without limitation, or by way of any merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), to (in the case of clause (i), clause (ii) or clause (iii)) any unrelated person, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision)~~]~~. For the avoidance of doubt, the restructuring pursuant to, and the related transactions contemplated under, the Plan is not a Change in Control and does not trigger the Change in Control Period.

(b) Severance Payments During a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is during a Change in Control Period (even if the Date of Termination does not occur during a Change in Control Period), the Executive shall be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason) and (y) the average annual Incentive Compensation paid to the Executive in each of the 2 completed years prior to the year of the Executive’s Date of Termination (provided that, if Incentive Compensation has not been paid to the Executive for each of the prior 2 years, such amount shall be the Executive’s Target Bonus for the current year) (ignoring any reduction that constitutes Good Reason); (ii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason); and (iii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination.

(c) Subject to the Executive’s copayment of premium amounts at the applicable active employee rate and the Executive’s timely and proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse the Executive, upon COBRA election proof of payment, equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of: (i) the 12 month anniversary of the Date of Termination; (ii) the date that the Executive becomes eligible for group medical plan benefits under any other employer group medical plan; or (iii) the cessation of the Executive’s health continuation rights under COBRA; provided, however, that if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act or Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments to the Executive shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates.

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(d) Subject to the execution (and non-revocation) and delivery of the Separation Agreement in accordance with first paragraph of Section 5, the amounts payable under Section 5, to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s normal payroll practice over 12 months commencing within 60 days after the Date of Termination (except that any payments of Incentive Compensation or Executive’s Target Bonus shall be paid according to the terms of the plan/program applicable to each, which in all cases would be in lump-sum payments of such bonus amounts); provided, however, that if the 60-day period following Executive’s Date of Termination begins in one calendar year and ends in a second calendar year, such payments, to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

6. Additional Limitation.

(a) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company or the Parent to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; and (3) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).

(b) For purposes of this Section 6, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

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(c) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(a) shall be made by an independent (not otherwise employed by the Company), nationally recognized accounting firm selected and paid for by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

7. Section 409A.

(a) Notwithstanding anything in this Agreement to the contrary, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code and the regulations and authoritative guidance promulgated thereunder (collectively, “Section 409A”), the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) 6 months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the 6-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in- kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

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(d) The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A and intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. Each payment pursuant to this Agreement that is intended to constitute a separate payment shall be treated as right to receive a series of separate and distinct payments for purposes of Treasury Regulation Section 1.409A-2(b)(2). Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company or Parent, as applicable. The parties agree that this Agreement may be amended, as reasonably requested by any party, and as may be necessary to comply with Section 409A in order to preserve the payments and benefits provided hereunder without additional cost to any party.

(e) The Company and the Parent make no representation or warranty and the Company, the Parent, any of their respective affiliates and/or any of their respective directors, officers, agents, attorneys, employees, executives, shareholders, investors, members, managers, trustees, fiduciaries, representatives, principals, accountants, insurers, successors or assigns, shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute non-qualified deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such section.

8. Continuing Obligations. For purposes of this Agreement, the obligations in this Section 8 shall collectively be referred to as the “Continuing Obligations.”

(a) Non-Competition. The Executive agrees that during the period of his employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and for 12 months following the Executive’s separation of employment for any reason (the “Restricted Period”), the Executive shall not, directly or indirectly, own any interest in, manage, operate, join, control or participate in the ownership, management, operation or control of, or be an officer or employee of, or serve as a director (or similar position) for or as a consultant or advisor to, any business or organization that provides, directly or indirectly (including as a provider or as a management services organization), in a primary care clinic setting (which includes, without limitation, the practice of primary care medicine in a multidisciplinary clinic), professional medical services, diagnostic, therapeutic and ancillary services, nursing and other clinical services, outpatient healthcare services, pharmacy services, or any other services incident to the operation of an internal medicine practice in a primary care clinic setting or any other services or lines of business being conducted by the Company at the time of the Executive’s separation provided that they constitute a material source of the Company’s revenues or earnings (each, a “Restricted Business”). The foregoing restriction shall apply to any state, province, territory or possession of the U.S. where the Company, the Parent and/or any of their respective subsidiaries or affiliates, conduct a Restricted Business at the time of the Executive’s separation (or have expended material resources or time to plan the conduct of a Restricted Business, which plans remain active and have not been abandoned at the time of the Executive’s termination) (the “Restricted Territory”). The foregoing shall not restrict the Executive from owning up to 1% of any class of securities of any person engaged in a Restricted Business if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act, as long as such securities are held solely as a passive investment and not with a view to influencing, controlling or directing the affairs of such person.

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(b) Non-Solicitation. The Executive agrees that, for 24 months following the Executive’s separation of employment for any reason, the Executive will not, directly or indirectly, for himself or on behalf of or in conjunction with any other person or entity: (i) solicit, induce, attempt to solicit or induce, or hire or attempt to hire any person that is, or was within 12 months prior to the Executive’s separation date, an employee of the Company, the Parent and/or any of their respective subsidiaries or affiliates; provided, however, this Section 8(b) shall not be breached by a solicitation to the general public or through general advertising; or (ii) solicit, advise or encourage any person, firm, government agency or corporation (a “Customer”), including, without limitation, any potential customer of the Company, the Parent and/or any of their respective subsidiaries or affiliates that to the Executive’s knowledge was engaged in discussion with the Company, the Parent and/or any of their respective subsidiaries or affiliates during the Executive’s employment to do business with the Company, the Parent and/or any of their respective subsidiaries or affiliates (or with whom the Executive actively worked during employment), to withdraw, curtail or cancel its business (or potential business) with the Company, the Parent and/or any of their respective subsidiaries or affiliates.

(c) Non-Disparagement. During the period of the Executive’s employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and at all times thereafter, the Executive agrees that he will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the Company, the Parent, or any of their respective subsidiaries or affiliates, their respective businesses, products or services, or any of their present or former officers, directors, members, stockholders, managers or employees.

(d) Confidentiality. The Executive understands and agrees that the Executive’s employment creates a relationship of confidence and trust between the Executive, the Company, and the Parent with respect to all Confidential Information (defined below). At all times, both during the Executive’s employment with the Company and after separation of employment for any reason, the Executive will keep in confidence and trust all such Confidential Information and will not use or disclose any such Confidential Information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing the Executive’s duties to the Company or the Parent.

“Confidential Information” means all information belonging to the Company, the Parent, or any of their subsidiaries or affiliates which is of any value to the Company, the Parent, or any of their subsidiaries or affiliates in the course of conducting their business and the disclosure of which, would result in a competitive or other disadvantage to the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes, without limitation: financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes information developed by the

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Executive in the course of the Executive’s employment by the Company, as well as other information to which the Executive may have access in connection with the Executive’s employment. Confidential Information also includes the confidential information of others with which the Company or the Parent has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information that (i) was known to the public prior to its disclosure to the Executive; (ii) becomes generally known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive or any representative of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation, or legal process (provided that, to the extent not prohibited by law, the Executive shall provide the Company with prior notice of the contemplated disclosure and shall cooperate with the Company at its expense in seeking a protective order or other appropriate protection of such information).

(e) Return of Company Property. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Company. The Executive will immediately return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive’s employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

(f) Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company, the Parent and/or any of their respective subsidiaries or affiliates in: (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company, the Parent, and/or their respective subsidiaries and affiliates which relate to events or occurrences that transpired while the Executive was employed by the Company; and (ii) the investigation, whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available at mutually convenient times to meet with counsel to answer questions truthfully or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company, the Parent, and their respective subsidiaries and affiliates in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8(d).

(g) Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the Continuing Obligations, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes or threatens to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach or threatened breach without showing or proving any actual damage to the Company.

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(h) Reasonable Limitation and Severability. The parties agree that the above restrictions are: (i) appropriate and reasonable given the Executive’s role with and knowledge of the Company and the Parent and are necessary to protect the interests of the Company and the Parent; and (ii) completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for any reason whatsoever. The Executive acknowledges that the Executive has carefully considered the terms of this Agreement, including the restrictive covenants set forth in this Section 8, and acknowledges that if this Agreement is enforced according to its terms, the Executive will be able to earn a reasonable living in commercial activities unrelated to the Company’s business in locations satisfactory to the Executive. The Executive also acknowledges that the restrictive covenants set forth in this Section 8 are a vital part of and are intrinsic to the Company’s ongoing operations, in light of the nature of the Company’s business and the unique position, skills and knowledge of the Executive with the Company. The parties further agree that any invalidity or unenforceability of any one or more of such restrictions on competition or solicitation shall not render invalid or unenforceable any remaining restrictions on competition or solicitation. Additionally, should a court of competent jurisdiction determine that the scope of any provision of this Section 8 is too broad to be enforced as written, the parties hereby authorize the court to reform the provision to such narrower scope as it determines to be reasonable and enforceable, and the parties intend that the affected provision be enforced as so amended. The Executive acknowledges and agrees that to the extent the Executive has breached or is in breach of any of the covenants set forth in Section 8(a) or Section 8(b), the Restricted Period shall be extended by an amount of time equal to the duration of such breach.

(i) Preservation of Rights.

(i) Notwithstanding anything in this Agreement to the contrary, the Executive is not prohibited or limited in any way: (A) from communicating with or disclosing information in good faith to any federal, state, or local governmental agency, law enforcement agency, inspector general, legislative body, or public or governmental official (or any staff member to or personnel of the foregoing) (collectively, “Government Agencies”) regarding alleged unlawful conduct by the Company or the Parent; (B) from testifying truthfully in administrative, legislative, or judicial proceedings relating to alleged unlawful conduct by the Company or the Parent; (C) from filing a charge or complaint with any administrative agency, such as the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”), or a state fair employment practice agency, or from communicating directly with or providing information or testimony before an administrative agency, or otherwise from participating in an agency proceeding or investigation; (D) from discussing with or disclosing to Government Agencies information about alleged unlawful acts in the workplace; (E) from exercising the Executive’s rights, if any, under Section 7 of the National Labor Relations Act (“NLRA”); or (F) from otherwise making disclosures that are protected under applicable law, including, without limitation, rules or regulations promulgated by the SEC, the NLRB, the EEOC, or any other federal, state, or local government agency. The Executive understands that nothing in this Agreement limits the Executive’s right to communicate with any Government Agencies or

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otherwise to participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agencies, including by providing documents or other information, without providing notice to or obtaining approval from the Company or the Parent. The Executive may provide confidential information to Government Agencies without risk of being held liable for damages or financial penalties, and the Executive retains the right to receive an award for information provided to any Government Agencies.

(ii) Notwithstanding anything in this Agreement to the contrary, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

9. Code of Business Conduct and Ethics; and Other Policies. During the Term, Executive shall comply with the Company’s Related Person Transaction Policy and Conflicts of Interest Policy, as well as the Company’s Code of Business Conduct and Ethics.

10. Company Policies. The Executive agrees to be subject to and bound by the terms of any compensation recoupment policy and other policies adopted by the Company, Board or Compensation Committee, including, without limitation, to the extent applicable, the Recovery of Erroneously Awarded Compensation Policy required by the listing standards of the New York Stock Exchange and any other policy intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Executive shall execute any documents in reasonable form and take such other actions as may be requested by the Company or the Parent to confirm, or otherwise in furtherance of, compliance with any such policies.

11. Representations. The Executive represents that the credentials and information provided by the Executive to the Company (or its agents) related to the Executive’s qualifications and ability to perform the position and duties set forth in Section 1(b) are true and correct.

12. Proprietary Information and Inventions Agreement. As a condition of the Executive’s continued employment with the Company, the Executive will sign the Proprietary Information and Inventions Agreement (the “PIIA”), attached hereto as Exhibit A.

13. Arbitration of Disputes.

(a) Arbitration Generally. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination or retaliation, whether based on race, color, religion, national origin, sex, gender, age, disability, handicap, sexual orientation, or any other protected class under applicable law) shall, to the fullest extent permitted by law, be settled by arbitration, before a single arbitrator, in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of JAMS in Miami, Florida in accordance with the JAMS

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Employment Arbitration Rules, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. The Executive understands that the Executive may only bring such claims in the Executive’s individual capacity, and not as a plaintiff or class member in any purported class proceeding or any purported representative proceeding. The Executive further understands that, by signing this Agreement, the Company and the Executive are giving up any right they may have to a jury trial on all claims they may have against each other. Judgment upon the award rendered by the single arbitrator may be entered in any court having jurisdiction thereof. This Section 13 shall be specifically enforceable. Notwithstanding the foregoing, this Section 13 shall not: (i) preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary or permanent injunction in circumstances in which such relief is appropriate, including without limitation, relief sought in connection with the Continuing Obligations; or (ii) preclude the Executive from filing an administrative charge or complaint with the Equal Employment Opportunity Commission, the Florida Commission on Human Relations, or any other federal, state, or local agency in connection with an employment- related dispute or claim; or (iii) require the Executive to arbitrate a sexual harassment dispute or a sexual assault dispute unless the Executive voluntarily elects to arbitrate such dispute in accordance with this Section 13; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 13.

(b) Arbitration Fees and Costs. Each party shall pay its own costs and attorneys’ fees, if any, in connection with any arbitration. If, however, any party prevails on a statutory or contractual claim that affords the prevailing party attorneys’ fees (including pursuant to this Agreement), the arbitrator may award attorneys’ fees to the prevailing party to the extent permitted by law.

14. Governing Law and Consent to Jurisdiction. This is a Florida contract and shall be construed under and be governed in all respects by the laws of the State of Florida, without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit. To the extent that any court action is permitted consistent with or to enforce Section 13 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts of the State of Florida. Accordingly, with respect to any such court action, the Executive: (a) submits to the exclusive personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

15. Waiver of Jury Trial. Each of the Executive, the Company, and the Parent irrevocably and UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR THE PARENT OR ANY AFFILIATE OF THE COMPANY, INCLUDING WITHOUT LIMITATION THE EXECUTIVE’S, THE COMPANY’S, OR THE PARENT’S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT.

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16. Integration. This Agreement, the PIIA, the exhibit attached hereto, the Equity Documents, and any plans or programs referenced herein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, promises, commitments, statements and other representations between the parties concerning such subject matter.

17. Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

18. Successors and Assigns. None of the Executive, the Company, or the Parent may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other parties; provided, however, that the Company or the Parent may assign its rights and obligations under this Agreement (including the Continuing Obligations) without the Executive’s consent to any affiliate or to any person or entity with whom the Company or the Parent shall hereafter effect a reorganization or consolidation, into which the Company or the Parent merges or to whom it transfers all or substantially all of its properties or assets; provided further that if the Executive remains employed or becomes employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then the Executive shall not be entitled to any payments, benefits or vesting pursuant to Section 5 of this Agreement solely as a result of such transaction. This Agreement shall inure to the benefit of and be binding upon the Executive, the Company, and the Parent, and each of the Executive’s, the Company’s, and the Parent’s respective successors, executors, administrators, heirs, and permitted assigns. In the event of the Executive’s death after the Executive’s termination of employment, but prior to the completion by the Company of all payments due to the Executive under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

19. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by an arbitrator or a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

21. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

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22. Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address on file with the Company for the Executive, in the case of the Company or the Parent, at their respective main offices, attention of: General Counsel and Corporate Secretary.

23. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company and the Parent.

24. Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company’s or the Parent’s benefit plans, programs, or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s or the Parent’s benefit plans, programs or policies, except as otherwise provided in Section 8 hereof, and except that the Executive shall have no rights to any severance benefits under any Company or Parent severance pay plan, offer letter, or otherwise.

25. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

Cano Health, LLC

By:
Its:

Date:__________, 2024

Cano Health, Inc.

By:
Its:

Date:_________, 2024

Dr. Pablo Alonso

Date:___________________________, 2024

Address:________________________

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Exhibit A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

(THE “AGREEMENT”)

The following confirms and memorializes an agreement that Cano Health, LLC, a Florida limited liability company (the “Company”), [Cano Health, Inc., a Delaware corporation] (the “Parent”), and I (Dr. Pablo Alonso) have had since the commencement of my employment (which term, for purposes of this Agreement, shall be deemed to include any relationship of service to the Company or Parent that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by the Company:

1. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by the Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company or Parent. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2. The Company shall own, and I hereby assign to the Company, all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information (collectively, “Inventions”) made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company (collectively, “Company Inventions”), and I will promptly disclose all Company Inventions to the Company. The term “Company Inventions” will not include any Invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by the foregoing so that the Company can make an independent assessment. I shall further assist the Company, at the Company’s expense, to further evidence, record and perfect the foregoing assignment and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to the Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix A in a manner that does not violate any third party rights or disclose any confidential information. Without limiting Section 1 or the Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of the

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Company or Parent, I use or (except pursuant to this Section 2) disclose my own or any third party’s confidential information or intellectual property (or if any Company Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), the Company will have, and I hereby grant the Company a perpetual, irrevocable, worldwide royalty-free, non- exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3. To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

4. I agree that all Company Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to the Company or Parent, or the business, or demonstrably anticipated business of the Company or Parent, or that are received by or for the Company or Parent in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5. I agree that during the term of my employment with the Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the Company’s business, and I will not assist any other person or organization in competing or in preparing to compete with any of the Company’s business or demonstrably anticipated business.

6. I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause (all in accordance with the terms and conditions of my Employment Agreement). In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the Company’s CEO or the Parent’s Board of Directors and me.

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7. I agree that my obligations under paragraphs 2, 3, and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

8. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Florida, without regard to the conflict of law provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by the Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to the Company and/or Parent for which damages would not be an adequate remedy, and, therefore, the Company or Parent will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.

9. Pursuant to the federal Defend Trade Secrets Act of 2016, I acknowledge receipt of the following notice: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.” I further understand that nothing contained in this Agreement limits my ability to (A) communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company, or (B) share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information.

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I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

___________________, 2024

Dr. Pablo Alonso

Accepted and Agreed to:

CANO HEALTH, LLC

By:
Name:
Title:

CANO HEALTH, INC.

By:
Name:
Title:

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APPENDIX A

PRIOR MATTER

NOT APPLICABLE

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EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made by and among Cano Health, LLC (the “Company”), [Cano Health, Inc., a Delaware corporation]1 (the “Parent”), and Robert Camerlinck (the “Executive”), effective as of [•], 2024 (the “Effective Date”).

WHEREAS, upon the Effective Date the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, on the terms and conditions contained herein;

WHEREAS, the Executive, the Company and the Parent previously entered into that certain Amended and Restated Employment Agreement, effective as of January 1, 2024 (the “Prior Employment Agreement”); and

WHEREAS, in connection with the Parent’s and its subsidiaries’ Fourth Amended Joint Chapter 11 Plan of Reorganization of Cano Health, Inc. and Its Affiliated Debtors, dated May 21, 2024 [Docket No. 864] (including any exhibits, schedules, and supplements thereto and as may be amended, restated, supplemented, or otherwise modified from time to time, the “Plan”), the Prior Employment Agreement will be deemed rejected as of the Effective Date and the Parent, the Company and the Executive have agreed to enter into a new post-emergence employment agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment.

(a) Term. The Company shall employ the Executive, and the Executive shall be employed by the Company, pursuant to the terms of this Agreement commencing on the Effective Date and, unless the Executive’s employment terminates sooner in accordance with the provisions of Section 3, continuing until the 2nd anniversary of the Effective Date (the “Initial Term”); provided that the employment period (the “Term”) shall be renewed automatically for successive periods of 1 year (each 1-year successive period a “Renewal Term”), unless the Company delivers to the Executive, or the Executive delivers to the Company, written notice of the Company’s or the Executive’s, as applicable, election not to renew the Term for the following Renewal Term (a “Non-Renewal Notice”) in accordance with Section 3(f).

(b) Position and Duties. The Executive shall serve as the Company’s Chief Operating Officer and shall perform the duties customarily performed by the chief operating officer of a privately held company, as well as such other additional duties as may from time to time be prescribed by the Company’s Chief Executive Officer (the “CEO”) or the Parent’s Board of Directors (the “Board”), in their respective discretion. The Executive shall devote the Executive’s full working

[1]	Note to Draft: Will be the ultimate top corporation.

time and best efforts to the Company’s business and affairs. Notwithstanding the foregoing, the Executive may engage in religious, charitable, or other community service activities, as long as such activities do not interfere or conflict with the Executive’s performance of his duties to the Company under this Agreement.

2. Compensation and Related Matters.

(a) Base Salary. As of the Effective Date, the Executive’s base salary shall be paid at the annualized gross rate of Four Hundred Thousand and 00/100 Dollars ($400,000.00), less taxes, withholdings, and deductions that are authorized or required by law. The Executive’s base salary shall be subject to periodic review by the CEO or the Board or the Compensation Committee of the Board (the “Compensation Committee”), provided that the Executive’s base salary may be increased, but not decreased, below the initial base salary of $400,000.00. The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for executive officers.

(b) Incentive Compensation. The Executive shall be eligible to receive cash incentive compensation as determined by the Compensation Committee or the Board, taking into consideration the CEO’s recommendation, if applicable, from time to time (“Incentive Compensation”). For the period commencing on the Effective Date and ending on December 31, 2024, the Executive shall be eligible to receive cash incentive compensation (the “Stub Incentive Compensation”) based upon the achievement of certain performance targets, which amount and targets, in each case, shall be determined by the Board in consultation with the CEO. For each fiscal year beginning with the fiscal year ending December 31, 2025, the Executive’s target annual Incentive Compensation shall be 60% of the Base Salary (referred to herein as the “Target Bonus”), subject to increase as determined by the CEO or the Board or the Compensation Committee in their sole discretion. Except as may be set forth in any applicable Incentive Compensation plan and subject to any required approval of the Board or the Compensation Committee, including pursuant to applicable law, rule, regulation, national securities exchange listing standards or requirements, or the Charter of the Compensation Committee, the actual amount to be paid to the Executive as Incentive Compensation, if any, shall be determined in the sole discretion of the CEO, the Board, and/or the Compensation Committee, applying corporate performance targets and other criteria substantially similar to the targets and other criteria applied when determining incentive compensation for the Company’s other executive officers, which criteria shall include, without limitation, corporate financial performance and individual performance measurements or evaluations. Except as may be provided by the Board or the Compensation Committee, or as may otherwise be set forth in any applicable Incentive Compensation plan or this Agreement, the Executive will not be deemed to have earned, and will not be paid, any Incentive Compensation in respect of a bonus for a fiscal period unless the Executive is actively employed by the Company on the date on which the Company is paying its other senior executives under such bonus program.

(c) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.

(d) Other Benefits. The Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans. The Company, however, retains the right to modify, amend, and discontinue benefits in its sole discretion.

(e) Paid Time Off. The Executive shall be entitled to take paid time off in accordance with the Company’s applicable paid time off policy for executives, as may be in effect from time to time (and which is subject to change, with or without notice).

(f) Emergence Award; MIP-Related Provisions. Following adoption of the Parent’s post-emergence management equity incentive plan (as it may be amended, the “MIP”) in accordance with the MIP term sheet attached to the Plan Supplement (as defined in the Plan) (the “MIP Term Sheet”), the Executive shall be eligible to receive an emergence award in accordance with the terms of the MIP Term Sheet, the MIP and the applicable award agreement (the “Emergence Award”). If a Change in Control (as defined below) is consummated before the Emergence Awards are granted, the Board and the Executive will jointly agree on payments to the Executive that are consistent with the payments that the Executive would have received in connection with such Change in Control if the Emergence Award had been granted prior to the consummation thereof.

3. Termination. Notwithstanding any other provision of this Agreement to the contrary, the Executive’s employment hereunder may be terminated at any time, without breaching this Agreement, under the following circumstances:

(a) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death.

(b) Disability. The Company may terminate the Executive’s employment if the Executive is disabled and unable to perform or expected to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the Company’s request shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, then the Company’s determination of such issue shall be final and binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law, including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq., and the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq.

(c) Termination by the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean any of the following:

(i) a material act of misconduct by the Executive in connection with the performance of the Executive’s duties, including, without limitation: (A) a willful failure or refusal to perform material responsibilities that have been requested by the CEO or the Board, or (B) misappropriation of funds or property of the Company or the Parent, or any of their respective subsidiaries or affiliates, other than the occasional, customary and de minimis use of the Company’s or the Parent’s, or their respective subsidiaries’ or affiliates,’ property for personal purposes;

(ii) the Executive’s conviction of or plea of guilty or nolo contendere to: (A) any felony; or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

(iii) a material breach by the Executive of any provisions of this Agreement, including the Continuing Obligations (defined below) or any of the other provisions contained in Section 8 of this Agreement;

(iv) a material violation by the Executive of any of the Company’s written employment policies regarding discrimination, harassment, retaliation, or workplace safety; or

(v) the Executive’s failure to materially cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation (after the Executive receives notices to preserve such documents or other materials) or the willful inducement of others to fail to cooperate or to produce documents or other materials with such investigation.

(vi) The Executive will be provided written notice of any alleged action or inaction giving rise to “Cause” under clauses (i), (iii), (iv) or (v) describing with reasonable particularity the basis for such “Cause” and will be provided 30 calendar days from the date of such notice to cure such alleged action or inaction, to the extent capable of being cured. If timely cured to the reasonable satisfaction of the Company, such occurrence will not constitute “Cause.”

(d) Termination by the Company without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement (other than: (y) a termination for Cause under Section 3(c); or (z) a termination resulting from the death or disability of the Executive under Section 3(a) or Section 3(b), as applicable), including a termination resulting from the Company’s election not to renew the Initial Term, the Term, or any Renewal Term under Section 3(f), shall be deemed a termination without Cause.

(e) Termination by the Executive. The Executive may terminate his employment hereunder at any time for any reason, including, but not limited to, Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has completed all steps of the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Executive’s consent (each, a “Good Reason Condition”):

(i) a substantial and material diminution in the Executive’s responsibilities, authority, or duties;

(ii) a material diminution in the Executive’s Base Salary or Executive’s Target Bonus, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all of the Company’s senior management employees;

(iii) a material change in the geographic location at which the Executive provides services to the Company, such that there is an increase of more than 30 miles of driving distance to such location from the Executive’s principal residence as of such change (provided that the requirement that the Executive provide services at the location of the current headquarters of the Company shall not trigger “Good Reason”);

(iv) a material breach of this Agreement by the Company; or

(v) the failure to adopt the MIP or for the MIP to become effective and/or of the Executive to receive the Emergence Award provided for under the MIP Term Sheet on the terms set forth in the MIP Term Sheet, in each case, within 90 days following the Effective Date.

The “Good Reason Process” consists of the following steps:

(i) the Executive reasonably determines in good faith that a Good Reason Condition has occurred;

(ii) the Executive notifies the Company in writing of the first occurrence of the Good Reason Condition within 30 calendar days after the first occurrence of such condition;

(iii) the Executive cooperates in good faith with the Company’s efforts, for a period of not less than 60 calendar days following such notice (the “Cure Period”), to remedy the Good Reason Condition;

(iv) notwithstanding such efforts, the Good Reason Condition continues to exist at the end of the Cure Period; and

(v) the Executive terminates employment within 60 calendar days after the end of the Cure Period.

If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(f) Termination by Notice of Non-Renewal. The Executive and/or the Company may terminate the Executive’s employment by delivering a Non-Renewal Notice which: (i) if delivered by the Executive, must be delivered to the Company at least 180 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable, and (ii) if delivered by the Company, must be delivered to the Executive at least 90 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

4. Matters Related to Termination.

(a) Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

(b) Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by death, the date of death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Company without Cause under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination; (iv) if the Executive’s employment is terminated by the Executive under Section 3(e) other than for Good Reason, 30 days after the date on which a Notice of Termination is given; (v) if the Executive’s employment is terminated by the Executive under Section 3(e) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period; and (vi) if the Executive’s employment is terminated on account of either party providing a Notice of Non-Renewal, the last day of the Initial Term or then current Renewal Term, as applicable. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination or Notice of Non-Renewal to the Company, or if the Executive otherwise resigns from his employment with the Company, then the Company may, in its discretion, unilaterally accelerate the Date of Termination and such acceleration shall not be considered a termination by the Company for purposes of this Agreement.

(c) Accrued Obligations. If the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, then the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate): (i) any Base Salary earned through the Date of Termination and, if applicable, any accrued but unused vacation through the Date of Termination, payable within 30 days following the Date of Termination (or such earlier date as may be required by applicable law); (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company or any of its subsidiaries or affiliates through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”). In addition to the foregoing, if the Executive’s employment with the Company is terminated for any reason by either the Company or the Executive, the Executive’s rights, if any, with respect to the Executive’s equity and equity-based awards at the Parent, including, without limitation, the Emergence Award, shall be governed solely by the Parent’s shareholders agreement (or comparative organizational document), the MIP and the applicable award agreement (collectively, the “Equity Documents”).

(d) Resignation of All Other Positions. Unless otherwise agreed to in writing by the Executive and the Company, the Executive shall be deemed to have resigned from all officer, employee, board member and committee member positions, and any other similar positions, that the Executive holds with the Company, the Parent, or any of their respective subsidiaries and affiliates upon the termination of the Executive’s employment for any reason, including termination by the Company with or without Cause and termination by the Executive with or without Good Reason. The Executive shall execute any documents in reasonable form and take such other customary actions as may be requested by the Company to confirm, or otherwise in furtherance of, such resignations; it being agreed and understood, however, that such resignations shall be effective, immediately and automatically upon the termination of the Executive’s employment.

5. Severance Pay and Benefits Upon Termination by the Company Without Cause or by the Executive for Good Reason. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) (including the Company’s delivery of a Non-Renewal Notice as provided in Section 3(f)), or the Executive terminates employment for Good Reason as provided in Section 3(e), then, in addition to the Accrued Obligations, and subject to the Executive delivering (and not revoking) an executed “Separation Agreement and General Release of Claims” (“Separation Agreement”) in a form provided by the Company, the Company shall pay or provide the Executive with the following starting within 60 days after the Executive’s Date of Termination (following the payment terms below under this Section 5):

(a) Severance Payments Outside a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is not within 12 months the consummation of a Change in Control (a “Change in Control Period”), the Company shall pay the Executive an amount equal to: (i) 12 months of the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason); (ii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination; and (iii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason), which payment under this clause (iii) shall be contingent upon and adjusted based upon the Compensation Committee’s approval of the Company’s annual performance against the applicable bonus performance targets and paid out and at the same time as payments are being made to the Company’s other senior executives. For purposes of this Agreement, “Change in Control” means ~~[~~the ~~acquisition,~~ sale, transfer, acquisition, issuance~~,~~ or other disposition, in one or more transactions, of (i) all or substantially all of the consolidated assets of the Parent and its subsidiaries (whether directly or indirectly, including, without limitation, by or through the issuance, sale, contribution, transfer or other disposition (including, without limitation, by way of reorganization, merger, share or unit exchange, consolidation or other business combination) ~~of a majority~~ of the equity interests of any direct and/or indirect subsidiary or subsidiaries of the Parent if substantially all of the consolidated assets of the Parent are held by such subsidiary or subsidiaries), (ii) at least a majority of the Parent’s ~~voting power or~~securities carrying the power to elect or appoint the Board (whether directly or indirectly, including, without limitation, or by way of any reorganization, merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), or (iii) at least a majority of the issued and outstanding common shares of Parent (whether directly or indirectly, including, without limitation, or by way of any merger, share or unit exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or acquisition of beneficial ownership), to (in the case of clause (i), clause (ii) or clause (iii)) any unrelated person, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision)~~]~~. For the avoidance of doubt, the restructuring pursuant to, and the related transactions contemplated under, the Plan is not a Change in Control and does not trigger the Change in Control Period.

(b) Severance Payments During a Change in Control Period. If the date of the Notice of Termination provided under Section 4 is during a Change in Control Period (even if the Date of Termination does not occur during a Change in Control Period), the Executive shall be entitled to receive: (i) an amount in cash equal to 2 times the sum of (x) the Executive’s Base Salary (ignoring any reduction that constitutes Good Reason) and (y) the average annual Incentive Compensation paid to the Executive in each of the 2 completed years prior to the year of the Executive’s Date of Termination (provided that, if Incentive Compensation has not been paid to the Executive for each of the prior 2 years, such amount shall be the Executive’s Target Bonus for the current year) (ignoring any reduction that constitutes Good Reason); (ii) a pro rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated (ignoring any reduction that constitutes Good Reason); and (iii) any earned but unpaid Incentive Compensation with respect to the completed year prior to the year of the Date of Termination.

(c) Subject to the Executive’s copayment of premium amounts at the applicable active employee rate and the Executive’s timely and proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse the Executive, upon COBRA election proof of payment, equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of: (i) the 12 month anniversary of the Date of Termination; (ii) the date that the Executive becomes eligible for group medical plan benefits under any other employer group medical plan; or (iii) the cessation of the Executive’s health continuation rights under COBRA; provided, however, that if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act or Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments to the Executive shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates.

(d) Subject to the execution (and non-revocation) and delivery of the Separation Agreement in accordance with first paragraph of Section 5, the amounts payable under Section 5, to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s normal payroll practice over 12 months commencing within 60 days after the Date of Termination (except that any payments of Incentive Compensation or Executive’s Target Bonus shall be paid according to the terms of the plan/program applicable to each, which in all cases would be in lump-sum payments of such bonus amounts); provided, however, that if the 60-day period following Executive’s Date of Termination begins in one calendar year and ends in a second calendar year, such payments, to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

6. Additional Limitation.

(a) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company or the Parent to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).

(b) Fr purposes of this Section 6, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(c) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(a) shall be made by an independent (not otherwise employed by the Company), nationally recognized accounting firm selected and paid for by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

7. Section 409A.

(a) Notwithstanding anything in this Agreement to the contrary, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code and the regulations and authoritative guidance promulgated thereunder (collectively, “Section 409A”), the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) 6 months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the 6-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d) The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A and intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. Each payment pursuant to this Agreement that is intended to constitute a separate payment shall be treated as right to receive a series of separate and distinct payments for purposes of Treasury Regulation Section 1.409A-2(b)(2). Whenever a

payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company or Parent, as applicable. The parties agree that this Agreement may be amended, as reasonably requested by any party, and as may be necessary to comply with Section 409A of in order to preserve the payments and benefits provided hereunder without additional cost to any party.

(e) The Company and the Parent make no representation or warranty and the Company, the Parent, any of their respective affiliates and/or any of their respective directors, officers, agents, attorneys, employees, executives, shareholders, investors, members, managers, trustees, fiduciaries, representatives, principals, accountants, insurers, successors or assigns, shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute non-qualified deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such section.

8. Continuing Obligations. For purposes of this Agreement, the obligations in this Section 8 shall collectively be referred to as the “Continuing Obligations.”

(a) Non-Competition. The Executive agrees that during the period of his employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and for 24 months following the Executive’s separation of employment for any reason (the “Restricted Period”), the Executive shall not, directly or indirectly, own any interest in, manage, operate, join, control or participate in the ownership, management, operation or control of, or be an officer or employee of, or serve as a director (or similar position) for or as a consultant or advisor to, any business or organization that provides, directly or indirectly (including as a provider or as a management services organization), in a primary care clinic setting (which includes, without limitation, the practice of primary care medicine in a multidisciplinary clinic), professional medical services, diagnostic, therapeutic and ancillary services, nursing and other clinical services, outpatient healthcare services, pharmacy services, or any other services incident to the operation of an internal medicine practice in a primary care clinic setting or any other services or lines of business being conducted by the Company at the time of the Executive’s separation provided that they constitute a material source of the Company’s revenues or earnings (each, a “Restricted Business”). The foregoing restriction shall apply to any state, province, territory or possession of the U.S. where the Company, the Parent and/or any of their respective subsidiaries or affiliates, conduct a Restricted Business at the time of the Executive’s separation (or have expended material resources or time to plan the conduct of a Restricted Business, which plans remain active and have not been abandoned at the time of the Executive’s termination) (the “Restricted Territory”). The foregoing shall not restrict the Executive from owning up to 1% of any class of securities of any person engaged in a Restricted Business if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act, as long as such securities are held solely as a passive investment and not with a view to influencing, controlling or directing the affairs of such person.

(b) Non-Solicitation. The Executive agrees that, during the Restricted Period, the Executive will not, directly or indirectly, for himself or on behalf of or in conjunction with any other person or entity: (i) solicit, induce, attempt to solicit or induce, or hire or attempt to hire any person that is, or was within 12 months prior to the Executive’s separation date, an employee of the Company, the Parent and/or any of their respective subsidiaries or affiliates; provided, however, this Section 8(b) shall not be breached by a solicitation to the general public or through general advertising; or (ii) solicit, advise or encourage any person, firm, government agency or corporation (a “Customer”), including, without limitation, any potential customer of the Company, the Parent and/or any of their respective subsidiaries or affiliates that to the Executive’s knowledge was engaged in discussion with the Company, the Parent and/or any of their respective subsidiaries or affiliates during the Executive’s employment to do business with the Company, the Parent and/or any of their respective subsidiaries or affiliates (or with whom the Executive actively worked during employment), to withdraw, curtail or cancel its business (or potential business) with the Company, the Parent and/or any of their respective subsidiaries or affiliates.

(c) Non-Disparagement. During the period of the Executive’s employment with the Company (or the Parent, or any subsidiary or affiliate of the Company or the Parent) and at all times thereafter, the Executive agrees that he will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the Company, the Parent, or any of their respective subsidiaries or affiliates, their respective businesses, products or services, or any of their present or former officers, directors, members, stockholders, managers or employees.

(d) Confidentiality. The Executive understands and agrees that the Executive’s employment creates a relationship of confidence and trust between the Executive, the Company, and the Parent with respect to all Confidential Information (defined below). At all times, both during the Executive’s employment with the Company and after separation of employment for any reason, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing the Executive’s duties to the Company or the Parent.

“Confidential Information” means all information belonging to the Company, the Parent, or any of their subsidiaries or affiliates which is of any value to the Company, the Parent, or any of their subsidiaries or affiliates in the course of conducting their business and the disclosure of which, would result in a competitive or other disadvantage to the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes, without limitation: financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities

(such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company, the Parent, or any of their subsidiaries or affiliates. Confidential Information includes information developed by the Executive in the course of the Executive’s employment by the Company, as well as other information to which the Executive may have access in connection with the Executive’s employment. Confidential Information also includes the confidential information of others with which the Company or the Parent has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information that (i) was known to the public prior to its disclosure to the Executive; (ii) becomes generally known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive or any representative of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation, or legal process (provided that, to the extent not prohibited by law, the Executive shall provide the Company with prior notice of the contemplated disclosure and shall cooperate with the Company at its expense in seeking a protective order or other appropriate protection of such information).

(e) Return of Company Property. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive’s employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

(f) Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company, the Parent and/or any of their respective subsidiaries or affiliates in: (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company, the Parent, and/or their respective subsidiaries and affiliates which relate to events or occurrences that transpired while the Executive was employed by the Company; and (ii) the investigation, whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available at mutually convenient times to meet with counsel to answer questions truthfully or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company, the Parent, and their respective subsidiaries and affiliates in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8(d).

(g) Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the Continuing Obligations, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes or threatens to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach or threatened breach without showing or proving any actual damage to the Company.

(h) Reasonable Limitation and Severability. The parties agree that the above restrictions are: (i) appropriate and reasonable given the Executive’s role with and knowledge of the Company and the Parent, and are necessary to protect the interests of the Company and the Parent; and (ii) completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for any reason whatsoever. The Executive acknowledges that the Executive has carefully considered the terms of this Agreement, including the restrictive covenants set forth in this Section 8, and acknowledges that if this Agreement is enforced according to its terms, the Executive will be able to earn a reasonable living in commercial activities unrelated to the Company’s business in locations satisfactory to the Executive. The Executive also acknowledges that the restrictive covenants set forth in this Section 8 are a vital part of and are intrinsic to the Company’s ongoing operations, in light of the nature of the Company’s business and the unique position, skills and knowledge of the Executive with the Company. The parties further agree that any invalidity or unenforceability of any one or more of such restrictions on competition or solicitation shall not render invalid or unenforceable any remaining restrictions on competition or solicitation. Additionally, should a court of competent jurisdiction determine that the scope of any provision of this Section 8 is too broad to be enforced as written, the parties hereby authorize the court to reform the provision to such narrower scope as it determines to be reasonable and enforceable and the parties intend that the affected provision be enforced as so amended. The Executive acknowledges and agrees that to the extent the Executive has breached or is in breach of any of the covenants set forth in Section 8(a) or Section 8(b), the Restricted Period shall be extended by an amount of time equal to the duration of such breach.

(i) Preservation of Rights.

(i) Notwithstanding anything in this Agreement to the contrary, the Executive is not prohibited or limited in any way: (A) from communicating with or disclosing information in good faith to any federal, state, or local governmental agency, law enforcement agency, inspector general, legislative body, or public or governmental official (or any staff member to or personnel of the foregoing) (collectively, “Government Agencies”) regarding alleged unlawful conduct by the Company or the Parent; (B) from testifying truthfully in administrative, legislative, or judicial proceedings relating to alleged unlawful conduct by the Company or the Parent; (C) from filing a charge or complaint with any administrative agency, such as the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”), or a state fair employment practice agency, or from communicating directly with or providing information or testimony before an administrative agency, or otherwise from participating in an agency proceeding or investigation; (D) from discussing with or disclosing to Government Agencies information about alleged unlawful acts in the workplace; (E) from exercising the Executive’s rights, if any, under Section 7 of the National Labor Relations Act (“NLRA”); or (F) from otherwise making disclosures that are protected under applicable law, including, without limitation, rules or regulations promulgated by the SEC, the NLRB, the EEOC, or any other federal, state, or local government agency. The Executive understands that nothing in this Agreement limits the Executive’s right to communicate with any Government Agencies or otherwise to participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agencies, including by providing documents or other information, without providing notice to or obtaining approval from the Company or the Parent. The Executive may provide confidential information to Government Agencies without risk of being held liable for damages or financial penalties, and the Executive retains the right to receive an award for information provided to any Government Agencies, including, without limitation, the SEC.

(ii) Notwithstanding anything in this Agreement to the contrary, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

9. Code of Business Conduct and Ethics; and Other Policies. During the Term, Executive shall comply with the Company’s Related Person Transaction Policy and Conflicts of Interest Policy, as well as the Company’s Code of Business Conduct and Ethics.

10. Recoupment Policy. The Executive agrees to be subject to and bound by the terms of any compensation recoupment policy adopted by the Board or Compensation Committee, including, without limitation, to the extent applicable, the Recovery of Erroneously Awarded Compensation Policy required by the listing standards of the New York Stock Exchange and any other policy intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Executive shall execute any documents in reasonable form and take such other actions as may be requested by the Company or the Parent to confirm, or otherwise in furtherance of, compliance with any such recoupment policies.

11. Representations. The Executive represents that the credentials and information provided by the Executive to the Company (or its agents) related to the Executive’s qualifications and ability to perform the position and duties set forth in Section 1(b) are true and correct.

12. Proprietary Information and Inventions Agreement. As a condition of the Executive’s continued employment with the Company, the Executive will sign the Proprietary Information and Inventions Agreement (the “PIIA”), attached hereto as Exhibit A. Nothing in or about this Agreement (including the PIIA), however, prohibits the Executive from: (a) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of a claim or complaint with the U.S. Securities and Exchange Commission (the “SEC”); (b) providing any information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (c) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (d) receiving a monetary award as set forth in Section 21F of the Exchange Act.

13. Arbitration of Disputes.

(a) Arbitration Generally. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination or retaliation, whether based on race, color, religion, national origin, sex, gender, age, disability, handicap, sexual orientation, or any other protected class under applicable law) shall, to the fullest extent permitted by law, be settled by arbitration, before a single arbitrator, in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of JAMS in Miami, Florida in accordance with the JAMS Employment Arbitration Rules, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. The Executive understands that the Executive may only bring such claims in the Executive’s individual capacity, and not as a plaintiff or class member in any purported class proceeding or any purported representative proceeding. The Executive further understands that, by signing this Agreement, the Company and the Executive are giving up any right they may have to a jury trial on all claims they may have against each other. Judgment upon the award rendered by the single arbitrator may be entered in any court having jurisdiction thereof. This Section 13 shall be specifically enforceable. Notwithstanding the foregoing, this Section 13 shall not: (i) preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary or permanent injunction in circumstances in which such relief is appropriate, including without limitation, relief sought in connection with the Continuing Obligations; or (ii) preclude the Executive from filing an administrative charge or complaint with the Equal Employment Opportunity Commission, the Florida Commission on Human Relations, or any other federal, state, or local agency in connection with an employment-related dispute or claim; or (iii) require the Executive to arbitrate a sexual harassment dispute or a sexual assault dispute unless the Executive voluntarily elects to arbitrate such dispute in accordance with this Section 13; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 13.

(b) Arbitration Fees and Costs. Each party shall pay its own costs and attorneys’ fees, if any, in connection with any arbitration. If, however, any party prevails on a statutory or contractual claim that affords the prevailing party attorneys’ fees (including pursuant to this Agreement), the arbitrator may award attorneys’ fees to the prevailing party to the extent permitted by law.

14. Governing Law and Consent to Jurisdiction. This is a Florida contract and shall be construed under and be governed in all respects by the laws of the State of Florida, without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit. To the extent that any court action is permitted consistent with or to enforce Section 13 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts of the State of Florida. Accordingly, with respect to any such court action, the Executive: (a) submits to the exclusive personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

15. Waiver of Jury Trial. Each of the Executive, the Company, and the Parent irrevocably and UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR THE PARENT OR ANY AFFILIATE OF THE COMPANY, INCLUDING WITHOUT LIMITATION THE EXECUTIVE’S, THE COMPANY’S, OR THE PARENT’S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT.

16. Integration. This Agreement, the PIIA, the exhibit attached hereto, the Equity Documents, and any plans or programs referenced herein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, promises, commitments, statements and other representations between the parties concerning such subject matter.

17. Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

18. Successors and Assigns. None of the Executive, the Company, or the Parent may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other parties; provided, however, that the Company or the Parent may assign its rights and obligations under this Agreement (including the Continuing Obligations) without the Executive’s consent to any affiliate or to any person or entity with whom the Company or the Parent shall hereafter effect a reorganization or consolidation, into which the Company or the Parent merges or to whom it transfers all or substantially all of its properties or assets; provided further that if the Executive remains employed or becomes employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then the Executive shall not be entitled to any payments, benefits or vesting pursuant to Section 5 of this Agreement solely as a result of such transaction. This Agreement shall inure to the benefit of and be binding upon the Executive, the Company, and the Parent, and each of the Executive’s, the Company’s, and the Parent’s respective successors, executors, administrators, heirs, and permitted assigns. In the event of the Executive’s death after the Executive’s termination of employment, but prior to the completion by the Company of all payments due to the Executive under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

19. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by an arbitrator or a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

21. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

22. Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address on file with the Company for the Executive, in the case of the Company or the Parent, at their respective main offices, attention of: General Counsel and Corporate Secretary.

23. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company and the Parent.

24. Effect on Other Plans and Agreements. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company’s or the Parent’s benefit plans, programs, or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s or the Parent’s benefit plans, programs or policies, except as otherwise provided in Section 8 hereof, and except that the Executive shall have no rights to any severance benefits under any Company or Parent severance pay plan, offer letter, or otherwise.

25. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

Cano Health, LLC

By:
Its:

Date: , 2024

Cano Health, Inc.

By:
Its:

Date: , 2024

Robert Camerlinck

Date: , 2024

Address:

Exhibit A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

(THE “AGREEMENT”)

The following confirms and memorializes an agreement that Cano Health, LLC, a Florida limited liability company (the “Company”), [Cano Health, Inc., a Delaware corporation] (the “Parent”), and I (Robert Camerlinck) have had since the commencement of my employment (which term, for purposes of this Agreement, shall be deemed to include any relationship of service to the Company or Parent that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by the Company:

1. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by the Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company or Parent. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2. The Company shall own, and I hereby assign to the Company, all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information (collectively, “Inventions”) made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company (collectively, “Company Inventions”), and I will promptly disclose all Company Inventions to the Company. The term “Company Inventions” will not include any Invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by the foregoing so that the Company can make an independent assessment. I shall further assist the Company, at the Company’s expense, to further evidence, record and perfect the foregoing assignment and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to the Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix A in a manner that does not violate any third party rights or disclose any confidential information. Without limiting Section 1 or the Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of the

Company or Parent, I use or (except pursuant to this Section 2) disclose my own or any third party’s confidential information or intellectual property (or if any Company Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), the Company will have, and I hereby grant the Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3. To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

4. I agree that all Company Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to the Company or Parent, or the business, or demonstrably anticipated business of the Company or Parent, or that are received by or for the Company or Parent in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5. I agree that during the term of my employment with the Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the Company’s business, and I will not assist any other person or organization in competing or in preparing to compete with any of the Company’s business or demonstrably anticipated business.

6. I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause (all in accordance with the terms and conditions of my Employment Agreement). In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the Company’s CEO or the Parent’s Board of Directors and me.

7. I agree that my obligations under paragraphs 2, 3, and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

8. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Florida, without regard to the conflict of law provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by the Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to the Company and/or Parent for which damages would not be an adequate remedy, and, therefore, the Company and/or Parent will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.

9. Pursuant to the federal Defend Trade Secrets Act of 2016, I acknowledge receipt of the following notice: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.” I further understand that nothing contained in this Agreement limits my ability to (A) communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company, or (B) share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information.

10. Nothing in or about this Agreement prohibits me from: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), maintaining the confidentiality of a claim with the U.S. Securities and Exchange Commission (the “SEC”); (ii) providing Proprietary Information or information about this Agreement to the SEC, or providing the SEC with information that would otherwise violate any section of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (iv) receiving a monetary award as set forth in Section 21F of the Exchange Act.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

_____________, 2024

Robert Camerlinck

Accepted and Agreed to:

CANO HEALTH, LLC

By:
Name:
Title:

CANO HEALTH, INC.

By:
Name:
Title:

APPENDIX A

PRIOR MATTER

NOT APPLICABLE

Exhibit H

GUC Warrant Agreement

THIS DRAFT OF THIS WARRANT AGREEMENT REMAINS SUBJECT TO CONTINUING NEGOTIATION, AND THUS IS SUBJECT TO MATERIAL SUBSTANTIVE CHANGE AND THE FINAL VERSION MAY CONTAIN MATERIAL DIFFERENCES. FOR THE AVOIDANCE OF DOUBT, NO PARTY HAS CONSENTED TO THIS VERSION AS THE FINAL FORM, AND ALL PARTIES RESERVE THEIR RESPECTIVE RIGHTS WITH RESPECT TO THIS DOCUMENT AND ANY RELATED DOCUMENTS.

WARRANT AGREEMENT

This AGREEMENT (this “Agreement”), dated as of June [•], 2024 (the “Effective Date”), by and between Cano Health, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”) and transfer agent of the Company (in such capacity, the “Transfer Agent”).

WHEREAS, on February 4, 2024 (the “Petition Date”), each of the Company and certain of its affiliates (collectively, the “Debtors”) commenced a voluntary case in the Bankruptcy Court for the District of Delaware for relief under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”), which cases were jointly administered pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure under the caption In re Cano Health, Inc., et al., Case No. 24-10164;

WHEREAS, on the Petition Date, the Debtors filed the Fourth Amended Joint Chapter 11 Plan of Reorganization of Cano Health, Inc. and Its Affiliated Debtors, dated May 21, 2024 [Docket No. 864] (including any exhibits, schedules, and supplements thereto and as may be amended, restated, supplemented, or otherwise modified from time to time, the “Plan”) in the Chapter 11 Cases;

WHEREAS, pursuant to the Plan and the authority of the [Order Approving the Debtors’ Disclosure Statement and Approving the Plan], on or as soon as practicable after the Effective Date, the Company will issue or cause to be issued the Warrants to the Warrantholders providing such holders the right to purchase, under certain circumstances, up to an aggregate of [•]1 Shares, subject to adjustment as provided herein;

WHEREAS, the Warrants are being issued pursuant to, and on the terms and subject to the conditions set forth in, the Plan in an offering in reliance on the exemption afforded by section 1145 of the Bankruptcy Code from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and of any applicable state securities or “blue sky” laws;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of the Warrants and other matters as provided herein; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when issued, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

[1]	NTD: 5% of New Equity Interests.

NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations hereunder and thereunder of the Company, the Warrant Agent and Warrantholders, respectively, the parties hereto agree as follows:

1. Definitions; Rules of Construction.

1.1. Definitions. As used in this Agreement, the terms set forth below shall have the respective meanings set forth in this Section 1. Capitalized terms used in this Agreement that are not otherwise defined herein will have the respective meanings ascribed thereto in the Shareholders’ Agreement.

“Agreement” has the meaning set forth in the preamble hereof.

“Appropriate Officer” has the meaning set forth in Section 2.3(b).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Change-of-Control Transaction” means any merger, consolidation, amalgamation or other similar transaction or series of related transactions pursuant to which the “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the outstanding equity securities of the Company immediately prior to such transaction “beneficially own” less than fifty percent (50%) of the outstanding equity securities of the surviving entity immediately following such transaction.

“Chapter 11 Cases” has the meaning set forth in the recitals hereto.

“Chosen Courts” has the meaning set forth in Section 21.

“Close of Business” means 5:00 p.m. Eastern Time.

“Company” has the meaning set forth in the preamble hereof.

“Company Order” means a written request or order signed in the name of the Company by any Appropriate Officer, and delivered to the Warrant Agent.

“Confidential Information” has the meaning set forth in Section 10.2(b)(i).

“Corporate Agency Office” has the meaning set forth in Section 9.1.

“Current Market Price” means on any date the amount which a willing buyer would pay a willing seller in an arm’s length transaction on such date (neither being under any compulsion to buy or sell) for one Share as determined as of such date for the purposes of any computation under this Agreement (including under Section 5.2), by the Treasurer of the Company in good faith, whose determination shall be conclusive and evidenced by a certificate of the Treasurer delivered

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to the Warrant Agent; provided, that in making such determination the Company may, at its option, rely on a value report produced by an Independent Financial Expert using one or more valuation methods that such Independent Financial Expert, in its best professional judgment, determines to be most appropriate for purposes of such determination.

“Debtors” has the meaning set forth in the recitals hereof.

[‘‘Discount Stock Purchase Plan” has the meaning set forth in the [Shareholders’ Agreement].]

“Effective Date” has the meaning set forth in the preamble hereof.

“Equity Incentive Plan” has the meaning set forth in the Shareholders’ Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exercise Date” has the meaning set forth in Section 3.2(f).

“Exercise Notice” has the meaning set forth in Section 3.2(c).

“Exercise Period” means the period from and including the Original Issue Date to and including the Expiration Date.

“Exercise Price” means, as of any Exercise Date, the price per Share for which Warrants are exercisable, which shall initially equal $[•]2 per Share; provided, that such Exercise Price be subject to adjustment as provided in Section 5.1; provided, further, however, that, notwithstanding any adjustment provided for in Section 5.1, the Exercise Price shall never be less than $0.01.

“Expiration Date” means, subject to Section 6, June [28], 2029.

“Independent Financial Expert” means any nationally recognized investment banking, accounting or valuation firm selected and engaged by the Company that either (a) is reasonably acceptable to the Required Warrantholders or (b) is a firm (x) which does not (and whose directors, officers, employees and affiliates, to the knowledge of the Company, do not) have a material direct or indirect financial interest in the Company or any of its Affiliates (other than by virtue of compensation paid for advice or opinions referred to in the exception to clause (z)), as determined by the Board in its reasonable good faith judgment, (y) which has not been, within the last two (2) years, and, at the time it is called upon to give independent financial advice to the Company or any of its Affiliates, is not (and none of whose directors, officers, employees or affiliates, to the knowledge of the Company, is) a promoter, director or officer of the Company or any of its Affiliates or an underwriter with respect to any of the securities of the Company or any of its Affiliates and (z) which does not provide any advice or opinions to the Company or Affiliates except as an independent financial expert in connection with this Agreement. For the avoidance of doubt, the Company shall bear all of the fees, costs and expenses of the Independent Financial Expert.

[2]	NTD: Exercise Price to be calculated as (par plus accrued value of the First Lien Claims) / (aggregate number of shares which, upon emergence, will equal 5% of the then outstanding shares).

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“Non-Recourse Parties” has the meaning set forth in Section 24.

“Open of Business” means 9:00 a.m. Eastern time.

“Original Issue Date” means the Effective Date.

“Petition Date” has the meaning set forth in the recitals hereto.

“Plan” has the meaning set forth in the recitals hereto.

“Property Distribution” means any payment by the Company to holders of outstanding Shares of any distribution, or any other dividend by the Company to such holders of (a) any equity securities of the Company, (b) evidences of indebtedness of the Company, (c) cash or other assets (including rights, warrants or other securities (of the Company or any other Person)), other than (x) any distribution or dividend upon a transaction to which Section 5.1(a), 5.1(b), 5.1(c) or 6 applies or (y) the issuance of Shares upon the exercise of any option or warrant or the conversion of any convertible instrument or Shares issued pursuant to the Equity Incentive Plan.

“Property Distribution Per Share Amount” means the quotient of (a) the fair market value of the applicable Property Distribution as determined by an Independent Financial Expert (provided, if the applicable Property Distribution consists solely of cash, then the fair market value of such Property Distribution shall be the total amount of cash distributed in connection therewith and not require the engagement of any Independent Financial Expert), divided by (b) the total number of outstanding Shares held by the holders entitled to receive such Property Distribution.

“Public Offering” means any (i) sale to the public pursuant to a public offering registered with the United States Securities and Exchange Commission (other than a registration effected solely to implement an employee benefit plan, a dividend reinvestment plan, or similar plans, or a transaction to which Rule 145 is applicable) under the Securities Act or (ii) any registration pursuant to Section 12(b) or Section 12(g) of the Exchange Act.

“Relevant Business” has the meaning assigned to the term “Business” in the Shareholders’ Agreement.

“Required Warrantholders” means Warrantholders holding at least fifty percent (50%) of the outstanding Warrants.

“Sale Transaction” has the meaning set forth in Section 6.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders’ Agreement” means the shareholders’ agreement between the Company and certain holders of Shares, as it may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Shares” means shares of Common Stock

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“Transfer” has the meaning set forth in Section 9.3(a).

“Transfer Agent” has the meaning set forth in the recitals hereto.

“Transfer Certificate” has the meaning set forth in Section 9.3(c).

“Warrant Agent” has the meaning set forth in the preamble hereof.

“Warrant Certificates” means those certain warrant certificates evidencing the Warrants, substantially in the form of Exhibit A.

“Warrant Register” has the meaning set forth in Section 9.2.

“Warrantholder” means any Person in whose name at the time any Warrant is registered upon the Warrant Register and, when used with respect to any Warrant Certificate, the Person in whose name such Warrant Certificate is registered in the Warrant Register.

“Warrants” means those certain warrants issued hereunder to purchase initially up to an aggregate of [•] Shares, subject to adjustment pursuant to Section 5, and each warrant shall entitle the Warrantholder thereof to purchase [•] Shares, subject to adjustment pursuant to Section 5.1.

1.2. Rules of Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections, Exhibits, paragraphs and clauses refer to Sections, Schedules, Exhibits paragraphs and clauses of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall be deemed to refer to such law or statute as amended or supplemented from time to time and shall include all rules and regulations and forms promulgated thereunder, and references to any law, rule, form or statute shall be construed as including any legal and statutory provisions, rules or forms consolidating, amending, succeeding or replacing the applicable law, rule, form or statute; (h) references to any Person include such Person and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns; (i) references to “days” are to calendar days unless otherwise indicated; (j) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; (k) references to “writing” or “written” shall include electronic mail; and (l) all references to $, currency, monetary values and dollars set forth herein shall mean United States dollars.

2. Warrant Certificates.

2.1. Warrants. Each Warrant Certificate shall evidence the number of Warrants specified therein and, at the Company’s option, either be (x) represented by physical certificates or (y) issued by electronic entry registration on the books of the Warrant Agent, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and

5

therein, to purchase [•] Shares, subject to adjustment as provided in Section 5. Each Warrantholder, shall be deemed to have represented, warranted and agreed that, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, the Warrants held by it, whether represented by physical certificates or issued by electronic entry registration, shall be held by no more than one (1) holder of record within the meaning of Rule 12g5-1 of the Exchange Act.

2.2. Form of Warrant Certificates. The Warrant Certificates evidencing the Warrants shall be substantially in the form of Exhibit A, shall have such insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends, summaries, or endorsements typed, stamped, printed, lithographed or engraved thereon as the Appropriate Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as do not amend, modify or supplement, in any material respect, the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed.

2.3. Execution and Delivery of Warrant Certificates.

(a) At any time and from time to time on or after the date of this Agreement, Warrant Certificates evidencing the Warrants may be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall, upon receipt of a Company Order and at the direction of the Company set forth therein, countersign and deliver such Warrant Certificates to the Company for original issuance to the respective Persons entitled thereto. The Warrant Agent is further hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.3 or by Sections 2.2, 3.2(d), 7 or 9.

(b) The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by the Chairperson (or any Co-Chairperson) of the Board, the Chief Executive Officer, Chief Financial Officer, any Senior Vice President, Vice President, General Counsel or Treasurer (each, an “Appropriate Officer”), either manually or by facsimile or electronic signature printed thereon. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, although at the date of the execution of this Warrant Agreement any such person was not such officer.

2.4. Withholding and Reporting Requirements. The Company shall comply with all applicable tax withholding and reporting requirements imposed by any governmental unit, and all distributions or other situations requiring withholding under applicable law, including deemed distributions, pursuant to the Warrants will be subject to applicable withholding and reporting

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requirements. Notwithstanding any provision to the contrary, the Company will be authorized to (a) take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, (b) apply a portion of any cash distribution to be made under the Warrants to pay applicable withholding taxes, (c) liquidate a portion of any non-cash distribution to be made under the Warrants to generate sufficient funds to pay applicable withholding taxes, (d) require reimbursement from any Warrantholder to the extent any withholding is required in the absence of any distribution or (e) establish any other mechanisms the Company believes are reasonable and appropriate, including requiring Warrantholders to submit appropriate tax and withholding certifications (such as IRS Forms W-9 and the appropriate IRS Forms W-8, as applicable) that are necessary to comply with this Section 2.4.

3. Exercise and Expiration of the Warrants.

3.1. Right to Acquire Shares Upon Exercise. Each Warrant Certificate shall, when countersigned by the Warrant Agent (which shall not be required for Warrant Certificates issued by electronic entry registration on the books of the Warrant Agent), entitle the Warrantholder thereof, subject to the provisions thereof and of this Agreement, to acquire from the Company, for each Warrant evidenced thereby, one (1) Share at the Exercise Price, subject to adjustment as provided in this Agreement. The Exercise Price, and the number of Shares obtainable upon exercise of each Warrant, shall be adjusted from time to time as required by Section 5.1.

3.2. Exercise and Expiration of Warrants.

(a) Exercise of Warrants. Subject to and upon compliance with the terms and conditions set forth herein, a Warrantholder may exercise all or any portion of the Warrants held by such Warrantholder (including for the avoidance of doubt, exercising any single Warrant in part (if and to the extent permitted by the rules and procedures of the Warrant Agent)), on any Business Day from and after the Original Issue Date until Close of Business on the Expiration Date, or, if such date is not a Business Day, the next subsequent Business Day, for the Shares obtainable thereunder.

(b) Expiration of Warrants. The Warrants, to the extent not exercised prior thereto, shall automatically expire, terminate and become void as of Close of Business on the Expiration Date, or, if such date is not a Business Day, the next subsequent Business Day. No further action of any Person (including by, or on behalf of, any Warrantholder, the Company, or the Warrant Agent) shall be required to effectuate the expiration of Warrants pursuant to this Section 3.2(b).

(c) Method of Exercise. In order to exercise all or any of the Warrants represented by a Warrant Certificate, the Warrantholder thereof must (i) at the Corporate Agency Office (x) if the Warrants are represented by physical certificates, surrender to the Warrant Agent the Warrant Certificate evidencing such Warrants, and (y) deliver to the Warrant Agent a written notice (including the certification required therein) of the Warrantholder’s election to exercise the number of Warrants specified therein, duly executed by such Warrantholder, which notice shall be substantially in the form of the notice attached hereto as Exhibit B (the “Exercise Notice”) (provided, that the Warrant Agent hereby covenants to deliver a copy of such Exercise Notice to the Company), (ii) pay to the Warrant Agent an amount, equal to the product of (A) the Exercise

7

Price times (B) the total number of Shares into which such Warrants are being exercised, in any combination of the following elected by such Warrantholder: (1) certified bank check or official bank check in New York Clearing House funds payable to the order of the Warrant Agent and delivered to the Warrant Agent at the Corporate Agency Office (provided, that the Warrant Agent hereby covenants to deposit any such check received into an account specified in writing by the Company), or (2) wire transfer in immediately available funds to an account specified in writing by the Company to the Warrant Agent and such Warrantholder in accordance with Section 12.1(b); and (iii) at the Corporate Agency Office, deliver to the Warrant Agent a duly executed joinder to the Shareholders’ Agreement in accordance with Section 10.1 (provided, that the Warrant Agent hereby covenants to deliver such joinder to the Company). Upon receipt of the Exercise Notice from the exercising Warrantholder, the Warrant Agent shall promptly send the Company a copy of such Exercise Notice, and upon the Company’s reasonably prompt confirmation to the Warrant Agent that the exercise of Warrants pursuant to such Exercise Notice would not violate the terms of this Agreement, the Warrant Agent shall process the exercise in accordance with this Agreement.

(d) Partial Exercise. If fewer than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate substantially consistent with the Warrant Certificate appended hereto as Exhibit A and for the number of Warrants which were not exercised shall be executed by the Company. The Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names, subject to the provisions of Section 9.3, as may be directed in writing by the Warrantholder, and shall deliver the new Warrant Certificate to the Person or Persons in whose name such new Warrant Certificate is so registered. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose. Any Warrant exercised in part, to the extent permitted by the rules and procedures of the Warrant Agent, may be required to be surrendered for a new Warrant Certificate representing such remaining fractional Warrant as and to the extent required by the rules and procedures of the Warrant Agent.

(e) Issuance of Shares. Upon due exercise of Warrants in conformity with the foregoing provisions of Section 3.2(c), the Transfer Agent shall, as promptly as practicable after the Exercise Date, deliver or cause to be delivered to the exercising Warrantholder the aggregate number of Shares issuable upon such exercise (based upon the aggregate number of Warrants so exercised), determined in accordance with Section 3.6, together with an amount in cash in lieu of any fractional share(s), if the Company so elects pursuant to Section 5.2. The Shares so delivered shall be registered or otherwise placed in the name of, and delivered to, the exercising Warrantholder.

(f) Time of Exercise. Each exercise of a Warrant shall be deemed to have been effected immediately prior to the Close of Business on the first (1st) day on which each of the following has occurred (the “Exercise Date”): (i) the Warrant Certificate representing such Warrant has been surrendered for exercise and the Exercise Notice (in substantially the form attached hereto at Exhibit B, including the certification required therein) has been duly executed by the Warrantholder and delivered to the Warrant Agent as provided in Section 3.2(c); (ii) the Warrant Agent has been paid an amount equal to the aggregate of the applicable Exercise Price in respect of each Share into which such Warrants are being exercised as provided in Section 3.2(c);

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and (iii) the exercising Warrantholder shall have executed and delivered the applicable joinder to the Shareholders’ Agreement contemplated by Section 3.2(c)(iii). On the Exercise Date, the exercising Warrantholder shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder of record of such Shares then issued. Any attempt to exercise any Warrants not in compliance with this Agreement or any exercise pursuant to which the Exercise Notice contained false or incorrect representations by the Warrantholder shall be null and void ab initio, and the Company and the Warrant Agent shall not give any effect in their respective records to such attempted exercise of Warrants.

3.3. Application of Funds Upon Exercise of Warrants. Any funds delivered to the Warrant Agent upon exercise of any Warrant(s) shall be held by the Warrant Agent in trust for the Company. The Warrant Agent shall promptly deliver and pay to or upon the written order of the Company all funds received by it upon the exercise of any Warrants by bank wire transfer to an account designated by the Company or as the Warrant Agent otherwise may be directed in writing by the Company.

3.3. Payment of Taxes. The Company shall pay any and all taxes (other than income taxes or withholding taxes) that are payable in respect of the issue or delivery of Shares to the exercising Warrantholder on exercise of Warrants pursuant hereto; provided that the Company shall not be required to pay any tax imposed on any transfer involved in the Company’s issuance and delivery of shares of Shares to any recipient other than Warrantholder of the Warrants being exercised, and in case of any such tax or other charge, the Warrant Agent and the Company shall not be required to issue or deliver any such Shares until (x) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or the Company or (y) it has been established to the Company’s and the Warrant Agent’s satisfaction that any such tax or other charge that is or may become due has been paid.

3.4. Surrender of Certificates. Any Warrant Certificate surrendered for exercise shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall destroy such cancelled Warrant Certificates and deliver its certificate of destruction to the Company, unless the Company shall otherwise direct.

3.5. Shares Issuable. The number of Shares “obtainable upon exercise” of Warrants at any time shall be the number of Shares into which such Warrants are then exercisable. The number of Shares “into which each Warrant is exercisable” shall initially be one Share, subject to adjustment as provided in Section 5.1.

4. Notices for Tag-Along and Registration Rights.

4.1. Tag-Along Rights. In the event the Company receives a Sales Notice of a proposed Tag-Along Sale under Section 5(b) of the Shareholders’ Agreement, the Company shall notify the Warrantholders that the Company has received such Sale Notice to the Warrantholders no later than fifteen (15) days prior to the closing date of the Tag-Along Sale.

4.2. Registration Rights.

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(a) In the event the Company receives a Demand Notice requesting that the Company effect a Demand Registration under Section 6(a) of the Shareholders’ Agreement, the Company shall notify the Warrantholders that the Company has received such Demand Notice to the Warrantholders no later than five (5) Business Days after receipt of such Demand Notice.

(b) If at any time the Company proposes to file a Piggyback Registration Statement pursuant to Section 6(b) of the Shareholders’ Agreement, the Company shall notify the Warrantholders of such Piggyback Registration Statement at least ten (10) Business Days before the anticipated filing date of such Piggyback Registration Statement.

(c) Notwithstanding the foregoing, each Warrantholder acknowledges that the registration rights under the Shareholders’ Agreement are reserved solely for (i) holders of five percent (5%) of the Shares of the Company and (ii) holders of the Shares of the Company that would be deemed to be an “affiliate” under Rule 144 under the Securities Act (based on the advice of counsel) [or that owns or controls over ten percent (10.0%) of the issued and outstanding voting equity of the Company].

4.3. Any notice by the Company to the Warrantholders pursuant to this Article IV shall contain the then-applicable Exercise Price and any other information determined by the Company to be relevant regarding the events described in this Article IV.

4.4. No Warrantholder, solely by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any rights to participate in the transactions described in the notices provided to Warrantholders under this Article IV unless and to the extent such Warrantholder exercises the Warrants held by it, and thereby becomes a Share holder, prior to the consummation of such transaction(s) and properly exercises such rights in accordance with the Shareholders’ Agreement (including the conditions, limitations and time frames set forth therein).

5. Adjustments.

5.1. Adjustments. In order to prevent dilution of the rights granted under the Warrants, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 5.1 and the number of Shares obtainable upon exercise of the Warrants shall be subject to adjustment from time to time as provided in this Section 5.1 (in each case, after taking into consideration any prior adjustments pursuant to this Section 5.1).

(a) Subdivisions and Combinations. In the event the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part, effect a subdivision (by any stock split or otherwise) of the outstanding Shares into a greater number of Shares (other than (x) a stock split effected by means of a stock distribution or stock dividend to which Section 5.1(b) applies or (y) a subdivision upon a transaction to which Section 5.1(c) or 6 applies), then and in each such event the Exercise Price in effect at the Open of Business on the day after the date for the determination of the holders of outstanding Shares entitled to receive shares of Common Stock issuable as a result of such subdivision shall be decreased by multiplying the Exercise Price immediately in effect prior thereto by a fraction (i) the numerator of which shall be the total number of Shares issued and

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outstanding at the Close of Business on such date for determination and (ii) the denominator of which shall be the number of Shares issued and outstanding at the Close of Business on such date for determination plus the number of Shares issuable as a result of such subdivision. Conversely, if the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part effect a combination (by any reverse stock split or otherwise) of the outstanding Shares into a smaller number of Shares (other than a combination upon a transaction to which Section 5.1(c) or 6 applies), then and in each such event the Exercise Price in effect at the Open of Business on the day after the date for the determination of the holders of outstanding Shares subject to such combination shall be increased by multiplying the Exercise Price immediately in effect prior thereto by a fraction (i) the numerator of which shall be the total number of Shares issued and outstanding at the Close of Business on such date for determination and (ii) the denominator of which shall be the number of Shares issued and outstanding at the Close of Business on such date for determination less the number of Shares reduced as a result of such combination. Any adjustment under this Section 5.1(a) shall become effective immediately after the Open of Business on the day after the date upon which the subdivision or combination becomes effective.

(b) Share Distributions. In the event the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part, make or issue to the holders of its outstanding Shares a distribution or dividend payable in, or otherwise make or issue a distribution or other dividend on any class of its capital stock payable in, Shares (other than a distribution or dividend upon a transaction to which Section 5.1(c) or 6 applies), then and in each such event the Exercise Price in effect at the Open of Business on the day after the date for the determination of the holders of outstanding Shares entitled to receive such distribution or dividend shall be decreased by multiplying the Exercise Price immediately in effect prior thereto by a fraction (not to be greater than one) (i) the numerator of which shall be the total number of Shares issued and outstanding at the Close of Business on such date for determination and (ii) the denominator of which shall be the number of Shares issued and outstanding at the Close of Business on such date for determination plus the number of Shares issuable in payment of such distribution or dividend. Any adjustment under this Section 5.1(b) shall become effective immediately after the Open of Business on the day after the date for the determination of the holders of outstanding Shares entitled to receive such distribution or dividend, subject to the Company’s right to defer issuance upon exercise of Warrants in accordance with Section 5.1(f)(iii).

(c) Reclassifications. In the event of any (i) reclassification of the Shares of the Company (including in connection with a proposed Public Offering of the Company approved by the Board with respect to which either (A) the managing underwriters advise the Company that in their opinion the capital structure of the Company or its form of legal entity may adversely affect the marketability of the offering or (B) the Board determines that a legal entity other than the Company is the most suitable entity for purposes of effectuating the Public Offering, but excluding a reclassification consisting of solely (x) a stock distribution or dividend of solely Shares to which Section 5.1(b) applies or (y) a subdivision or combination of solely Shares to which Section 5.1(a) applies), (ii) consolidation or merger of the Company with or into another Person that does not constitute a Change-of-Control Transaction, or (iii) other similar transaction, in each case which entitled the holders of Shares to receive (either directly or upon subsequent liquidation and whether in whole or in part) units, securities or assets with respect to or in

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exchange for Shares, the Warrants shall, immediately after such transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Shares then issuable upon exercise of the Warrants, be exercisable for the kind and number of securities resulting from such transaction to which the Warrantholders would have received upon such transaction if the Warrantholders had exercised the Warrants in full immediately prior to the time of such transaction and acquired the applicable number of Shares then issuable upon exercise of the Warrants as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of the Warrants), and, in such case, the Company shall (or shall cause any such other Person to) enter into a supplemental agreement, executed and delivered to the Warrant Agent, in form reasonably satisfactory to the Warrant Agent and the Required Warrantholders, providing for appropriate adjustment with respect to the Warrantholders’ rights under the Warrants to insure that the provisions of this Agreement (including Sections 5 and 9 hereof) shall thereafter be applicable, as nearly as possible, to the Warrants in relation to any securities thereafter acquirable upon exercise of the Warrants. The provisions of this Section 5.1(c) shall similarly apply to successive reclassifications.

(d) [Property Distributions. In the event the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part, make or issue a Property Distribution, then and in each such event the Exercise Price in effect immediately prior to the Close of Business on the date for the determination of the holders of outstanding Shares entitled to receive such Property Distribution shall be decreased by the Property Distribution Per Share Amount as of the record date for such distribution of such Property Distribution so distributed. Any adjustment under this Section 5.1(d) shall become effective immediately prior to the Open of Business on the day after the date for the determination of the holders of Shares entitled to receive such distribution or dividend.]

(e) Share Issuances. The Exercise Price shall not be adjusted for any other issuances, approved by the Board, of Shares, or securities convertible, exercisable or exchangeable for or into Shares, including Shares issued to officers and/or employees of the Company and/or its subsidiaries pursuant to the Equity Incentive Plan [or a Discount Stock Purchase Plan]. For the avoidance of doubt, this Section 5.1(e) does not apply to any of the transactions described in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d) and/or 6.

(f) Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments to the Exercise Price and the number of Shares into which each Warrant is exercisable under this Section 5.1:

(i) When Adjustments Are to be Made. The adjustments required by Sections 5.1(a), 5.1(b), 5.1(c) and 5.1(d) shall be made whenever and as often as any specified event requiring an adjustment shall occur.

(ii) Fractional Interests. In computing adjustments under this Section 5, fractional interests in Shares shall be taken into account to the nearest one-hundredth of a Share.

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(iii) Deferral of Issuance Upon Exercise. In any case in which this Section 5.1 shall require that a decrease in the Exercise Price be made effective prior to the occurrence of a specified event and any Warrant is exercised after the time at which the adjustment became effective but prior to the occurrence of such specified event and, in connection therewith, Section 5.1(g) shall require a corresponding increase in the number of Shares into which each Warrant is exercisable, the Company may elect to defer until the occurrence of such specified event (A) the issuance to the Warrantholders of, and the registration of such Warrantholder (or other Person) as the record holder of, the Shares over and above the Shares issuable upon such exercise on the basis of the number of Shares obtainable upon exercise of such Warrant(s) immediately prior to such adjustment and to require payment in respect of such number of Shares the issuance of which is not deferred on the basis of the Exercise Price in effect immediately prior to such adjustment and (B) the corresponding reduction in the Exercise Price; provided, however, that the Company shall deliver to such Warrantholder or other Person a due bill or other appropriate instrument that evidences the right of such Warrantholder or other Person to receive, and to become the record holder of, such additional Shares, upon the occurrence of such specified event requiring such adjustment (without payment of any additional Exercise Price in respect of such additional Shares).

(g) Adjustment to Shares Obtainable Upon Exercise. Whenever the Exercise Price is adjusted as provided in Sections 5.1(a) or 5.1(b), the number of Shares into which a Warrant is exercisable (after taking account (in the case of a fractional Warrant, if any), all prior exercises of such Warrant in part, if and to the extent such partial exercise of a single Warrant is permitted by the rules and procedures of the Warrant Agent) shall simultaneously be adjusted by multiplying such number of Shares into which a Warrant is exercisable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment, and the denominator of which shall be the Exercise Price immediately thereafter.

(h) Other Adjustments. In case any event of the type contemplated by the provisions of Sections 5.1(a), 5.1(b), 5.1(c) and 5.1(d) shall occur as to which the provisions of such sections are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant Agreement in accordance with the essential intent and principles of this Section 5.1, then, in each such case, the Company shall make an appropriate adjustment as determined in good faith by the Board to the Exercise Price and/or number of Shares issuable upon exercise of a Warrant (after taking account (in the case of a fractional Warrant, if any), all prior exercises of such Warrant in part, if and to the extent such partial exercise of a single Warrant is permitted by the rules and procedures of the Warrant Agent) (x) so as to protect the rights of the Warrantholders in a manner consistent with the provisions of this Section 5.1 or (y) in order that any event treated for U.S. federal income tax purposes as a distribution of Shares or Share rights shall not be taxable to the recipients.

(i) Notice of Adjustment. Upon the occurrence of each adjustment of the Exercise Price or the number of Shares into which a Warrant is exercisable pursuant to this Section 5.1, the Company at its expense shall promptly:

(i) compute such adjustment in accordance with the terms hereof;

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(ii) after such adjustment becomes effective, deliver to all Warrantholders, in accordance with Section 12.1(b), a notice setting forth such adjustment (including the kind and amount of securities, cash or other property for which the Warrants shall be exercisable and the Exercise Price) and showing in detail the facts upon which such adjustment is based; and

(iii) deliver to the Warrant Agent a certificate of any Appropriate Officer of the Company setting forth the Exercise Price and the number of Shares into which each Warrant is exercisable after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made (including a description of the basis on which the fair market value of any evidences of indebtedness, units of equity securities, securities or other assets or consideration used in the computation was determined). As provided in Section 11.1, the Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Warrantholder desiring an inspection thereof during reasonable business hours.

(j) Statement on Warrant Certificates. Irrespective of any adjustment in the Exercise Price or amount or kind of shares into which the Warrants are exercisable, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price initially applicable or amount or kind of shares initially issuable upon exercise of the Warrants evidenced thereby pursuant to this Agreement.

5.2. Fractional Interest. The Company shall not be required upon the exercise of any Warrant to issue any fractional Shares, but may, in lieu of issuing any fractional Shares make an adjustment therefore in cash on the basis of the Current Market Price per Share on the applicable Exercise Date. If Warrant Certificates evidencing more than one (1) Warrant shall be presented for exercise at the same time by the same Warrantholder, the number of full Shares which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so to be exercised. The Warrantholders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a Share or a share certificate representing a fraction of a Share if such amount of cash is paid in lieu thereof.

6. Change-of-Control Transaction, Reorganization, Dissolution, etc.

In connection with any (i) Change-of-Control Transaction, (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets to any other Person, (iii) voluntary or involuntary dissolution, liquidation or winding-up of the Company, or (iv) other similar transaction, but excluding in each case any of the transactions described in Sections 5.1(a), 5.1(b), 5.1(c), and 5.1(d) (each of the transactions described in clauses (i) through (iv) being referred to herein as a “Sale Transaction”), the Company shall give written notice of such Sale Transaction in the manner provided in Sections 12.1(b) and 12.2. Each Warrantholder shall have the option to exercise their Warrant at the Exercise Price and, if such Warrant is not exercised upon the consummation of such Sale Transaction, then such Warrant will be automatically terminated in accordance with Section 3.2(b). Notwithstanding the foregoing, the Warrantholders may revoke their exercise if such Sale Transaction is not consummated and the agreement governing such transaction is terminated. For the avoidance of doubt, in the event a transaction described in Section 5.1(a), 5.1(b), 5.1(c), or 5.1(d) occurs prior to the consummation of a Sale Transaction, the adjustments to the Exercise Price or the number of Shares obtainable upon exercise of the Warrants provided for in Section 5.1 shall be given effect prior to such Sale Transaction.

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7. Loss or Mutilation.

If (a) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (b) both (i) there shall be delivered to the Company and the Warrant Agent (A) a claim by a Warrantholder as to the destruction, loss or wrongful taking of any Warrant Certificate of such Warrantholder and a request thereby for a new replacement Warrant Certificate, and (B) such indemnity bond as may be required by them to save each of them and any agent of either of them harmless and (ii) such other reasonable requirements as may be imposed by the Company have been satisfied, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a “protected purchaser” (as defined in the New York Uniform Commercial Code), the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver to the registered Warrantholder of the lost, wrongfully taken, destroyed or mutilated Warrant Certificate, in exchange therefore or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. At the written request of such registered Warrantholder, the new Warrant Certificate so issued shall be retained by the Warrant Agent as having been surrendered for exercise, in lieu of delivery thereof to such Warrantholder, and shall be deemed for purposes of Section 3.2 to have been surrendered for exercise on the date the conditions specified in clauses (a) or (b) of the preceding sentence were first satisfied.

Upon the issuance of any new Warrant Certificate under this Section 7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

Every new Warrant Certificate executed and delivered pursuant to this Section 7 in lieu of any lost, wrongfully taken or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly lost, wrongfully taken or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

The provisions of this Section 7 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, wrongfully taken, or destroyed Warrant Certificates.

8. Reservation and Authorization of Shares.

The Company covenants that, for the duration of the Exercise Period, the Company will at all times reserve and keep available, from its authorized and unissued Shares solely for issuance and delivery upon the exercise of the Warrants and, in respect of such exercise, free of preemptive rights, such number of Shares as from time to time shall be issuable upon the exercise in full of all outstanding Warrants. The Company covenants that all Shares issuable upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable. The Company shall take all such actions as may be necessary to ensure that all such Shares may be so issued without violation of any applicable law or governmental regulation or, if applicable, any requirements of any domestic stock exchange upon which the Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

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9. Transfers; Warrant Transfer Books.

9.1. Corporate Agency Office. The Warrant Agent will maintain an office (the “Corporate Agency Office”) in the United States of America, where Warrant Certificates may be surrendered for registration of Transfer or exchange in accordance with this Section 9 and where Warrant Certificates may be surrendered for exercise of Warrants evidenced thereby, which office is [One State Street, 30th Floor New York, NY 10004]3 on the Original Issuance Date. The Warrant Agent will give prompt written notice to all Warrantholders of any change in the location of such office.

9.2. Warrant Register. Subject to the Company’s option in Section 2.1, the Warrant Certificates evidencing the Warrants shall initially only be issued in electronic entry registered form. The Company shall cause to be kept at the office of the Warrant Agent designated for such purpose a warrant register (the “Warrant Register”) in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.

9.3. Transfers. (a) Each Warrantholder agrees that (i) it shall not, directly or indirectly, whether by merger, consolidation, division or otherwise, and whether by or through one or more Affiliates, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any such transaction, a “Transfer”), its Warrants except (A) in compliance with the Securities Act, (B) in compliance with any other applicable securities or “blue sky” laws, (C) in accordance with the terms and conditions of this Agreement, and (D) to an Affiliate of such Warrantholder or to an unaffiliated, third-party transferee which, unless otherwise approved by the Board, as of the expected date of such Transfer, (w) does not own ten percent (10%) or more of the outstanding capital stock or other equity interests of any Person engaged in the Relevant Business, (x) is not reasonably likely to own ten percent (10%) or more of the outstanding capital stock or other equity interests of any Person engaged in the Relevant Business within the next twelve (12) months, (y) is not a director, officer or employee of any Person engaged in the Relevant Business and (z) is not a Person engaged in the Relevant Business, or an Affiliate thereof, and such transferee must provide a certification to the effect that it satisfies the requirements set forth in this clause (D) prior to any such potential Transfer; (ii) such Warrantholder may Transfer its Warrants to only one holder of record within the meaning of Rule 12g5-1 of the Exchange Act, (iii) no Transfer shall be for less than all the Warrants held by such Warrantholder, and (iv) if such Warrantholder has previously exercised part of its Warrants pursuant to Section 3.2 (including, if and to the extent permitted by the rules and procedures of the Warrant Agent, any exercise in part of a single Warrant), it shall not be permitted to Transfer its remaining Warrants (or any fractional Warrant), provided, however, that for each of clauses (ii) – (iv), such Warrantholder may seek the consent of the Company for a Transfer subject to clause (ii), (iii) or

[3]	NTD: CST to confirm.

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(iv), which such consent the Company may withhold, in its sole discretion, if the Company believes such Transfer would increase the risk that the Company could be required to, after giving effect to the exercise, conversion or exchange of all securities convertible into, or exercisable or exchangeable for, Shares (assuming, for purposes of this sentence, that all outstanding Warrants were simultaneously exercised in full), register the Shares under Section 12(g) of the Exchange Act, or otherwise be subject to the reporting obligations under Section 15(d) of the Exchange Act; and (v) no Transfer shall be made if such Transfer could, or could reasonably be expected to, cause the Company to, after giving effect to the exercise, conversion or exchange of all securities convertible into, or exercisable or exchangeable for, Shares (assuming, for purposes of this sentence, that all outstanding Warrants were simultaneously exercised in full), register the Shares under Section 12(g) of the Exchange Act, or otherwise be subject to the reporting obligations under Section 15(d) of the Exchange Act.

(b) [Reserved].

(c) The Warrant Agent shall not effect any Transfer in accordance with the terms of this Section 9.3 until the transferring Warrantholder has delivered to the Warrant Agent and the Company an executed certificate substantially in the form attached hereto as Exhibit C (the “Transfer Certificate”). At the request of the Company, any Warrantholder proposing to Transfer its Warrants, and any proposed transferor or transferee and any Person controlling, controlled by or under common control with the proposed transferor or transferee, shall provide such additional information as the Company may reasonably request as may be necessary from time to time in order to determine compliance with this Section 9.3. Upon receipt of the Transfer Certificate from a transferring Warrantholder, the Warrant Agent shall promptly send the Company a copy of such Transfer Certificate, and upon the Company’s reasonably prompt confirmation to the Warrant Agent that the Transfer of Warrants described in such Transfer Certificate would not violate the terms of this Agreement and, if applicable, the Company’s consent of a Transfer described in Section 9.3(a), the Warrant Agent shall process the Transfer of Warrants in accordance with this Agreement.

(d) Any attempt to Transfer any Warrants not in compliance with this Agreement or any Transfer pursuant to which the Transfer Certificate contained false or incorrect representations by the Warrantholder shall be null and void ab initio, and the Company and the Warrant Agent shall not give any effect in their respective records to such attempted Transfer.

9.4. Exchanges. At the option of the Warrantholder, Warrant Certificates may be exchanged at the Corporate Agency Office upon payment of the charges hereinafter provided for other Warrant Certificates evidencing a like aggregate number of Warrants. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates of the same tenor and evidencing the same aggregate number of Warrants as evidenced by the Warrant Certificates surrendered by the Warrantholder making the exchange; provided, that the Warrant Agent shall have received (a) a written instruction of exchange in form satisfactory to the Warrant Agent, duly executed by the Warrantholder thereof or by his attorney, duly authorized in writing, and (b) surrender of the Warrant Certificate(s) representing the Warrants, duly endorsed for transfer.

9.5. Valid Obligations. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

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9.6. No Service Charge. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates; provided, however, the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed in connection with any registration of transfer of Warrant Certificates. The Warrant Agent shall forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice.

9.7. Reports of Ownership. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the Shares as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company’s agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Corporate Agency Office during normal business hours.

9.8. Copies; Notice. The Warrant Agent shall keep copies of this Agreement and any notices given to Warrantholders hereunder available for inspection by the Warrantholders during normal business hours at the Corporate Agency Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

10. Other Rights of Warrantholders.

10.1. Shareholders’ Agreement. Any holder of Shares issued upon the exercise of any Warrant shall execute and deliver to the Company a joinder to the Shareholders’ Agreement in connection therewith; provided, however, that notwithstanding the failure of any such holder to execute and deliver such joinder, such holder shall still be deemed to be a party to the Shareholders’ Agreement upon exercise of any Warrant. The Company covenants and agrees that it shall not enter into any amendment, modification or waiver of the Shareholders’ Agreement that adversely affects the rights available to Warrantholders under the Shareholders’ Agreement as compared with the rights of holders of outstanding Shares, in each case, without the consent of Required Warrantholders.

10.2. Information Rights.

(a) Financial and Other Information. Upon the request of any Warrantholder, the Company will provide access to the virtual data room (the “VDR”) that the Company is required to maintain pursuant to the Shareholders’ Agreement, where it will set forth the financial and other information it is required to disclose pursuant to the Shareholders’ Agreement.

(b) Confidentiality.

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(i) Each Warrantholder acknowledges that any notices or information furnished, including verbally, pursuant to this Agreement (the “Confidential Information”) is confidential and competitively sensitive. Each Warrantholder shall use, and shall cause any Person to whom Confidential Information is disclosed pursuant to clause (A) below to use, the Confidential Information only in connection with its investment in the Shares or other securities of the Company and not for any other purpose (including to disadvantage competitively the Company or any other Warrantholder). Each Warrantholder shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(A) to the Warrantholder’s Representatives in the normal course of the performance of their duties for such Warrantholder (it being understood that such Representatives shall be informed by the Warrantholder of the confidential nature of such information and shall be directed to treat such information in accordance with this Section 10.2(b)); and

(B) to the extent requested or required by applicable law, rule or regulation; provided, that the Warrantholder shall give the Company prompt written notice of such request(s), to the extent practicable, and to the extent permitted by law so that the Company may, at its sole expense, seek an appropriate protective order or similar relief (and the Warrantholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation and shall use commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information).

(ii) Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Warrantholder. The restrictions contained in this Section 10.2(b) shall terminate, with respect to any Warrantholder, twenty-four (24) months following the date on which such Warrantholder ceases to own any Warrants or Shares issued upon exercise of any Warrants.

(iii) Confidential Information, with respect to any Warrantholder, does not include information that: (a) is or becomes generally available to the public (including as a result of any information filed or submitted by the Company with the Commission) other than as a result of a disclosure by such Warrantholder or its Representatives in violation of any confidentiality provision of this Agreement or any other applicable agreement; (b) is or was available to such Warrantholder or its Representatives on a non-confidential basis prior to its disclosure to such Warrantholder or its Representatives by the Company; or (c) was or becomes available to such Warrantholder or its Representatives on a non-confidential basis from a source other than the Company, which source is or was (at the time of receipt of the relevant information) not, to the best of such Warrantholder’s or its Representatives’ knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

(c) Potential Transferees. The Company shall grant access to the VDR to any potential transferee to whom a Warrantholder is contemplating a bona fide Transfer, subject to the transfer restrictions contained in Section 9.3, of its Warrants permitted in accordance with the terms hereof; provided that such Person is not prohibited from receiving such information pursuant to this Section 10.2 and, prior to such disclosure, such potential transferee is advised of the confidential nature of such information and executes a non-disclosure agreement upon substantially similar terms to this Section 10.2 and in a form approved by the Board and which agreement is independently enforceable by the Company.

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10.3. No Redemption. The Warrants shall not be subject to redemption by the Company or any other Person; provided, that the Warrants may be acquired by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Warrant Agreement.

10.4. No Voting or Distribution Rights. Each Warrantholder shall be deemed to have represented and acknowledged that it is not, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, a shareholder of the Company, and no Warrantholder shall have or exercise any rights by virtue thereof as a holder of outstanding Shares, including, without limitation, the right to vote, to receive distributions and other dividends as a holder of outstanding Shares or to receive notice of, or attend, meetings or any other proceedings of the holders of outstanding Shares. Except as may be specifically provided for herein:

(a) the consent of any Warrantholder shall not be required with respect to any action or proceeding of the Company;

(b) no such Warrantholder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash distributions, stock distributions, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of outstanding Shares prior to, or for which the relevant record date preceded, the Exercise Date of such Warrant; and

(c) no such Warrantholder shall have any right not expressly conferred hereunder or under, or by applicable law with respect to, the Warrant(s) held by such Warrantholder.

10.5. Rights of Action. All rights of action against the Company in respect of this Agreement, except rights of action vested in the Warrant Agent, are vested in the Warrantholders, and any Warrantholder, without the consent of the Warrant Agent or any other Warrantholder, may, in such Warrantholder’s own behalf and for such Warrantholder’s own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Warrantholder’s rights provided in this Agreement.

10.6. Treatment of Holders of Warrant Certificates. Every Warrantholder, by accepting any Warrant, consents and agrees with the Company, with the Warrant Agent and with every subsequent holder of such Warrant that, prior to due presentment of such Warrant for registration of transfer in accordance with Section 9.3, the Company and the Warrant Agent may treat the Person in whose name the Warrant is registered as the owner thereof in the Warrant Register for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company, the Warrant Agent nor any agent thereof shall be affected by any notice to the contrary.

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11. Concerning the Warrant Agent.

11.1. Nature of Duties and Responsibilities Assumed. The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the terms and conditions set forth in this Agreement and in the Warrants or as the Company and the Warrant Agent may hereafter agree, by all of which the Company and the Warrantholders, by their acceptance thereof, shall be bound; provided, however, that the terms and conditions contained in the Warrants are subject to and governed by this Agreement or any other terms and conditions hereafter agreed to by the Company and the Warrant Agent.

The Warrant Agent shall not, by countersigning any Warrant Certificate or by any other act hereunder, be deemed to make any representations as to validity or authorization of (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any securities or other property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of shares or other securities or other property deliverable upon exercise of any Warrant, (iv) the independence of any Independent Financial Expert or (v) the correctness of any of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to Section 5 hereof with respect to the kind and amount of shares or other securities or any property issuable to Warrantholders upon the exercise of Warrants required from time to time. The Warrant Agent shall have no duty or responsibility to determine the accuracy or correctness of such calculation or with respect to the methods employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 5 hereof, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Shares or stock certificates or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 5 hereof or to comply with any of the covenants of the Company contained in Section 5 hereof.

The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith on the reasonable belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (b) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (c) be liable for any act or omission in connection with this Agreement except for its own gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

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The Warrant Agent is hereby authorized to accept and is protected in accepting instructions with respect to the performance of its duties hereunder by Company Order and to apply to any such officer named in such Company Order for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions in any Company Order.

The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided, however, reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Warrantholders or any beneficial owners of Warrants. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein or specifically set forth in the Warrants, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent whose duties and obligations shall be determined solely by the express provisions hereof or the express provisions of the Warrants.

11.2. Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrantholder for any action taken, suffered or omitted by it in good faith in accordance with the written opinion or advice of such counsel.

11.3. Compensation, Reimbursement and Indemnification. The Company agrees to pay the Warrant Agent from time to time compensation relating to its services hereunder as set forth on Exhibit D hereto and to reimburse the Warrant Agent for reasonable and documented expenses and disbursements, including reasonable and documented counsel fees incurred in connection with the administration of this Agreement. The Company further agrees to indemnify the Warrant Agent, its employees, officers and directors (collectively, the “Indemnified Parties” and each an “Indemnified Party”), for and save them harmless against any losses, liabilities or reasonable expenses arising out of or in connection with the acceptance and administration of this Agreement, including the reasonable and documented costs, legal fees and expenses of defending any claim of such liability, except that the Company shall have no liability hereunder to the extent that any such loss, liability or expense results from an Indemnified Party’s own gross negligence, bad faith, fraud or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

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11.4. Warrant Agent May Hold Company Securities. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the warrants or other securities of the Company or its Affiliates, become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

11.5. Resignation and Removal; Appointment of Successor.

(a) The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence, bad faith, fraud or willful misconduct) after giving thirty (30) days’ prior written notice to the Company. The Company may remove the Warrant Agent upon thirty (30) days’ written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence, bad faith, fraud or willful misconduct). The Warrant Agent shall, at the expense of the Company, cause notice to be given in accordance with Section 12.1(b) to each Warrantholder of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Warrantholder may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation or other legal entity doing business under the laws of the United States or any state thereof in good standing, authorized under such laws to act as Warrant Agent, and having a combined capital and surplus of not less than $25,000,000. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment, provided, however, such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the reasonable expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 11.5(a), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new Warrant Agent as the case may be.

(b) Any corporation or other legal entity into which the Warrant Agent or any new Warrant Agent may be merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible

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for appointment as successor to the Warrant Agent under the provisions of Section 11.5(a). Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be given in accordance with Section 12.1(b) to each Warrantholder at such Warrantholder’s last address as shown on the Warrant Register.

12. Notices.

12.1. Notices Generally.

(a) Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Warrantholder shall be sufficient for every purpose hereunder if in writing (including electronic mail communication) and sent via electronic, registered or certified mail, or delivered by hand (including by courier service) as follows:

If to the Company, to it at:

Cano Health, Inc.

[•]

Attn: [•]

or

If to the Warrant Agent, to it at:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

Email: compliance@continentalstock.com

or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this Section 12.1(a).

All notices and other communications hereunder shall be deemed duly given (i) upon delivery, if served by personal delivery upon the Person for whom it is intended, (ii) on the third (3rd) Business Day after the date mailed if delivered by registered or certified mail, return receipt requested, postage prepaid, (iii) on the following Business Day if delivered by a nationally- recognized, overnight, air courier or (iv) when delivered or, if sent after the Close of Business, on the following Business Day if sent by email, in each case, to the address set forth on such Person’s signature page hereto or to such other address as may be designated in writing, in the same manner, by such Person.

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(b) Where this Agreement provides for notice to Warrantholders of any event or delivery of any information or documents to Warrantholders, such notice or delivery shall be sufficiently given (unless otherwise herein expressly provided) if in writing (including electronic mail communication) and sent via electronic, registered or certified mail, or delivered by hand (including by courier service), to each Warrantholder affected by such event or entitled to receive such delivery, at the address of such Warrantholder as it appears in the Warrant Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the making of such delivery. Neither the failure to provide any such notice or delivery, nor any defect in any notice or delivery so otherwise provided, to any particular Warrantholder shall affect the sufficiency of such notice or delivery with respect to other Warrantholders. Such notice or delivery may be waived in writing by the Person entitled to receive such notice or delivery, either before or after the event, and such waiver shall be the equivalent of such notice or delivery.

12.2. Required Notices to Warrantholders. In the event the Company shall propose:

(a) to make or issue any distribution or dividend to holders of outstanding Shares or other units, other securities, cash, assets or property (including any Property Distribution);

(b) to effect any capital reorganization, consolidation or merger or amalgamation of the Company with or into another Person or of another Person into the Company, sale, transfer or other disposition of all or substantially all of the Company’s assets to any other Person, or other similar transaction, or any Change-of-Control Transaction or Sale Transaction;

(c) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

(d) to effect any reclassification of its Shares; or

(e) to commence any tender offer (including any exchange offer) for the purchase (including the acquisition pursuant to an exchange offer) of all or any portion of the outstanding Shares (or shall amend any such offer), then, and in each such case, the Company shall cause to be filed with the Warrant Agent and shall give to each Warrantholder, in accordance with Section 12.1(b), a notice of such proposed action. Such notice shall: (i) in the case of any distribution or dividend covered by the foregoing clause (a), specify the date on which a record is to be taken for the purposes of any such distribution or dividend; (ii) in the case of Company actions covered by the foregoing clauses (b) through (d), specify the date on which such reclassification or other transaction, Change-of-Control Transaction, Sale Transaction, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of outstanding Shares of record shall be entitled to exchange their Shares for securities, cash or other property deliverable upon such reclassification or other transaction, Change-of-Control Transaction, Sale Transaction, liquidation, dissolution or winding up; or (iii) in the case of a tender offer covered by the foregoing clause (e), specify the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Such notice shall be given, (i) in the case of any distribution or dividend covered by the foregoing clause (a) above, at least ten (10) days prior to the record date for determining holders of outstanding Shares for purposes of such action, or (ii) in the case of any other action covered by this Section 12.2, at least twenty (20) days prior to the applicable effective or expiration date specified above.

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If at any time the Company shall cancel any of the proposed transactions for which notice has been given under this Section 12.2 prior to the consummation thereof, the Company shall give each Warrantholder prompt notice of such cancellation in accordance with Section 12.1(b) hereof.

13. Inspection.

The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the office of the Warrant Agent for inspection by the Warrantholders. The Warrant Agent may require any Warrantholder to submit his, her or its Warrant Certificate(s), if any, for inspection by it.

14. Amendments.

The Company and the Warrant Agent may, without the consent or concurrence of any of the Warrantholders, by supplemental agreement or otherwise, amend this Agreement for the purpose of making any changes or corrections in this Agreement that (a) are required to cure any ambiguity or to correct or supplement any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (b) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement or (c) may be required to facilitate compliance with the rules and procedures of the Warrant Agent; provided, however, that in each case such amendment shall not adversely affect the rights or interests of the Warrantholders hereunder in any respect. This Agreement may otherwise be amended by the Company and the Warrant Agent with the consent of Required Warrantholders.

The Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent’s own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery. Upon execution and delivery of any amendment pursuant to this Section 14, such amendment shall be considered a part of this Agreement for all purposes and every Warrantholder theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

Promptly after the execution by the Company and the Warrant Agent of any such amendment, the Company shall give notice to the Warrantholders, providing a copy of such amendment, in accordance with the provisions of Section 12.1(b). Any failure of the Company to mail such notice or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

15. Waivers.

The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if (a) the Company has obtained the written consent of the Required Warrantholders for such waiver, and (b) if an amendment to this Agreement is necessary for such waiver, any consent required pursuant to Section 14 has been obtained.

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16. Equitable Relief.

Each of the Company and each of the Warrantholders acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement or any Warrant would give rise to irreparable harm to the other for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by the Company or any Warrantholder(s) of any such obligations, the other party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

17. Headings.

The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

18. Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together constitute one and the same instrument.

19. Severability.

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court or governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

20. Persons Benefiting.

This Agreement shall be binding upon and inure to the benefit of the Company, the Warrantholders and the Warrant Agent, and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company, the Warrant Agent and the Warrantholders any rights or remedies under or by reason of this Agreement or any part hereof. Each Warrantholder, by acceptance of a Warrant, agrees to all of the terms and provisions of this Agreement applicable thereto.

21. Applicable Law.

THIS AGREEMENT, EACH WARRANT ISSUED HEREUNDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO

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PRINCIPLES OF CONFLICTS OF LAW. Each of the Company, each Warrantholder and the Warrant Agent agrees that it shall bring any litigation with respect to any claim arising out of or related to this Agreement or any Warrant, exclusively in the United States District Court for the Southern District of New York (and if jurisdiction in the United States District Court for the Southern District of New York shall be unavailable, any state court sitting in the State of New York) (together with the appellate courts thereof, the “Chosen Courts”). In connection with any claim arising out of or related to this Agreement or any Warrant, each of the Company, each Warrantholder and the Warrant Agent hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection that such Person may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any Warrant in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or as not having jurisdiction over either the Company, the Warrantholder or the Warrant Agent, (d) agrees that service of process in any such action or proceeding shall be effective if notice is given in accordance with this Agreement, although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law, and (e) agrees not to seek a transfer of venue on the basis that another forum is more convenient. Notwithstanding anything herein to the contrary, (x) nothing in this Section 21 shall prohibit any Person from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (y) each of the Company, each Warrantholder and the Warrant Agent agrees that any judgment issued by a Chosen Court may be recognized, recorded, registered or enforced in any jurisdiction in the world and waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment in any such jurisdiction.

22. Waiver of Trial by Jury. EACH OF THE COMPANY, EACH WARRANTHOLDER AND THE WARRANT AGENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PERSON HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR ANY WARRANT. EACH OF THE COMPANY, EACH WARRANTHOLDER AND THE WARRANT AGENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PERSON UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PERSON MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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23. Waiver of Certain Damages. To the extent permitted by applicable law, each of the Company, each Warrantholder and the Warrant Agent agrees not to assert, and hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Warrant or any of the transactions contemplated hereby.

24. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, each Warrantholder and the Warrant Agent covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the former, current or future direct or indirect equity holders, controlling Persons, shareholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees, in each case, of the Company or any of its subsidiaries (collectively, but not including the Company itself, the “Non-Recourse Parties”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Non-Recourse Parties, as such, for any obligation or liability of the Company under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 24 shall relieve or otherwise limit the liability of the Company for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CANO HEALTH, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST
COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Agreement]

Exhibit A

Form of Warrant Certificate

[See attached.]

WARRANT CERTIFICATE

CANO HEALTH, INC.

No. W- ____

___________ Warrants

WARRANTS TO PURCHASE Shares

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “WARRANT SHARES`”, AND TOGETHER WITH THIS WARRANT, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NONE OF THIS WARRANT, SUCH SECURITIES OR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

THIS WARRANT AND THE SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE CONDITIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SPECIFIED IN THE SHAREHOLDERS’ AGREEMENT OF THE COMPANY, DATED AS OF________________ , 2024, AS AMENDED FROM TIME TO TIME. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

This certifies that ______________________________________, or its registered assigns (the “Warrantholder”), is the owner of the number of Warrants set forth above, each of which represents the right to purchase, commencing on the Original Issue Date from Cano Health, Inc., a Delaware corporation (the “Company”),_______ Shares (subject to adjustment as provided in the Warrant Agreement hereinafter referred to) at the purchase price (the “Exercise Price”) of $ ___________ per Share by following the procedures set forth in Section 3 of the Warrant Agreement. This Warrant Certificate may be exercised as to all or any whole number of the Warrants evidenced hereby.

Each outstanding Warrant may be exercised on any Business Day which is on or after the Original Issuance Date until the Close of Business on the Expiration Date. Any Warrants not exercised by the Close of Business on the Expiration Date shall expire and all rights thereunder and all rights in respect thereof under this Warrant Certificate and the Warrant Agreement (defined below) shall automatically terminate at such time.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of ____________ , 2024 (as amended or modified from time to time, the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), and is subject to the terms and provisions contained therein, all of which terms and provisions the Warrantholder of this Warrant Certificate consents to by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Warrant Agent and the Warrantholder. The summary of the terms of the Warrant Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement. All capitalized terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

Copies of the Warrant Agreement are on file at the office of the Company and may be obtained by writing to the Company at the following address:

Cano Health, Inc.

[•]

Attn: [•]

The number of Shares obtainable upon the exercise of each Warrant is subject to adjustment as provided in the Warrant Agreement.

This Warrant Certificate and all rights hereunder are transferable by the registered Warrantholder only in accordance with the Warrant Agreement. Upon any partial transfer, the Company will execute, and the Warrant Agent will countersign and deliver to such Warrantholder, a new Warrant Certificate with respect to any portion not so transferred. Each taker and Warrantholder of a Warrant and each taker and holder of Shares issued pursuant to a Warrant agrees to be bound by the terms and conditions of this Warrant and the Warrant Agreement.

This Warrant Certificate may be exchanged, in accordance with the terms of the Warrant Agreement, at the Corporate Agency Office of the Warrant Agent, for Warrant Certificates representing the same aggregate number of Warrants, with each new Warrant Certificate to represent such number of Warrants as the Warrantholder hereof shall designate at the time of such exchange.

This Warrant Certificate shall be void and all rights evidenced hereby shall cease on the Expiration Date.

Cano Health, Inc.

By:
Name:
Title:

Dated:

Countersigned:

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

Dated:

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-  ), with respect to the number of Shares of Cano Health, Inc., a Delaware corporation, covered thereby set forth below, unto the assignee set forth below:

Names of Assignee	Address	No. of Shares

[NAME OF WARRANTHOLDER]

By:
Name:
Title:

Exhibit B

Form of Exercise Notice

[See attached.]

FORM OF EXERCISE NOTICE

(To be executed upon exercise of Warrants)

NOTE: THIS NOTICE OF EXERCISE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., EASTERN TIME, ON ________, 2029, OR SUCH EARLIER TIME AS PROVIDED IN THE WARRANT AGREEMENT.

The undersigned Warrantholder, being the holder of Warrants of Cano Health, Inc. (the “Company”), issued pursuant to that certain Warrant Agreement, as dated ____________, 2024 (the “Warrant Agreement”), by and between the Company, and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), hereby irrevocably elects to exercise the number of Warrants indicated below, to acquire the number of Shares indicated below. The undersigned Warrantholder hereby certifies that it constitutes one holder of record within the meaning of Rule 12g5-1 of the Securities Exchange Act of 1934, as amended, and that it has delivered or simultaneously with this exercise shall deliver an executed joinder to the Shareholders’ Agreement of the Company, which, among other things, contains certain restrictions on the transfer of Shares of the Company. All capitalized terms used in this Exercise Notice that are not defined herein but are defined in the Warrant Agreement shall have the meanings given to them in the Warrant Agreement.

Number of Warrants:

Number of Warrants Exercised
(Total number of Warrants being exercised – may be expressed as a percentage)

The undersigned requests that all of the Shares be issued pursuant to this Exercise Notice be issued in the name of the undersigned Warrantholder as indicated below:

Name _________________________________________	Social Security or Other Taxpayer
Identification Number

Address ______________________________________

______________________________________

Dated: _________________________,20__	Signature ______________________________
Name: ________________________________

If said number of Shares shall not be all the Shares issuable upon exercise of the Warrant, the undersigned requests that a new Warrant representing the balance of such Warrant shall be issued in the name of the undersigned Warrantholder as indicated below:

Name _________________________________________	Social Security or Other Taxpayer
Identification Number

Address ______________________________________

______________________________________

Dated: _________________________,20__	Signature ______________________________
Name: ________________________________

Exhibit C

Form of Transfer Certificate

[See attached.]

Form of Transfer Certificate

Date:     , 20

Cano Health, Inc.

[•]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

Email: compliance@continentalstock.com

Ladies and Gentlemen:

The undersigned Warrantholder, in connection with a proposed Transfer of Warrants held by such Warrantholder, does hereby represent, warrant and certify pursuant to Section 9.3 of that certain Warrant Agreement, as dated      , 2024 (the “Warrant Agreement”), by and between Cano Health, Inc. (the “Company”), and Continental Stock Transfer & Trust Company, as warrant agent, as follows:

1.

[The undersigned Warrantholder has not previously exercised any Warrants held by it.][OR][The undersigned Warrantholder has previously exercised some of the Warrants held by it and hereby requests the Company’s consent to effect a Transfer of its remaining Warrants pursuant to Section 9.3(a) of the Warrant Agreement.][4]

2.

Such Transfer, when effected, shall be for Warrants, which is [all the Warrants held by the undersigned Warrantholder][OR][less than all Warrants held by the undersigned Warrantholder and the undersigned Warrantholder hereby requests the Company’s consent to effect a Transfer of a portion of its Warrants pursuant to Section 9.3(a) of the Warrant Agreement.][1]

3.

Such Transfer, when effective, shall be [to a transferee comprising one holder of record within the meaning of Rule 12g5-1 of the Securities Exchange Act of 1934, as amended][OR][to one or more transferees comprising more than one holder of record within the meaning of Rule 12g5-1 of the Securities Exchange Act of 1934, as amended, and the undersigned Warrantholder hereby requests the Company’s consent to effect a Transfer of a portion of its Warrants pursuant to Section 9.3(a) of the Warrant Agreement.][1]

[4]

The Company may withhold consent, in its sole discretion, if the Company believes such Transfer would increase the risk that the Company could be required to, after giving effect to the exercise, conversion or exchange of all securities convertible into, or exercisable or exchangeable for, Shares (assuming, for purposes of this sentence, that all outstanding Warrants were simultaneously exercised in full), register the Shares under Section 12(g) of the Exchange Act, or otherwise be subject to the reporting obligations under Section 15(d) of the Exchange Act.

4.	Such Transfer, when effected, shall be:

(a)	in compliance with the Securities Act of 1933, as amended;

(b)	in compliance with any other applicable securities or “blue sky” laws;

(c)	in accordance with the terms and conditions of the Warrant Agreement; and

(d)

to an Affiliate of such Warrantholder or to an unaffiliated, third-party transferee which, unless otherwise approved by the Board, as of the expected date of such Transfer, (A) does not own ten percent (10%) or more of the outstanding capital stock or other equity interests of any Person engaged in the Relevant Business, (B) is not reasonably likely to own ten percent (10%) or more of the outstanding capital stock or other equity interests of any Person engaged in the Relevant Business within the next twelve (12) months, (C) is not a director, officer or employee of any Person engaged in the Relevant Business and (D) is not a Person engaged in the Relevant Business, or an Affiliate thereof, and such transferee must provide a certification to the effect that it satisfies the requirements set forth in this clause (iv) prior to any such potential Transfer.

5.	The undersigned Warrantholder has notified the transferee the restrictions on transfer of the Warrants pursuant to Section 9.3 of the Warrant Agreement.

All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Warrant Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Certificate has been executed by the undersigned as of date first written above.

[NAME OF WARRANTHOLDER]

[Signature Page to Transfer Certificate]

Exhibit H-1

Redline of GUC Warrant Agreement

THIS DRAFT OF THIS WARRANT AGREEMENT REMAINS SUBJECT TO CONTINUING NEGOTIATION, AND THUS IS SUBJECT TO MATERIAL SUBSTANTIVE CHANGE AND THE FINAL VERSION MAY CONTAIN MATERIAL DIFFERENCES. FOR THE AVOIDANCE OF DOUBT, NO PARTY HAS CONSENTED TO THIS VERSION AS THE FINAL FORM, AND ALL PARTIES RESERVE THEIR RESPECTIVE RIGHTS WITH RESPECT TO THIS DOCUMENT AND ANY RELATED DOCUMENTS.

WARRANT AGREEMENT

This AGREEMENT (this “Agreement”), dated as of June [•], 2024 (the “Effective Date”), by and between ~~[Reorganized Parent]1~~Cano Health, Inc., a Delaware ~~[limited liability company][~~corporation~~]~~ (the “Company”), and ~~[Warrant Agent], a [•]~~Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”) and transfer agent of the Company (in such capacity, the “Transfer Agent”).

WHEREAS, on February 4, 2024 (the “Petition Date”), each of ~~[~~the Company~~][Cano Health, Inc.]~~ and certain of its affiliates (collectively, the “Debtors”) commenced a voluntary case in the Bankruptcy Court for the District of Delaware for relief under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”), which cases were jointly administered pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure under the caption In re Cano Health, Inc., et al., Case No. 24-10164;

WHEREAS, on the Petition Date, the Debtors filed the Fourth Amended Joint Chapter 11 Plan of Reorganization of Cano Health, Inc. and Its Affiliated Debtors, dated May 21, 2024 [Docket No. 864] (including any exhibits, schedules, and supplements thereto and as may be amended, restated, supplemented, or otherwise modified from time to time, the “Plan”) in the Chapter 11 Cases;

WHEREAS, pursuant to the Plan and the authority of the [Order Approving the Debtors’ Disclosure Statement and Approving the Plan], on or as soon as practicable after the Effective Date, the Company will issue or cause to be issued the Warrants to the Warrantholders providing such holders the right to purchase, under certain circumstances, up to an aggregate of [•]~~2[Common Units][~~1 Shares~~]3~~, subject to adjustment as provided herein;

WHEREAS, the Warrants are being issued pursuant to, and on the terms and subject to the conditions set forth in, the Plan in an offering in reliance on the exemption afforded by section 1145 of the Bankruptcy Code from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and of any applicable state securities or “blue sky” laws;

~~[1]~~	~~NTD: Per the Plan, the issuer could either be Cano Health, Inc. or a reorganized parent.~~
~~2~~	~~NTD: 5% of New Equity Interests.~~
[1]	NTD: 5% of New Equity Interests.
~~[3]~~	~~NTD: Use of term “Shares” vs. “Common Units” to be conformed based on corporate form.~~

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of the Warrants and other matters as provided herein; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when issued, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations hereunder and thereunder of the Company, the Warrant Agent and Warrantholders, respectively, the parties hereto agree as follows:

1. Definitions; Rules of Construction.

1.1. Definitions. As used in this Agreement, the terms set forth below shall have the respective meanings set forth in this Section 1. Capitalized terms used in this Agreement that are not otherwise defined herein will have the respective meanings ascribed thereto in the ~~[LLC~~Shareholders’ Agreement~~][Shareholders Agreement]~~.

“Agreement” has the meaning set forth in the preamble hereof.

“Appropriate Officer” has the meaning set forth in Section 2.3(b).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Change-of-Control Transaction” means any merger, consolidation, amalgamation or other similar transaction or series of related transactions ~~to which the Company is a party and~~ pursuant to which the “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the outstanding equity securities of the Company immediately prior to such transaction “beneficially own” less than fifty percent (50%) of the outstanding equity securities of the surviving entity immediately following such transaction.

“Chapter 11 Cases” has the meaning set forth in the recitals hereto.

“Chosen Courts” has the meaning set forth in Section 21.

“Close of Business” means 5:00 p.m. Eastern Time.

“Company” has the meaning set forth in the preamble hereof.

“Company Order” means a written request or order signed in the name of the Company by ~~its Chairperson or any Co-Chairperson of the Board or its Chief Executive~~any Appropriate Officer ~~or Treasurer~~, and delivered to the Warrant Agent.

“Confidential Information” has the meaning set forth in Section 10.2(b)(i).

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“Corporate Agency Office” has the meaning set forth in Section 9.1.

“Current Market Price” means on any date the amount which a willing buyer would pay a willing seller in an arm’s length transaction on such date (neither being under any compulsion to buy or sell) for one ~~[Common Unit][~~Share~~]~~ as determined as of such date for the purposes of any computation under this Agreement (including under Section 5.2), by the Treasurer of the Company in good faith, whose determination shall be conclusive and evidenced by a certificate of the Treasurer delivered to the Warrant Agent; provided, that in making such determination the Company may, at its option, rely on a value report produced by an Independent Financial Expert using one or more valuation methods that such Independent Financial Expert, in its best professional judgment, determines to be most appropriate for purposes of such determination.

“Debtors” has the meaning set forth in the recitals hereof.

[“Discount Stock Purchase Plan” has the meaning set forth in the [Shareholders’ Agreement].]

“Effective Date” has the meaning set forth in the preamble hereof.

“Equity Incentive Plan” has the meaning set forth in the Shareholders’ Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exercise Date” has the meaning set forth in Section 3.2(f).

“Exercise Notice” has the meaning set forth in Section 3.2(c).

“Exercise Period” means the period from and including the Original Issue Date to and including the Expiration Date.

“Exercise Price” means, as of any Exercise Date, the price per ~~[Common Unit][~~Share~~]~~ for which Warrants are exercisable, which shall initially equal $[•]~~4~~2 per Share; provided, that such Exercise Price be subject to adjustment as provided in Section 5.1; provided, further, however, that, notwithstanding any adjustment provided for in Section 5.1, the Exercise Price shall never be less than $0.01.

“Expiration Date” means, subject to Section 6, June [~~•~~28], 2029.

“Independent Financial Expert” means any nationally recognized investment banking, accounting or valuation firm selected and engaged by the Company that either (a) is reasonably acceptable to the Required Warrantholders or (b) is a firm (x) which does not (and whose directors, officers, employees and affiliates, to the knowledge of the Company, do not) have a material direct or indirect financial interest in the Company or any of its Affiliates (other than by virtue of compensation paid for advice or opinions referred to in the exception to clause (z)), as

~~4~~2	NTD: Exercise Price to be calculated as (par plus accrued value of the First Lien Claims) / (aggregate number of shares which, upon emergence, will equal 5% of the then outstanding shares).

3

determined by the Board in its reasonable good faith judgment, (y) which has not been, within the last two (2) years, and, at the time it is called upon to give independent financial advice to the Company or any of its Affiliates, is not (and none of whose directors, officers, employees or affiliates, to the knowledge of the Company, is) a promoter, director or officer of the Company or any of its Affiliates or an underwriter with respect to any of the securities of the Company or any of its Affiliates and (z) which does not provide any advice or opinions to the Company or Affiliates except as an independent financial expert in connection with this Agreement. For the avoidance of doubt, the Company shall bear all of the fees, costs and expenses of the Independent Financial Expert.

~~[”LLC Agreement” means that certain Limited Liability Company Agreement of the Company, dated as of the Effective Date, as it may be amended, modified or supplemented from time to time in accordance with the terms thereof.]~~

“Non-Recourse Parties” has the meaning set forth in Section 24.

“Open of Business” means 9:00 a.m. Eastern time.

“Original Issue Date” means the Effective Date.

~~“Percentage Equity Ownership” has the meaning set forth in Section 9.3(b).~~

“Petition Date” has the meaning set forth in the recitals hereto.

“Plan” has the meaning set forth in the recitals hereto.

“Property Distribution” means any payment by the Company to holders of outstanding ~~[Common Units][~~Shares~~]~~ of any distribution, or any other dividend by the Company to such holders of (a) any equity securities of the Company, (b) evidences of indebtedness of the Company, (c) cash or other assets (including rights, warrants or other securities (of the Company or any other Person)), other than (x) any distribution or dividend upon a transaction to which Section 5.1(a), 5.1(b), 5.1(c) or 6 applies or (y) the issuance of ~~[Common Units][~~Shares~~]~~ upon the exercise of any option or warrant or the conversion of any convertible instrument or ~~[Common Units][~~Shares~~]~~ issued pursuant to ~~an~~the Equity Incentive Plan.

“Property Distribution Per ~~[Common Unit][~~Share~~]~~ Amount” means the quotient of (a) the fair market value of the applicable Property Distribution as determined by an Independent Financial Expert (provided, if the applicable Property Distribution consists solely of cash, then the fair market value of such Property Distribution shall be the total amount of cash distributed in connection therewith and not require the engagement of any Independent Financial Expert), divided by (b) the total number of outstanding ~~[Common Units][~~Shares~~]~~ held by the holders entitled to receive such Property Distribution.

“Public Offering” means any (i) sale to the public pursuant to a public offering registered with the United States Securities and Exchange Commission (other than a registration effected solely to implement an employee benefit plan, a dividend reinvestment plan, or similar plans, or a transaction to which Rule 145 is applicable) under the Securities Act or (ii) any registration pursuant to Section 12(b) or Section 12(g) of the Exchange Act..

4

“Relevant Business” has the meaning assigned to the term “Business” in the ~~[LLC~~Shareholders’ Agreement~~][Shareholders Agreement]~~.

“Required Warrantholders” means Warrantholders holding at least fifty percent (50%) of the outstanding Warrants.

“Sale Transaction” has the meaning set forth in Section 6.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders’ Agreement” means the shareholders’ agreement between the Company and certain holders of ~~[Common Units][~~Shares~~]~~, as it may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Shares” means shares of Common Stock

“~~Substantial Member~~Transfer” has the meaning set forth in Section  9.3(~~b~~a ).

“Transfer Agent” has the meaning set forth in ~~Section  9.3(a)~~the recitals hereto.

“Transfer Certificate” has the meaning set forth in Section 9.3(c).

“Warrant Agent” has the meaning set forth in the preamble hereof.

“Warrant Certificates” means those certain warrant certificates evidencing the Warrants, substantially in the form of Exhibit A.

“Warrant Register” has the meaning set forth in Section 9.2.

“Warrantholder” means any Person in whose name at the time any Warrant is registered upon the Warrant Register and, when used with respect to any Warrant Certificate, the Person in whose name such Warrant Certificate is registered in the Warrant Register.

“Warrants” means those certain warrants issued hereunder to purchase initially up to an aggregate of [•] ~~[Common Units][~~Shares~~]~~, subject to adjustment pursuant to Section 5, and each warrant shall entitle the Warrantholder thereof to purchase [•] ~~[Common Units][~~Shares~~]~~, subject to adjustment pursuant to Section 5.1.

1.2. Rules of Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections, Exhibits, paragraphs and clauses refer to Sections, Schedules, Exhibits paragraphs and clauses of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular

5

and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall be deemed to refer to such law or statute as amended or supplemented from time to time and shall include all rules and regulations and forms promulgated thereunder, and references to any law, rule, form or statute shall be construed as including any legal and statutory provisions, rules or forms consolidating, amending, succeeding or replacing the applicable law, rule, form or statute; (h) references to any Person include such Person and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns; (i) references to “days” are to calendar days unless otherwise indicated; (j) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; (k) references to “writing” or “written” shall include electronic mail; and (l) all references to $, currency, monetary values and dollars set forth herein shall mean United States dollars.

2. Warrant Certificates.

2.1. Warrants. Each Warrant Certificate shall evidence the number of Warrants specified therein and, at the Company’s option, either be (x) represented by physical certificates or (y) issued by electronic entry registration on the books of the Warrant Agent, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase [•] ~~[Common Units][~~Shares~~]~~, subject to adjustment as provided in Section 5. Each Warrantholder, shall be deemed to have represented, warranted and agreed that, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, the Warrants held by it, whether represented by physical certificates or issued by electronic entry registration, shall be held by no more than one (1) holder of record within the meaning of Rule 12g5-1 of the Exchange Act.

2.2. Form of Warrant Certificates. The Warrant Certificates evidencing the Warrants shall be substantially in the form of Exhibit A, shall have such insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends, summaries, or endorsements typed, stamped, printed, lithographed or engraved thereon as the Appropriate Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as do not amend, modify or supplement, in any material respect, the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed.

2.3. Execution and Delivery of Warrant Certificates.

(a) At any time and from time to time on or after the date of this Agreement, Warrant Certificates evidencing the Warrants may be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall, upon receipt of a Company Order and at the direction of the Company set forth therein, countersign and deliver such Warrant Certificates to the Company for original issuance to the respective Persons entitled thereto. The Warrant Agent is further hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.3 or by Sections 2.2, 3.2(d), 7 or 9.

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(b) The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by the Chairperson (or any Co-Chairperson) of the Board, the Chief Executive Officer, Chief Financial Officer, any Senior Vice President, Vice President, General Counsel or Treasurer (each, an “Appropriate Officer”) ~~and attested to by the Secretary or one of the Assistant Secretaries of the Company~~, either manually or by facsimile or electronic signature printed thereon. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, although at the date of the execution of this Warrant Agreement any such person was not such officer.

2.4. Withholding and Reporting Requirements. The Company shall comply with all applicable tax withholding and reporting requirements imposed by any governmental unit, and all distributions or other situations requiring withholding under applicable law, including deemed distributions, pursuant to the Warrants will be subject to applicable withholding and reporting requirements. Notwithstanding any provision to the contrary, the Company will be authorized to (a) take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, (b) apply a portion of any cash distribution to be made under the Warrants to pay applicable withholding taxes, (c) liquidate a portion of any non-cash distribution to be made under the Warrants to generate sufficient funds to pay applicable withholding taxes, (d) require reimbursement from any Warrantholder to the extent any withholding is required in the absence of any distribution or (e) establish any other mechanisms the Company believes are reasonable and appropriate, including requiring Warrantholders to submit appropriate tax and withholding certifications (such as IRS Forms W-9 and the appropriate IRS Forms W-8, as applicable) that are necessary to comply with this Section 2.4.

3. Exercise and Expiration of the Warrants.

3.1. Right to Acquire ~~[Common Units][~~Shares~~]~~ Upon Exercise. Each Warrant Certificate shall, when countersigned by the Warrant Agent (which shall not be required for Warrant Certificates issued by electronic entry registration on the books of the Warrant Agent), entitle the Warrantholder thereof, subject to the provisions thereof and of this Agreement, to acquire from the Company, for each Warrant evidenced thereby, one (1) ~~[Common Unit][~~Share~~]~~ at the Exercise Price, subject to adjustment as provided in this Agreement. The Exercise Price, and the number of ~~[Common Units][~~Shares~~]~~ obtainable upon exercise of each Warrant, shall be adjusted from time to time as required by Section 5.1.

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3.2. Exercise and Expiration of Warrants.

(a) Exercise of Warrants. Subject to and upon compliance with the terms and conditions set forth herein, a Warrantholder may exercise all or any portion of the Warrants held by such Warrantholder (including for the avoidance of doubt, exercising any single Warrant in part (if and to the extent permitted by the rules and procedures of the Warrant Agent)), on any Business Day from and after the Original Issue Date until Close of Business on the Expiration Date, ~~for the [Common Units][Shares]~~or, if such date is not a Business Day, the next subsequent Business Day, for the Shares obtainable thereunder. ~~No Warrantholder who is, or upon the exercise of Warrants held by it pursuant to this Agreement will be, a Substantial Member may exercise any Warrants without consent of the Board.~~

(b) Expiration of Warrants. The Warrants, to the extent not exercised prior thereto, shall automatically expire, terminate and become void as of Close of Business on the Expiration Date, or, if such date is not a Business Day, the next subsequent Business Day. No further action of any Person (including by, or on behalf of, any Warrantholder, the Company, or the Warrant Agent) shall be required to effectuate the expiration of Warrants pursuant to this Section 3.2(b).

(c) Method of Exercise. In order to exercise all or any of the Warrants represented by a Warrant Certificate, the Warrantholder thereof must (i) at the Corporate Agency Office (x) if the Warrants are represented by physical certificates, surrender to the Warrant Agent the Warrant Certificate evidencing such Warrants, and (y) deliver to the Warrant Agent a written notice (including the certification required therein) of the Warrantholder’s election to exercise the number of Warrants specified therein, duly executed by such Warrantholder, which notice shall be substantially in the form of the notice attached hereto as Exhibit B (the “Exercise Notice”) (provided, that the Warrant Agent hereby covenants to deliver a copy of such Exercise Notice to the Company), (ii) pay to the Warrant Agent an amount, equal to the product of (A) the Exercise Price times (B) the total number of ~~[Common Units][~~Shares~~]~~ into which such Warrants are being exercised, in any combination of the following elected by such Warrantholder: (1) certified bank check or official bank check in New York Clearing House funds payable to the order of the Warrant Agent and delivered to the Warrant Agent at the Corporate Agency Office (provided, that the Warrant Agent hereby covenants to deposit any such check received into an account specified in writing by the Company), or (2) wire transfer in immediately available funds to an account specified in writing by the Company to the Warrant Agent and such Warrantholder in accordance with Section 12.1(b); and (iii) at the Corporate Agency Office, deliver to the Warrant Agent a duly executed joinder to the ~~[LLC~~Shareholders’ Agreement~~][Shareholders Agreement]~~ in accordance with Section 10.1 (provided, that the Warrant Agent hereby covenants to deliver such joinder to the Company). Upon receipt of the Exercise Notice from the exercising Warrantholder, the Warrant Agent shall promptly send the Company a copy of such Exercise Notice, and upon the Company’s reasonably prompt confirmation to the Warrant Agent that the exercise of Warrants pursuant to such Exercise Notice would not violate the terms of this Agreement, the Warrant Agent shall process the exercise in accordance with this Agreement.

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(d) Partial Exercise. If fewer than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate ~~of the same tenor~~substantially consistent with the Warrant Certificate appended hereto as Exhibit A and for the number of Warrants which were not exercised shall be executed by the Company. The Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names, subject to the provisions of Section 9.3, as may be directed in writing by the Warrantholder, and shall deliver the new Warrant Certificate to the Person or Persons in whose name such new Warrant Certificate is so registered. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose. Any Warrant exercised in part, to the extent permitted by the rules and procedures of the Warrant Agent, may be required to be surrendered for a new Warrant Certificate representing such remaining fractional Warrant as and to the extent required by the rules and procedures of the Warrant Agent.

(e) Issuance of ~~[Common Units][~~Shares~~]~~. Upon due exercise of Warrants in conformity with the foregoing provisions of Section 3.2(c), the ~~Company~~Transfer Agent shall, as promptly as practicable after the Exercise Date, deliver or cause to be delivered to the exercising Warrantholder the aggregate number of ~~[Common Units][~~Shares~~]~~ issuable upon such exercise (based upon the aggregate number of Warrants so exercised), determined in accordance with Section 3.6, together with an amount in cash in lieu of any fractional share(s), if the Company so elects pursuant to Section 5.2. The ~~[Common Units][~~Shares~~]~~ so delivered shall be registered or otherwise placed in the name of, and delivered to, the exercising Warrantholder.

(f) Time of Exercise. Each exercise of a Warrant shall be deemed to have been effected immediately prior to the Close of Business on the first (1st) day on which each of the following has occurred (the “Exercise Date”): (i) the Warrant Certificate representing such Warrant has been surrendered for exercise and the Exercise Notice (in substantially the form attached hereto at Exhibit B, including the certification required therein) has been duly executed by the Warrantholder and delivered to the Warrant Agent as provided in Section 3.2(c); (ii) the Warrant Agent has been paid an amount equal to the aggregate of the applicable Exercise Price in respect of each ~~[Common Unit][~~Share~~]~~ into which such Warrants are being exercised as provided in Section 3.2(c); and (iii) the exercising Warrantholder shall have executed and delivered the applicable joinder to the ~~[LLC~~Shareholders’ Agreement~~][Shareholders Agreement]~~ contemplated by Section 3.2(c)(iii). On the Exercise Date, the exercising Warrantholder shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder of record of such ~~[Common Units][~~Shares~~]~~ then issued. Any attempt to exercise any Warrants not in compliance with this Agreement or any exercise pursuant to which the Exercise Notice contained false or incorrect representations by the Warrantholder shall be null and void ab initio, and the Company and the Warrant Agent shall not give any effect in their respective records to such attempted exercise of Warrants.

3.3. Application of Funds Upon Exercise of Warrants. Any funds delivered to the Warrant Agent upon exercise of any Warrant(s) shall be held by the Warrant Agent in trust for the Company. The Warrant Agent shall promptly deliver and pay to or upon the written order of the Company all funds received by it upon the exercise of any Warrants by bank wire transfer to an account designated by the Company or as the Warrant Agent otherwise may be directed in writing by the Company.

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3.3.  ~~3.4.~~ Payment of Taxes. The Company shall pay any and all taxes (other than income taxes or withholding taxes) that are payable in respect of the issue or delivery of ~~[Common Units][~~Shares~~]~~ to the exercising Warrantholder on exercise of Warrants pursuant hereto.; provided that the Company shall not be required to pay any tax imposed on any transfer involved in the Company’s issuance and delivery of shares of Shares to any recipient other than Warrantholder of the Warrants being exercised, and in case of any such tax or other charge, the Warrant Agent and the Company shall not be required to issue or deliver any such Shares until (x) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or the Company or (y) it has been established to the Company’s and the Warrant Agent’s satisfaction that any such tax or other charge that is or may become due has been paid.

3.4. ~~3.5.~~ Surrender of Certificates. Any Warrant Certificate surrendered for exercise shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall destroy such cancelled Warrant Certificates and deliver its certificate of destruction to the Company, unless the Company shall otherwise direct.

3.5.  ~~3.6. [Common Units][~~Shares~~]~~  Issuable. The number of ~~[Common Units][~~Shares~~]~~ “obtainable upon exercise” of Warrants at any time shall be the number of ~~[Common Units][~~Shares~~]~~ into which such Warrants are then exercisable. The number of ~~[Common Units][~~Shares~~]~~ “into which each Warrant is exercisable” shall initially be one ~~[Common Unit][~~Share~~]~~, subject to adjustment as provided in Section 5.1.

4. Notices for Tag-Along and Registration Rights.~~5~~

4.1. Tag-Along Rights. In the event the Company receives a Sales Notice of a proposed Tag-Along Sale under Section ~~[•]~~5(b) of the Shareholders’ Agreement, the Company shall notify the Warrantholders that the Company has received such Sale Notice to the Warrantholders no later than fifteen (15) days prior to the closing date of the Tag-Along Sale.

4.2. Registration Rights.

(a) In the event the Company receives a Demand Notice requesting that the Company effect a Demand Registration under Section ~~[•]~~6(a) of the Shareholders’ Agreement, the Company shall notify the Warrantholders that the Company has received such Demand Notice to the Warrantholders no later than five (5) Business Days after receipt of such Demand Notice.

(b) If at any time the Company proposes to file a Piggyback Registration Statement pursuant to Section ~~[•]~~6(b) of the Shareholders’ Agreement, the Company shall notify the Warrantholders of such Piggyback Registration Statement at least ten (10) Business Days before the anticipated filing date of such Piggyback Registration Statement.

~~[5]~~ 	~~NTD: To be updated based on governance term sheet.~~

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(c) Notwithstanding the foregoing, each Warrantholder acknowledges that the registration rights under the Shareholders’ Agreement are reserved solely for (i) holders of ~~[~~five percent (5%)~~]~~ of the ~~[Common Units][~~Shares~~]~~ of the Company and (ii) holders of the ~~[Common Units][~~Shares~~]~~ of the Company that would be deemed to be an “affiliate” under Rule 144 under the Securities Act (based on the advice of counsel) [or that owns or controls over ten percent (10.0%) of the issued and outstanding voting equity of the Company].

4.3. Any notice by the Company to the Warrantholders pursuant to this Article IV shall contain the then-applicable Exercise Price and any other information determined by the Company to be relevant regarding the events described in this Article IV.

4.4. No Warrantholder, solely by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any rights to participate in the transactions described in the notices provided to Warrantholders under this Article IV unless and to the extent such Warrantholder exercises the Warrants held by it, and thereby becomes a ~~[Common Unit][~~Share~~]~~ holder, prior to the consummation of such transaction(s) and properly exercises such rights in accordance with the Shareholders’ Agreement (including the conditions, limitations and time frames set forth therein).

5. Adjustments.

5.1. Adjustments. In order to prevent dilution of the rights granted under the Warrants, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 5.1 and the number of ~~[Common Units][~~Shares~~]~~ obtainable upon exercise of the Warrants shall be subject to adjustment from time to time as provided in this Section 5.1 (in each case, after taking into consideration any prior adjustments pursuant to this Section 5.1).

(a) Subdivisions and Combinations. In the event the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part, effect a subdivision (by any ~~[unit][~~stock~~]~~ split or otherwise) of the outstanding ~~[Common Units][~~Shares~~]~~ into a greater number of ~~[Common Units][~~Shares~~]~~ (other than (x) a ~~[unit][~~stock~~]~~ split effected by means of a stock distribution or stock dividend to which Section 5.1(b) applies or (y) a subdivision upon a transaction to which Section 5.1(c) or 6 applies), then and in each such event the Exercise Price in effect at the Open of Business on the day after the date for the determination of the holders of outstanding ~~[Common Units][~~Shares~~]~~ entitled to receive shares of Common Stock issuable as a result of such subdivision shall be decreased by multiplying the Exercise Price immediately in effect prior thereto by a fraction (i) the numerator of which shall be the total number of ~~[Common Units][~~Shares~~]~~ issued and outstanding at the Close of Business on such date for determination and (ii) the denominator of which shall be the number of ~~[Common Units][~~Shares~~]~~ issued and outstanding at the Close of Business on such date for determination plus the number of ~~[Common Units][~~Shares~~]~~ issuable as a result of such subdivision. Conversely, if the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain

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outstanding and unexpired in whole or in part effect a combination (by any reverse ~~[unit][~~stock~~]~~ split or otherwise) of the outstanding ~~[Common Units][~~Shares~~]~~ into a smaller number of ~~[Common Units][~~Shares~~]~~ (other than a combination upon a transaction to which Section 5.1(c) or 6 applies), then and in each such event the Exercise Price in effect at the Open of Business on the day after the date for the determination of the holders of outstanding ~~[Common Units][~~Shares~~]~~ subject to such combination shall be increased by multiplying the Exercise Price immediately in effect prior thereto by a fraction (i) the numerator of which shall be the total number of ~~[Common Units][~~Shares~~]~~ issued and outstanding at the Close of Business on such date for determination and (ii) the denominator of which shall be the number of ~~[Common Units][~~Shares~~]~~ issued and outstanding at the Close of Business on such date for determination less the number of ~~[Common Units][~~Shares~~]~~ reduced as a result of such combination. Any adjustment under this Section 5.1(a) shall become effective immediately after the Open of Business on the day after the date upon which the subdivision or combination becomes effective.

(b) ~~[Common Unit][~~Share~~]~~ Distributions. In the event the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part, make or issue to the holders of its outstanding ~~[Common Units][~~Shares~~]~~ a distribution or dividend payable in, or otherwise make or issue a distribution or other dividend on any class of its capital stock payable in, ~~[Common Units][~~Shares~~]~~ (other than a distribution or dividend upon a transaction to which Section 5.1(c) or 6 applies), then and in each such event the Exercise Price in effect at the Open of Business on the day after the date for the determination of the holders of outstanding ~~[Common Units][~~Shares~~]~~ entitled to receive such distribution or dividend shall be decreased by multiplying the Exercise Price immediately in effect prior thereto by a fraction (not to be greater than one) (i) the numerator of which shall be the total number of ~~[Common Units][~~Shares~~]~~ issued and outstanding at the Close of Business on such date for determination and (ii) the denominator of which shall be the number of ~~[Common Units][~~Shares~~]~~ issued and outstanding at the Close of Business on such date for determination plus the number of ~~[Common Units][~~Shares~~]~~ issuable in payment of such distribution or dividend. Any adjustment under this Section 5.1(b) shall become effective immediately after the Open of Business on the day after the date for the determination of the holders of outstanding ~~[Common Units][~~Shares~~]~~ entitled to receive such distribution or dividend, subject to the Company’s right to defer issuance upon exercise of Warrants in accordance with Section 5.1(f)(iii).

(c) Reclassifications. In the event of any (i) reclassification of the ~~[Common Units][~~Shares~~]~~ of the Company (including in connection with a proposed Public Offering of the Company approved by the Board with respect to which either (A) the managing underwriters advise the Company that in their opinion the capital structure of the Company or its form of legal entity may adversely affect the marketability of the offering or (B) the Board determines that a legal entity other than the Company is the most suitable entity for purposes of effectuating the Public Offering, but excluding a reclassification consisting of solely (x) a stock distribution or dividend of solely ~~[Common Units][~~Shares~~]~~ to which Section 5.1(b) applies or (y) a subdivision or combination of solely ~~[Common Units][~~Shares~~]~~ to which Section 5.1(a) applies), (ii) consolidation or merger of the Company with or into another Person that does not constitute a Change-of-Control Transaction, or (iii) other similar transaction, in each case which

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entitled the holders of ~~[Common Units][~~Shares~~]~~ to receive (either directly or upon subsequent liquidation and whether in whole or in part) units, securities or assets with respect to or in exchange for ~~[Common Units][~~Shares~~]~~, the Warrants shall, immediately after such transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of ~~[Common Units][~~Shares~~]~~ then issuable upon exercise of the Warrants, be exercisable for the kind and number of securities resulting from such transaction to which the Warrantholders would have received upon such transaction if the Warrantholders had exercised the Warrants in full immediately prior to the time of such transaction and acquired the applicable number of ~~[Common Units][~~Shares~~]~~ then issuable upon exercise of the Warrants as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of the Warrants), and, in such case, the Company shall (or shall cause any such other Person to) enter into a supplemental agreement, executed and delivered to the Warrant Agent, in form reasonably satisfactory to the Warrant Agent and the Required Warrantholders, providing for appropriate adjustment with respect to the Warrantholders’ rights under the Warrants to insure that the provisions of this Agreement (including Sections 5 and 9 hereof) shall thereafter be applicable, as nearly as possible, to the Warrants in relation to any securities thereafter acquirable upon exercise of the Warrants. The provisions of this Section 5.1(c) shall similarly apply to successive reclassifications.

(d) [Property Distributions. In the event the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part, make or issue a Property Distribution, then and in each such event the Exercise Price in effect immediately prior to the Close of Business on the date for the determination of the holders of outstanding ~~[Common Units][~~Shares~~]~~ entitled to receive such Property Distribution shall be decreased by the Property Distribution Per ~~[Common Unit][~~Share~~]~~ Amount as of the record date for such distribution of such Property Distribution so distributed. Any adjustment under this Section 5.1(d) shall become effective immediately prior to the Open of Business on the day after the date for the determination of the holders of ~~[Common Units][~~Shares~~]~~ entitled to receive such distribution or dividend.]

(e) ~~[Common Unit][~~Share~~]~~ Issuances. The Exercise Price shall not be adjusted for any other issuances, approved by the Board, of ~~[Common Units][~~Shares~~]~~, or securities convertible, exercisable or exchangeable for or into ~~[Common Units][~~Shares~~]~~, including ~~[Common Units][~~Shares~~]~~ issued to officers and/or employees of the Company and/or its subsidiaries pursuant to ~~an~~the Equity Incentive Plan [or a Discount Stock Purchase Plan]. For the avoidance of doubt, this Section 5.1(e) does not apply to any of the transactions described in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d) and/or 6.

(f) Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments to the Exercise Price and the number of ~~[Common Units][~~Shares~~]~~ into which each Warrant is exercisable under this Section 5.1:

(i) When Adjustments Are to be Made. The adjustments required by Sections 5.1(a), 5.1(b), 5.1(c) and 5.1(d) shall be made whenever and as often as any specified event requiring an adjustment shall occur.

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(ii) Fractional Interests. In computing adjustments under this Section 5, fractional interests in ~~[Common Units][~~Shares~~]~~ shall be taken into account to the nearest one-hundredth of a Share.

(iii) Deferral of Issuance Upon Exercise. In any case in which this Section 5.1 shall require that a decrease in the Exercise Price be made effective prior to the occurrence of a specified event and any Warrant is exercised after the time at which the adjustment became effective but prior to the occurrence of such specified event and, in connection therewith, Section 5.1(g) shall require a corresponding increase in the number of ~~[Common Units][~~Shares~~]~~ into which each Warrant is exercisable, the Company may elect to defer until the occurrence of such specified event (A) the issuance to the Warrantholders of, and the registration of such Warrantholder (or other Person) as the record holder of, the ~~[Common Units][~~Shares~~]~~ over and above the ~~[Common Units][~~Shares~~]~~ issuable upon such exercise on the basis of the number of ~~[Common Units][~~Shares~~]~~ obtainable upon exercise of such Warrant(s) immediately prior to such adjustment and to require payment in respect of such number of ~~[Common Units][~~Shares~~]~~ the issuance of which is not deferred on the basis of the Exercise Price in effect immediately prior to such adjustment and (B) the corresponding reduction in the Exercise Price; provided, however, that the Company shall deliver to such Warrantholder or other Person a due bill or other appropriate instrument that evidences the right of such Warrantholder or other Person to receive, and to become the record holder of, such additional ~~[Common Units][~~Shares~~]~~, upon the occurrence of such specified event requiring such adjustment (without payment of any additional Exercise Price in respect of such additional ~~[Common Units][~~Shares~~]~~).

(g) Adjustment to ~~[Common Units][~~Shares~~]~~ Obtainable Upon Exercise. Whenever the Exercise Price is adjusted as provided in Sections 5.1(a) or 5.1(b), the number of ~~[Common Units][~~Shares~~]~~ into which a Warrant is exercisable (after taking account (in the case of a fractional Warrant, if any), all prior exercises of such Warrant in part, if and to the extent such partial exercise of a single Warrant is permitted by the rules and procedures of the Warrant Agent) shall simultaneously be adjusted by multiplying such number of ~~[Common Units][~~Shares~~]~~ into which a Warrant is exercisable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment, and the denominator of which shall be the Exercise Price immediately thereafter.

(h) Other Adjustments. In case any event of the type contemplated by the provisions of Sections 5.1(a), 5.1(b), 5.1(c) and 5.1(d) shall occur as to which the provisions of such sections are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant Agreement in accordance with the essential intent and principles of this Section 5.1, then, in each such case, the Company shall make an appropriate adjustment as determined in good faith by the Board to the Exercise Price and/or number of ~~[Common Units][~~Shares~~]~~ issuable upon exercise of a Warrant (after taking account (in the case of a fractional Warrant, if any), all prior exercises of such Warrant in part, if and to the extent such partial exercise of a single Warrant is permitted by the rules and procedures of the Warrant Agent) (x) so as to protect the rights of the Warrantholders in a manner consistent with the provisions of this Section 5.1 or (y) in order that any event treated for U.S. federal income tax purposes as a distribution of ~~[Common Units][~~Shares~~]~~ or ~~[Common Unit][~~Share~~]~~ rights shall not be taxable to the recipients.

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(i) Notice of Adjustment. Upon the occurrence of each adjustment of the Exercise Price or the number of ~~[Common Units][~~Shares~~]~~ into which a Warrant is exercisable pursuant to this Section 5.1, the Company at its expense shall promptly:

(i) compute such adjustment in accordance with the terms hereof;

(ii) after such adjustment becomes effective, deliver to all Warrantholders, in accordance with Section 12.1(b), a notice setting forth such adjustment (including the kind and amount of securities, cash or other property for which the Warrants shall be exercisable and the Exercise Price) and showing in detail the facts upon which such adjustment is based; and

(iii) deliver to the Warrant Agent a certificate of ~~the Chief Executive~~any Appropriate Officer ~~or Treasurer~~ of the Company setting forth the Exercise Price and the number of ~~[Common Units][~~Shares~~]~~ into which each Warrant is exercisable after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made (including a description of the basis on which the fair market value of any evidences of indebtedness, units of equity securities, securities or other assets or consideration used in the computation was determined). As provided in Section 11.1, the Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Warrantholder desiring an inspection thereof during reasonable business hours.

(j) Statement on Warrant Certificates. Irrespective of any adjustment in the Exercise Price or amount or kind of ~~[units][~~shares~~]~~ into which the Warrants are exercisable, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price initially applicable or amount or kind of ~~[units][~~shares~~]~~ initially issuable upon exercise of the Warrants evidenced thereby pursuant to this Agreement.

5.2. Fractional Interest. The Company shall not be required upon the exercise of any Warrant to issue any fractional ~~[Common Units][~~Shares~~]~~, but may, in lieu of issuing any fractional ~~[Common Units][~~Shares~~]~~ make an adjustment therefore in cash on the basis of the Current Market Price per ~~[Common Unit][~~Share~~]~~ on the applicable Exercise Date. If Warrant Certificates evidencing more than one (1) Warrant shall be presented for exercise at the same time by the same Warrantholder, the number of full ~~[Common Units][~~Shares~~]~~ which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so to be exercised. The Warrantholders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a ~~[Common Unit][~~Share~~]~~ or a share certificate representing a fraction of a ~~[Common Unit][~~Share~~]~~ if such amount of cash is paid in lieu thereof.

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6. Change-of-Control Transaction, Reorganization, Dissolution, etc.

In connection with any (i) Change-of-Control Transaction, (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets to any other Person, (iii) voluntary or involuntary dissolution, liquidation or winding-up of the Company, or (iv) other similar transaction, but excluding in each case any of the transactions described in Sections 5.1(a), 5.1(b), 5.1(c), and 5.1(d) (each of the transactions described in clauses (i) through (iv) being referred to herein as a “Sale Transaction”), the Company shall give written notice of such Sale Transaction in the manner provided in Sections 12.1(b) and 12.2. Each Warrantholder shall have the option to exercise their Warrant at the Exercise Price and, if such Warrant is not exercised upon the consummation of such Sale Transaction, then such Warrant will be automatically terminated in accordance with Section 3.2(b). Notwithstanding the foregoing, the Warrantholders may revoke their exercise if such Sale Transaction is not consummated and the agreement governing such transaction is terminated. For the avoidance of doubt, in the event a transaction described in Section 5.1(a), 5.1(b), 5.1(c), or 5.1(d) occurs prior to the consummation of a Sale Transaction, the adjustments to the Exercise Price or the number of ~~[Common Units][~~Shares~~]~~ obtainable upon exercise of the Warrants provided for in Section 5.1 shall be given effect prior to such Sale Transaction.

7. Loss or Mutilation.

If (a) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (b) both (i) there shall be delivered to the Company and the Warrant Agent (A) a claim by a Warrantholder as to the destruction, loss or wrongful taking of any Warrant Certificate of such Warrantholder and a request thereby for a new replacement Warrant Certificate, and (B) such indemnity bond as may be required by them to save each of them and any agent of either of them harmless and (ii) such other reasonable requirements as may be imposed by the Company have been satisfied, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a “protected purchaser” (as defined in the New York Uniform Commercial Code), the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver to the registered Warrantholder of the lost, wrongfully taken, destroyed or mutilated Warrant Certificate, in exchange therefore or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. At the written request of such registered Warrantholder, the new Warrant Certificate so issued shall be retained by the Warrant Agent as having been surrendered for exercise, in lieu of delivery thereof to such Warrantholder, and shall be deemed for purposes of Section 3.2 to have been surrendered for exercise on the date the conditions specified in clauses (a) or (b) of the preceding sentence were first satisfied.

Upon the issuance of any new Warrant Certificate under this Section 7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

Every new Warrant Certificate executed and delivered pursuant to this Section 7 in lieu of any lost, wrongfully taken or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly lost, wrongfully taken or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

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The provisions of this Section 7 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, wrongfully taken, or destroyed Warrant Certificates.

8.	Reservation and Authorization of ~~[Common Units][~~Shares~~]~~.

The Company covenants that, for the duration of the Exercise Period, the Company will at all times reserve and keep available, from its authorized and unissued ~~[Common Units][~~Shares~~]~~ solely for issuance and delivery upon the exercise of the Warrants and, in respect of such exercise, free of preemptive rights, such number of ~~[Common Units][~~Shares~~]~~ as from time to time shall be issuable upon the exercise in full of all outstanding Warrants. The Company ~~further covenants that it shall, from time to time, take all steps necessary to increase the authorized number of [Common Units][Shares] if at any time the authorized number of [Common Units][Shares] remaining unissued would otherwise be insufficient to allow delivery of all the [Common Units][Shares] then deliverable upon the exercise in full of all outstanding Warrants. The Company~~ covenants that all ~~[Common Units][~~Shares~~]~~ issuable upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable. The Company shall take all such actions as may be necessary to ensure that all such ~~[Common Units][~~Shares~~]~~ may be so issued without violation of any applicable law or governmental regulation or, if applicable, any requirements of any domestic stock exchange upon which the ~~[Common Units][~~Shares~~]~~ may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

9.	Transfers; Warrant Transfer Books.

9.1. Corporate Agency Office. The Warrant Agent will maintain an office (the “Corporate Agency Office”) in the United States of America, where Warrant Certificates may be surrendered for registration of Transfer or exchange in accordance with this Section 9 and where Warrant Certificates may be surrendered for exercise of Warrants evidenced thereby, which office is [~~•~~One State Street, 30th Floor New York, NY 10004]3 on the Original Issuance Date. The Warrant Agent will give prompt written notice to all Warrantholders of any change in the location of such office.

9.2. Warrant Register. Subject to the Company’s option in Section 2.1, the Warrant Certificates evidencing the Warrants shall initially only be issued in electronic entry registered form. The Company shall cause to be kept at the office of the Warrant Agent designated for such purpose a warrant register (the “Warrant Register”) in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.

[3]	CST to confirm.

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9.3. Transfers.(a) Each Warrantholder agrees that (i) it shall not, directly or indirectly, whether by merger, consolidation, division or otherwise, and whether by or through one or more Affiliates, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any such transaction, a “Transfer”), its Warrants except (A) in compliance with the Securities Act, (B) in compliance with any other applicable securities or “blue sky” laws, (C) in accordance with the terms and conditions of this Agreement, and (D) to an Affiliate of such Warrantholder or to an unaffiliated, third-party transferee which, unless otherwise approved by the Board, as of the expected date of such Transfer, (w) does not own ten percent (10%) or more of the outstanding capital stock or other equity interests of any Person engaged in the Relevant Business, (x) is not reasonably likely to own ten percent (10%) or more of the outstanding capital stock or other equity interests of any Person engaged in the Relevant Business within the next twelve (12) months, (y) is not a director, officer or employee of any Person engaged in the Relevant Business and (z) is not a Person engaged in the Relevant Business, or an Affiliate thereof, and such transferee must provide a certification to the effect that it satisfies the requirements set forth in this clause (D) prior to any such potential Transfer; (ii) such Warrantholder may Transfer its Warrants to only one holder of record within the meaning of Rule 12g5-1 of the Exchange Act, (iii) no Transfer shall be for less than all the Warrants held by such Warrantholder, and (iv) if such Warrantholder has previously exercised part of its Warrants pursuant to Section 3.2 (including, if and to the extent permitted by the rules and procedures of the Warrant Agent, any exercise in part of a single Warrant), it shall not be permitted to Transfer its remaining Warrants (or any fractional Warrant), provided, however, that for each of clauses (ii) – (iv), such Warrantholder may seek the consent of the Company for a Transfer subject to clause (ii), (iii) or (iv), which such consent the Company may withhold, in its sole discretion, if the Company believes such Transfer would increase the risk that the Company could be required to, after giving effect to the exercise, conversion or exchange of all securities convertible into, or exercisable or exchangeable for, ~~[Common Units][~~Shares~~]~~ (assuming, for purposes of this sentence, that all outstanding Warrants were simultaneously exercised in full), register the ~~[Common Units][~~Shares~~]~~ under Section 12(g) of the Exchange Act, or otherwise be subject to the reporting obligations under Section 15(d) of the Exchange Act; and (v) no Transfer shall be made if such Transfer could, or could reasonably be expected to, cause the Company to, after giving effect to the exercise, conversion or exchange of all securities convertible into, or exercisable or exchangeable for, ~~[Common Units][~~Shares~~]~~ (assuming, for purposes of this sentence, that all outstanding Warrants were simultaneously exercised in full), register the ~~[Common Units][~~Shares~~]~~ under Section 12(g) of the Exchange Act, or otherwise be subject to the reporting obligations under Section 15(d) of the Exchange Act.

~~(b) No Warrantholder who is, or upon exercise of Warrants held by it pursuant to this Agreement will be, a Substantial Member may transfer any Warrants, and no Warrantholder may transfer any Warrants to any Person who is a Substantial Member or, as a result of such transfer (assuming, for purposes of this sentence, that such transferred Warrants were simultaneously exercised in full) would become a Substantial Member, without consent of the Board. For purposes of this Section 9.3(b), “Substantial Member” means a Person with a Percentage Equity Ownership of 4.98% or more, and “Percentage Equity Ownership” means the percentage equity ownership interest in the Company beneficially owned by any Person for purposes of section 382 of the Internal Revenue Code of 1986, as amended, as determined in accordance with Treasury Regulation sections 1.382-2T(g), (h), (j) and (k) and 1.382-4;~~

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~~provided, that (1) for purposes of applying Treasury Regulation section 1.382-2T(k)(2), the Company shall be treated as having “actual knowledge” of the beneficial ownership of all outstanding equity securities of the Company (including any warrants, rights or options related to such equity securities) that would be attributed to any Person, and (2) for the sole purpose of determining the Percentage Equity Ownership of any entity (and not for the purpose of determining the Percentage Equity Ownership of any other Person), equity securities of the Company held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation section 1.382-2T(h)(2)(i)(A); provided, further, that for purposes of determining the Percentage Equity Ownership of any Person (x) that owns Warrants, the Warrants held by such Person shall be treated as exercised, but the Warrants held by other Persons shall not be treated as exercised or (y) that has received an award pursuant to an Equity Incentive Plan, or any successive incentive plan, such award shall be treated as exercised, but the awards held by other Persons shall not be treated as exercised.~~

(b) [Reserved].

(c) The Warrant Agent shall not effect any Transfer in accordance with the terms of this Section 9.3 until the transferring Warrantholder has delivered to the Warrant Agent and the Company an executed certificate substantially in the form attached hereto as Exhibit C (the “Transfer Certificate”). At the request of the Company, any Warrantholder proposing to Transfer its Warrants, and any proposed transferor or transferee and any Person controlling, controlled by or under common control with the proposed transferor or transferee, shall provide such additional information as the Company may reasonably request as may be necessary from time to time in order to determine compliance with this Section 9.3. Upon receipt of the Transfer Certificate from a transferring Warrantholder, the Warrant Agent shall promptly send the Company a copy of such Transfer Certificate, and upon the Company’s reasonably prompt confirmation to the Warrant Agent that the Transfer of Warrants described in such Transfer Certificate would not violate the terms of this Agreement and, if applicable, the Company’s consent of a Transfer described in Section 9.3(a), the Warrant Agent shall process the Transfer of Warrants in accordance with this Agreement.

(d) Any attempt to Transfer any Warrants not in compliance with this Agreement or any Transfer pursuant to which the Transfer Certificate contained false or incorrect representations by the Warrantholder shall be null and void ab initio, and the Company and the Warrant Agent shall not give any effect in their respective records to such attempted Transfer.

9.4. Exchanges. At the option of the Warrantholder, Warrant Certificates may be exchanged at the Corporate Agency Office upon payment of the charges hereinafter provided for other Warrant Certificates evidencing a like aggregate number of Warrants. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates of the same tenor and evidencing the same aggregate number of Warrants as evidenced by the Warrant Certificates surrendered by the Warrantholder making the exchange; provided, that the Warrant Agent shall have received (a) a written instruction of exchange in form satisfactory to the Warrant Agent, duly executed by the Warrantholder thereof or by his attorney, duly authorized in writing, and (b) surrender of the Warrant Certificate(s) representing the Warrants, duly endorsed for transfer.

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9.5. Valid Obligations. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

9.6. No Service Charge. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates; provided, however, the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed in connection with any registration of transfer of Warrant Certificates. The Warrant Agent shall forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice.

9.7. Reports of Ownership. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the ~~[Common Units][~~Shares~~]~~ as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company’s agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Corporate Agency Office during normal business hours.

9.8. Copies; Notice. The Warrant Agent shall keep copies of this Agreement and any notices given to Warrantholders hereunder available for inspection by the Warrantholders during normal business hours at the Corporate Agency Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

10. Other Rights of Warrantholders.

10.1. ~~[[LLC~~Shareholders’ Agreement~~][Shareholders Agreement]~~. Any holder of ~~[Common Units][~~Shares~~]~~ issued upon the exercise of any Warrant shall execute and deliver to the Company a joinder to the ~~[LLC~~Shareholders’ Agreement~~][Shareholders Agreement]~~ in connection therewith; provided, however, that notwithstanding the failure of any such holder to execute and deliver such joinder, such holder shall still be deemed to be a party to the ~~[LLC~~Shareholders’ Agreement~~][Shareholders Agreement]~~ upon exercise of any Warrant. The Company covenants and agrees that it shall not enter into any amendment, modification or waiver of the ~~[LLC~~Shareholders’ Agreement~~][Shareholders Agreement]~~ that adversely affects the rights available to Warrantholders under the ~~[LLC~~Shareholders’ Agreement~~][Shareholders Agreement]~~ as compared with the rights of holders of outstanding ~~[Common Units][~~Shares~~]~~, in each case, without the consent of Required Warrantholders.~~]6~~

10.2. Information Rights.

~~6~~	~~To be updated depending on corporate form.~~

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(a) Financial and Other Information. Upon the request of any Warrantholder, the Company will provide access to the virtual data room (the “VDR”) that the Company is required to maintain pursuant to the Shareholders’ Agreement, where it will set forth the financial and other information it is required to disclose pursuant to the Shareholders’ Agreement.

(b) Confidentiality.

(i) Each Warrantholder acknowledges that any notices or information furnished, including verbally, pursuant to this Agreement (the “Confidential Information”) is confidential and competitively sensitive. Each Warrantholder shall use, and shall cause any Person to whom Confidential Information is disclosed pursuant to clause (A) below to use, the Confidential Information only in connection with its investment in the ~~[Common Units][~~Shares~~]~~ or other securities of the Company and not for any other purpose (including to disadvantage competitively the Company or any other Warrantholder). Each Warrantholder shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(A) to the Warrantholder’s Representatives in the normal course of the performance of their duties for such Warrantholder (it being understood that such Representatives shall be informed by the Warrantholder of the confidential nature of such information and shall be directed to treat such information in accordance with this Section 10.2(b)); and

(B) to the extent requested or required by applicable law, rule or regulation; provided, that the Warrantholder shall give the Company prompt written notice of such request(s), to the extent practicable, and to the extent permitted by law so that the Company may, at its sole expense, seek an appropriate protective order or similar relief (and the Warrantholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation and shall use commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information).

(ii) Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Warrantholder. The restrictions contained in this Section 10.2(b) shall terminate, with respect to any Warrantholder, twenty-four (24) months following the date on which such Warrantholder ceases to own any Warrants or ~~[Common Units][~~Shares~~]~~ issued upon exercise of any Warrants.

(iii) Confidential Information, with respect to any Warrantholder, does not include information that: (a) is or becomes generally available to the public (including as a result of any information filed or submitted by the Company with the Commission) other than as a result of a disclosure by such Warrantholder or its Representatives in violation of any confidentiality provision of this Agreement or any other applicable agreement; (b) is or was available to such Warrantholder or its Representatives on a non-confidential basis prior to its disclosure to such Warrantholder or its Representatives by the Company; or (c) was or becomes

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available to such Warrantholder or its Representatives on a non-confidential basis from a source other than the Company, which source is or was (at the time of receipt of the relevant information) not, to the best of such Warrantholder’s or its Representatives’ knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

(c) Potential Transferees. The Company shall grant access to the VDR to any potential transferee to whom a Warrantholder is contemplating a bona fide Transfer, subject to the transfer restrictions contained in Section 9.3, of its Warrants permitted in accordance with the terms hereof; provided that such Person is not prohibited from receiving such information pursuant to this Section 10.2 and, prior to such disclosure, such potential transferee is advised of the confidential nature of such information and executes a non-disclosure agreement upon substantially similar terms to this Section 10.2 and in a form approved by the Board and which agreement is independently enforceable by the Company.

10.3. No Redemption. The Warrants shall not be subject to redemption by the Company or any other Person; provided, that the Warrants may be acquired by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Warrant Agreement.

10.4. No Voting or Distribution Rights. Each Warrantholder shall be deemed to have represented and acknowledged that it is not, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, a shareholder of the Company, and no Warrantholder shall have or exercise any rights by virtue thereof as a holder of outstanding ~~[Common Units][~~Shares~~]~~, including, without limitation, the right to vote, to receive distributions and other dividends as a holder of outstanding ~~[Common Units][~~Shares~~]~~ or to receive notice of, or attend, meetings or any other proceedings of the holders of outstanding ~~[Common Units][~~Shares~~]~~. Except as may be specifically provided for herein:

(a) the consent of any Warrantholder shall not be required with respect to any action or proceeding of the Company;

(b) no such Warrantholder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash distributions, stock distributions, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of outstanding ~~[Common Units][~~Shares~~]~~ prior to, or for which the relevant record date preceded, the Exercise Date of such Warrant; and

(c) no such Warrantholder shall have any right not expressly conferred hereunder or under, or by applicable law with respect to, the Warrant(s) held by such Warrantholder.

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10.5. Rights of Action. All rights of action against the Company in respect of this Agreement, except rights of action vested in the Warrant Agent, are vested in the Warrantholders, and any Warrantholder, without the consent of the Warrant Agent or any other Warrantholder, may, in such Warrantholder’s own behalf and for such Warrantholder’s own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Warrantholder’s rights provided in this Agreement.

10.6. Treatment of Holders of Warrant Certificates. Every Warrantholder, by accepting any Warrant, consents and agrees with the Company, with the Warrant Agent and with every subsequent holder of such Warrant that, prior to due presentment of such Warrant for registration of transfer in accordance with Section 9.3, the Company and the Warrant Agent may treat the Person in whose name the Warrant is registered as the owner thereof in the Warrant Register for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company, the Warrant Agent nor any agent thereof shall be affected by any notice to the contrary.

11. Concerning the Warrant Agent.

11.1. Nature of Duties and Responsibilities Assumed. The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the terms and conditions set forth in this Agreement and in the Warrants or as the Company and the Warrant Agent may hereafter agree, by all of which the Company and the Warrantholders, by their acceptance thereof, shall be bound; provided, however, that the terms and conditions contained in the Warrants are subject to and governed by this Agreement or any other terms and conditions hereafter agreed to by the Company and the Warrant Agent.

The Warrant Agent shall not, by countersigning any Warrant Certificate or by any other act hereunder, be deemed to make any representations as to validity or authorization of (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any securities or other property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of shares or other securities or other property deliverable upon exercise of any Warrant, (iv) the independence of any Independent Financial Expert or (v) the correctness of any of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to Section 5 hereof with respect to the kind and amount of shares or other securities or any property issuable to Warrantholders upon the exercise of Warrants required from time to time. The Warrant Agent shall have no duty or responsibility to determine the accuracy or correctness of such calculation or with respect to the methods employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any ~~[Common Units][~~Shares~~]~~ or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 5 hereof, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any ~~[Common Units][~~Shares~~]~~ or stock certificates or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 5 hereof or to comply with any of the covenants of the Company contained in Section 5 hereof.

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The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith on the reasonable belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (b) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (c) be liable for any act or omission in connection with this Agreement except for its own gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

The Warrant Agent is hereby authorized to accept and is protected in accepting instructions with respect to the performance of its duties hereunder by Company Order and to apply to any such officer named in such Company Order for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions in any Company Order.

The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided, however, reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Warrantholders or any beneficial owners of Warrants. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein or specifically set forth in the Warrants, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent whose duties and obligations shall be determined solely by the express provisions hereof or the express provisions of the Warrants.

11.2. Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrantholder for any action taken, suffered or omitted by it in good faith in accordance with the written opinion or advice of such counsel.

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11.3. Compensation, Reimbursement and Indemnification. The Company agrees to pay the Warrant Agent from time to time compensation relating to its services hereunder as set forth on Exhibit D hereto and to reimburse the Warrant Agent for reasonable and documented expenses and disbursements, including reasonable and documented counsel fees incurred in connection with the administration of this Agreement. The Company further agrees to indemnify the Warrant Agent, its employees, officers and directors (collectively, the “Indemnified Parties” and each an “Indemnified Party”), for and save them harmless against any losses, liabilities or reasonable expenses arising out of or in connection with the acceptance and administration of this Agreement, including the reasonable and documented costs, legal fees and expenses of defending any claim of such liability, except that the Company shall have no liability hereunder to the extent that any such loss, liability or expense results from an Indemnified Party’s own gross negligence, bad faith, fraud or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

11.4. Warrant Agent May Hold Company Securities. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the warrants or other securities of the Company or its Affiliates, become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

11.5. Resignation and Removal; Appointment of Successor.

(a) The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence, bad faith, fraud or willful misconduct) after giving thirty (30) days’ prior written notice to the Company. The Company may remove the Warrant Agent upon thirty (30) days’ written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence, bad faith, fraud or willful misconduct). The Warrant Agent shall, at the expense of the Company, cause notice to be given in accordance with Section 12.1(b) to each Warrantholder of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Warrantholder may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation or other legal entity doing business under the laws of the United States or any state thereof in good standing, authorized under such laws to act as Warrant Agent, and having a combined capital and surplus of not less than $25,000,000. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual

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report of its condition published by such Warrant Agent prior to its appointment, provided, however, such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the reasonable expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 11.5(a), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new Warrant Agent as the case may be.

(b) Any corporation or other legal entity into which the Warrant Agent or any new Warrant Agent may be merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 11.5(a). Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be given in accordance with Section 12.1(b) to each Warrantholder at such Warrantholder’s last address as shown on the Warrant Register.

12. Notices.

12.1. Notices Generally.

(a) Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Warrantholder shall be sufficient for every purpose hereunder if in writing (including electronic mail communication) and sent via electronic, registered or certified mail, or delivered by hand (including by courier service) as follows:

If to the Company, to it at:

~~[Reorganized Parent]~~

Cano Health, Inc.

[•]

Attn: [•]

or

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If to the Warrant Agent, to it at:

~~[Warrant Agent]~~

~~[•]~~

~~Attn: [•]~~

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

Email: ~~[•]~~compliance@continentalstock.com

or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this Section 12.1(a).

All notices and other communications hereunder shall be deemed duly given (i) upon delivery, if served by personal delivery upon the Person for whom it is intended, (ii) on the third (3rd) Business Day after the date mailed if delivered by registered or certified mail, return receipt requested, postage prepaid, (iii) on the following Business Day if delivered by a nationally-recognized, overnight, air courier or (iv) when delivered or, if sent after the Close of Business, on the following Business Day if sent by email, in each case, to the address set forth on such Person’s signature page hereto or to such other address as may be designated in writing, in the same manner, by such Person.

(b) Where this Agreement provides for notice to Warrantholders of any event or delivery of any information or documents to Warrantholders, such notice or delivery shall be sufficiently given (unless otherwise herein expressly provided) if in writing (including electronic mail communication) and sent via electronic, registered or certified mail, or delivered by hand (including by courier service), to each Warrantholder affected by such event or entitled to receive such delivery, at the address of such Warrantholder as it appears in the Warrant Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the making of such delivery. Neither the failure to provide any such notice or delivery, nor any defect in any notice or delivery so otherwise provided, to any particular Warrantholder shall affect the sufficiency of such notice or delivery with respect to other Warrantholders. Such notice or delivery may be waived in writing by the Person entitled to receive such notice or delivery, either before or after the event, and such waiver shall be the equivalent of such notice or delivery.

12.2. Required Notices to Warrantholders. In the event the Company shall propose:

(a) to make or issue any distribution or dividend to holders of outstanding ~~[Common Units][~~Shares~~]~~ or other units, other securities, cash, assets or property (including any Property Distribution);

(b) to effect any capital reorganization, consolidation or merger or amalgamation of the Company with or into another Person or of another Person into the Company, sale, transfer or other disposition of all or substantially all of the Company’s assets to any other Person, or other similar transaction, or any Change-of-Control Transaction or Sale Transaction;

27

(c) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

(d) to effect any reclassification of its ~~[Common Units][~~Shares~~]~~; or

(e) to commence any tender offer (including any exchange offer) for the purchase (including the acquisition pursuant to an exchange offer) of all or any portion of the outstanding ~~[Common Units][~~Shares~~]~~ (or shall amend any such offer), then, and in each such case, the Company shall cause to be filed with the Warrant Agent and shall give to each Warrantholder, in accordance with Section 12.1(b), a notice of such proposed action. Such notice shall: (i) in the case of any distribution or dividend covered by the foregoing clause (a), specify the date on which a record is to be taken for the purposes of any such distribution or dividend; (ii) in the case of Company actions covered by the foregoing clauses (b) through (d), specify the date on which such reclassification or other transaction, Change-of-Control Transaction, Sale Transaction, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of outstanding ~~[Common Units][~~Shares~~]~~ of record shall be entitled to exchange their ~~[Common Units][~~Shares~~]~~ for securities, cash or other property deliverable upon such reclassification or other transaction, Change-of-Control Transaction, Sale Transaction, liquidation, dissolution or winding up; or (iii) in the case of a tender offer covered by the foregoing clause (e), specify the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Such notice shall be given, (i) in the case of any distribution or dividend covered by the foregoing clause (a) above, at least ten (10) days prior to the record date for determining holders of outstanding ~~[Common Units][~~Shares~~]~~ for purposes of such action, or (ii) in the case of any other action covered by this Section 12.2, at least twenty (20) days prior to the applicable effective or expiration date specified above.

If at any time the Company shall cancel any of the proposed transactions for which notice has been given under this Section 12.2 prior to the consummation thereof, the Company shall give each Warrantholder prompt notice of such cancellation in accordance with Section 12.1(b) hereof.

13. Inspection.

The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the office of the Warrant Agent for inspection by the Warrantholders. The Warrant Agent may require any Warrantholder to submit his, her or its Warrant Certificate(s), if any, for inspection by it.

14. Amendments.

The Company and the Warrant Agent may, without the consent or concurrence of any of the Warrantholders, by supplemental agreement or otherwise, amend this Agreement for the purpose of making any changes or corrections in this Agreement that (a) are required to cure any ambiguity or to correct or supplement any defective or inconsistent provision or clerical

28

omission or mistake or manifest error herein contained, (b) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement or (c) may be required to facilitate compliance with the rules and procedures of the Warrant Agent; provided, however, that in each case such amendment shall not adversely affect the rights or interests of the Warrantholders hereunder in any respect. This Agreement may otherwise be amended by the Company and the Warrant Agent with the consent of Required Warrantholders.

The Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent’s own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery. Upon execution and delivery of any amendment pursuant to this Section 14, such amendment shall be considered a part of this Agreement for all purposes and every Warrantholder theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

Promptly after the execution by the Company and the Warrant Agent of any such amendment, the Company shall give notice to the Warrantholders, providing a copy of such amendment, in accordance with the provisions of Section 12.1(b). Any failure of the Company to mail such notice or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

15. Waivers.

The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if (a) the Company has obtained the written consent of the Required Warrantholders for such waiver, and (b) if an amendment to this Agreement is necessary for such waiver, any consent required pursuant to Section 14 has been obtained.

16. Equitable Relief.

Each of the Company and each of the Warrantholders acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement or any Warrant would give rise to irreparable harm to the other for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by the Company or any Warrantholder(s) of any such obligations, the other party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

17. Headings.

The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

29

18. Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together constitute one and the same instrument.

19. Severability.

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court or governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

20. Persons Benefiting.

This Agreement shall be binding upon and inure to the benefit of the Company, the Warrantholders and the Warrant Agent, and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company, the Warrant Agent and the Warrantholders any rights or remedies under or by reason of this Agreement or any part hereof. Each Warrantholder, by acceptance of a Warrant, agrees to all of the terms and provisions of this Agreement applicable thereto.

21. Applicable Law.

THIS AGREEMENT, EACH WARRANT ISSUED HEREUNDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the Company, each Warrantholder and the Warrant Agent agrees that it shall bring any litigation with respect to any claim arising out of or related to this Agreement or any Warrant, exclusively in the United States District Court for the Southern District of New York (and if jurisdiction in the United States District Court for the Southern District of New York shall be unavailable, any state court sitting in the State of New York) (together with the appellate courts thereof, the “Chosen Courts”). In connection with any claim arising out of or related to this Agreement or any Warrant, each of the Company, each Warrantholder and the Warrant Agent hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection that such Person may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any Warrant in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or as not having jurisdiction over either the Company, the Warrantholder or the Warrant Agent, (d) agrees that service of process in any such action or proceeding shall be effective if notice is given in accordance with this Agreement, although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law, and (e) agrees not to seek a transfer of venue on the basis that another forum is more convenient. Notwithstanding anything herein to the contrary, (x) nothing in this Section 21

30

shall prohibit any Person from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (y) each of the Company, each Warrantholder and the Warrant Agent agrees that any judgment issued by a Chosen Court may be recognized, recorded, registered or enforced in any jurisdiction in the world and waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment in any such jurisdiction.

31

22. Waiver of Trial by Jury. EACH OF THE COMPANY, EACH WARRANTHOLDER AND THE WARRANT AGENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PERSON HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR ANY WARRANT. EACH OF THE COMPANY, EACH WARRANTHOLDER AND THE WARRANT AGENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PERSON UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PERSON MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

23. Waiver of Certain Damages. To the extent permitted by applicable law, each of the Company, each Warrantholder and the Warrant Agent agrees not to assert, and hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Warrant or any of the transactions contemplated hereby.

24. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, each Warrantholder and the Warrant Agent covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the former, current or future direct or indirect equity holders, controlling Persons, shareholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees, in each case, of the Company or any of its subsidiaries (collectively, but not including the Company itself, the “Non-Recourse Parties”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Non-Recourse Parties, as such, for any obligation or liability of the Company under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 24 shall relieve or otherwise limit the liability of the Company for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments.

[Signature page follows.]

32

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

~~[Reorganized Parent]~~
CANO HEALTH, INC.

By:
Name:
Title:

~~[WARRANT AGENT]~~CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Agreement]

Exhibit A

Form of Warrant Certificate

[See attached.]

WARRANT CERTIFICATE

~~[Reorganized Parent]~~

CANO HEALTH, INC.

No. W-

     Warrants

WARRANTS TO PURCHASE ~~[COMMON UNITS][SHARES]~~Shares

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “WARRANT ~~[UNITS][~~SHARES~~]~~`”, AND TOGETHER WITH THIS WARRANT, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NONE OF THIS WARRANT, SUCH SECURITIES OR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

THIS WARRANT AND THE SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE CONDITIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SPECIFIED IN THE ~~LIMITED LIABILITY~~SHAREHOLDERS’ AGREEMENT OF THE COMPANY, DATED AS OF     , 2024, AS AMENDED FROM TIME TO TIME. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

This certifies that           , or its registered assigns (the “Warrantholder”), is the owner of the number of Warrants set forth above, each of which represents the right to purchase, commencing on the Original Issue Date from ~~[Reorganized Parent]~~Cano Health, Inc., a Delaware ~~limited liability company~~corporation (the “Company”),      ~~[Common Units][~~Shares~~]~~ (subject to adjustment as provided in the Warrant Agreement hereinafter referred to) at the purchase price (the “Exercise Price”) of $     per ~~[Common Unit][~~Share~~]~~ by following the procedures set forth in Section 3 of the Warrant Agreement. This Warrant Certificate may be exercised as to all or any whole number of the Warrants evidenced hereby.

Each outstanding Warrant may be exercised on any Business Day which is on or after the Original Issuance Date until the Close of Business on the Expiration Date. Any Warrants not exercised by the Close of Business on the Expiration Date shall expire and all rights thereunder and all rights in respect thereof under this Warrant Certificate and the Warrant Agreement (defined below) shall automatically terminate at such time.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of _______, 2024 (as amended or modified from time to time, the “Warrant Agreement”), by and between the Company and ~~[Warrant Agent]~~Continental Stock Transfer & Trust Company, a ~~[~~New York ~~limited liability trust company]~~corporation, as warrant agent (the “Warrant Agent”), and is subject to the terms and provisions contained therein, all of which terms and provisions the Warrantholder of this Warrant Certificate consents to by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Warrant Agent and the Warrantholder. The summary of the terms of the Warrant Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement. All capitalized terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

Copies of the Warrant Agreement are on file at the office of the Company and may be obtained by writing to the Company at the following address:

Cano Health, Inc.

[•]

Attn: [•]

The number of ~~[Common Units][~~Shares~~]~~ obtainable upon the exercise of each Warrant is subject to adjustment as provided in the Warrant Agreement.

This Warrant Certificate and all rights hereunder are transferable by the registered Warrantholder only in accordance with the Warrant Agreement. Upon any partial transfer, the Company will execute, and the Warrant Agent will countersign and deliver to such Warrantholder, a new Warrant Certificate with respect to any portion not so transferred. Each taker and Warrantholder of a Warrant and each taker and holder of ~~[Common Units][~~Shares~~]~~ issued pursuant to a Warrant agrees to be bound by the terms and conditions of this Warrant and the Warrant Agreement.

This Warrant Certificate may be exchanged, in accordance with the terms of the Warrant Agreement, at the Corporate Agency Office of the Warrant Agent, for Warrant Certificates representing the same aggregate number of Warrants, with each new Warrant Certificate to represent such number of Warrants as the Warrantholder hereof shall designate at the time of such exchange.

This Warrant Certificate shall be void and all rights evidenced hereby shall cease on the Expiration Date.

~~[Reorganized Parent]~~ Cano Health, Inc.

By: _____________________________
Name:
Title:

Dated: _____________________

Countersigned:

~~[WARRANT AGENT]~~CONTINENTAL STOCK TRANSFER
& TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

Dated:

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W- ), with respect to the number of ~~[Common Units][Shares] of [Reorganized Parent], a [~~Shares of Cano Health, Inc., a Delaware ~~limited liability company]~~corporation, covered thereby set forth below, unto the assignee set forth below:

Names of Assignee	Address	No. of ~~[Common Units][~~Shares~~]~~

[NAME OF WARRANTHOLDER]

By:
Name:
Title:

Exhibit B

Form of Exercise Notice

[See attached.]

FORM OF EXERCISE NOTICE

(To be executed upon exercise of Warrants)

NOTE: THIS NOTICE OF EXERCISE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., EASTERN TIME, ON    , 2029, OR SUCH EARLIER TIME AS PROVIDED IN THE WARRANT AGREEMENT.

The undersigned Warrantholder, being the holder of Warrants of ~~[Reorganized Parent]~~Cano Health, Inc. (the “Company”), issued pursuant to that certain Warrant Agreement, as dated    , 2024 (the “Warrant Agreement”), by and between the Company, and ~~[Warrant Agent]~~Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), hereby irrevocably elects to exercise the number of Warrants indicated below, to acquire the number of ~~[Common Units][~~Shares~~]~~ indicated below. The undersigned Warrantholder hereby certifies that it constitutes one holder of record within the meaning of Rule 12g5-1 of the Securities Exchange Act of 1934, as amended, and that it has delivered or simultaneously with this exercise shall deliver an executed joinder to the ~~Limited Liability~~Shareholders’ Agreement of the Company, which, among other things, contains certain restrictions on the transfer of ~~[Common Units][~~Shares~~]~~ of the Company. All capitalized terms used in this Exercise Notice that are not defined herein but are defined in the Warrant Agreement shall have the meanings given to them in the Warrant Agreement.

Number of Warrants:

Number of Warrants Exercised
(Total number of Warrants being exercised – may be expressed as a percentage)

The undersigned requests that all of the ~~[Common Units][~~Shares~~]~~ be issued pursuant to this Exercise Notice be issued in the name of the undersigned Warrantholder as indicated below:

Name	Social Security or Other Taxpayer

Identification Number

Address

_________________________________________

Dated: ________________,20__	Signature _____________________________

Name: _______________________________

If said number of ~~[Common Units][~~Shares~~]~~ shall not be all the ~~[Common Units][~~Shares~~]~~ issuable upon exercise of the Warrant, the undersigned requests that a new Warrant representing the balance of such Warrant shall be issued in the name of the undersigned Warrantholder as indicated below:

Name	Social Security or Other Taxpayer

Identification Number

Address

_________________________________________

Dated: ________________,20__	Signature _____________________________

Name: _______________________________

Exhibit C

Form of Transfer Certificate

[See attached.]

Form of Transfer Certificate

Date: _______, 20__

~~[Reorganized Parent]~~

Cano Health, Inc.

[•]

~~[Warrant Agent]~~

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

~~[•]~~Email: compliance@continentalstock.com

Ladies and Gentlemen:

The undersigned Warrantholder, in connection with a proposed Transfer of Warrants held by such Warrantholder, does hereby represent, warrant and certify pursuant to Section 9.3 of that certain Warrant Agreement, as dated    , 2024 (the “Warrant Agreement”), by and between ~~[Reorganized Parent]~~Cano Health, Inc. (the “Company”), and ~~[Warrant Agent]~~Continental Stock Transfer & Trust Company, as warrant agent, as follows:

1.

[The undersigned Warrantholder has not previously exercised any Warrants held by it.][OR][The undersigned Warrantholder has previously exercised some of the Warrants held by it and hereby requests the Company’s consent to effect a Transfer of its remaining Warrants pursuant to Section 9.3(a) of the Warrant Agreement.]~~7~~4

2.

Such Transfer, when effected, shall be for     Warrants, which is [all the Warrants held by the undersigned Warrantholder][OR][less than all Warrants held by the undersigned Warrantholder and the undersigned Warrantholder hereby requests the Company’s consent to effect a Transfer of a portion of its Warrants pursuant to Section 9.3(a) of the Warrant Agreement.]1

3.

Such Transfer, when effective, shall be [to a transferee comprising one holder of record within the meaning of Rule 12g5-1 of the Securities Exchange Act of 1934, as amended][OR][to one or more transferees comprising more than one

~~7~~4

The Company may withhold consent, in its sole discretion, if the Company believes such Transfer would increase the risk that the Company could be required to, after giving effect to the exercise, conversion or exchange of all securities convertible into, or exercisable or exchangeable for, Shares (assuming, for purposes of this sentence, that all outstanding Warrants were simultaneously exercised in full), register the Shares under Section 12(g) of the Exchange Act, or otherwise be subject to the reporting obligations under Section 15(d) of the Exchange Act.

holder of record within the meaning of Rule 12g5-1 of the Securities Exchange Act of 1934, as amended, and the undersigned Warrantholder hereby requests the Company’s consent to effect a Transfer of a portion of its Warrants pursuant to Section 9.3(a) of the Warrant Agreement.]1

4.	Such Transfer, when effected, shall be:

(a)	in compliance with the Securities Act of 1933, as amended;

(b)	in compliance with any other applicable securities or “blue sky” laws;

(c)	in accordance with the terms and conditions of the Warrant Agreement; and

(d)

to an Affiliate of such Warrantholder or to an unaffiliated, third-party transferee which, unless otherwise approved by the Board, as of the expected date of such Transfer, (A) does not own ten percent (10%) or more of the outstanding capital stock or other equity interests of any Person engaged in the Relevant Business, (B) is not reasonably likely to own ten percent (10%) or more of the outstanding capital stock or other equity interests of any Person engaged in the Relevant Business within the next twelve (12) months, (C) is not a director, officer or employee of any Person engaged in the Relevant Business and (D) is not a Person engaged in the Relevant Business, or an Affiliate thereof, and such transferee must provide a certification to the effect that it satisfies the requirements set forth in this clause (iv) prior to any such potential Transfer.

~~5.~~	~~The undersigned Warrantholder is not, or upon exercise of Warrants held by it pursuant to the Warrant Agreement will not be, a Substantial Member.~~

~~6.~~

~~The Transfer of Warrants shall not be to any Person who is a Substantial Member or, as a result of such transfer (assuming, for purposes of this sentence, that such transferred Warrants were simultaneously exercised in full) would become a Substantial Member.~~

5.	~~7.~~ The undersigned Warrantholder has notified the transferee the restrictions on transfer of the Warrants pursuant to Section 9.3 of the Warrant Agreement.

All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Warrant Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Certificate has been executed by the undersigned as of date first written above.

[NAME OF WARRANTHOLDER]

[Signature Page to Transfer Certificate]

~~Exhibit D~~

~~Warrant Agent Compensation~~

~~[See attached.]~~

Exhibit J-4

1L Exit Facility Loans Disclosure

In accordance with Section 1.1 of the Plan, the Debtors hereby set forth that the amount of the new term loans to be issued under the Exit Facility Credit Agreement on the Effective Date is zero dollars ($0.00). For the sake of clarity, there will be zero 1L Exit Facility Loans issued under the Exit Facility Agreement on the Effective Date.